Registration No. 333-[ • ]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STRATOS GLOBAL CORPORATION
(Exact name of registrant as specified in its charter)

Canada	4813	98 0220739
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 900
Bethesda, Maryland 20817
(301) 214-8800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Harris, Esq.
Senior Vice President, Chief Legal Officer and Corporate Secretary
6901 Rockledge Drive, Suite 900
Bethesda, Maryland 20817
(301) 214-8800
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copy to:

Ethan Klingsberg, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Note	Offering Price	Fee(2)
9 7/8% Senior Notes due 2014	$150,000,000	100%	$150,000,000	$16,050.00
Guarantees(1)	$150,000,000	—	—	(3)

(1)	The following co-registrants will guarantee the notes to be issued by Stratos Global Corporation: Stratos Canada, Inc., Stratos Wireless Inc., Stratos Funding Company, Stratos Holdings (Cyprus) Limited, Stratos Finance (Ireland) Limited, Stratos LFC S.A., Stratos Investments B.V., Stratos New Zealand Limited, Stratos NZ Holdings Limited, Stratos Aeronautical Limited, Stratos Global Holdings Limited, Stratos Global Limited, Stratos Services Limited, Stratos Communications, Inc., Stratos Financial, LLC, Stratos Financing LUX, LLC, Stratos Funding LLC, Stratos Funding LP, Stratos Government Services, Inc., Stratos Holdings, Inc., Stratos Mobile Networks, Inc., Stratos Mobile Networks (USA), L.L.C. and Stratos Offshore Services Company.
(2)	Calculated pursuant to Rule 457(f).
(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantee of notes being registered.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

		Primary
		Standard
	State or Other	Industrial	I.R.S.
	Jurisdiction of	Classification	Employer
Exact Name of Registrant	Incorporation	Code	Identification		Telephone
As Specified in its Charter	or Organization	Number	No.	Address	Number

Stratos Canada Inc.	Canada	4813	N/A	34 Harvey Road St. John’s, NL Canada A1C 2G1	709 724 5200
Stratos Wireless Inc.	Canada	4813	98 0413187	34 Glencoe Drive Donovan’s Industrial Park Mount Pearl, NL Canada A1N 4S8	709 724 5200
Stratos Funding Company	Nova Scotia	4813	N/A	Suite 900 Purdy’s Wharf Tower One 1959 Upper Water Street Halifax, NS B3J 3N2 Canada	902 420 3372
Stratos Holdings (Cyprus) Limited	Cyprus	4813	N/A	1, Lambousa Street Nicosia 1095 Cyprus
Stratos Finance (Ireland) Limited	Ireland	4813	N/A	Arthur Cox Building Earlsfort Terrace Dublin 2 Ireland	353 1 618 0537
Stratos LFC S.A.	Luxembourg	4813	N/A	73 Côte d’Eich L-1450 Luxembourg	352 40 45 46
Stratos Investments B.V.	The Netherlands	4813	N/A	Locatellikade 1 Parnassustrn 1076AD Amsterdam The Netherlands	31 20 575 5600
Stratos New Zealand Limited	New Zealand	4813	N/A	Level 22, Royal & SunAlliance Centre 48 Shortland Street, Auckland, New Zealand	64 9 913 3801
Stratos NZ Holdings Limited	New Zealand	4813	N/A	Level 22, Royal & SunAlliance Centre 48 Shortland Street, Auckland, New Zealand	64 9 913 3801
Stratos Aeronautical Limited	United Kingdom	4813	N/A	99 Gresham Street London EC2V 7NG United Kingdom	44 20 7562 4888
Stratos Global Holdings Limited	United Kingdom	4813	N/A	99 Gresham Street London EC2V 7NG United Kingdom	44 20 7562 4888
Stratos Global Limited	United Kingdom	4813	N/A	99 Gresham Street London EC2V 7NG United Kingdom	44 20 7562 4888
Stratos Services Limited	United Kingdom	4813	N/A	99 Gresham Street London EC2V 7NG United Kingdom	44 20 7562 4888
Stratos Communications, Inc.	Delaware	4813	65 0190513	6901 Rockledge Dr., Ste 900 Bethesda, MD 20817	301 214 8800
Stratos Financial, LLC	Delaware	4813	52 0398350	6901 Rockledge Dr., Ste 900 Bethesda, MD 20817	301 214 8800
Stratos Financing LUX, LLC	Delaware	4813	N/A	6901 Rockledge Dr., Ste 900 Bethesda, MD 20817	301 214 8800
Stratos Funding LLC	Delaware	4813	74 3134503	6901 Rockledge Dr., Ste 900 Bethesda, MD 20817	301 214 8800
Stratos Funding LP	Delaware	4813	74 3134501	6901 Rockledge Dr., Ste 900 Bethesda, MD 20817	301 214 8800
Stratos Government Services, Inc.	Delaware	4813	N/A	6901 Rockledge Dr., Ste 900 Bethesda, MD 20817	301 214 8800
Stratos Holdings, Inc.	Delaware	4813	52 2103692	6901 Rockledge Dr., Ste 900 Bethesda, MD 20817	301 214 8800
Stratos Mobile Networks, Inc.	Delaware	4813	95 4309961	6901 Rockledge Dr., Ste 900 Bethesda, MD 20817	301 214 8800
Stratos Mobile Networks (USA), L.L.C.	Delaware	4813	52 2067346	6901 Rockledge Dr., Ste 900 Bethesda, MD 20817	301 214 8800
Stratos Offshore Services Company	Delaware	4813	52 2204462	6901 Rockledge Dr., Ste 900 Bethesda, MD 20817	301 214 8800

The information contained in this prospectus is not complete and may be amended. These securities may not be sold until the related registration statement filed with the Securities and Exchange Commission or any applicable State securities commission becomes effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION — DATED SEPTEMBER 18, 2006

Prospectus

STRATOS GLOBAL CORPORATION

OFFER TO EXCHANGE 9 7/8% SENIOR NOTES DUE 2013 FOR NEW 9 7/8% SENIOR NOTES DUE 2013 WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933

Terms of the Exchange Offer

•	We are offering to exchange all outstanding 9 7/8% senior notes due 2013 that were issued on February 13, 2006 (“original notes”), for an equal amount of new 9 7/8% senior notes due 2013 (“exchange notes”).

•	This exchange offer expires at 5:00 p.m., New York City time, on October 20, 2006 unless extended.

•	The exchange notes evidence the same indebtedness as and will be substantially the same as the original notes, except that the exchange notes will be registered under the Securities Act of 1933, or the “Securities Act,” and will not be subject to restrictions on transfer or to any increase in annual interest rate.

•	The original notes will be exchanged in integral multiples of $1,000.

•	Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding original notes where such outstanding original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days from the first effective date of the registration statement of which this prospectus is a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.

See “Risk Factors” beginning on page 14 for a discussion of certain risks that you should consider in connection with participation in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [ • ], 2006.

You should rely only on the information contained in this prospectus. No person has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making the exchange offer in places where it is not permitted.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Stratos Global Corporation’s registered offices are located at 34 Harvey Road, St. John’s, Newfoundland and Labrador, Canada AIC 2GI and its principal executive offices are located at 6901 Rockledge Drive, Suite 900, Bethesda, Maryland 20817, United States of America, and the main telephone number at that address is (301) 214-8800. The website for Stratos Global Corporation is www.stratosglobal.com. The information on the website is not part of this prospectus.

In this prospectus, “Stratos”, “Company”, “we”, “our”, “us” and other similar terms refer to Stratos Global Corporation and its subsidiaries (excluding Xantic B.V. and its subsidiaries) for periods prior to February 14, 2006 and Stratos Global Corporation and its subsidiaries (including Xantic B.V. and its subsidiaries) for periods thereafter, unless stated otherwise or the context requires otherwise. “Xantic” refers to Xantic B.V. and its subsidiaries. References to “$” or “dollars” mean United States dollars and references to ‘‘$C” mean Canadian dollars.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-4 under the Securities Act of 1933, as amended, relating to the exchange offer that includes important business and financial information about us that is not included in or delivered with this prospectus. This prospectus does not contain all of the information included in the registration statement. This information is available from us without charge to holders of the original notes. Following the exchange offer, we will commence filing periodic reports and other information with the SEC under the Securities Exchange Act of 1934, as amended.

You may read and copy the registration statement, including the attached exhibits, and any reports, statements or other information that we file, at the Public Reference Room of the SEC’s headquarters located at 100 F Street, N.E. Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330. These SEC filings will also be available to the public from commercial document retrieval services and at the SEC’s internet site (http://www.sec.gov).

Enforcement of Civil Liabilities

We are governed by the federal laws of Canada. A significant number of our directors, controlling persons and officers, as well as certain of the experts named in this prospectus, are residents of Canada or other jurisdictions outside of the United States and all or a substantial portion of their assets and a substantial portion of our assets are located outside of the United States. We have agreed, in accordance with the terms of the indenture under which the original notes were issued, to accept service of process in any suit, action or proceeding with respect to the indenture or the notes brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for holders of the notes to effect service within the United States upon our directors, controlling persons and officers and the experts named in the prospectus who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon civil liability under U.S. federal securities laws. We believe that a monetary judgment of a U.S. court predicated solely upon the civil liability provisions of U.S. federal securities laws likely would be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. It is unlikely that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

Forward-looking Statements

This prospectus contains statements that constitute forward-looking statements. These statements appear in a number of places in this prospectus, principally in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Our Business,” and include statements regarding our management’s intentions, beliefs or current expectations with respect to, among other things, the acquisition, the use of proceeds of this offering, our financing plans, trends affecting our financial condition or results of operations, anticipated capital spending, growth opportunities, the impact of competition and future plans and strategies. These statements reflect our views with respect to such matters and are subject to risks, events, uncertainties and assumptions, including, among other things:

•	changes in our commercial relationship with Inmarsat plc, or Inmarsat;

•	increased competition in the remote telecommunications industry;

•	advancements in telecommunications technologies;

•	natural and man-made disasters or events influencing the level of demand for our services;

•	the effect of mobile satellite system operators’ introducing an ancillary terrestrial component to their services;

ii

•	our success in integrating the operations of Xantic B.V. and realizing anticipated cost savings;

•	our ability to complete future acquisitions;

•	our ability to maintain prices in the face of a changing market environment;

•	our ability to adapt to rapidly changing market conditions;

•	management’s expectations and estimates concerning our future financial performance, financing plans and programs, and the effects of competition;

•	our level of capitalization and debt;

•	governmental regulation with respect to the telecommunications industry;

•	our ability to sustain and improve our financial performance; and

•	other risks, including those set forth under “Risk Factors.”

Such forward-looking statements are based on current beliefs, assumptions, expectations, estimates and projections of our directors and management regarding our present and future business strategies and the environment in which we will operate in the future. These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based.

You should carefully consider the trends, risks and uncertainties described in the “Risk Factors” section of this prospectus and other information in this prospectus and reports filed with the SEC before making any investment decision with respect to the notes. If any of the trends, risks or uncertainties set forth in the “Risk Factors” section of this prospectus actually occurs or continues, our business, financial condition or operating results could be materially adversely affected. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Industry, Market and Other Data

The data included in this prospectus regarding industry, markets, ranking and other similar data, including the size of certain markets and our position and the position of our competitors within these markets, are based on a variety of sources, including company research, reports of government agencies or other industry sources and our estimates based on our management’s knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained from our customers, suppliers, business organization and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. We use available industry and market data to support statements as to our market position. While we are not aware of any misstatements regarding our industry, market, ranking and similar data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the captions “Forward-looking Statements” and “Risk Factors” in this prospectus.

iii

SUMMARY

The following summary highlights significant aspects of our business and this offering, but it does not include all the information you should consider prior to making an investment decision with respect to the notes. You should read this entire prospectus, including the information set forth under “Risk Factors” and the financial statements and related notes included in this prospectus, before making an investment decision.

On February 14, 2006, we acquired all of the equity interests in Xantic. The acquisition, the offering of original notes to which this exchange offer relates, the entry into a second amended and restated senior credit agreement, which we refer to as the “restated senior credit agreement,” and the use of the proceeds from the offering and the borrowings under the restated senior credit agreement in connection with the acquisition, are collectively referred to as the “transactions.” Unless specified otherwise or the context requires, the term “pro forma” and the pro forma statement of operations and balance sheet data used in this prospectus give effect to the transactions on the basis set forth under “Unaudited Pro Forma Consolidated Financial Statements” and are derived from our audited and unaudited historical consolidated financial statements, and the audited and unaudited historical consolidated financial statements of Xantic, contained elsewhere in this prospectus.

Stratos

Overview

We are a leading global provider of advanced mobile and fixed-site remote telecommunications services. We provide Internet Protocol (“IP”), high-speed data and voice services to end-users typically operating beyond the reach of traditional wireline and wireless telecommunications networks. The end-users of our services operate in a variety of market sectors, including military, government, oil and gas, and maritime. Through our extensive direct and indirect distribution network, we generate revenue from customers in over 160 countries. On a pro forma basis, we would have had revenue of $574.6 million for the fiscal year ended December 31, 2005.

Our business is divided into two operating segments: Mobile Satellite Services, or MSS, and Broadband Services, or Broadband.

MSS.  Our MSS segment provides mobile telecommunications services, primarily over the Inmarsat satellite system. To provide Inmarsat services, we own and operate a terrestrial-based network, including land earth stations, or LESs, located in Australia, Canada, the Netherlands, New Zealand and the United Kingdom. We do not own or operate satellites. In addition to providing high-speed data and voice services over the Inmarsat system and three other mobile satellite systems, our MSS segment also sells equipment and provides value-added and engineering services. On a pro forma basis, our MSS segment would have had revenue of $453.5 million, representing 79% of our pro forma consolidated revenue for the fiscal year ended December 31, 2005.

Broadband.  Our Broadband segment provides integrated high-speed data and voice telecommunications services between remote sites and land-based offices. To provide certain of our Broadband services, we own and operate a network of hubs, located in the United States, Canada, the United Kingdom, Germany and Russia, that communicate with very small aperture terminals, or VSATs. We also own and operate what we believe to be the most extensive digital microwave network in the Gulf of Mexico. Through our Broadband segment, we provide VSAT services, digital microwave services, equipment sales, rental, repair and maintenance, and engineering services. On a pro forma basis, our Broadband segment would have had revenue of $121.1 million, representing 21% of our pro forma consolidated revenue for the fiscal year ended December 31, 2005.

Our company has grown both organically and through strategic acquisitions. In 2000, we completed the acquisition of the Inmarsat and VSAT businesses of British Telecommunications plc (“BT”), for approximately $229.0 million. Giving effect to the BT acquisition as of January 1, 2000, our revenue derived from the distribution of Inmarsat services would have represented approximately 14% of Inmarsat’s total mobile satellite remote telecommunications revenues in 2000. Through organic growth, we increased our share of

Inmarsat’s mobile satellite remote telecommunications revenue to approximately 25.4% in 2005. Our organic growth is also reflected in the increase in our consolidated revenue from $289.1 million in 2001 to $381.0 million in 2005.

The Xantic Acquisition

On February 14, 2006, we acquired all of the issued and outstanding equity interests of Xantic from KPN Satcom B.V. (“KPN”) and Telstra Corporation Limited (“Telestra”) pursuant to a share purchase agreement dated December 28, 2005 (the “share purchase agreement”). The aggregate purchase price was $184.8 million, net of cash acquired, including transaction costs of $6.7 million. The purchase consideration is subject to post-closing adjustments based on Xantic’s audited financial statements for the twelve months ended December 31, 2005, as provided for in the share purchase agreement. See “Our Business — The Xantic Acquisition.”

Xantic was the third largest provider of Inmarsat services in 2005, accounting for approximately 20.8% of Inmarsat’s mobile satellite remote telecommunications revenues. Xantic had revenue of $193.6 million for 2005. Xantic’s financial statements for the year ended December 31, 2005 include certain non-recurring items that positively affected Xantic’s EBITDA for the year by approximately $4 million. These included bad debt recoveries and customer and supplier settlements.

We expect that the Xantic acquisition will benefit us both strategically and financially. Most significantly, it has strengthened our existing position as the leading provider of Inmarsat services by revenue. On a pro forma basis, our revenue derived from the distribution of Inmarsat services would have accounted for approximately 46% of Inmarsat’s mobile satellite remote telecommunications revenues in 2005. The acquisition has strengthened our presence in Europe and Asia, enhanced our leading position in North America and provided us with greater reach across key market sectors. The acquisition brought together our strong position in the Inmarsat land mobile and leasing markets and Xantic’s strong position in the Inmarsat maritime and aeronautical markets. We believe the increased scale resulting from the acquisition will afford us a key competitive advantage by improving our position as a low-cost provider through greater operating and cost efficiencies, including increased volume-based price discounts from Inmarsat. We believe our enhanced scale will drive organic growth and position us to better respond to the future requirements of our customers.

Based on the completion of our detailed integration plans and execution of those plans to date, we have increased our estimate of annual operating expense and capital expenditure synergies to $25-$30 million expected to be realized within 18 months of completing the acquisition. This compares favorably with our original estimate of $20-$25 million of synergies expected within 24 months. In connection with the acquisition, we expect to incur one-time cash integration costs, excluding transaction costs, over the 18-month period following the acquisition of $25-$30 million, with approximately 85% to 90% of such costs to be incurred during 2006. Our estimate of these costs has also increased from our original estimate of $20-$25 million. In connection with the Xantic acquisition we recorded an after-tax, non-cash write-off of $19.6 million related to capital assets and licenses used in our LES located in Goonhilly, United Kingdom as a result of the planned rationalization of our post-acquisition LES network. LES services currently provided from the Goonhilly LES will be transitioned to our Burum, Netherlands LES by the first quarter of 2007.

The Remote Telecommunications Industry

We define “remote telecommunications” as telecommunications services provided to users typically operating beyond the coverage of conventional terrestrial-based wireline and wireless services. The remote telecommunications industry provides services on a global basis to users on land, at sea and in the air whose business or operations require high quality and reliable telecommunications services regardless of their location. These services enable data and voice telecommunications for customers in market sectors such as military, government, oil and gas, and maritime.

The major participants in the remote telecommunications industry include satellite operators, LES operators, or LESOs, distributors and dealers. For MSS, the leading satellite operators include Inmarsat, Iridium Satellite LLC (“Iridium”), Globalstar, Thuraya, Asia Cellular Satellite, or ACeS, and Mobile Satellite Ventures (“MSV”). Leading Inmarsat LESOs, who operate the ground segment for most Inmarsat services, include ourselves and subsidiaries of Telenor and France Telecom. In addition, there are approximately 440 distributors who purchase Inmarsat services from Inmarsat LESOs and resell them to end-users. Inmarsat dealers act as agents for Inmarsat LESOs or such distributors.

Considerable consolidation among Inmarsat LESOs has occurred in recent years. The consolidation has been driven primarily by the substantial synergies that can be achieved by eliminating duplicative LESs and IT systems, staffing efficiencies and the volume-based price discounts provided by Inmarsat. While two LESs are sufficient to provide global coverage, there are 29 in operation today, including our five LESs (post-acquisition) and 24 other LESs owned by 22 other LESOs, suggesting the need for further consolidation in the industry.

Satellite airtime for VSAT services is provided through fixed satellite services, or FSS, operators such as Intelsat, Eutelsat, New Skies and SES. We and other VSAT service providers, such as Hughes Network Systems, Gilat Satellite Networks, and CapRock Services, operate terrestrial hubs that interconnect the fixed satellite services with terrestrial telecommunications networks, and provide VSAT services and terminals to end-users.

Our Strengths

We believe our competitive strengths position us well to capture an anticipated increase in demand for remote telecommunications services. There are several factors underlying such anticipated increase in demand, including the increased mobility of businesses and their workforces, the greater reliance on “always on” data and voice connectivity and the increased demand for the automated exchange and transmission of data, such as the remote monitoring of pipelines and other assets. In addition, the use of the Internet for e-mail, large file transfers, live video and streaming media has significantly increased demand for greater bandwidth. As end-users become accustomed to high-speed connectivity in the workplace and at home, they are increasingly demanding higher bandwidth for their remote mobile telecommunications.

Our key competitive strengths include:

Industry Leader with Significant Global Presence.  With the completion of the acquisition, we are the leading Inmarsat service provider in each of the maritime, land, aeronautical and leasing markets. On a pro forma basis, we would have accounted for approximately 46% of Inmarsat’s mobile satellite remote telecommunications revenues in 2005, nearly twice that of our closest competitor. We attribute our strong competitive position to dedication to superior customer care, a strategic approach to individual market sectors, our low-cost structure and our high quality service offerings. We believe our global scale and market position enable us to build and maintain close relationships with key suppliers and customers.

Long-Standing Relationships with Customers in Key Market Sectors.  We have attracted and retained customers in the key market sectors in which customers generally require large volumes of remote telecommunications services. Approximately half of our revenue for 2005 came from customers we have been doing business with for at least five years. Our major end-users include defense agencies of several countries (including the United States, the United Kingdom, Australia, the Netherlands, New Zealand, Canada and Japan), other governmental organizations (including the U.S. and Canadian Coast Guards, U.S. Federal Emergency Management Agency, NATO, the United Nations, law enforcement agencies and state and local governments), non-governmental organizations (including the Red Cross), oil and gas companies (including Shell Oil, ChevronTexaco, Exxon Mobil and BP Amoco), and maritime organizations (including Maersk, Malaysia International Shipping Company, Pole Star Space Applications and Wallem Ship Management). By focusing our sales and marketing resources on these key market sectors, we have built a solid base of high volume customers whose needs for remote telecommunications services we believe will continue to grow.

Low-Cost Structure.  As the largest provider of Inmarsat services, we obtain larger volume-based price discounts for satellite airtime than our competitors, providing us with a cost advantage. We also expect that the acquisition of Xantic will generate greater traffic through a rationalized terrestrial network, which will reduce our costs.

We also benefit from a low-cost structure due to economies of scale in network and business operations, direct ownership of infrastructure, our in-house engineering and product development capabilities and a concentration of key personnel in low-cost jurisdictions, such as St. John’s, Newfoundland and Lafayette, Louisiana. We have reduced our operating expenses through automation, rationalization of infrastructure and consolidation of processes. Our increased scale and efforts to reduce costs have enabled us to reduce our selling, general and administrative costs as a percentage of revenue from 22% in 1999 (prior to our 2000 acquisitions) to 14% for 2005.

Comprehensive Suite of Remote Telecommunications Solutions and Technologies.  We offer a comprehensive and expanding suite of services, which allows us to fulfill our customers’ remote telecommunications requirements in any location. The variety of applications we provide is attractive to our customers because it allows them to lessen their dependence on a single technology. We believe our strong engineering team enables us to respond to customer needs for multi-technology solutions.

Our product offerings have expanded to focus on the shift in customer needs from traditional voice to high-speed data services. For example, Inmarsat’s new Broadband Global Area Network, or BGAN, service offers end-users secure, reliable broadband service for high-speed data applications, supported by smaller, more portable and less expensive terminals. BGAN supports data transmission rates of up to 492 kilobits per second (kbps), similar to, and in some cases higher than, the transmission rates planned for third generation, terrestrial wireless networks. This represents a significant increase in data transmission rates from the 64-128 kbps currently available to most MSS customers. We expect that the smaller terminals and higher data speeds will encourage existing users to increase usage and will expand the market for remote telecommunications services. In addition, we believe our portfolio of branded value-added services helps to differentiate our services from those of our competitors, maintain customer loyalty and increase revenue.

Experienced Management Team with a Solid Track Record of Integrating Acquisitions.  The members of our senior management team have, on average, more than ten years of experience in the telecommunications industry. Our management team has implemented a number of strategic initiatives, such as integrating several strategic acquisitions on schedule and on budget, including the Inmarsat and VSAT businesses acquired in 2000 from BT, realizing planned synergies and reducing costs, which have generated positive operating cash flow. In connection with our acquisition in 2000 of the businesses from BT, we realized synergies in relation to the annual revenue of the acquired businesses that are similar in proportion to those we expect to realize from the acquisition of Xantic.

Our Strategy

We strive to grow our business and exercise prudent financial management to deliver strong operating results and cash flows. The key components of our strategy are to:

Increase Our Presence in Attractive Market Sectors.  We focus on providing remote telecommunications solutions to high-volume customers in the most attractive market sectors, including the military, government, oil and gas and maritime sectors. In addition, we provide remote telecommunications solutions to other market sectors, including the aeronautical, media, construction, mining and engineering sectors. We intend to continue to focus on the key market sectors in which we have a considerable presence and use the experience and expertise gained in these sectors to increase our penetration in other market sectors characterized by a large or diverse customer base and significant remote telecommunications usage.

Enhance Our Geographic Footprint.  We provide services on a global basis. We intend to enhance our presence in targeted geographic locations where we are not presently well-represented and where we believe there are significant opportunities for growth. In addition, as our existing and future customers move into new areas of the world, we intend to broaden and deepen our relationships with those customers to foster our position as their global service provider of choice, providing the remote telecommunications solutions they require.

Continue to Realize Cost Improvements.  We believe that the expected synergies from the Xantic acquisition will allow us to further enhance our low-cost position by increasing our Inmarsat volume-based price discounts and improving our network efficiencies. In addition, we will continually monitor our cost competitiveness and strive to gain additional cost savings by further improving the efficiency of our operations, distribution and billing systems.

Tailor Service Offerings to Customer Needs.  We will continue to serve individual customer needs by offering a wide variety of remote telecommunications services. We expect that over the next several years our core customer base will require a variety of new services and believe that we are well-positioned to capture these new business opportunities by cross-selling existing and new services. Through our sales force, engineering expertise, distribution channels, operational capabilities and development of new value-added services, we are positioned to offer our customers the remote telecommunications solutions they desire.

Selectively Pursue Strategic Acquisitions.  We have enhanced our competitive position through strategic acquisitions within our key market sectors. We will selectively consider strategic acquisitions to enhance our operations in these key market sectors and further our strategic objectives.

Summary of the Exchange Offer

Background	On February 13, 2006, we completed the private offering of $150,000,000 aggregate principal amount of our 9 7/8% Senior Notes due 2013. In connection with that offering, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed, among other things, to complete this exchange offer. Under the terms of the exchange offer, you are entitled to exchange the original notes for exchange notes evidencing the same indebtedness and with substantially similar terms. You should read the discussion under the heading ‘‘Description of the Notes” for further information regarding the exchange notes.

The exchange offer	We are offering to exchange up to $150,000,000 aggregate principal amount of 9 7/8% Senior Notes due 2013 which have been registered under the Securities Act for our 9 7/8% Senior Notes due 2013 which were issued on February 13, 2006 in the private offering.

To participate in the exchange offer, you must follow the automatic tender offer program, or ATOP, procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

• DTC has received instructions to exchange your notes; and

• you agree to be bound by the terms of the letter of transmittal.

For more details, please read “The Exchange Offer — Terms of the Exchange Offer” and “The Exchange Offer — Procedures for Tendering.” Any holder electing to have original notes exchanged pursuant to this exchange offer must properly tender your original notes prior to the close of business on the expiration date. All original notes validly tendered and not properly withdrawn will be accepted for exchange. Original notes may be exchanged only in integral multiples of $1,000.

Resales of exchange notes	We believe that the exchange notes may be offered for resale, resold or otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you acquire the exchange notes in the ordinary course of business; and

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the exchange notes.

If any of the foregoing is not true and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act and without an exemption of your exchange notes from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

Consequences of failure to exchange original notes	All untendered original notes will remain outstanding and will continue to accrue interest but will not retain any rights under the registration rights agreement. All untendered original notes will continue to be subject to the restrictions on transfer provided for in the original notes and in the Indenture, dated as of February 13, 2006, between us, the Guarantors and J.P. Morgan Trust Company, National Association, as Trustee, relating to the original notes (the “indenture”) which will continue to bear legends regarding restrictions on transfer.

You will not be able to offer or sell the original notes unless they are registered under the Securities Act (and we will have no obligation to register them after the exchange offer is closed, except for some limited exceptions) or unless you sell them in a manner that does not require registration under the Securities Act. Please see “Risk Factors — Risks Related to the Notes — Failure to tender original notes in the exchange offer may affect their marketability and will substantially limit, and may effectively eliminate, opportunities to sell your original notes in the future” and “The Exchange Offer — Terms of the Exchange Offer”.

Expiration date; Withdrawal of tender	This exchange offer will remain open for at least 20 full business days (as defined by Exchange Act Rule 14d-1(g)(3)) and will expire at 5:00 p.m., New York City time, on October 20, 2006, or such later date and time to which we extend it (the “expiration date”).

You may withdraw your tender of original notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read “The Exchange Offer — Withdrawal of Tenders.”

Conditions	The exchange offer is subject to certain customary conditions. See “The Exchange Offer — Conditions.”

Certain income tax considerations	This exchange of notes will not be a taxable exchange for U.S. federal or Canadian federal income tax purposes. You should consult your tax advisor about the tax consequences of this exchange. See “Material U.S. Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations.”

Use of proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in this exchange offer.

Exchange agent	J.P. Morgan Trust Company, National Association, is serving as exchange agent in connection with the exchange offer.

Summary of the Exchange Notes

The exchange notes have the same financial terms and covenants as the original notes except that the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer. The exchange notes will evidence the same debt as the original notes and will be entitled to the benefits of the indenture. The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please refer to the section of this prospectus entitled “Description of the Notes.”

Issuer	Stratos Global Corporation.

Securities	$150,000,000 in aggregate principal amount of 9 7/8% Senior Notes due 2013.

Maturity	February 15, 2013

Interest Rate	9 7/8% per annum

Interest payment dates	Each February 15 and August 15 of each year, beginning, February 15, 2007

Optional redemption	Prior to February 15, 2010, we may, at our option, redeem the exchange notes, in whole or in part, subject to the payment of a make-whole premium. We may, at our option, redeem the exchange notes, in whole or in part, at any time on or after February 15, 2010, at the redemption prices described in the section “Description of the Notes — Optional Redemption,” plus accrued and unpaid interest.

In addition, on or before February 15, 2009, we may redeem up to 35% of the aggregate principal amount of the notes (including the exchange notes and any additional notes) with the net cash proceeds from any qualifying equity offerings at a redemption price of 109.875% of the principal amount of the notes, plus accrued and unpaid interest. However, we may only make such redemptions if at least 65% of the aggregate principal amount of the notes (including the exchange notes and any additional notes) issued under the indenture remains outstanding immediately after the occurrence of such redemption.

Optional tax redemption	The exchange notes are redeemable, in whole, but not in part, at our option, at a price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest to the date of redemption, in the event of a change in tax law requiring the imposition of withholding taxes by any relevant tax jurisdiction.

Sinking fund	No sinking fund payments will be required.

Ranking	The exchange notes will be our unsecured, unsubordinated obligations. Accordingly, they will rank:

• equally in right of payment with all of our existing and future unsecured unsubordinated debt;

• effectively subordinated to all existing and future secured debt to the extent of the assets securing such debt, including all borrowings under our restated senior credit agreement;

• senior to any future subordinated debt; and

• effectively subordinated to all existing and future liabilities (including trade payables) of our subsidiaries that are not guarantors including trade payables.

As of June 30, 2006;

• we and the guarantors had outstanding indebtedness of $375.7 million, $225.7 million of which is secured indebtedness; and

• our subsidiaries that are not guarantors of the notes, including Xantic and its subsidiaries, had $120.1 million of liabilities including intercompany liabilities.

Covenants	We will issue the exchange notes under the indenture pursuant to which the original notes were issued. The indenture restricts our ability and the ability of our restricted subsidiaries to, among other things:

• incur additional debt;

• create liens;

• pay dividends on or redeem or repurchase capital stock;

• make certain types of investments;

• sell stock in our restricted subsidiaries;

• receive dividends or other payments from subsidiaries;

• enter into transactions with affiliates;

• issue guarantees of debt;

• sell assets, consolidate or merge with other companies; and

• enter into sale and leaseback transactions.

These covenants are subject to a number of important exceptions and qualifications. For more details, see “Description of the Notes — Certain Covenants.”

Change of control	Upon the occurrence of a change of control, you will have the right to require us to repurchase all or a portion of your exchange notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of repurchase; provided, however, that notwithstanding the occurrence of a change of control, we will not be obligated to repurchase the exchange notes pursuant to a change of control offer in the event that we have exercised our right to redeem all the exchange notes, as described under “Optional redemption” above. See “Description of the Notes — Offers to Repurchase — Change of Control.”

Tax consequences	The acquisition, ownership and disposition of the notes have certain U.S. federal and Canadian Federal income tax consequences. For more details, see “Material U.S. Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations”.

SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

The summary historical consolidated financial data as of December 31, 2005 and for each of the three years ended December 31, 2003, 2004 and 2005 set forth below have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary historical consolidated financial data as of and for the six months ended June 30, 2006 and for the six months ended June 30, 2005 set forth below have been derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus, which include, in the opinion of our management, all adjustments, consisting only of normal and recurring adjustments, necessary to present fairly our results of operations and financial condition for the periods and dates presented. The results of operations for any interim period are not necessarily indicative of the results for the full year or any other interim period.

The summary pro forma consolidated financial data set forth below has been derived from our unaudited pro forma consolidated financial statements, including our unaudited pro forma consolidated balance sheet as of December 31, 2005, and our unaudited pro forma consolidated statement of operations for the year ended December 31, 2005. Our unaudited pro forma consolidated financial statements included elsewhere in this prospectus give effect to the transactions as if they had occurred on January 1, 2005 with respect to the unaudited pro forma consolidated statement of operations, and as of December 31, 2005, with respect to the unaudited pro forma consolidated balance sheet. The pro forma data are derived from our and Xantic’s historical financial statements and reflect certain assumptions that our management believes are reasonable. The pro forma data does not purport to represent our results of operations or financial condition for any future period or as of any date. The pro forma amounts in the tables below do not include all potential financial benefits arising from the acquisition, nor do these amounts include the estimated restructuring and integration costs to be incurred by us.

The financial statements from which our summary historical and pro forma consolidated financial data were derived were prepared in accordance with Canadian GAAP, which differs in certain material respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they relate to our financial statements, see note 22 to our audited consolidated financial statements, note 22 to our unaudited interim financial statements and note 4 to our unaudited pro forma consolidated financial statements included elsewhere in this prospectus. You should read our summary historical and pro forma consolidated financial data set forth below in conjunction with our consolidated financial statements and the related notes, Xantic’s consolidated financial statements and the related notes, our unaudited pro forma consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	Historical					Pro Forma
	Year Ended			Six Months Ended		Year Ended
	December 31,			June 30,		December 31,
	2003	2004	2005	2005	2006	2005
	($ in millions, except ratios)

Amounts under Canadian GAAP
Statement of Operations Data:
Revenue	$397.2	$367.8	$381.0	$185.2	$258.6	$574.6
Cost of goods and services	259.2	246.3	271.3	129.6	194.6	402.6

Gross margin	138.0	121.5	109.7	55.6	64.0	172.0
Operating expenses	49.2	43.3	51.5	24.9	34.5	73.7
Interest expense	15.3	11.7	11.4	5.6	17.6	33.7
Depreciation and amortization	29.5	29.0	36.6	18.1	19.9	46.1
Other costs (income)	(6.8)	3.6	0.5	0.4	25.3	(8.9)
Non-controlling interest	—	—	0.1	—	0.1	0.1
Equity in earnings of investee	—	—	(0.7)	(0.3)	(0.5)	(0.7)

Earnings (loss) before income taxes	50.8	33.9	10.3	6.9	(32.9)	28.0
Income tax expense (recovery)	12.7	8.7	4.9	3.0	(4.0)	1.0

Net earnings (loss)	$38.1	$25.2	$5.4	$3.9	$(28.9)	$27.0

Other data:
EBITDA (1)(2)	$88.8	$78.2	$58.2	$30.7	$29.5	$98.3
Capital expenditures	$19.6	$22.5	$25.8	$12.6	$12.1	$28.0
Ratio of total debt/ EBITDA						3.8	X
Ratio of EBITDA/ Interest expense						2.9	X

	Historical		Pro Forma
	As at	As at	As at
	December 31,	June 30,	December 31,
	2005	2006	2005
	($ in millions)

Balance Sheet Data:
Cash and cash equivalents	$14.5	$54.1	$30.1
Capital assets	$131.3	$131.6	$157.5
Total assets	$495.3	$783.5	$795.9
Total debt	$164.2	$375.7	$375.8
Shareholders’ equity	$222.9	$194.9	$222.0

	Historical					Pro Forma
	Year Ended			Six Months Ended		Year Ended
	December 31,			June 30,		December 31,
	2003	2004	2005	2005	2006	2005
	($ in millions)

Amounts under U.S. GAAP
Statement of Operations Data:
Revenue	$397.2	$367.8	$381.0	$185.2	$258.6	$574.6
Cost of goods and services	$255.6	$243.2	$268.4	$128.1	$191.9	$402.0
Operating expenses (excluding depreciation and amortization and asset impairment charge)(3)	$62.2	$48.7	$53.5	$26.3	$38.9	$73.7
Interest expense	$10.3	$6.2	$10.3	$4.8	$17.6	$32.6
Depreciation and amortization	$29.5	$29.0	$36.6	$18.1	$19.9	$46.1
Asset impairment charge	$5.5	$2.2	$0.2	$0.2	$23.8	$0.2
Net earnings (loss)	$44.2	$37.1	$6.6	$4.7	$(29.1)	$28.2

	Historical		Pro Forma
	As at	As at	As at
	December 31,	June 30,	December 31,
	2005	2006	2005
	($ in millions)

Balance Sheet Data:
Cash and cash equivalents	$14.5	$54.1	$30.1
Total assets	$476.3	$765.7	$777.0
Total debt	$164.2	$375.7	$375.8
Shareholders’ equity	$210.0	$183.1	$209.1

(1)	We define “EBITDA” as net earnings (loss) before interest expense, income tax expense, depreciation and amortization, equity in earnings of investee, non-controlling interest and other costs (income). Management believes that EBITDA is a useful tool for investors and other users of our financial statements in assessing our ability to service and/or incur more indebtedness, maintain current operating levels of capital assets and acquire additional operations and businesses. Management believes that the most directly comparable GAAP measure is net earnings.

A reconciliation of EBITDA to net earnings under Canadian GAAP is as follows:

	Historical					Pro Forma
	Year Ended			Six Months Ended		Year Ended
	December 31,			June 30,		December 31,
	2003	2004	2005	2005	2006	2005
	($ in millions)

Net earnings (loss)	$38.1	$25.2	$5.4	$3.9	$(28.9)	$27.0
Interest expense	15.3	11.7	11.4	5.6	17.6	33.7
Income tax expense (recovery)	12.7	8.7	4.9	3.0	(4.0)	1.0
Depreciation and amortization	29.5	29.0	36.6	18.1	19.9	46.1
Equity in earnings of investee	—	—	(0.7)	(0.3)	(0.5)	(0.7)
Non-controlling interest	—	—	0.1	—	0.1	0.1
Other costs (income)	(6.8)	3.6	0.5	0.4	25.3	(8.9)

EBITDA	$88.8	$78.2	$58.2	$30.7	$29.5	$98.3

(2)	Xantic’s financial statements for the year ended December 31, 2005 include certain non-recurring items that positively affected Xantic’s EBITDA for the year by approximately $4 million. These included bad debt recoveries and customer and supplier settlements.

(3)	U.S. GAAP requires operating expenses to include items such as depreciation and amortization, the write-off of deferred acquisition costs, asset impairment charges, restructuring costs, equity in earnings of investee and non-controlling interest. In the table above, depreciation and amortization and asset impairment charges have been excluded from operating expenses under U.S. GAAP. All of these items have been excluded from operating expenses in our Canadian GAAP financial statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods presented. For purposes of computing the ratio of earnings to fixed charges, earnings consist of pre-tax income (or loss) from continuing operations, which excludes the effects of discontinued operations, extraordinary items and undistributed earnings in equity-method investees, and fixed charges less capitalized interest during the period. Fixed charges consist of interest (expensed and capitalized) on all indebtedness, amortization of discounts and premiums on indebtedness and a reasonable estimate of the interest within rental expense.

	Fiscal Year Ended December 31,											Six Months Ended June 30,
	2001	2002		2003		2004		2005		2005		2005		2006	2006
										Pro					Pro
										Forma(1)					Forma(1)

Ratio of earnings to fixed charges	(2)	1.7	x	4.0	x	3.5	x	1.7	x	1.8	x	2.0	x	(3)	(4)

(1)	Pro forma amount gives effect to the transactions included in the pro forma unaudited condensed consolidated financial statements included elsewhere in this prospectus.

(2)	For the year ended December 31, 2001, earnings were inadequate to cover fixed charges due to a deficiency of approximately $18.8 million.

(3)	For the six months ended June 30, 2006, earnings were inadequate to cover fixed charges due to a deficiency of approximately $33.4 million, primarily resulting from asset impairment charges during the period of $23.8 million and the write-off of deferred financing costs of $2.8 million.

(4)	Pro forma for the six months ended June 30, 2006, earnings were inadequate to cover fixed charges due to a deficiency of approximately $31.4 million, primarily resulting from asset impairment charges during the period of $23.8 million and the write-off of deferred financing costs of $2.8 million.

RISK FACTORS

An investment in the notes involves risk. You should carefully consider the following risk factors, as well as the other information contained in this prospectus, before deciding whether to invest in the notes. Any of the following risks could materially adversely affect our business, financial condition, results of operations and cash flows. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, financial condition, results of operations and cash flows. Certain statements under this caption constitute forward-looking statements. See “Forward-looking Statements.”

Risks Related to Our Business and the Remote Telecommunications Industry

A substantial portion of our revenue is derived from the distribution of Inmarsat services, such that if Inmarsat’s services become less competitive or have significant interruptions, our revenues may decline which would have a material adverse effect on our business.

More than 51% of our revenue for the fiscal year ended December 31, 2005, was derived from the distribution of Inmarsat services. On a pro forma basis more than 65% of our revenue for 2005, would have been derived from the distribution of Inmarsat services. We expect that a substantial percentage of our revenue will continue to be derived from the distribution of Inmarsat services for the foreseeable future.

As a distributor of Inmarsat services, our business is subject to many of the same risks as Inmarsat’s business. Consequently, significant interruptions in Inmarsat services could adversely affect our ability to provide reliable service to our customers and could negatively affect our business. If Inmarsat services become less competitive, in terms of cost or technology, compared to alternative remote and non-remote telecommunications services, our business could be materially adversely affected.

Our commercial relationship with Inmarsat may change in the future in a manner that is detrimental to our business.

The health of our business is subject to risks related to our current and future commercial relationship with Inmarsat. Currently, our commercial relationship with Inmarsat, like that of the other 31 first-tier Inmarsat distribution partners, is governed by a commercial framework agreement, or CFA, and by distribution agreements for various services. The CFA and distribution agreements expire in April 2009 (except for the RBGAN agreement which has been extended until June 2007). See “Our Business — Our Services — Satellite Airtime Capacity Agreements.” The CFA generally prohibits Inmarsat from selling its services to end-users or to our distributors. Inmarsat and its three largest distributors, including us, currently disagree on the scope of this restriction as it applies to certain distributors and their affiliates. We expect that we would experience competitive pressure if Inmarsat were to add first-tier distribution partners or seek to directly distribute its services to end-users. This pressure could be significant if Inmarsat distributes a substantial volume of services through such channels, and could lead to a decline in our revenue and margins.

The three largest of Inmarsat’s distribution partners, after giving effect to the Xantic acquisition, represented about 84% of Inmarsat’s 2005 revenue from mobile remote telecommunications services. In light of this concentration, Inmarsat may seek greater diversification of its network of distributors, or may determine to distribute its services directly to end-users upon expiration of the CFA. Inmarsat added eight new first-tier distribution partners for Regional Broadband Global Access Network, or RBGAN, services that were introduced in 2002. To date, Inmarsat has engaged two of these new distributors, BT Broadcasting and Thrane & Thrane, to distribute BGAN services.

After the expiration of the CFA and distribution agreements in April 2009, Inmarsat is required to offer us a renewal agreement on the same terms it offers any renewal agreement to other distributors as long as we remain objectively qualified. However, there can be no assurance that these agreements will be renewed, or, if renewed, will be on terms and conditions that are favorable to us.

Inmarsat’s introduction of new services, in particular BGAN, may change our strategic position and cause a decline in our cash flows if we are not able to increase our volumes sufficiently.

As Inmarsat introduces new services, including BGAN, we may be forced to change our business model. We operate a network of LESs to provide Inmarsat services. Inmarsat owns the LESs for its new BGAN services. As a result, we expect that our operating margins for sales of BGAN services will be less than for most other Inmarsat services. Since BGAN services will offer faster data rates than previously introduced Inmarsat services, we expect many end-users will migrate from existing Inmarsat services to BGAN, similar to the manner in which they have migrated from earlier technologies to the more sophisticated, higher-speed data services that Inmarsat has more recently introduced. The result will be that our overall margins will decrease. In addition, Inmarsat contracts directly with telecommunications carriers for BGAN traffic originating on the terrestrial networks and terminating on BGAN terminals, which may adversely affect our revenue.

In order to offset downward pricing pressure and the loss of revenue from carrier traffic, we must continue to expand our Inmarsat business and sell a significant volume of BGAN services to existing and new customers attracted to the higher bandwidth and lighter terminals. If we cannot expand our Inmarsat business, our revenue, cash flows and financial condition may be adversely affected.

A significant number of our MSS contracts do not require any minimum purchases, requiring us to respond to competitive pricing pressure on a continuous basis.

A significant number of our MSS contracts are “on-demand” contracts, which, consistent with industry practice, typically have no contractual minimum purchase requirements. Most of our distributors (other than those who are subject to exclusivity provisions) and end-users can readily purchase some or all of their on-demand mobile satellite services from our competitors without significant additional cost or disruption of services. Accordingly, to retain our customers, we must respond to competitive pricing pressure on a continuous basis. Such pricing pressure could have a material adverse effect on our revenue, margins and net earnings. In addition, volatility in certain of our higher margin Inmarsat high-speed data services have contributed to changes in our product mix as these services have become proportionately less of our MSS revenue. Accordingly, we need to increase the volumes of airtime we sell or lease in order to maintain or grow our revenue, profitability and cash flow.

Satellite failures could adversely affect our ability to distribute existing and new MSS services.

Our business relies on satellites. Satellites are subject to significant risks during launch and while operating in orbit. The operational risks include satellite malfunctions, commonly referred to as anomalies, that can occur as a result of various factors, such as satellite manufacturers’ errors, problems with the satellite power or control systems and general failures resulting from operating satellites in the harsh environment of space. Anomalies can also reduce the useful life of a satellite. Satellite operators also face the risk of delays in satellite delivery and deployment, launch failure or incorrect orbital placement. Since we rely on satellite services to provide a significant portion of our existing services and contemplated future services, our business and operating results are indirectly exposed to all of these risks. If any of the satellites that we use fail, our ability to provide MSS services may be limited, which could adversely affect our revenue, margins and net earnings.

Significant competition has led to declining pricing and margins for our services. If such price competition continues, it could have a material adverse effect on our revenue and cash flows.

The average selling prices and margins of remote telecommunications services historically have declined over their life cycles. This trend reflects, in part, the intense competition in our industry. We compete not only against 22 other Inmarsat LESOs, including those affiliated with major international telecommunications companies such as France Telecom, Telenor and SingTel, and approximately 440 distributors of Inmarsat services, but also against approximately 40 first-tier distributors of Iridium and first-tier distributors of Globalstar and MSV services. We also effectively compete with distributors of other mobile satellite services that we do not distribute, including Thuraya and ACeS. The competitive environment has resulted in, and may continue to contribute to, downward pressure on pricing and lower margins. The downward pricing pressure has led to period over period declines in our operating results from time to time, and may do so in the future. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview — Key Factors Affecting Our Business.”

The convergence of MSS and VSAT technologies could increase competition and put additional downward pressure on pricing and margins.

Improvements in both mobile and VSAT satellite technologies are contributing to a convergence in the markets for both. Specifically, Inmarsat’s new BGAN service provides data capabilities comparable to the lower end of VSAT systems, while VSAT terminals have become smaller, more portable and less expensive, making them a viable option for some maritime and some other mobile telecommunications users. If we are unable to attract and retain end-users of our mobile satellite services or our own VSAT services in the face of competitive VSAT options, our business could be adversely affected.

Revenue from our microwave radio-based network, which covers the shallow-water areas of the Gulf of Mexico, has declined and may continue to decline.

We operate a microwave radio-based network in the shallow water areas of the Gulf of Mexico, which primarily serves the telecommunications requirements of oil and gas companies engaged in offshore exploration and production activity in that region. The shallow water areas within the Gulf of Mexico represent a maturing resource province. The major realm for present and future exploration in the Gulf of Mexico is expected to be in the deepwater and ultra-deepwater areas, generally beyond the reach of our microwave network. We experienced a decline in our microwave and related services revenue in the Gulf of Mexico in 2004 compared to the prior year. This trend continued in the fiscal year ended December 31, 2005. Absent an increase in the oil and gas industry’s activity in the area of the Gulf of Mexico covered by our microwave network and/or significant opportunities for us to retain and/or capture market share by providing broadband VSAT services, we may continue to experience declines in our revenue from these customers in the Gulf of Mexico.

Following hurricanes Katrina and Rita, we supplied VSAT service to many of our microwave customers who lost service. Some of those customers may elect to remain with VSAT service, even after our microwave network is fully restored. Since our VSAT services generally have lower margins than our microwave services, we may experience reduced margins even if we are able to maintain our customers in the Gulf of Mexico.

Our ability to expand our VSAT services business depends on the degree of success we have in serving our existing customers in new geographic regions.

We entered the VSAT business by acquiring three businesses in 2000 that primarily serve the oil and gas industry in the Gulf of Mexico and the North Sea, and expanded that business to continental Europe and Russia by acquiring Plenexis Holding GmbH and its subsidiaries, or Plenexis, in January 2005. A significant component of our strategy is to expand our VSAT business organically by serving our existing customers in new geographic regions such as Africa, Latin America and Asia. This may require us to establish new operations and manage political and regulatory risks. To the extent that we are not able to execute this strategy fully, our business, financial condition, results of operations and cash flows could be adversely affected.

Demand for our services is influenced by natural and man-made disasters and global security concerns, contributing to the volatility of our operating results.

Many of our customers, including those in market sectors such as the military, government and international aid organizations, increase their usage significantly during security events or natural disasters. For example, our revenue increased substantially in 2003 before decreasing in 2004, reflecting the increased demand for our services in connection with the commencement of the war in Iraq and the leveling off of such demand thereafter. As a result, our operating results are subject to volatility.

If we are unable to introduce and market new services on a cost-effective and timely basis, our business could be adversely affected.

The remote telecommunications industry is characterized by rapid technological changes, new service introductions and evolving industry standards. Notwithstanding the significant portion of our revenue represented by the sale of Inmarsat services, a vital part of our strategy is to offer a wide range of technologies from a variety of suppliers. If we fail to stay abreast of significant technological changes, the services we offer could become obsolete. To remain competitive in our industry, we must continue to anticipate changes in technology and industry standards and enter into relationships with key suppliers to enable us to market new services. If we are unable to do so, our business, financial condition, results of operations and cash flows could be adversely affected.

We rely on key satellite operators, particularly Inmarsat, to introduce new services for us to distribute, which generally allows us to increase volumes, leading to greater volume-based price discounts and efficiencies through greater scale. In the future, satellite operators may not introduce new services at as rapid a pace or we may not be able to enter into agreements with such operators allowing us to distribute such services, increase our volumes or achieve cost efficiencies. If we are unable to do so, our business, financial condition, results of operations and cash flows could be adversely affected.

We have several large customers and the loss of any one of them, or their default in payment for our services, could reduce our revenue and materially adversely affect our business.

Our ten largest customers and their affiliates represented approximately 37% of our revenue for the fiscal year ended December 31, 2005. The loss of any of these customers could significantly affect our revenue and profitability. In addition, since we provide our services and equipment primarily on credit, our customer concentration can at times lead to a concentration of accounts receivable due from our largest customers. Should the financial condition of any of these customers deteriorate, adversely affecting their ability to make payments to us, our operating results could be adversely affected.

Our business could be seriously harmed by natural or man-made disasters.

The services we provide depend upon substantial investments in, and the reliable operation of, satellite networks and terrestrial telecommunications equipment. Such facilities and equipment are subject to being disabled or made inaccessible as a result of natural disasters, military actions, acts of war and acts of terrorism, which could, in turn, lead to an interruption or disruption of some of our services in one or more geographic areas, including areas where we have a significant customer base. For example, our microwave network in the Gulf of Mexico was seriously damaged by hurricanes Katrina and Rita in August and September 2005, reducing our Broadband revenue and net earnings in the third quarter of 2005 and requiring unanticipated capital expenditures currently estimated at $8 — $10 million to restore the network. Further, such events could harm our business reputation, particularly if any of our competitors are able to continue to provide communication services when we are not or are able to restore service more quickly than we do. In the event of future natural or man-made disasters affecting our facilities or equipment, we may experience a loss in revenue, which may not be adequately insured against and could, therefore, reduce our profitability. There is no assurance that we will be able to continue to get adequate insurance for our business at a reasonable cost.

Xantic may not be successfully integrated into our existing operations.

If we cannot successfully integrate the operations of Xantic, we may experience material adverse consequences to our business, financial condition and results of operations. The acquisition and integration of Xantic involves a number of risks, including, but not limited to, the following:

•	difficulties in detecting all significant risks and liabilities;

•	the diversion of management’s attention from the management of our daily operations;

•	demands on management related to the increase in size and expanded geographic reach of our operations after the acquisition;

•	difficulties in the assimilation and retention of Xantic employees;

•	difficulties in the assimilation of our and Xantic’s different corporate cultures and practices, and of broad and geographically dispersed personnel and operations;

•	difficulties in the integration of departments, information technology systems, accounting and billing systems and technologies, as well as in maintaining uniform standards and controls, including internal controls, procedures and policies; and

•	higher than anticipated integration costs and/or difficulties in realizing the anticipated cost savings from the acquisition.

We and Xantic have, prior to February 14, 2006, operated as separate entities. Even if we complete the integration of Xantic as planned, we may not be able to maintain the levels of revenue, earnings or operating efficiency that the two companies have achieved or might achieve separately. Our financial statements and those of Xantic presented in this prospectus cover periods under which the two companies were not under the same management and, therefore, may not be indicative of our future combined financial condition or operating results. Successful integration of Xantic’s operations will depend on our ability to manage Xantic’s operations, realize opportunities for revenue growth presented by strengthened service offerings and expanded geographic coverage, and eliminate redundant and excess costs. The anticipated revenue growth, synergies and savings opportunities are based on our best estimate of projections (with underlying assumptions) as of the date of this prospectus, all of which are subject to change. We may not realize any of the anticipated benefits, synergies or savings to the extent or in the time frame contemplated, if at all, or such benefits, synergies and savings may require higher costs than anticipated.

We may not be able to complete strategic transactions or integrate new businesses successfully into our business, which may prevent us from implementing our current strategies to grow our business.

Our ability to complete strategic transactions, such as the recent acquisition of Xantic, has been central to the successful implementation of our business strategies, including our strategies to strengthen our geographic diversity and broaden our customer base. Successful completion of an acquisition or other similar transaction depends on a number of factors that are not entirely within our control, including our ability to negotiate acceptable terms, conclude satisfactory agreements and obtain all necessary regulatory approvals. In seeking to acquire a target company, we may face competition from other companies interested in acquiring the target company that have significantly greater financial and other resources than we have. If we need to finance a transaction, we may not be able to obtain the necessary financing on satisfactory terms and within the timeframe that would permit the transaction to proceed. If any of these factors prevents us from completing one or more strategic transactions, we may not be able to expand our business in the manner and on the schedule that we plan. In addition, we may incur significant costs arising from our efforts to engage in strategic transactions. These costs may exceed the returns that we realize from a given transaction. Moreover, these expenditures may not result in the successful completion of a transaction.

Even if we complete one or more strategic transactions (such as the recently completed Xantic acquisition), we may be unable to integrate successfully the personnel and operations of a new business or achieve the operational synergies or other benefits that we had anticipated. Moreover, we might fail to discover liabilities of a business or operating or other problems prior to completing a transaction. We could experience adverse accounting and financial consequences, such as the need to make large provisions against the acquired assets or to write down acquired assets. We might also experience a dilutive effect on our earnings. Depending on how any such transaction is structured, there may be an adverse impact on our capital structure. Further, an acquisition could disrupt the ongoing business, distract our management and employees or lead to increased expenses.

There may be further consolidation in the remote communications industry, which could weaken our competitive position.

In addition to our acquisition of Xantic, there may be further consolidation among participants in the remote communications industry, including the suppliers of remote communications equipment (as evidenced by the recently announced pending acquisition of Nera ASA by Thrane & Thrane). Consolidation by one or more of our competitors would be expected to strengthen the competitive position of our competitors, by increasing their size, market share and resources. Most recently, Apax Partners announced the signing of an agreement to acquire France Telecom Mobile Satellite Communications SA, which is expected to close in the near term. We remain committed to our strategy of growth through acquisitions; however, if we fail to realize the anticipated benefits of the Xantic acquisition in a consolidating market, this could weaken our competitive position and adversely affect our business, operating results and financial position.

The loss of key management and other key personnel could adversely affect our business.

We are highly dependent on our executive officers and key employees. The experience and industry knowledge that these individuals possess is a significant contributing factor to our continued success. In addition, our success is highly dependent upon our continued ability to identify, hire, train, motivate and retain qualified management, technical, sales and marketing personnel. The loss of the services of existing key personnel, as well as the failure to recruit additional key technical, managerial and sales personnel in a timely manner, would be detrimental to our business. Furthermore, we may incur substantial expenses in connection with hiring and retaining employees.

Our business is exposed to fluctuations in U.S. dollar exchange rates.

We operate on an international basis, incurring expenses in a large number of currencies, including the Canadian dollar, the British pound sterling and the euro. As a result, our operating results can reflect our exposure to fluctuations in currency exchange rates relative to the U.S. dollar, our functional and reporting currency. This exposure will increase as a result of the acquisition of Xantic. While Xantic has entered into forward exchange contracts to manage its exposure to exchange rate fluctuations, we have not entered into such contracts in the past. Future volatility in exchange rates of currencies in which we incur expenditures relative to the U.S. dollar may affect our financial condition and results of operations.

Our business is exposed to interest rate risk.

We incur debt to support our business operations, including capital expenditures and working capital requirements. We are exposed to changes in interest rates, primarily as a result of our long-term debt carrying floating interest rates. Although we use interest rate swap agreements to adjust the ratio of fixed and floating rates in our debt portfolio, arrangements that will continue through the completion of the refinancing of our existing senior credit agreement, changes in prevailing interest rates could nonetheless have a material adverse impact on our results of operations and cash flow, as well as the fair value of our debt. Based on debt levels at September 15, 2006, a one percent change in interest rates on the Term B debt under our restated senior credit agreement not subject to interest rate swaps would impact our pro forma interest expense by approximately $0.3 million. See “Description of Restated Credit Agreement.”

We rely on intellectual property, which we may not be able to protect fully or effectively.

We rely on a combination of patents, copyright, trademark, trade secret rights, licensing and confidentiality agreements in order to develop and protect our proprietary technology. Notwithstanding our efforts to protect our proprietary rights, existing copyright, trademark and trade secret laws may afford only limited protection in respect of these assets. Accordingly, we may not be able to protect our proprietary rights against unauthorized third party copying or use, which may reduce the value of such rights and/or impair the volume or pricing of our services based on such rights.

We may become subject to unanticipated tax liabilities that may have a material adverse effect on our results of operations.

We are subject to tax in many jurisdictions throughout the world. Income tax expense and future income taxes are affected by a number of factors, such as the amount of taxable income in particular jurisdictions, the tax rate in such jurisdictions, tax treaties between jurisdictions, capital taxes not based on taxable income, and future changes in law. Generally, tax liability is separately assessed on a legal entity or entities operating within a particular jurisdiction. Therefore, we are not always able to apply current year or prior years’ tax losses in certain entities against the taxable income arising in other profitable entities. As a result, we may pay income and capital taxes or record future tax expense in certain jurisdictions even though losses may be incurred in other jurisdictions.

The extent to which certain taxing jurisdictions may require us to pay tax or to make payments in lieu of tax may not be determined in advance. In addition, our operations and payments due to us may be affected by changes in taxation, including retroactive tax claims, assessments of withholding on amounts payable to us or other taxes assessed at the source, any of which could result in taxation in excess of what we anticipate based on the extent of our business contacts in a particular jurisdiction, our organizational structure and the current tax regimes.

We operate within multiple tax jurisdictions and are subject to audit in those jurisdictions. These audits can involve complex issues, which may require an extended period of time for resolution. Although we believe that adequate provision has been made for such issues, there is a possibility that the ultimate resolution of such issues could have an adverse effect on our net earnings.

Risks Relating to Regulation

We are subject to regulatory and licensing requirements in each of the countries in which we provide services, and our business is sensitive to regulatory changes in those countries.

The operation of the telecommunications infrastructure we use and the distribution of our services are subject to significant regulation in many of the over 160 countries where we have customers. The regulation is pervasive and largely outside our control. In addition, some of the existing national and international legislation and regulations affecting the satellite telecommunications industry is currently the subject of judicial proceedings, legislative hearings and administrative proceedings that could change, in varying degrees, the manner in which the industry operates and is regulated. Neither the outcome of these proceedings, nor their impact on our operations, can be predicted at this time.

The allocation and use of radio frequency spectrum for the provision of satellite and microwave telecommunications services are regulated on a country by country basis, as well as being subject to coordination between countries under the auspices of the International Telecommunications Union (ITU). In addition, the provision of our services, like those of other remote telecommunications service distributors, are dependent upon obtaining and maintaining the necessary licenses, certifications and other approvals, which may or may not be issued or renewed by the applicable regulatory authority. If we or our distributors or our end-users are unable to obtain or retain necessary licenses, certifications and approvals, our revenue and profitability could be adversely affected.

Although certain regulatory frameworks governing the provision of mobile and fixed satellite services have undergone significant liberalization, it is possible that the degree or scope of government regulation over the satellite industry will increase in the future, becoming more complex and costly for compliance. Further, changes in the regulatory framework applicable to our operations, including changes made by regulators in the interpretation of existing decisions, regulations or policies, or the issuance by regulators of new decisions, regulations or policies, such as the granting of licenses to competitors or the assessment of licensing or regulatory fees, may have a material adverse effect on us.

We are dependent on satellite operators to obtain sufficient spectrum for MSS.

If the satellite operators whose services we use to provide MSS are not able to obtain sufficient spectrum through national licensing or international coordination procedures, their capacity may be limited, which could have an adverse effect on us. For example, Inmarsat is currently involved in disputes with other satellite operators regarding the spectrum available for Inmarsat’s use under international coordination agreements. If the resolution of these disputes decreases Inmarsat’s available or planned spectrum, then our business may be adversely affected.

In the United States, MSV has opposed our applications, and those of other Inmarsat service providers, to provide BGAN services and to transfer existing services to Inmarsat’s fourth generation satellite on the basis of MSV’s spectrum dispute with Inmarsat. While the Federal Communications Commission, or the FCC, has granted us temporary authorization to provide BGAN services in the United States and to transfer existing services to Inmarsat’s fourth generation satellite, MSV’s continued opposition could lead to the interruption of services in the United States and in Canada (where MSV also has significant operations). See “Our Business — Government Regulation — U.S. Regulatory Environment and Licensing.”

Ancillary terrestrial component services may decrease MSS spectrum and cause interference.

In 2004, the FCC, modified MSV’s satellite license to permit MSV to offer ancillary terrestrial component, or ATC, services in MSVs satellite spectrum. ATC services are ancillary terrestrial-based wireless services provided through dual mode terminals enabling both satellite and terrestrial wireless services. Canada has also approved ATC services and European regulators are currently considering whether to permit them. In 2005, Inmarsat announced that it would apply to the FCC to offer ATC services in the United States. If made commercially available, the provision of ATC services in the United States could adversely affect us by reducing the amount of spectrum available for mobile satellite services, or by causing interference to our customers.

Risks Related to the Notes

Our substantial debt could adversely affect our business and our ability to fulfill our obligations under the notes.

We currently have, and after the transactions are completed, will continue to have, a significant amount of debt and significant debt service obligations. The table below sets forth our total debt, total shareholders’ equity, total capitalization and ratio of total debt to total capitalization as of June 30, 2006:

Total debt	$375.7 million
Total shareholders’ equity	$194.9 million

Total capitalization	$570.6 million

Ratio of total debt to total capitalization	65.8%

This high degree of leverage could have important consequences to investors in the notes. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes and our other indebtedness;

•	increase our vulnerability to adverse economic and industry conditions;

•	require us to dedicate a substantial portion of cash from operations to the servicing of our debt obligations, thereby reducing the availability of cash to fund working capital, capital expenditures and other general corporate purposes;

•	limit our ability to obtain financing for working capital, capital expenditures, general corporate purposes or acquisitions;

•	place us at a disadvantage compared to our competitors that have a lower degree of leverage; and

•	limit our flexibility in planning for, or reacting to, changes in our business and in the remote telecommunications industry.

In addition, debt incurred under our restated senior credit agreement will bear interest at variable rates. If market interest rates increase, our debt service requirements will increase, which would adversely affect our cash flow. Any interest rate swap agreements we have entered into, or may enter into, to mitigate such risk may not adequately limit our exposure to increased rates.

We may be able to incur substantial additional indebtedness, which could further exacerbate the risks associated with our substantial indebtedness.

We may be able to incur substantial additional indebtedness in the future. Although the terms of our restated senior credit agreement and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness, debt incurred in compliance with these restrictions could be substantial. Based on the Company’s estimates according to certain assumptions, our restated senior credit agreement would have permitted additional indebtedness of up to $49.6 million as of June 30, 2006. In addition, the indenture governing the notes does not prevent us from incurring obligations that do not constitute indebtedness as defined in the indenture. If we incur additional indebtedness or other obligations, the related risks that we face could be magnified.

We may not be able to generate sufficient cash flow to service all of our obligations, including our obligations related to the notes.

Our ability to make payments on and to refinance our indebtedness, including the indebtedness incurred under our restated senior credit agreement and the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, regulatory and other factors that are beyond our control. Our business may not generate cash flow in an amount sufficient to enable us to repay the indebtedness incurred under our restated senior credit agreement, the notes or other indebtedness, on or before maturity. We may need to refinance all or a portion of such indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing and/or to do so on commercially reasonable terms will depend on, among other things:

•	our financial condition at the time;

•	restrictions in agreements governing our debt, including our restated senior credit agreement and the indenture governing the notes; and

•	other factors, including the condition of the financial markets and the remote telecommunications industry.

If we do not generate sufficient cash flow from operations, and additional borrowings, refinancings or proceeds of asset sales are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes.

The notes and the guarantees will be unsecured and effectively subordinated to our existing and future secured indebtedness.

The notes and the guarantees will be unsecured obligations, ranking effectively junior in right of payment to all our existing and future secured debt, including the indebtedness we will incur under our restated senior credit agreement. As of June 30, 2006, we had $225.7 million of secured debt outstanding and up to $45 million available for future senior secured borrowings, including letters of credit, under our restated senior credit agreement. In addition, the restated senior credit agreement and the indenture governing the notes will permit the incurrence of additional debt, some of which may be secured debt.

In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any secured indebtedness will be entitled to be paid in full from our assets securing such indebtedness before any payment may be made with respect to the notes. Holders of the notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that is deemed to rank equally with the notes, and potentially with all other general creditors (including trade creditors), based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may be insufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less from our assets, ratably, than holders of our secured indebtedness.

The notes will be structurally subordinated to the debt and other liabilities of certain of our subsidiaries.

As of the date of issuance, most of our subsidiaries will guarantee the notes, but certain non-U.S. and non-Canadian subsidiaries will not be required to guarantee the notes, including Xantic and all of its subsidiaries. As a result, the notes will be structurally subordinate to all debt and other liabilities of our current and future subsidiaries that do not guarantee the notes, including Xantic and its subsidiaries, and the claims of creditors of such non-guarantor subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries or joint venture interests, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of such subsidiaries or joint ventures before any assets are made available for distribution to us. As of June 30, 2006, the notes were effectively subordinate to approximately $108.2 million of indebtedness and other liabilities of non-guarantor subsidiaries, including trade payables but excluding intercompany liabilities. On a pro forma basis, such subsidiaries would have accounted for approximately 39% of our revenue for the fiscal year ended December 31, 2005 and approximately 45% of our total assets as of June 30, 2006. Our non-guarantor subsidiaries will be able to incur additional liabilities.

The agreements governing our indebtedness contain financial ratios that we must meet as well as significant restrictions that limit our operating and financial flexibility.

Our restated senior credit agreement and the indenture governing the notes contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries (as defined in the indenture) to:

•	incur more debt;

•	create liens;

•	pay dividends on or redeem or repurchase stock;

•	make certain types of investments;

•	enter into transactions affecting the ability of our restricted subsidiaries, as defined in the indenture, to make distributions, loans or advances to us;

•	issue and sell capital stock of restricted subsidiaries;

•	enter into transactions with affiliates;

•	sell assets, consolidate or merge with other companies; and

•	enter into sale and leaseback transactions.

In addition, our restated senior credit agreement contains financial covenants, including requirements to maintain specified financial ratios such as consolidated EBITDA (as defined in the restated senior credit agreement) to cash interest expense, consolidated debt to consolidated EBITDA, senior debt to consolidated EBITDA and fixed charge coverage ratios. These financial covenants become progressively more restrictive in 2007. Our ability to comply with these financial covenants for any period depends in significant part on our operating results and in particular our EBITDA. If we fail to satisfy one or more of them for any period, our lenders may prohibit further borrowings under our credit facility and/or accelerate existing borrowings thereunder. In such event, we may not be able to repay all of our indebtedness, and the notes may not be repaid fully, if at all. We could seek waivers from our lenders or take other measures, such as asset sales (with the consent of our lenders, as required), in connection with any breach or prospective breach of our financial covenants. There is no assurance that, if needed, any such waivers can be obtained or any such measures would be successful.

We may require additional financing in order to implement our business strategy, including without limitation, to support further expansion, make strategic acquisitions, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. Our ability to arrange such financing in the future will depend, in part, upon the prevailing capital market conditions, as well as on our business and financial performance and compliance with the covenants under our existing debt. We may be unsuccessful in our efforts to arrange additional financing on satisfactory terms or to comply with our covenants in order to permit such financing. If adequate funds are not available, or are not available on acceptable terms, we may not be able to take advantage of acquisition or other opportunities or otherwise respond to competitive pressures.

We may be unable to purchase the notes in the event of a change of control.

Upon the occurrence of a change of control, as defined in the indenture governing the notes, we will be required to make an offer to repurchase the notes at a price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient funds to make the required offer to purchase at the time of such event, and restrictions under our restated senior credit agreement may prevent such payments. Our restated senior credit agreement also provides that a change of control, as defined in such agreement, will be a default that permits lenders to accelerate the maturity of borrowings thereunder, and if such debt is not paid, to exercise security interests in collateral securing such debt. Any future debt that we incur may also contain restrictions on the purchase or redemption of the notes.

Certain bankruptcy and insolvency laws may impair the trustee’s ability to enforce remedies under the notes.

We are amalgamated under the laws of Canada and a portion of our assets are located in Canada. The rights of a trustee in a bankruptcy proceeding to enforce remedies may be significantly impaired by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling an “insolvent person” to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal or plan of compromise or arrangement for consideration by all or some of its creditors to be voted on by the various classes of its creditors. Such a restructuring proposal or plan of compromise or arrangement, if accepted by the requisite majorities of creditors and approved by the court, may be binding on persons, such as holders of the notes, who may not otherwise be willing to accept it. Moreover, this legislation permits, in certain circumstances, an insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument.

The powers of the court under the Bankruptcy and Insolvency Act (Canada) and particularly under the Companies’ Creditors Arrangement Act (Canada) have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, if we were to seek protection under such Canadian bankruptcy legislation following commencement of, or during, a bankruptcy proceeding, payments under the notes and any subsidiary guarantee may be discontinued, the trustee under the indenture governing the notes may be unable to exercise its rights under the indenture, and holders of the notes may not be compensated for any delays in payments of principal and interest.

Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor’s property, wherever located, including property situated in other countries. We cannot assure you, however, that courts outside of the United States would recognize a U.S. bankruptcy court’s jurisdiction. Accordingly, difficulties may arise in administering a U.S. bankruptcy case involving a Canadian debtor like us with property located outside of the United States, and any orders or judgments of a bankruptcy court in the United States may not be enforceable outside the United States against us.

The guarantees may not be enforceable because of fraudulent conveyance laws.

The guarantors’ guarantees of the notes may be subject to review under federal bankruptcy law or relevant state fraudulent conveyance laws, or similar foreign laws, if a bankruptcy lawsuit is commenced by or on behalf of our or the guarantors’ unpaid creditors. Under these laws, if in such a lawsuit a court were to find that, at the time a guarantor incurred debt (including debt represented by the guarantee), such guarantor:

•	incurred this debt with the intent of hindering, delaying or defrauding current or future creditors; or

•	received less than reasonably equivalent value or fair consideration for incurring this debt and the guarantor (i) was insolvent or was rendered insolvent by reason of the related financing transactions, (ii) was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business, or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes;

then the court could void the guarantee or subordinate the amounts owing under the guarantee to the guarantor’s presently existing or future debt or take other actions detrimental to holders of the notes.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding and, as a result, there is uncertainty as to the standards a court would use to determine whether or not the guarantors were solvent at the relevant time. Generally, an entity would be considered insolvent if, at the time it incurred the debt or issued the guarantee: (i) it could not pay its debts or contingent liabilities as they become due; (ii) the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or (iii) the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and mature.

If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, holders of the notes will not have a claim against the guarantor and will only be our creditor or that of any guarantor whose obligation was not set aside or found to be unenforceable.

An active trading market may not develop and the market price for the notes may be volatile.

Upon issuance, no active trading market will exist for the notes. We do not intend to apply for listing of the notes on any securities exchange. As a result, an active trading market may not develop. If an active trading market does not develop for the notes, it could have an adverse effect on the market price of, and holders’ ability to sell, the notes.

In addition, the liquidity of any trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in:

•	the overall market for non-investment grade debt securities;

•	our financial performance or prospects; or

•	the prospects for companies in the remote telecommunications industry generally.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. The market for the notes, if any, may be subject to similar disruptions.

We also cannot assure investors in the notes as to the level of liquidity in the trading market for the notes issued in exchange for the original notes in accordance with the exchange offer described in “The Exchange Offer” or, in the case of any note holders that do not exchange their original notes in such exchange offer, the trading market for the notes following completion of the exchange offer.

Failure to tender original notes in the exchange offer may affect their marketability and will substantially limit, and may effectively eliminate, opportunities to sell your original notes in the future.

If original notes are tendered and accepted in the exchange offer, the trading market, if any, for the untendered and tendered but unaccepted original notes will be adversely affected. Your failure to participate in the exchange offer will substantially limit, and may effectively eliminate, opportunities to sell your original notes in the future.

We issued the original notes in a private placement exempt from the registration requirements of the Securities Act. Accordingly, you may not offer, sell or otherwise transfer your original notes except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from the securities laws, or in a transaction not subject to the securities laws. If you do not exchange your original notes for exchange notes in the exchange offer, your original notes will continue to be subject to these transfer restrictions after the completion of the exchange offer. In addition, after the completion of the exchange offer, you will no longer be able to obligate us to register the existing notes under the Securities Act.

THE EXCHANGE OFFER

Purpose and Effect of This Exchange Offer

In connection with the issuance of the original notes, we entered into a registration rights agreement dated as of February 13, 2006 with the initial purchasers of the original notes. In the registration rights agreement, we agreed to use our reasonable best efforts to (i) file an exchange offer registration statement with the SEC with respect to the offer to exchange the original notes for the exchange notes and (ii) have such exchange offer registration statement remain effective until 180 days after the closing of the exchange offer. The exchange offer registration statement of which this prospectus forms a part was filed in compliance with this obligation. The exchange notes will have terms substantially the same as to the original notes except that the exchange notes will not contain terms with respect to transfer restrictions and registration rights. The original notes were issued on February 13, 2006.

Each holder of original notes that wishes to participate in the exchange offer will be required to make the following representations:

•	Such holder has full power and authority to tender, sell, assign and transfer the original notes and the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when same are accepted by the Company;

•	Any exchange notes will be acquired in the ordinary course of such holder’s business;

•	At the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	Such holder is not our “affiliate”, as defined in Rule 405 of the Securities Act;

•	If such holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus in connection with any resale of such exchange notes; and

•	Such holder is not an initial purchaser holding exchange notes that have, or are reasonably likely to have, the status of an unsold allotment to an initial distribution.

Based on existing interpretations of the SEC staff with respect to similar transactions, we believe that the exchange notes issued pursuant to this exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	Such exchange notes are acquired in the ordinary course of the holder’s business;

•	Such holder is not engaged in, has no arrangement with any person to participate in, and does not intend to engage in, any public distribution of the exchange notes;

•	Such holder is not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•	If such holder is a broker-dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in any resale of such exchange notes.

Any holder who tenders in this exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

•	Cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters; and

•	Must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

This prospectus, as it may be amended or supplemented from time to time, may be used for an offer to resell or for other transfer of exchange notes only as specified in this prospectus. Participating broker-dealers may use this prospectus in connection with the resale of exchange notes for a period of up to 180 days from the date on which the exchange offer registration statement of which this prospectus is a part is first declared effective. Only broker-dealers that acquired the original notes as a result of market-making activities or other trading activities may participate in this exchange offer. Each participating broker-dealer who receives exchange notes for its own account in exchange for original notes that were acquired by such broker-dealer as a result of market-making or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of exchange notes. The letter of transmittal that accompanies this prospectus states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

This exchange offer is not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all original notes validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on the expiration date. The exchange offer will remain open for at least 20 full business days (as defined by Exchange Act Rule 14e-1(a)) and will expire at 5:00 p.m., New York City time, on October 20, 2006, or such later date and time to which we extend it (the “expiration date”). We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer. However, original notes may be tendered only in integral multiples of $1,000. The date of acceptance for exchange of the original notes, and completion of the exchange offer, will be the exchange date, which will be the first business day following the expiration date (unless such period is extended as described in this prospectus). The exchange notes issued in connection with this exchange offer will be delivered on the earliest practicable date following the exchange date.

The form and terms of the exchange notes will be substantially the same as the form and terms of the original notes except that (i) the exchange notes will have been registered under the Securities Act and will not bear legends restricting the transfer thereof and (ii) the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, which rights will terminate when the exchange offer is terminated. The exchange notes will evidence the same debt as the original notes and will be entitled to the benefits of the same indenture that authorized the issuance of the original notes.

As of the date of this prospectus, $150,000,000 principal amount of the original notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of original notes.

We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Original notes that are not tendered for exchange in this exchange offer will remain outstanding and continue to accrue interest and holders of the original notes will be entitled to the rights and benefits of such holders under the indenture.

We shall be deemed to have accepted validly tendered original notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in certain circumstances, in connection with the exchange offer. See “— Fees and Expenses.”

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the original notes, without expense, to the tendering holder promptly after the expiration date.

Expiration date; Extensions; Amendments

This exchange offer will expire at 5:00 p.m., New York City time, on October 20, 2006, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will notify the registered holders as promptly as practicable by public announcement thereof, the announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to extend the period of time during which the exchange offer is open, and thereby delay accepting any original notes, and to extend or terminate the exchange offer at any time and from time to time prior to the expiration date by giving written notice to the exchange agent, and by public announcement communicated by no later than 9:00 a.m. on the next business day following the previously scheduled expiration date, unless otherwise required by applicable law or regulation, by press release or other public announcement.

We reserve the right, in our sole discretion, subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer, in accordance with applicable rules of the SEC and published interpretations of the SEC staff, for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

Interest on the Exchange Notes

Each exchange note will bear interest from its date of original issuance. Holders of original notes that are accepted for exchange and exchanged for exchange notes will receive, in cash, accrued interest thereon to, but not including, the original issuance date of the exchange notes. The original notes will bear interest at a rate per annum of 9 5/8% through the date next preceding the date of the original issuance of the exchange notes. Such interest will be paid on the first interest payment date for the exchange notes. Interest on the original notes accepted for exchange and exchanged in the exchange offer will cease to accrue on the date next preceding the date of original issuance of the exchange notes. The exchange notes will bear interest (as do the original notes) at a rate per annum of 9 7/8%, which interest will be payable semi-annually on each February 15 and August 15, commencing on February 15, 2007.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your original notes to the exchange agent as described below. We will only issue exchange notes in exchange for original notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the original notes, and you should follow carefully the instructions on how to tender your original notes. It is your responsibility to properly tender your original notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we, nor the exchange agent is required to notify you of defects in your tender.

If you have any questions or need help in exchanging your original notes, please contact the exchange agent at the address or telephone number described below.

All of the original notes were issued in book-entry form, and all of the original notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the original notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their original notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender original notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange original notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the original notes.

Determinations Under the Exchange Offer.  We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered original notes and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of original notes will not be deemed made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date of the exchange.

When We Will Issue Exchange Notes.  In all cases, we will issue exchange notes for original notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date:

•	a book-entry confirmation of such original notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Outstanding Notes Not Accepted or Exchanged.  If we do not accept any tendered original notes for exchange or if original notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged original notes will be returned without expense to their tendering holder. Such non- exchanged original notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Participating broker-dealers.  Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where those original notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See “Plan of Distribution.”

Withdrawal of Tenders

Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn original notes and otherwise comply with the ATOP procedures.

We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any original notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any original notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the original notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn original notes by following the procedures described under “— Procedures for tendering” above at any time on or prior to the expiration date of the exchange offer.

Conditions

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate or amend the exchange offer if at any time before the expiration of the exchange offer, we determine (i) that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or (iii) all governmental approvals that we deem necessary for the consummation of the exchange offer have not been obtained.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for those original notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In any of those events we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

All executed letters of transmittal should be directed to the exchange agent. JPMorgan Chase Bank, N.A. has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

J.P. Morgan Trust Company, National Association
Institutional Trust Services
2001 Bryan Street, 9th Floor
Dallas, Texas 75201
Attention: Exchanges, Frank Ivins
By Facsimile: (214) 468-6494
Confirm by Telephone: (800) 275-2048

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitations may be made by telegraph, telephone or in person by our officers and regular employees and our affiliates.

We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Our expenses in connection with this exchange offer include SEC registration fees, fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs and related fees and expenses.

Transfer Taxes

Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those original notes.

Consequences of Failure to Exchange

Holders of original notes who do not exchange their original notes for exchange notes under this exchange offer will remain subject to the restrictions on transfer applicable in the original notes (i) as set forth in the legend printed on the original notes as a consequence of the issuance of the original notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) otherwise as set forth in the offering memorandum distributed in connection with the private offering of the original notes.

Any original notes not tendered by their holders in exchange for exchange notes in this exchange offer will not retain any rights under the registration rights agreement (except in certain limited circumstances).

In general, you may not offer or sell the original notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration requirements of the Securities Act and applicable state securities laws. We do not intend to register resales of the original notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of business and the holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in, any public distribution of the exchange notes to be acquired in this exchange offer. Any holder who tenders in this exchange offer and is engaged in, has an arrangement with any person to participate in, or intends to engage in, any public distribution of the exchange notes (i) may not rely on the applicable interpretations of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Other

Participation in this exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision as to what action to take.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the original notes. We will not receive any cash proceeds from the issuance of the exchange notes under the exchange offer.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2006. This table has been prepared in accordance with Canadian GAAP and should be read in conjunction with the disclosure under “Use of Proceeds,” “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Restated Credit Agreement,” and our historical consolidated financial statements and related notes appearing elsewhere in this prospectus.

As of
June 30, 2006
($ in millions)

Cash and cash equivalents	$54.1

Debt:
Senior credit agreement(1)
Revolving operating facility	$—
Term B facility	225.0
9 7/8% senior notes	150.0
Other debt	0.7

Total debt	375.7
Shareholders’ equity	194.9

Total capitalization	$570.6

(1)	Our senior credit agreement consists of: (i) a five-year $25.0 million revolving operating facility; (ii) a five-year Term A facility of up to $20.0 million; and (iii) a six-year Term B facility of up to $225.0 million. The Term A facility is available only for post-closing adjustments to the purchase price under the share purchase agreement. Unused commitments under the Term A facility will be terminated upon the finalization of the purchase price adjustments, if any, under the share purchase agreement. See “Description of Restated Credit Agreement.”

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements consist of our unaudited pro forma consolidated statements of operations for the fiscal year ended December 31, 2005 and the six months ended June 30, 2006. These unaudited pro forma consolidated financial statements give effect to the following assumed pro forma transactions as described in the notes to the unaudited pro forma consolidated financial statements:

•	the acquisition of Xantic by Stratos;

•	the refinancing of Stratos’ existing Term B facility and revolving operating facility with the restated senior credit agreement; and

•	the issuance of the original notes

as if they had occurred on January 1, 2005.

No balance sheet is included because Stratos’ balance sheet at June 30, 2006 included elsewhere in this prospectus gives effect to these transactions.

The pro forma adjustments that give effect to the various events described in the notes to the unaudited pro forma consolidated financial statements are based on information available at the time of preparation of the unaudited pro forma consolidated financial statements and upon certain assumptions that we believe are reasonable. We have accounted for the acquisition of Xantic using the purchase method and have allocated the purchase price to the assets acquired and liabilities assumed based on their estimated fair market values at the date of acquisition. The adjustments included in the unaudited pro forma consolidated financial statements reflect our preliminary assumptions and estimates based on available information. We cannot assure you that the actual adjustments will not vary from the estimated adjustments included in the unaudited pro forma consolidated financial statements, and such differences may be significant.

The unaudited pro forma consolidated financial statements may not be indicative of the results of operations or financial condition that would have occurred or that may be obtained in the future if the transactions described above had occurred as presented in these statements. In addition, future results may vary from the results reflected in these statements because of continued price competition, changes in product mix and the introduction of new services, all of which have resulted in reduced gross margins over the past several years. As well, general economic conditions, our ability to integrate Xantic’s operations with our current businesses and other factors, many of which are beyond our control, may affect future results. See “Risk Factors” included elsewhere in this prospectus.

These unaudited pro forma consolidated financial statements should be read in conjunction with the notes thereto, the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements of Stratos and Xantic, including the notes thereto, included elsewhere in this prospectus.

The Stratos consolidated financial statements and Xantic consolidated financial statements have been prepared in accordance with Canadian GAAP and Dutch GAAP, respectively, each of which differs in certain respects from U.S. GAAP. See note 22 to the audited annual consolidated financial statements of Stratos and note 22 to the unaudited interim consolidated financial statements of Stratos included elsewhere in this prospectus, and note 4 to these unaudited pro forma consolidated financial statements, for differences pertaining to Stratos. See note 21 to the audited consolidated financial statements of Xantic for the year ended December 31, 2005 elsewhere in this prospectus for differences pertaining to Xantic.

STRATOS GLOBAL CORPORATION

Unaudited Pro Forma Consolidated Statement of Operations

	For the Year Ended December 31, 2005
		Xantic (Note 1)
	Stratos	Dutch	CDN GAAP			Pro Forma Adjustments			U.S.GAAP
	CDN GAAP	GAAP	Adjustments		CDN GAAP	Acquisition	Refinancing	Pro Forma	Adjustments	Pro Forma
	Historical	Historical	(Note 2)		Historical	(Note 3(a))	(Note 3(b))	CDNGAAP	(Note 4)	U.S. GAAP
	($ in millions)

Revenue	$381.0	$198.7	$(5.1	)(a)	$193.6	$—	$—	$574.6	$—	$574.6
Cost of goods and services	271.3	139.3	0.4	(b)	139.7	(8.4)	—	402.6	(0.6)	402.0

Gross margin	109.7	59.4	(5.5)		53.9	8.4	—	172.0	0.6	172.6

Operating expenses	51.5	26.3	(4.1	)(c)	22.2	—	—	73.7	—	73.7
Interest expense	11.4	0.7	(0.4	)(d)	0.3	—	22.0	33.7	(1.1)	32.6
Depreciation and Amortization	36.6	8.9	(0.6	)(e)	8.3	1.2	—	46.1	—	46.1
Other costs (income)	0.5	(12.5)	3.1	(f)	(9.4)	—	—	(8.9)	—	(8.9)
Non-controlling interest	0.1	—	—		—	—	—	0.1	—	0.1
Equity in earnings of Investee	(0.7)	—	—		—	—	—	(0.7)	—	(0.7)

	99.4	23.4	(2.0)		21.4	1.2	22.0	144.0	(1.1)	142.9

Earnings (loss) before income taxes	10.3	36.0	(3.5)		32.5	7.2	(22.0)	28.0	1.7	29.7
Income tax expense (recovery)	4.9	(4.4)	6.4	(g)	2.0	1.6	(7.5)	1.0	0.5	1.5

Net earnings (loss)	$5.4	$40.4	$(9.9)		$30.5	$5.6	$(14.5)	$27.0	$1.2	$28.2

Basic and diluted earnings per share	$0.13							$0.62		$0.65

Weighted average common shares outstanding (in thousands)	43,221							43,221		43,221

Weighted average common shares outstanding, assuming dilution (in thousands)	43,251							43,251		43,251

See accompanying notes

STRATOS GLOBAL CORPORATION

Unaudited Pro Forma Consolidated Statement of Operations

	For the Six Months Ended June 30, 2006
		Xantic (Note 1)
	Stratos	Dutch	CDN GAAP			Pro Forma Adjustments			U.S.GAAP
	CDN GAAP	GAAP	Adjustments		CDN GAAP	Acquisition	Refinancing	Pro Forma	Adjustments	Pro Forma
	Historical	Historical	(Note 2)		Historical	(Note 3(a))	(Note 3(b))	CDNGAAP	(Note 4)	U.S. GAAP
	($ in millions, except share and per share amounts)

Revenue	$258.6	$22.8	$—	(a)	$22.8	$—	$—	$281.4	$—	$281.4
Cost of goods and services	194.6	17.2	—	(b)	17.2	(0.7)	—	211.1	(0.2)	210.9

Gross margin	64.0	5.6	—		5.6	0.7	—	70.3	0.2	70.5

Operating expenses	34.5	3.0	(0.1	)(c)	2.9	—	—	37.4	0.4	37.8
Interest expense	17.6	—	—	(d)	—	—	0.1	17.7	—	17.7
Depreciation and Amortization	19.9	0.9	—	(e)	0.9	0.3	—	21.1	—	21.1
Other costs	25.3	0.1	—	(f)	0.1	—	—	25.4	—	25.4
Non-controlling interest	0.1	—	—		—	—	—	0.1	—	0.1
Equity in earnings of Investee	(0.5)	—	—		—	—	—	(0.5)	—	(0.5)

	96.9	4.0	(0.1)		3.9	0.3	0.1	101.2	0.4	101.6

Earnings (loss) before income taxes	(32.9)	1.6	0.1		1.7	0.4	(0.1)	(30.9)	(0.2)	(31.1)
Income tax expense (recovery)	(4.0)	0.1	—	(g)	0.1	0.1	(0.6)	(4.4)	—	(4.4)

Net earnings (loss)	$(28.9)	$1.5	$0.1		$1.6	$0.3	$0.5	$(26.5)	$(0.2)	$(26.7)

Basic and diluted earnings per share	$(0.69)							$(0.63)		$(0.64)

Weighted average common shares outstanding (in thousands)	41,995							41,995		41,995

Weighted average common shares outstanding, assuming dilution (in thousands)	41,995							41,995		41,995

See accompanying notes

STRATOS GLOBAL CORPORATION

Notes to Unaudited Pro Forma Consolidated Financial Statements

1.	Basis of Presentation

These unaudited pro forma consolidated financial statements give effect to the following assumed pro forma transactions as further described in Note 3 to these unaudited pro forma consolidated financial statements:

•	the acquisition of Xantic by Stratos;

•	the refinancing of Stratos’ existing Term B facility and revolving operating facility with the restated original credit agreement; and

•	the issuance of the original notes.

The unaudited pro forma consolidated statements of operations of Stratos have been prepared by management in accordance with Canadian generally accepted accounting principles, or Canadian GAAP and United States generally accepted accounting principles, or U.S. GAAP, which, except as explained in Note 4, conform in all material respects. For Xantic, Netherlands generally accepted accounting principles, or Dutch GAAP, Canadian GAAP and U.S. GAAP conform in all material respects after considering the adjustments as described in Notes 2 and 4. In the opinion of management these unaudited pro forma financial statements contain all the adjustments required for fair presentation. These unaudited pro forma consolidated financial statements have been prepared as follows:

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 has been derived from the audited statements of operations of Stratos and Xantic for the year ended December 31, 2005, both included elsewhere in this prospectus.

a) The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2006 has been derived from the unaudited statement of operations of Stratos for the six months ended June 30, 2006 (which includes the results of Xantic from February 14, 2006 to June 30, 2006) included elsewhere in this prospectus and the unaudited statement of operations of Xantic for the period from January 1, 2006 to February 14, 2006 (prior to the close of the acquisition).

b) Xantic’s historical statements of operations for the fiscal year ended December 31, 2005 and the period from January 1, 2006 to February 14, 2006 included in the unaudited pro forma consolidated financial statements, have been adjusted by Stratos to conform with the presentation of Stratos’ financial statements.

The unaudited pro forma consolidated statements of operations gives effect to the adjustments as if they had occurred on January 1, 2005.

These unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or the results of operations that would have occurred if the events reflected therein had been in effect at the dates indicated or of the operating results that may be obtained in the future.

These unaudited pro forma consolidated financial statements should be read in conjunction with the annual financial statements of Stratos and Xantic.

2.	Canadian GAAP Adjustments — Xantic

In certain respects, Dutch GAAP differs from Canadian GAAP. The consolidated statements of operations for Xantic for the fiscal year ended December 31, 2005 and the period from January 1, 2006 to February 14, 2006 used in preparing the pro forma consolidated financial statements have been adjusted to conform to Canadian GAAP as detailed in Note 21 to the audited annual consolidated financial statements of Xantic. In addition, Xantic’s AMOS business (software solutions for the Maritime markets) has been removed from these

STRATOS GLOBAL CORPORATION

Notes to Unaudited Pro Forma Consolidated Financial Statements — (Continued)

2.	Canadian GAAP Adjustments — Xantic — (Continued)

pro forma consolidated financial statements as it was a discontinued operation for Canadian GAAP purposes. A summary of these adjustments is as follows:

	Fiscal Year	Six Months
	Ended	Ended
	December 31,	June 30,
	2005	2006
	($ in millions)

a) Revenue
Removal of discontinued operations	$(5.4)	$—
Revenue recognition on sale of hardware	0.3	—

	(5.1)	—

b) Cost of goods and services
Removal of discontinued operations	(0.8)	—
Revenue recognition on sale of hardware	0.2	—
Provisions — onerous contracts	1.0	—

	0.4	—

c) Operating expenses
Removal of discontinued operations	(8.2)	—
Provisions — onerous contracts	1.8	0.1
Provisions — restructuring	0.5	—
Internally developed software	(0.2)	—
Early retirement provisions	(0.2)	—
Employee benefits — pensions	0.2	—
Leases	(0.3)	(0.1)
Derivatives	2.3	(0.1)

	(4.1)	(0.1)

d) Interest expense
Provisions — onerous contracts	(0.4)	—

e) Depreciation and amortization
Business combinations	(0.5)	(0.1)
Internally developed software	(0.3)	—
Leases	0.2	0.1

	(0.6)	—

f) Other costs
Removal of discontinued operations	0.2	—
Provisions — restructuring	2.9	—

	3.1	—

STRATOS GLOBAL CORPORATION

Notes to Unaudited Pro Forma Consolidated Financial Statements — (Continued)

	Fiscal Year	Six Months
	Ended	Ended
	December 31,	June 30,
	2005	2006
	($ in millions)

2. Canadian GAAP Adjustments — Xantic — (Continued)
g) Income tax provision (recovery)
Removal of discontinued operations	$(0.1)	$—
Future tax effect of above adjustments	(2.3)	—
Valuation allowance for future tax assets	8.8	—

	6.4	—

3.	Transaction Adjustments

Stratos purchased 100% of the outstanding shares of Xantic for an aggregate base purchase price, paid at closing, of $191.3 million, subject to post-closing adjustments based on Xantic’s audited financial statements for the twelve months ended December 31, 2005. Stratos currently estimates that there would be a purchase price adjustment of approximately $20.0 million. This estimate is subject to change pending the completion of all related requirements under the share purchase agreement. The acquisition closed on February 14, 2006. The Company funded this acquisition and the refinancing of its existing Term B facility through the issuance of $270 million of amended and restated senior credit facilities ($45 million of which was undrawn at closing) and the issuance of $150 million in senior notes at 9.875%.

Under the purchase method of accounting, the total estimated purchase price is allocated to Xantic’s assets acquired and liabilities assumed based on their estimated fair market values as of the date of the completion of the acquisition. The purchase price adjustments include adjustments to Xantic’s accounting policies to harmonize with those of Stratos. The purchase price allocation is preliminary and has been allocated based on a preliminary estimate of the fair market values of the assets acquired and the liabilities assumed. The final determination of the purchase price allocation may differ significantly from the preliminary amounts presented.

STRATOS GLOBAL CORPORATION

Notes to Unaudited Pro Forma Consolidated Financial Statements — (Continued)

3.	Transaction Adjustments — (Continued)

Based on the preliminary estimates, the acquisition and refinancing had the following impact:

a)  Acquisition Adjustments

Pro forma adjustments resulting from the acquisition include the following:

	Fiscal Year	Six Months
	Ended	Ended
	December 31,	June 30,
	2005	2006
	($ in millions)

Cost of goods and services:
Increase in volume discounts in accordance with the Inmarsat commercial framework agreement(i)	$(8.4)	$(0.7)

Depreciation and amortization:
Removal of Xantic existing depreciation and amortization	(8.3)	(0.9)
Depreciation of Xantic capital assets using Stratos’ depreciation and amortization policies	2.8	0.4
Amortization of intangibles recorded upon acquisition of Xantic	6.7	0.8

	1.2	0.3

Income tax recovery:
Income tax effect of the above noted adjustments	$1.6	$0.1

(i)	Both Stratos and Xantic operate under the commercial framework agreement between Inmarsat and its distributors. This agreement provides discounts based on the amount of airtime purchased. Under the agreement, the increased airtime purchased as a result of the acquisition of Xantic will result in increased volume discounts. These additional discounts have been reflected in the pro forma results as a reduction to costs of goods and services.

b)  Refinancing Adjustments

The impact of the refinancing on interest expense on a pro forma basis is as follows:

	Fiscal Year	Six Months
	Ended	Ended
	December 31,	June 30,
	2005	2006
	($ in millions)

Elimination of interest expense (including amortization of prior deferred financing charges) on the retired non-revolving Term B facility and revolving operating facility with interest rates of LIBOR + 2.25% and LIBOR + 1.45%, respectively	$(9.7)	$(4.0)
Interest expense (including amortization of new deferred financing charges) on the refinanced senior credit facilities and on the notes	31.7	4.1

Net increase in interest expense	$22.0	$0.1

Income tax expense has been adjusted for the preceding refinancing adjustments using the basic statutory income tax rate applicable to the jurisdictions where the adjustments occurred.

STRATOS GLOBAL CORPORATION

Notes to Unaudited Pro Forma Consolidated Financial Statements — (Continued)

4.	U.S. GAAP Adjustments — Stratos and Xantic

In certain respects, Canadian GAAP differs from U.S. GAAP. The unaudited pro forma consolidated statements of operations have been adjusted to conform to U.S. GAAP as follows:

	Fiscal Year	Six Months
	Ended	Ended
	December 31,	June 30,
	2005	2006
	($ in millions)

Cost of goods and services
Deferred start-up costs(a)	$(0.5)	$(0.2)
Deferred development costs(a)	(0.1)	—

	(0.6)	(0.2)

Operating expense
Stock-based compensation costs(b)	—	0.4

Interest expense
Interest rate swap(c)	(1.1)	—

Income tax (provision) recovery
Income tax impact of the above noted adjustments	0.5	—

a)  Deferred Start-Up and Development Costs

Under Canadian GAAP, start-up costs are deferred and amortized over periods not exceeding five years based on the expected period and pattern of benefit of the deferred expenditures. Certain development costs are capitalized and amortized over their estimated useful lives if they meet the criteria for deferral. Under U.S. GAAP, these costs are charged to expense in the period incurred. The difference between U.S. GAAP and Canadian GAAP represents the start-up and deferred development costs capitalized in the respective period, net of the reversal of amortization expense recorded for Canadian GAAP relating to amounts previously capitalized.

b)  Stock-based compensation costs

During 2003 the Company elected to adopt the fair value method of accounting for stock options granted to directors, officers and employees on or after January 1, 2003 under Canadian GAAP.

In accordance with the transitional provisions available under Canadian GAAP, the company provides pro forma disclosures of net earnings and related per share amounts using the fair value method of accounting for such stock options granted in 2002.

Prior to January 1, 2006, for U.S. GAAP purposes, the Company adopted fair value accounting under the prospective method as permitted under SFAS 123, Accounting for Stock-based Compensation. Under U.S. GAAP pro forma disclosures were required to reflect, to the extent applicable, the impact of all options granted to directors, officers and employees since December 15, 1995, the effective date of SFAS 123.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123(R), Share-Based Payment, using the modified prospective transition method. Under this transaction method, stock-based compensation expense recognized for the six months ended June 30, 2006 includes compensation cost for all stock options issued prior to January 1, 2006 but not yet vested as of January 1, 2006 as well as compensation cost for options issued on or after January 1, 2006. Results for prior periods have not been

STRATOS GLOBAL CORPORATION

Notes to Unaudited Pro Forma Consolidated Financial Statements — (Continued)

4.	U.S. GAAP Adjustments — Stratos and Xantic — (Continued)

restated. The adoption of this standard resulted in an increase in stock based compensation expense of $0.4 million for the six months ended June 30, 2006 or $0.01 per share.

c)  Derivative Instruments

The Company’s interest rate swap transactions meet the criteria for hedge accounting and are accounted for as hedges under Canadian GAAP. Under U.S. GAAP, all derivatives are recorded on the balance sheet at fair value and Statement of Financial Accounting Standards (“SFAS”) 133, Accounting for Derivative Instruments and Hedging Activities, establishes certain criteria to be met and documentation to be in place in order to designate a derivative instrument as a hedge and to deem a hedge as effective. As certain elements of the prescribed documentation were not in place in accordance with U.S. GAAP related to the two swap transactions which expired in December 2005 these interest rate swaps are not eligible for hedge accounting. As a result, under U.S. GAAP, any changes in fair value of the swaps are reflected as a charge or credit to income in the period.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected historical consolidated financial data for Stratos as of December 31, 2004 and 2005 and for each of the three years ended December 31, 2003, 2004 and 2005 set forth below have been derived from Stratos’ audited consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2001, 2002 and 2003 and for the years ended December 31, 2001 and 2002 have been derived from Stratos’ audited consolidated financial statements not included in this prospectus. The selected historical consolidated financial data as of and for the six months ended June 30, 2006 and for the six months ended June 30, 2005 set forth below have been derived from Stratos’ unaudited interim consolidated financial statements included elsewhere in this prospectus, which include, in the opinion of our management, all adjustments, consisting only of normal and recurring adjustments, necessary to present fairly our results of operations and financial condition for the periods and dates presented. The results of operations for an interim period are not necessarily indicative of the results for the full year or any other interim period. The selected historical consolidated financial data for Xantic as of December 31, 2003, 2004 and 2005 and for each of the three years then ended set forth below have been derived from Xantic’s audited consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2001 and 2002 and for each of the years then ended have been derived from Xantic’s audited consolidated financial statements not included in this prospectus.

The Stratos consolidated financial statements from which the selected historical consolidated financial data were derived were prepared in accordance with Canadian GAAP, and the Xantic consolidated financial statements have been prepared in accordance with Dutch GAAP, each of which differs in certain respects from U.S. GAAP. For a discussion of the principal differences between Canadian GAAP and U.S. GAAP as they relate to Stratos’ financial statements, see note 22 to Stratos’ audited consolidated financial statements and note 22 to Stratos’ unaudited interim financial statements included elsewhere in this prospectus. For a discussion of the principal differences between Dutch GAAP and U.S. GAAP as they relate to Xantic’s financial statements, see note 21 to Xantic’s audited consolidated financial statements for the year ended December 31, 2005 included elsewhere in this prospectus. You should read the selected historical consolidated financial data set forth below in conjunction with the consolidated financial statements and the related notes of each of Stratos and Xantic and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	Stratos
	Selected Consolidated Historical Financial Data
							As at and for the
	As at and for the Year Ended December 31,						Six Months Ended June 30,
	2001	2002	2003	2004	2005	2005	2005	2006	2006
	(Restated)(1)	(Restated)(1)				(Pro forma)			(Pro forma)
	($ in millions)

Amounts under Canadian GAAP
Statement of Operations Data:
Revenue	$289.1	$326.8	$397.2	$367.8	$381.0	$574.6	$185.2	$258.6	$281.4
Cost of goods and services	180.3	208.6	259.2	246.3	271.3	402.6	129.6	194.6	211.1

Gross margin	108.8	118.2	138.0	121.5	109.7	172.0	55.6	64.0	70.3
Operating expenses	46.1	46.7	49.2	43.3	51.5	73.7	24.9	34.5	37.4
Interest expense	36.8	24.7	15.3	11.7	11.4	33.7	5.6	17.6	17.7
Depreciation and amortization	35.6	27.7	29.5	29.0	36.6	46.1	18.1	19.9	21.1
Other costs (income)	9.1	—	(6.8)	3.6	0.5	(8.9)	0.4	25.3	25.4
Non-controlling interest	—	—	—	—	0.1	0.1	—	0.1	0.1
Equity in earnings of investee	—	—	—	—	(0.7)	(0.7)	(0.3)	(0.5)	(0.5)

Earnings (loss) before income taxes	(18.8)	19.1	50.8	33.9	10.3	28.0	6.9	(32.9)	(30.9)
Income tax expense (recovery)	4.4	5.8	12.7	8.7	4.9	1.0	3.0	(4.0)	(4.4)

Net earnings (loss)	$(23.2)	$13.3	$38.1	$25.2	$5.4	$27.0	$3.9	$(28.9)	$(26.5)

	Stratos
	Selected Consolidated Historical Financial Data
												As at and for the
	As at and for the Year Ended December 31,											Six Months Ended June 30,
	2001	2002		2003		2004		2005		2005		2005		2006	2006
	(Restated)(1)	(Restated)(1)								(Pro forma)					(Pro forma)
	($ in millions, except ratios, share and per share amounts)

Cash Flow Data:
Cash flow provided by (used in) operating activities	$(4.4)	$59.1		$68.0		$85.8		$30.7		N/A		$17.3		$14.3	N/A
Cash flow provided by (used in) investing activities	$(0.9)	$(24.1)		$0.7		$(27.8)		$(44.4)		N/A		$(26.4)		$(185.6)	N/A
Cash flow provided by (used in) financing activities	$(1.1)	$(18.8)		$(78.8)		$11.2		$(52.5)		N/A		$(50.5)		$210.9	N/A
Share amounts:
Number of shares at end of period (in thousands)	39,506	49,119		49,120		49,379		41,992		41,992		41,989		41,998	41,998
Weighed average number of shares Basic (in thousands)	39,505	45,911		49,119		49,337		43,221		43,221		44,452		41,995	41,995
Diluted (in thousands)	39,505	46,112		49,324		49,500		43,251		43,251		44,512		41,995	41,995
Earnings (loss) per share Basic and diluted	$(0.59)	$0.29		$0.77		$0.51		$0.13		$0.62		$0.09		$(0.69)	$(0.63)
Other Data:
EBITDA(2)	$62.7	$71.5		$88.8		$78.2		$58.2		$98.3		$30.7		$29.5	$32.9
Capital expenditures	$21.6	$21.5		$19.6		$22.5		$25.8		$28.0		$12.6		$12.1	$13.1
Ratio of earnings to fixed charges(3)	—	1.7	x	4.0	x	3.5	x	1.7	x	1.8	x	2.0	x	—	—
Balance Sheet Data:
Cash and cash equivalents	$5.3	$21.5		$11.5		$80.7		$14.5		$30.1		$21.0		$54.1	(5)
Total assets	$521.0	$510.0		$485.8		$529.6		$495.3		$795.9		$499.0		$783.5	(5)
Total debt	$326.8	$214.5		$140.7		$150.8		$164.2		$375.8		$165.9		$375.7	(5)
Capital stock	$160.9	$252.5		$252.5		$254.1		$216.1		$216.1		$216.1		$216.1	(5)
Shareholders’ equity	$110.6	$215.4		$253.8		$281.4		$222.9		$220.0		$220.7		$194.9	(5)
Amounts under U.S. GAAP
Statement of Operations Data:
Revenue	$289.1	$326.8		$397.2		$367.8		$381.0		$574.6		$185.2		$258.6	$281.4
Cost of goods and services	$180.2	$206.1		$255.6		$243.2		$268.4		$402.0		$128.1		$191.9	$210.9
Operating expenses (excluding depreciation and amortization and asset impairment charge)(4)	$65.2	$49.5		$62.2		$48.7		$53.5		$73.7		$26.3		$38.9	$37.8
Interest expense	$44.1	$30.7		$10.3		$6.2		$10.3		$32.6		$4.8		$17.5	$17.7
Depreciation and amortization	$34.6	$27.7		$29.5		$29.0		$36.6		$46.1		$18.1		$19.9	$21.1
Asset impairment charge	$—	$—		$5.5		$2.2		$0.2		$0.2		$0.2		$23.8	$23.8
Net earnings (loss)	$(39.0)	$6.9		$44.2		$37.1		$6.6		$28.2		$4.7		$(29.1)	$(26.7)
Balance Sheet Data:
Cash and cash equivalents	$5.3	$21.5		$11.5		$80.7		$14.5		$30.1		$21.0		$54.1	(5)
Total assets	$497.0	$485.6		$462.4		$507.9		$476.3		$777.0		$477.6		$765.7	(5)
Total debt	$326.8	$214.5		$140.7		$150.8		$164.2		$375.8		$165.9		$375.7	(5)
Capital stock	$160.9	$254.1		$254.1		$256.2		$218.2		$218.2		$218.2		$218.2	(5)
Shareholders’ equity	$80.7	$180.8		$225.5		$265.1		$210.0		$209.1		$205.2		$183.1	(5)

(1)	Restated. Effective January 1, 2004, we implemented the recommendations of the Canadian Institute of Chartered Accountants (“CICA”) with respect to asset retirement obligations. Under these recommendations, the fair value of legal obligations associated with the retirement of tangible long-lived assets must be recognized in the financial statements in the period in which the liability is incurred. This standard was applied retroactively with restatement of prior periods for Canadian GAAP numbers. See note 2(b) to our audited consolidated financial statements included elsewhere in this prospectus.

(2)	We define “EBITDA” as net earnings (loss) before interest expense, income tax expense, depreciation and amortization, equity in net earnings of investee, non-controlling interest and other costs (income). Management believes that EBITDA is a useful tool for investors and other users of our financial statements in assessing our ability to service and/or incur more indebtedness, maintain current operating levels of capital assets and acquire additional operations and businesses. Management believes that the most directly comparable GAAP measure is net earnings.

A reconciliation of EBITDA to net earnings under Canadian GAAP is as follows:

							As at and for the
	As at and for the Year Ended December 31,						Six Months Ended June 30,
	2001	2002	2003	2004	2005	2005	2005	2006	2006
	(Restated)(1)	(Restated)(1)				(Pro forma)			(Pro forma)
	($ in millions)

Net earnings (loss)	$(23.2)	$13.3	$38.1	$25.2	$5.4	$27.0	$3.9	$(28.9)	$(26.5)
Interest expense	36.8	24.7	15.3	11.7	11.4	33.7	5.6	17.6	17.7
Income tax expense (recovery)	4.4	5.8	12.7	8.7	4.9	1.0	3.0	(4.0)	(4.4)
Depreciation and amortization	35.6	27.7	29.5	29.0	36.6	46.1	18.1	19.9	21.1
Equity in earnings of investee	—	—	—	—	(0.7)	(0.7)	(0.3)	(0.5)	(0.5)
Non-controlling interest	—	—	—	—	0.1	0.1	—	0.1	0.1
Other costs (income)	9.1	—	(6.8)	3.6	0.5	(8.9)	0.4	25.3	25.4

EBITDA	$62.7	$71.5	$88.8	$78.2	$58.2	$98.3	$30.7	$29.5	$32.9

(3)	For the purposes of computing the ratio of earnings to fixed charges, “earnings” includes pretax income (or loss) from continuing operations, which excludes the effects of discontinued operations, extraordinary items, undistributed earnings in equity-method investees, and fixed charges less capitalized interest during the period. “Fixed charges” includes interest expenses, including capitalized interest, amortization of discounts or premiums on indebtedness and a reasonable estimate of the interest within rental expense. For the year ended December 31, 2001 and the six months ended June 30, 2006, earnings were inadequate to cover fixed charges due to deficiencies of approximately $18.8 million and $33.4 million, respectively.

(4)	U.S. GAAP requires operating expenses to include items such as depreciation and amortization, the write-off of deferred acquisition costs, asset impairment charges, restructuring costs, equity in earnings of investee and non-controlling interest. In the table of selected historical consolidated financial data above, depreciation and amortization and asset impairment charges have been excluded from operating expenses under U.S. GAAP. All of these items have been excluded from operating expenses in the Canadian GAAP financial statements.

(5)	The balance sheet at June 30, 2006 includes Xantic and therefore pro forma amounts are not relevant.

	Xantic
	Selected Consolidated Historical Financial Data
	As at and for the Year Ended December 31,
	2001	2002	2003	2004	2005
	($ in millions)

Amounts under Dutch GAAP
Statement of Operations Data:
Revenue	$258.7	$253.7	$236.0	$224.8	$201.0
Operating expenses excluding depreciation, amortization and impairments	230.2	261.5	248.3	209.5	161.0
Interest expense (income)	6.7	8.1	7.0	(3.5)	(1.7)
Depreciation, amortization and impairments	21.1	95.4	32.3	10.3	8.9
Result from investments	—	—	(29.7)	—	(3.1)

Earnings (loss) before income taxes	0.7	(111.3)	(21.9)	8.5	35.9
Income tax expense (recovery)	1.0	1.2	(0.6)	0.6	(4.5)

Net earnings (loss)	$(0.3)	$(112.5)	$(21.3)	$7.9	$40.4

Cash Flow Data:
Cash flow provided by (used in) operating activities	$39.6	$28.3	$35.8	$23.5	$20.3
Cash flow provided by (used in) investing activities	$(40.6)	$(15.1)	$50.9	$(3.9)	$(1.8)
Cash flow provided by (used in) financing activities	$—	$—	$(75.0)	$(0.5)	$(0.5)
Other Data:
Capital expenditures	$19.9	$14.8	$6.5	$8.1	$2.2
Balance Sheet Data:
Cash and cash equivalents	$11.4	$24.4	$36.1	$55.1	$73.1
Total assets	$344.2	$262.3	$167.1	$161.9	$161.1
Total debt	$—	$75.0	$—	$—	$—
Shareholders’ equity	$176.0	$63.1	$42.1	$50.1	$89.7
Amounts under U.S. GAAP
Statement of Operations Data:
Revenue	(1)	(1)	(1)	$205.5	$193.6
Operating expenses (excluding depreciation and amortization)(2)	(1)	(1)	(1)	$193.8	$161.9
Interest expense (income)	(1)	(1)	(1)	$(1.4)	$0.3
Depreciation and amortization	(1)	(1)	(1)	$11.9	$8.3
Net earnings (loss)	(1)	(1)	(1)	$2.7	$30.5
Balance Sheet Data:
Cash and cash equivalents	(1)	(1)	(1)	$7.7	$15.2
Total assets	(1)	(1)	(1)	$155.3	$146.1
Total debt	(1)	(1)	(1)	$0.6	$0.4
Shareholders’ equity	(1)	(1)	(1)	$46.3	$74.1

(1)	No U.S. GAAP information is available for these periods.

(2)	Operating expenses under U.S. GAAP include items such as depreciation and amortization, asset impairment charges and restructuring costs. These items have been excluded from operating expenses in the Dutch GAAP financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with our financial statements including the notes thereto included elsewhere in the prospectus.

This MD&A contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are not historical facts, but rather are based on our current expectations, estimates, assumptions and projections about our industry, business and future financial results. Actual results could differ materially from the results contemplated by these forward-looking statements because of a number of factors, including those discussed in the section of the prospectus entitled “Risk Factors.”

Our financial statements have been prepared in U.S. dollars and in accordance with Canadian GAAP, which differs in certain respects with U.S. GAAP, primarily with respect to the treatment of (i) interest rate swaps, (ii) a foreign exchange contract, (iii) deferred start-up and development costs, (iv) deferred financing costs and (v) the income tax impact of these items. A reconciliation of our financial statements to U.S. GAAP is presented in note 22 to our audited consolidated financial statements as at and for the years ended December 31, 2005, 2004 and 2003 (the “Annual Financial Statements”) and note 22 to our unaudited interim consolidated financial statements as at and for the period ended June 30, 2006 (the “Interim Financial Statements”) included elsewhere in the prospectus.

Overview

We are a leading global provider of advanced mobile and fixed-site remote telecommunications services. We provide high-speed data and voice services to end-users typically operating beyond the reach of traditional wireline and wireless telecommunications networks. The primary end-users of our services consist of governmental agencies and military forces, oil and gas companies and maritime organizations. We offer a broad portfolio of remote telecommunications solutions to our customers, offering services over the mobile and fixed satellite systems of a number of the leading global and regional satellite system operators and through our owned and operated microwave and satellite telecommunications facilities. We also provide customized turnkey remote telecommunications solutions, value added services, and the equipment and engineering services to integrate the remote telecommunications we offer.

In managing our business and for reporting purposes, we divide our business into two operating segments: MSS and Broadband.

MSS

Our MSS segment provides mobile telecommunications services, primarily over the Inmarsat satellite system. The revenue derived from services provided over the Inmarsat satellite system accounted for approximately 80% of the MSS segment’s revenue and 60% of our consolidated revenue in the six months ended June 30, 2006. To provide Inmarsat services, we operate a terrestrial-based network, including land earth stations, or LESs, located in Australia, Canada, the Netherlands, New Zealand and the United Kingdom. Other MSS services accounted for 20% of MSS segment revenue in the six months ended June 30, 2006 and primarily consist of mobile telecommunications services sourced on a wholesale basis from mobile satellite system operators such as Iridium MSV, sales of mobile terminals and equipment, accounting authority services billed to customers and other ancillary services. Other MSS services, in general, have lower gross margins than Inmarsat services.

On February 14, 2006, the Corporation completed the acquisition of Xantic. Xantic was the third largest provider of Inmarsat services in 2004. The acquisition has strengthened Stratos’ MSS presence in Europe and Asia, enhanced the Corporation’s leading position in North America and provided us with greater reach across key market sectors, particularly in the Inmarsat maritime and aeronautical markets. See “— The Xantic Acquisition.”

Broadband

Our Broadband segment provides VSAT services, sourced on a wholesale basis from a number of the leading fixed satellite system operators, with our VSAT hubs located in the United States, the United Kingdom, Germany and Russia. Our VSAT network enables integrated data and voice telecommunications between remote fixed sites and land-based offices. In addition, our Broadband segment operates what we believe to be the most extensive digital microwave network in the U.S. Gulf of Mexico, utilized primarily by oil and gas companies operating offshore rigs and platforms in the Gulf of Mexico. Our Broadband segment revenue also includes the sale and rental of equipment, repair and maintenance, and engineering services associated with microwave and VSAT technologies.

Key Factors Affecting Our Business

Our revenue, profitability and cash flow are directly affected by the price we can charge for the products we sell, the volumes of certain higher gross margin products relative to certain of our lower gross margin products and the gross margins of new products we have introduced. In the periods covered by the financial statements included in this prospectus, the price and volume of the various services we sell have been influenced by several key factors, including: increased price competition; introduction of new services; changes in the mix of services we sell or lease; and event-driven demand for MSS remote telecommunications. As a result of such factors, we expect that we will need to increase the volumes of airtime we sell or lease in order to maintain or grow our revenue, profitability and cash flows. A further discussion of these factors follows.

Increased Price Competition

The remote telecommunications industry has experienced increased price competition. We believe MSS customers, particularly distributors, are increasingly making purchase decisions based primarily on price, as most major competitors now offer similar value-added services in this market. A significant number of our customer contracts in our MSS segment are “on-demand” contracts which, consistent with industry practice, typically have no contractual minimum purchase requirements. On-demand services provide a cost effective option for end-users with fluctuating demand requirements and most of our distributors and end-users can readily purchase some or all of their on-demand mobile satellite services from our competitors without significant additional cost or disruption of services. Both of these factors contribute to volatility in the level of certain satellite airtime services we sell to individual customers from year-to-year. As a result, we must respond to competitive pricing pressures on a continuous basis and increase volumes in order to maintain or grow our revenue, profitability and cash flows.

Revenue in both our microwave and VSAT businesses is derived from contracts of varying lengths and from non-contractual purchases of equipment and services. In the Broadband segment, competitive pricing pressures have affected our revenue in the Gulf of Mexico. The introduction of newer IP-based satellite technology has increased the competition from VSAT providers serving the oil and gas industry. This competition has reduced prices of both equipment and space segment in our VSAT business. In addition, certain mature production properties in the Gulf of Mexico have been transferred in recent years from large integrated oil and gas producers to independent oil and gas companies with reduced telecommunications requirements. Certain of these independent companies have moved to low-cost VSAT solutions based primarily on price, further reducing our microwave revenue.

Introduction of New Services

Advances in satellite technologies have enabled satellite system operators to launch more sophisticated, higher-speed data services. We have observed that some of our end-use customers are migrating slowly from earlier technologies to the more sophisticated, higher-speed data services that have been more recently introduced. In that regard, we have experienced, and continue to experience, a gradual migration by end-users from Inmarsat’s first and second generation mobile satellite telecommunications services to third generation services. With Inmarsat’s introduction in December 2005 of BGAN, we expect to experience further migration by end-users from legacy high-speed data products such as Inmarsat GAN to BGAN and other more sophisticated, higher-speed data services introduced in the future. Revenues from BGAN services in 2005 and the first half of 2006 are not significant due to the early stage of commercial deployment of the services. Since Inmarsat will own the LESs for its BGAN services, we expect that our gross margins associated with the revenue derived from distribution of BGAN services will be less than for most other Inmarsat services. However, we expect the higher data speeds and smaller end-user terminals will encourage existing end-users to increase their usage and will also expand the market for MSS services. Our objective is to increase the volumes of airtime we sell or lease in order to maintain or grow our revenue, profitability and cash flow.

Growth in our Broadband segment has relied on the successful introduction of new IP-based technologies for VSAT such as the Stratos Itek VSAT product. The ongoing implementation of StratosMax, a new, next-generation broadband wireless access network utilizing our microwave network, is expected to increase revenue from our microwave network in 2007 and beyond.

Product Mix

In our MSS segment, excluding the impact of the Xantic acquisition in the first half of 2006, we have been experiencing a decline in Inmarsat revenue as a percentage of total MSS segment revenue. This reflects the shift in the mix of services we are distributing from the higher margin airtime services, such as Inmarsat’s second and third generation services, to lower margin Inmarsat services, Iridium services, for which we act as a non-facilities based distributor, and other MSS equipment and services. In addition, volatility in certain of our higher margin Inmarsat high-speed data services have contributed to changes in our product mix as these services have become proportionately less of our MSS revenue. Accordingly, we need to increase the volumes of airtime we sell or lease in order to maintain or grow our revenue, profitability and cash flow.

In our Broadband segment, we have been experiencing, and continue to experience, a decline in our microwave and related services revenue in the Gulf of Mexico, both in absolute terms and as a percentage of the segment’s revenue. We attribute the decrease in microwave revenue to the decline in oil and gas companies’ exploration and development drilling activity in the shallow water areas of the Gulf of Mexico, the transfer of mature production properties from major integrated oil and gas producers to independent companies with lower remote telecommunications requirements, the trend of customers purchasing, rather than renting, telecommunications equipment and the price competition from VSAT services. In addition, the hurricanes experienced in 2005 also changed our product mix, decreasing microwave revenue while increasing VSAT revenue. See “— Impact of Hurricanes”. We do not purchase satellite airtime in connection with providing telecommunications services through our microwave network. As a result, a reduction in demand for our microwave services generally does not result in reduction in the related cost of services and operating costs. In contrast, an increase in demand for our VSAT services results in an increase in costs of services related primarily to purchasing space segment from satellite operators. As a result, we have been experiencing a decline in our gross margin as a percentage of revenue as the gross margin associated with our microwave network revenue is higher than that associated with our VSAT network derived revenue.

Event-Driven Volume

Our MSS segment’s operating results have, at times, been affected by event-related traffic, which results in a greater degree of variability in the associated revenue compared with that derived during periods without significant world events. For example, throughout 2003, the conflict in Iraq led to a significant increase in government and military activities and operations and, consequently, a greater demand for remote telecommunications services in that region. Due to the scope and duration of the military activity in Iraq, our MSS segment experienced an extended period of high-level demand for MSS services that was lengthier than that associated with other world events.

The Xantic Acquisition

On February 14, 2006, we acquired all the issued and outstanding equity interests in Xantic for an aggregate purchase price of $184.8 million, net of cash acquired, including transaction costs of $6.7 million.

The purchase consideration is subject to post-closing adjustments based on Xantic’s audited financial statements for the twelve months ended December 31, 2005 as provided for in the share purchase agreement.

The Xantic acquisition was accounted for using the purchase method resulting in total assets and liabilities recorded of $276.2 million and $91.5 million, respectively, as described in Note 3 to the Interim Financial Statements. The determination of the final purchase price allocation is subject to post-closing adjustments. Estimated restructuring and integration costs of $11.0 million are included in the preliminary purchase price allocation. The final purchase price allocation may differ from the preliminary amounts presented. Results of operations have been included in the consolidated statement of operations from the date of acquisition. For the period from February 14, 2006 to June 30, 2006, the Xantic acquisition increased our MSS segment revenue by $73.2 million. Of this amount, $66.2 million, or 90% of the increase in revenue, was related to services provided over the Inmarsat satellite system. The Xantic acquisition contributed an additional $9.5 million to MSS segment earnings during the period ended June 30, 2006.

Xantic was the third largest provider of Inmarsat services in 2005, accounting for approximately 20.8% of Inmarsat’s mobile satellite remote telecommunications revenues. Xantic had revenue of $193.6 million for 2005. Xantic’s financial statements for the year ended December 31, 2005 include certain non-recurring items that positively affected Xantic’s EBITDA for the year by approximately $4 million. These included bad debt recoveries and customer and supplier settlements.

We expect that the Xantic acquisition will benefit us both strategically and financially. Most significantly, it has strengthened our existing position as the leading provider of Inmarsat services. On a pro forma basis after giving effect to the acquisition, our revenue derived from the distribution of Inmarsat services would have accounted for approximately 46% of Inmarsat’s mobile satellite remote telecommunications revenues in 2005. The acquisition has strengthened our presence in Europe and Asia, enhanced our leading position in North America and provided us with greater reach across all key market sectors. The acquisition brought together our strong position in the Inmarsat land mobile and leasing markets and Xantic’s strong position in the Inmarsat maritime and aeronautical markets. We believe the increased scale resulting from the acquisition will afford us a key competitive advantage by improving our position as a low-cost provider through greater operating and cost efficiencies, including increased volume-based price discounts from Inmarsat. We believe our enhanced scale will position us to better respond to the future requirements of our customers.

Based on the completion of our detailed integration plans and execution of those plans to date, we have increased our estimate of annual operating expense and capital expenditure synergies to $25-$30 million expected to be realized within 18 months of completing the acquisition. This compares favorably with our original estimate of $20-$25 million of synergies expected within 24 months. In connection with the acquisition, we expect to incur one-time cash integration costs, excluding transaction costs, over the 18-month period following the acquisition of $25-$30 million, with approximately 85% to 90% of such costs to be incurred during 2006. Our estimate of these costs has also increased from our original estimate of $20-$25 million. Integration costs include employee severance costs related to operating synergies, IT systems conversion and data migration and other costs related to integrating Xantic and Stratos. Integration activities proceeded as planned and integration and capital costs of $3.3 million were incurred during the six months ended June 30, 2006.

In connection with the Xantic acquisition we recorded an after-tax, non-cash write-off of $19.6 million related to capital assets and licenses used in our LES located in Goonhilly, United Kingdom as a result of the planned rationalization of our post-acquisition LES network. LES services currently provided from the Goonhilly LES will be transitioned to our Burum, Netherlands LES by the first quarter of 2007.

Acquisitions Completed During 2005

During 2005, we completed two small acquisitions designed to strengthen our vertical market and geographic presence.

On January 13, 2005, we acquired a 49% minority ownership interest in Navarino Telecom SA and NTS Maritime Ltd. (collectively referred to as “Navarino”), a maritime distributor operated from Athens, Greece.

Navarino is our largest distributor in the important maritime vertical market, serving a number of major European merchant fleets, shipping companies and other maritime vessels. As part of this transaction, Navarino entered into an exclusive distribution agreement to acquire all of its Inmarsat and Iridium services from us. We have an option, which expires January 31, 2008, to acquire the remaining ownership interest in Navarino, subject to terms and conditions outlined in the agreement governing the transaction. The purchase price for the minority interest in Navarino was $6.1 million, including transaction costs. During the year ended December 31, 2005 we recorded earnings of $0.8 million as equity in the earnings of Navarino and received cash dividends of $0.5 million.

On January 31, 2005, we completed the acquisition of all of the issued and outstanding shares of Plenexis, a European VSAT service provider headquartered in Germany. As part of the acquisition, we also acquired Plenexis subsidiaries in Germany, Russia, Sweden, Turkey and Great Britain. The acquisition of Plenexis provided us with an immediate presence in the European and Russian VSAT markets, servicing customers in the oil and gas, military, government and broadcasting sectors. The purchase price of the Plenexis shares, together with the assumption of debt and estimated transaction costs, was $6.0 million, net of cash acquired. The Plenexis acquisition was accounted for using the purchase method resulting in net liabilities recorded of $5.5 million and goodwill of $6.9 million, as described in Note 3 to our Consolidated Financial Statements. Results of operations have been included in our consolidated statements of operations from the date of acquisition.

The integration of Plenexis into our Broadband segment was completed during the third quarter of 2005. As a result of cost reductions and synergies achieved in the integration, Plenexis made a modest positive contribution to segment earnings in our Broadband segment during the fourth quarter of 2005.

Impact of Hurricanes

During the second half of 2005 and the first quarter of 2006 our Broadband microwave network and related communications infrastructure in the Gulf of Mexico were affected by hurricanes Katrina and Rita which struck the area in August and September of 2005.

Our microwave network sustained damage to both onshore and offshore equipment resulting in the write-off of communications equipment with a net book value of $2.3 million in the third quarter of 2005. We have property insurance coverage with minimal deductibles and recorded insurance proceeds receivable of $2.3 million in the third quarter in respect of the damaged equipment. As a result, no gain or loss related to damaged equipment has been reflected in the accompanying consolidated statements of operations.

We incurred capital expenditures of $2.5 million during 2005 and an additional $3.6 million in the first half of 2006 in respect of hurricane reconstruction efforts. In addition, we received advance payments from our insurance carriers of $1.2 million in 2005 and $1.3 million in the first quarter of 2006 related to reconstruction of capital assets. As of April 1, 2006, connectivity has been restored to all of the network. Based on current assessments, we expect to incur approximately $2-$4 million in additional capital expenditures to complete full network reconstruction including additional back-up and redundancy capabilities. We expect insurance coverage will be sufficient to rebuild the damaged sections of the microwave network and related equipment.

As a result of the damage to the microwave network outlined above, telecommunications services to energy customers have also been impacted. In our Broadband division, revenue for the third quarter of 2005 was adversely affected by approximately $1.8 million as a result of the hurricanes. In the fourth quarter of 2005, revenue in our Broadband segment increased when compared to the third quarter of 2005. This increase resulted from higher than anticipated revenue related to VSAT services, including space segment, equipment sales and rentals, and other services to our customers affected by the hurricanes. In addition, revenue related to our microwave network was higher than anticipated due to restoration efforts proceeding ahead of schedule and positive experience resolving service interruption issues with certain of our customers. As at December 31, 2005 telecommunications service on our microwave network had been restored to 74% of our pre-hurricane levels compared to approximately 20% at the beginning of the fourth quarter of 2005. As a result, for the year ended December 31, 2005 overall revenues in our Broadband segment were not materially impacted by the hurricanes as the increase in VSAT and other products offset the declines in microwave network related revenue. However, we estimate segment earnings for 2005 were negatively impacted by $2.3 million primarily as a result of the shift in product mix to lower margin VSAT services precipitated by the hurricanes, partially offset by increased MSS volumes which were attributable to the hurricane relief efforts. In the first half of 2006, overall revenues and segment earnings in our Broadband segment were increased by $1.7 million related to revenue recoveries as a result of continued positive experience resolving service interruption issues with certain of our microwave customers. In addition, we continued to experience higher revenue related to VSAT services, including space segment, equipment rentals and other services provided to our customers affected by the hurricanes. We expect that the damage caused by the hurricanes will continue to impact our product mix and segment earnings during the remainder of 2006. The impact is based on a number of factors including, activity levels in the Gulf of Mexico, our customer’s assessment of their continuing communication requirements and certain customers choosing to remain with VSAT solutions.

We have business interruption insurance and are engaged in discussions with our insurance carriers with respect to the impact on our business caused by the hurricanes. During the first quarter of 2006, we received an advance payment of $0.5 million from our insurance carriers for business interruption which has been included in deferred revenue at June 30, 2006 pending final resolution of the business interruption claim.

How We Evaluate our Operating Results and Financial Condition

We provide certain financial and related information about our business and each of our operating segments. Our objective in providing this information is to help users of our consolidated financial statements (i) understand our overall performance, (ii) assess the profitability of our operating segments, and (iii) assess our prospects for future net cash flows. In our effort to achieve this objective, we provide information about segment revenue and segment earnings because these financial measures are used by our key decision makers in making operating decisions and assessing performance. We define “segment earnings” as earnings for a segment before interest expense, depreciation and amortization, other costs (income), non-controlling interest, equity in earnings of investee and income taxes. For additional information about our segment revenue and segment earnings, including a reconciliation of these measures to our consolidated financial statements, see note 17 to our Annual Financial Statements and note 17 to our Interim Financial Statements included elsewhere in this prospectus.

As a result of the significant increase in our Inmarsat revenue related to the Xantic acquisition, we have changed our reporting of Inmarsat revenue in the first quarter of 2006 to align with the market sectors reported by Inmarsat, our largest supplier. These market sectors are maritime, land, aeronautical and leasing as outlined in “Results of Operations — Comparison of Six Months Ended June 30, 2006 and June 30, 2005 — Revenue.” Similar market sector data is not available for our Inmarsat revenues in our comparison of the years ended December 31, 2005, December 31, 2004 and December 31, 2003.

Results of Operations

Comparison of Six Months Ended June 30, 2006 and June 30, 2005

The following table sets forth statement of operations data in accordance with Canadian GAAP and key statistics for the six months ended June 30, 2006 and June 30, 2005.

	Six Months Ended June 30
	2006			2005
	MSS	Broadband	Consolidated	MSS	Broadband	Consolidated
	($ in millions, except percentages)

Revenue	$195.2	$63.4	$258.6	$126.3	$58.9	$185.2

Gross margin			64.0			55.6
As a % of revenue			25%			30%
Operating expenses			34.5			24.9
As a % of revenue			13%			13%

Segment earnings	$24.0	$5.5	$29.5	$22.4	$8.3	$30.7
As a % of revenue	12%	9%	11%	18%	14%	17%
Interest expense			17.6			5.6
Depreciation and amortization			19.9			18.1
Other costs (income)			25.3			0.4
Non-controlling interest			0.1			—
Equity in earnings of investee			(0.5)			(0.3)

Earnings (loss) before income taxes			(32.9)			6.9
Income tax (recovery) expense			(4.0)			3.0

Net (loss) earnings			$(28.9)			$3.9

Revenue

Our total revenue for the six months ended June 30, 2006 was $258.6 million up $73.4 million, or 40%, from the same period of the prior year. MSS segment revenue of $195.2 million was up $68.9 million from the same period of the prior year. Broadband segment revenue increased $4.5 million in the first six months of 2006 when compared to the same period of 2005.

The increase in our MSS segment revenue was attributable to the $73.2 million of revenue for the period from February 14 to June 30, 2006 related to the Xantic acquisition as previously discussed. See “Overview — The Xantic Acquisition”.

Excluding the impact of the Xantic acquisition, our MSS segment revenue decreased $3.9 million in the first six months of 2006, when compared to the same period of 2005 as a result of a decline of $5.9 million in Inmarsat revenue partially offset by an increase of $2.0 million of Other MSS revenue.

Of the $5.9 million decline in Inmarsat revenue during the first half of 2006, approximately $3.9 million was attributable to declines in volume and $2.0 million to declines in price per unit. The decline in volume of Inmarsat GAN and A services were partially offset by increases in our Swift 64, F and leasing services. Average revenue per unit declined primarily in our Inmarsat Mini-M and B services due to the price competition experienced in 2005. The increase in Other MSS revenue during the first half of 2006 was primarily due to an increase in equipment sales when compared to the same period of 2005.

The following table sets forth our Inmarsat revenues for the six months ended June 30, 2006 and June 30, 2005 for our key market sectors.

	Six Months Ended
	June 30,
	2006	2005
	($ in millions)

Revenues
Maritime sector:
Voice services	$54.0	$21.4
Data services	19.7	8.3

Total maritime sector	73.7	29.7
Land sector:
Voice services	10.4	4.8
Data services	25.5	24.8

Total land sector	35.9	29.6
Aeronautical sector	11.7	3.1
Leasing	35.5	34.1

Total Inmarsat revenue	$156.8	$96.5

The increases of $44.0 million in the maritime sector and $8.6 million in the aeronautical sector for the six months ended June 30, 2006 were due to the acquisition of Xantic and their strong presence in these sectors combined with the growth in our Inmarsat Swift 64 aeronautical service when compared to the prior year. Revenues in the land sector increased $6.3 million primarily as a result of increased revenue from the Xantic acquisition partially offset by declines in GAN revenue noted above. Continuing from the second half of 2005, we have experienced volatility in usage patterns for GAN services used to a significant extent by our government and military customers operating in the land sector. Excluding the impact of the Xantic acquisition, our GAN revenues declined in the first half of 2006 by $8.5 million due to the changes in volume previously noted. Our leasing services, primarily Inmarsat B, continue to enjoy growth as a result of increased usage by government and military customers.

The increase in our Broadband segment’s revenue during 2006 was primarily attributable to the increased VSAT revenue in the Gulf of Mexico related to services provided to our customers affected by the hurricanes occurring in 2005 and other growth in VSAT solutions provided to our oil and gas customers. In addition, VSAT revenue from remote monitoring equipment and services have increased when compared to the same period of 2005. Microwave revenue has declined in the first six months of 2006 when compared to the prior year as revenue from our microwave network during the second half of 2006 was at approximately 83% of pre-2005 hurricane levels. These declines are partially offset by the revenue recovery of $1.7 million recorded in the six months ended June 30, 2006. See “— Impact of Hurricanes”.

Gross Margin

Gross margin for the first half of 2006 increased $8.4 million to $64.0 million when compared to the first half of 2005. As a percentage of revenue, gross margin was 25% for the six months ended June 30, 2006, compared to 30% for the same period of the prior year.

Gross margin consists of revenue less cost of goods and services. Cost of goods and services includes variable expenses such as the cost of airtime and space segment we purchase from satellite owners, cost of equipment, materials and services we re-sell, and variable labor costs related to our repair and service workforce. Cost of goods and services also includes costs such as network infrastructure operating costs, customer support center costs, telecommunications services purchased from terrestrial providers, rents and salaries that do not vary significantly with changes in our volumes of goods and services sold.

In the MSS segment, gross margin increased as a result of the increased revenue related to the Xantic acquisition. As a percentage of segment revenue, gross margin in the MSS segment decreased in the first six months of 2006 when compared to the same period of 2005. The Xantic business included modestly lower gross margins due to the higher volume of maritime sector voice revenues. In addition, the lowering of prices for certain of our Inmarsat services due to competitive pricing pressures in 2005 and a shift in product mix from higher margin high-speed data products used in the land sector to lower margin Inmarsat voice and data services and other MSS products, also contributed to the decline. Inmarsat services, in general, have higher margins than other MSS products and services, such as Iridium and equipment sales. Inmarsat’s newer high-speed data products, in general, have higher margins than the older technology Inmarsat voice, data and fax services.

In the Broadband segment, gross margin in absolute terms and as a percentage of revenue, decreased in the first six months of 2006 when compared to the same period of 2005. The decrease was the result of a greater proportion of segment revenue represented by lower gross margin VSAT services due to an increased level of growth in VSAT revenue. In addition, the decline in revenues related to our microwave network in the Gulf of Mexico has contributed to the decrease.

Operating Expenses

Operating expenses for the six months ended June 30, 2006 were $34.5 million, or $9.6 million higher than in 2005. Operating expenses represented 13% of our revenue for each of the periods ended June 30, 2006 and June 30, 2005. The increase in operating expenses in absolute dollars was primarily due to additional operating expenses of $6.9 million associated with Xantic in the period from February 14, 2006 to June 30, 2006. For the six months ended June 30, 2006 operating costs excluding Xantic increased in part due to the $1.0 million reduction in professional fees recorded in 2005 as discussed below.

Our operating expenses include general and administrative costs associated with our corporate management and back office billing, credit, accounting and information technology operations, public company costs, costs associated with our worldwide sales and marketing organization and related legal, audit and other professional fees we require to operate our business.

The increase in operating expenses resulting from the Xantic acquisition during the first half of 2006 is partially offset by $1.2 million as a result of a gain on a series of foreign exchange forward contracts which Xantic had executed to manage exposure to Euro/U.S. dollar exchange rate fluctuations relating to future Euro operating expenses. This gain is expected to reverse throughout the balance of 2006 as Euro denominated costs are incurred and the series of forward contracts mature on December 15, 2006.

During the first quarter of 2005, we recorded a reduction in professional fees of approximately $1.0 million, upon receipt of $3.0 million to settle a licensing dispute and reimburse our professional fee expenses incurred in resolving the dispute. The remaining $2.0 million was recorded in other income during the period. See the discussion of “Other Costs (Income)”.

Segment Earnings

MSS segment earnings increased $1.6 million in the six months ended June 30, 2006, compared to the same period of the prior year. The increase was primarily a result of the increases in gross margin partially offset by the increase in operating expenses. As a percentage of revenue, MSS segment earnings represented 12% of the MSS segment revenue in the six months ended June 30, 2006 compared to 18% in the same period of the prior year. The decline in MSS segment earnings as a percentage of revenue was due primarily to the decline in gross margin percentage.

Due to the reset of the Inmarsat volume discount arrangements in the first quarter of the year, gross margin and segment earnings are expected to increase in the second half of 2006 as higher volume discounts are achieved. Based on the volume and mix of Inmarsat services provided in the first half of 2006, we expect total Inmarsat volume discounts for the remainder of 2006 to be in the range of $13 million to $15 million, compared to the approximately $5.8 million realized in the first half of 2006. Volume discounts are expected to be significantly higher in the third and fourth quarters of 2006 as cumulative volumes achieved result in higher discounts when compared to Inmarsat’s undiscounted prices. The final determination of volume discounts is dependent on future traffic volumes and, in particular, traffic volumes in our land high-speed data sector.

Broadband segment earnings declined $2.8 million in the six months ended June 30, 2006, compared to the same period of the prior year. The decline was primarily due to the decrease in gross margin. As a percentage of segment revenue, Broadband segment earnings decreased due to the shift in product mix driven by the impact of the hurricanes decreasing the proportion of microwave revenue and the overall increase in lower margin VSAT revenue during the period.

Interest Expense

Interest expense for the six months ended June 30, 2006 increased $12.0 million to $17.6 million when compared to the prior year. The increase was due primarily to the refinancing of our senior credit facilities on February 13, 2006 and the additional $61.5 million of Term B debt when compared to our former Term B and revolving operating facilities, and $150.0 million of senior unsecured notes issued in connection with the Xantic acquisition. The LIBOR margin on the refinanced Term B facilities is 2.75% compared to 2.25% under the prior Term B facility. The interest rate on the senior unsecured notes is 9.875%. Interest expense for the first six months of 2006 also includes $2.8 million related to the write-off of costs deferred in connection with our credit facilities in place prior to the refinancing.

Depreciation and Amortization

For the six months ended June 30, 2006, depreciation and amortization increased $1.8 million to $19.9 million when compared to the same period of 2005. The increase is due primarily to the amortization of customer relationship intangibles related to the Xantic acquisition of $2.8 million and depreciation expense related to Xantic capital assets of $1.3 million. Depreciation and amortization in the six months ended June 30, 2006 also included $1.0 million related to the amortization of customer relationship intangibles related to the 2005 Plenexis acquisition compared to $0.8 million in the same period of 2005. These increases were partially offset by reduced depreciation related to certain telecommunications equipment and other assets which were fully depreciated during 2005.

Other Costs (Income)

Other costs (income) of $25.3 million for the six months ended June 30, 2006 included the following:

•	Severance and other costs of $1.3 million recorded in the second quarter of 2006 as a result of the integration of Xantic related to positions existing within our MSS segment prior to the acquisition and a restructuring of the Broadband sales and operations groups.

•	Coincident with the acquisition of Xantic, we completed an evaluation of our consolidated post-acquisition LES network infrastructure. As a result, in the first quarter of 2006, we recorded an asset impairment charge of $19.6 million in connection with our LES in Goonhilly, England. LES services currently provided from the Goonhilly LES will be transitioned to our Burum, Netherlands LES by the first quarter of 2007.

•	An asset impairment charge of $4.2 million related to the write-off of capital assets in the first quarter of 2006, representing costs incurred under a contract to customize and integrate customer relationship management software for use within our mobile satellite business. We filed a claim for U.S. $7.0 million in damages, plus costs and interest, as a result of a third party consultant’s breach of contract, and have received a counterclaim from the defendant, alleging breach of the same contract and seeking U.S. $6.7 million in damages, plus costs and interest.

•	Severance and other costs of $0.2 million recorded in the first quarter of 2006.

Other costs of $0.4 million for the six months ended June 30, 2005 consist of a $1.7 million provision for a lawsuit brought against the Corporation, $0.6 million in respect of employee severance and other costs in the MSS and Broadband divisions and $0.2 million related to the impairment of certain software assets. These costs were partially offset by other income of $2.0 million attributable to the settlement of a commercial dispute with a third party regarding licensing and use of certain technology.

Income Tax

Income tax recovery for the six months ended June 30, 2006 was $4.0 million, or 12% of our loss before tax of $32.9 million compared to income tax expense of $3.0 million for the six months ended June 30, 2005, or 43% of earnings before tax of $6.9 million.

The difference in the rate for the six months ended June 30, 2006 from the 36% Canadian statutory rate is due to losses incurred in foreign jurisdictions for which no tax benefit was recognized. The losses for the first six months of 2006 for which no tax benefit was recognized relate primarily to the asset impairment charge of $19.6 million recorded in the first quarter. See “— Other Costs (Income)”. These benefits will be recognized in the future if their realization is determined to be more likely than not. The difference in the rate for the six months ended June 30, 2005 from the Canadian statutory rate of 36% is due to losses incurred in foreign jurisdictions for which no tax benefit is recognized as well as the provision for legal claim recorded in the quarter ended June 30, 2005 which was not deductible for tax purposes.

Net (Loss) Earnings

We recorded a net loss of $28.9 million during the first half of 2006 compared to net earnings of $3.9 million for the same period of 2005. The basic loss per share for the first six months of 2006 was $0.69 compared to basic earnings per share of $0.09 in the prior year.

Comparison of Year Ended December 31, 2005 and December 31, 2004

The following table sets forth statement of operations data in accordance with Canadian GAAP and key statistics for the years ended December 31, 2005 and December 31, 2004.

	Year Ended December 31
	2005			2004
	MSS	Broadband	Consolidated	MSS	Broadband	Consolidated
	($ in millions, except percentages)

Revenue	$259.9	$121.1	$381.0	$265.8	$102.0	$367.8

Gross margin			109.7			121.5
As a % of revenue			29%			33%
Operating expenses			51.5			43.3
As a % of revenue			14%			12%

Segment earnings	$44.8	$13.4	58.2	$56.2	$22.0	$78.2
As a % of revenue	17%	11%	15%	21%	22%	21%
Interest expense			11.4			11.7
Depreciation and amortization			36.6			29.0
Other costs			0.5			3.6
Non-controlling interest			0.1			—
Equity in earnings of investee			(0.7)			—

Earnings before income taxes			10.3			33.9
Income tax expense			4.9			8.7

Net earnings			$5.4			$25.2

Revenue

Our total revenue for 2005 was $381.0 million, up $13.2 million, or 4%, from the prior year. MSS segment revenue of $259.9 million was down $5.9 million, or 2%, from the prior year. Broadband segment revenue increased by $19.1 million, or 19%, to $121.1 million in 2005.

The decline in our MSS segment’s revenue was primarily attributable to an $11.3 million decline in our revenue from the sale and leasing of Inmarsat services, from $205.7 million in the year ended December 31, 2004 to $194.4 million in 2005. Other MSS revenue increased $5.4 million, or 9%, primarily attributable to third party communication services billed to customers in accordance with industry practice and an increase in Iridium airtime revenue.

Approximately $10.4 million, or 92%, of the $11.3 million decline in revenue from Inmarsat services was due to lower revenue per unit, reflecting the intense competitive pricing pressure, particularly with respect to Inmarsat second generation services such as Inmarsat B and Mini-M and third generation services such as Inmarsat GAN and Inmarsat Fleet.

Revenue from Inmarsat first, second and third generation services declined by $2.8 million (53%), $6.4 million (5%) and $2.1 million (3%), respectively, in the year ended December 31, 2005 compared to the prior year. The decline in revenue from Inmarsat first and second generation services reflected the continuing migration by end-users to third generation services, decreased customer volumes and, in the case of second generation services, competitive pricing pressures. The decline in revenues from Inmarsat third generation services was due to the $8.8 million decline in revenue from Inmarsat GAN services, 70% of which was the result of lower usage volumes, primarily due to the decrease in government and military activities in comparison with the same period of 2004 and competitive pricing pressures. However, revenue from Inmarsat

Fleet and Swift 64 services reflected increases of $5.1 million and $2.3 million, respectively, due primarily to increased volumes. Fleet services continued to gain broader acceptance in the maritime market, prompting customers to convert to Fleet from first and second generation services such as Inmarsat A and B.

The increase in the Broadband segment’s revenue was primarily attributable to the inclusion of $27.8 million in revenue from Plenexis, which we acquired on January 31, 2005. The Plenexis revenue contribution more than offset the revenue decline in our microwave and North Sea VSAT services during 2005. Prior to the hurricanes experienced in the third quarter of 2005, our microwave business experienced a continued shift of production properties to independent producers with lower telecommunication requirements and competitive pricing pressures in the Gulf of Mexico. We estimate the hurricanes did not have a material impact on overall revenue in the Broadband segment. See “Overview — Impact of Hurricanes”. Our North Sea business during the year included a revenue decline of approximately $1.6 million from the expiration in 2004 of certain VSAT contracts acquired from British Telecommunications plc, or BT, in 2000.

Gross Margin

Gross margin for the year ended December 31, 2005 was $109.7 million, a decline of $11.8 million compared to the year ended December 31, 2004. As a percentage of revenue, gross margin was 29% for the year ended December 31, 2005, compared to 33% for the year ended December 31, 2004.

Gross margin consists of revenue less cost of goods and services. Cost of goods and services includes variable expenses such as the cost of airtime and space segment we purchase from satellite owners, cost of equipment, materials and services we re-sell, and variable labour costs related to our repair and service workforce. Cost of goods and services also includes costs such as network infrastructure operating costs, customer support center costs, telecommunications services purchased from terrestrial providers, rents and salaries that do not vary significantly with changes in our volumes of goods and services sold.

In the MSS segment, gross margin declined both in absolute terms and as a percentage of segment revenue. The decline was primarily due to the lowering of prices for certain of our Inmarsat services due to competitive pricing pressures and a shift in product mix to lower margin other MSS products. Inmarsat services, in general, have higher margins than other MSS products and services, such as Iridium and equipment sales.

In the Broadband segment, gross margin also declined in both absolute terms and as a percentage of segment revenue. The decline was primarily the result of the decrease in microwave network revenue, due in part to the impact of the hurricanes, lower North Sea VSAT revenue, and the greater proportion of segment revenue represented by lower gross margin VSAT services due to the acquisition of Plenexis, VSAT services provided to customers impacted by the hurricanes and growth in other VSAT revenue. In addition, competitive pricing pressures from other VSAT suppliers to the oil and gas industry also contributed to lower margins for VSAT services during the year ended December 31, 2005, despite an overall increase in VSAT revenues.

Operating Expenses

Operating expenses in the year ended December 31, 2005 of $51.5 million were $8.2 million more than in 2004. Operating expenses represented 14% of our revenue for the year ended December 31, 2005, compared to 12% for the prior year. The increase in operating expenses, both in absolute dollars and as a percentage of revenue, was primarily due to additional operating expenses associated with Plenexis from January 31, 2005 to December 31, 2005. Excluding the impact of the additional operating expenses associated with Plenexis, operating expenses increased 2% in 2005 when compared to 2004.

Our operating expenses include general and administrative costs associated with our corporate management and back office billing, credit and accounting operations, public company costs, costs associated with our worldwide sales and marketing organization and related legal, audit and other professional fees we require to operate our business.

Operating expenses in the year ended December 31, 2005 also included approximately $1.0 million related to the write-off of certain deferred acquisition costs. As a result of the pending acquisition of Xantic, we decided not to pursue certain other acquisition opportunities and accordingly the related costs were written-off during the third quarter of 2005. We also recorded a reduction of professional fees of approximately $1.0 million during the first quarter of 2005, when we received $3.0 million to settle a licensing dispute and reimburse our professional fee expenses incurred during 2004 in resolving the dispute. The remaining $2.0 million was recorded in other income during the period. See the discussion of “— Other Costs (Income).”

As a percentage of revenue, the MSS segment’s operating expenses in the year ended December 31, 2005 increased to 11% from 10% in the prior year due primarily to the decline in MSS segment revenues in 2005.

The Broadband segment’s operating expenses increased in 2005 when compared to 2004. The increase was primarily due to the additional operating expenses associated with our geographic expansion into European and Russian markets in connection with the Plenexis acquisition.

Segment Earnings

MSS segment earnings declined $11.4 million in the year ended December 31, 2005, compared to the prior year, primarily as a result of the gross margin decline. MSS segment earnings represented 17% of the MSS segment’s revenue in the year ended December 31, 2005 compared to 21% in the prior year.

Broadband segment earnings declined $8.6 million in the year ended December 31, 2005, compared to the prior year. The decline, in absolute dollars and as a percentage of the segment’s revenue, was due to the increase in operating costs associated with our geographic expansion into European markets in connection with the Plenexis acquisition, the decline in gross margin and the impact of the hurricanes in the Gulf of Mexico.

Interest Expense

Interest expense for the year ended December 31, 2005 of $11.4 million reflected a decrease of $0.3 million when compared to 2004. The decrease was due to the lower interest cost associated with additional interest rate swap transactions totaling $125.0 million entered into during 2005 and a decrease in amortization of deferred financing costs. Effective January 14, 2005, we entered into a $75.0 million interest rate Swap Transaction, expiring on January 14, 2009, which exchanges the underlying three month U.S. dollar LIBOR rates for a fixed rate of 3.95%. Effective September 30, 2005, we entered into an additional $50.0 million interest rate Swap Transaction, expiring on March 31, 2008, which exchanges the underlying three month U.S. dollar LIBOR rates for a fixed rate of 4.28%. The decrease in interest expense was partially offset by an increase in the principal outstanding and higher LIBOR margin on our $150.0 million non-revolving Term B credit facility, entered into in December 2004, compared to that of our prior term loan facility. For more information, see “— Liquidity and Capital Resources.”

Depreciation and Amortization

Depreciation and amortization for the year ended December 31, 2005 increased $7.6 million to $36.6 million, compared to $29.0 million for the prior year. The increase was partly attributable to an increase in capital expenditures in the second half of 2004 and in 2005 related to telecommunications equipment and computer hardware and software, which have shorter expected useful lives than earth station equipment and, thus, are subject to higher depreciation rates in accordance with our accounting policies. The amortization of customer contracts and capital assets acquired in the Plenexis transaction accounted for 49% of the increase during the year ended December 31, 2005.

Other Costs (Income)

Other costs (income) of $0.5 million for the year ended December 31, 2005 included the following:

•	income recognized in the first quarter of $2.0 million related to the settlement of a commercial dispute with a third party regarding licensing and use of certain technology;

•	costs of $1.7 million related to a court ruling in a lawsuit brought against us by one of our former officers;

•	costs of $0.9 million in respect of employee severance and other costs related to a minor restructuring of sales and operating groups;

•	income of $0.3 million related to the gain on disposal of certain assets; and

•	costs of $0.2 million related to a write-down of certain software assets.

Other costs of $3.6 million for the year ended December 31, 2004 included costs related to the following:

•	severance and other costs of $2.9 million associated with workforce reductions in the MSS and Broadband segments and at the corporate level, as well as the consolidation of certain finance and operational functions in the Broadband and MSS segments. These costs consisted of severance, retention, relocation, travel and other expenses associated with restructuring activities;

•	asset impairment charges of $1.9 million resulting from the termination of a Broadband contract which utilized specific assets that we did not re-deploy due to the limited market for the technology and the consolidation of certain telecommunications switches within the Broadband segment to improve efficiencies and customer service;

•	asset impairment charges of $0.3 million related to a planned rationalization of the MSS segment’s network infrastructure designed to improve operational efficiency and reduce operating costs; and

•	income of $1.5 million related to a reduction to the allowance for uncollectability of accounts receivable, the result of successful collection activities leading to (i) a significant reduction in overall account balances, (ii) an improvement in the aging of accounts receivable and (iii) a reduction in the concentration of accounts receivable due from certain large customers.

Income Tax

Income tax expense was $4.9 million, or 48% of our income before tax of $10.3 million, for the year ended December 31, 2005, compared to income tax expense of $8.7 million, or 26% of our income before tax of $33.9 million, for the year ended December 31, 2004. Income tax expense in both periods arises from profitable operations in certain jurisdictions, capital tax and other taxes.

The substantial increase in the effective income tax rate was due to several factors: (i) our recognition of all remaining future benefits of tax losses in Canada in 2004; (ii) the existence of additional losses in foreign jurisdictions in 2005 compared to 2004, for which no tax benefit has yet been recognized; and (iii) the provision for the legal claim of our former officer recorded in 2005 which is not deductible for tax purposes.

The excess over the 36% Canadian statutory rate is due to the non-deductible provision noted above, as well as the losses incurred in foreign jurisdictions for which no tax benefit has been recognized. These benefits will be recognized in the future if their realization is determined to be more likely than not.

Net Earnings

Net earnings for 2005 were $5.4 million compared to $25.2 million for 2004. Basic earnings per share for 2005 were $0.13, compared to $0.51 in the prior year.

Comparison of Year Ended December 31, 2004 and December 31, 2003

The following table sets forth statement of operations data in accordance with Canadian GAAP and key statistics for the years ended December 31, 2004 and December 31, 2003.

	Year Ended December 31
	2004			2003
	MSS	Broadband	Consolidated	MSS	Broadband	Consolidated
	($ in millions, except percentages)

Revenue	$265.8	$102.0	$367.8	$300.8	$96.4	$397.2

Gross margin			121.5			138.0
As a % of revenue			33%			35%
Operating expenses			43.3			49.2
As a % of revenue			12%			12%

Segment earnings	$56.2	$22.0	78.2	$67.4	$21.4	88.8
As a % of revenue	21%	22%	21%	22%	22%	22%
Interest expense			11.7			15.3
Depreciation and amortization			29.0			29.5
Other costs (income)			3.6			(6.8)

Earnings before income taxes			33.9			50.8
Income tax expense			8.7			12.7

Net earnings			$25.2			$38.1

Revenue

Our total revenue for 2004 was $367.8 million, down $29.4 million, or 7%, from the prior year. MSS segment revenue of $265.8 million was down $35.0 million, or 12%, from the prior year. Broadband segment revenue increased by $5.6 million, or 6%, to $102.0 million in 2004.

The decline in MSS segment revenue was primarily attributable to the drop off in 2004 in event-driven volume related to the war in Iraq when compared to the prior year. In 2003, we experienced a concentrated period of peak demand for airtime and equipment associated with the government and military activities and operations in the Middle East region, particularly in the first half of the year, that was higher than experienced during other world events. We experienced a decline of $32.3 million in our revenue from the sale and leasing of Inmarsat services in 2004 compared to 2003. Excluding estimated 2003 revenue resulting from the peak demand related to the conflict in Iraq, our 2004 MSS segment revenue increased by $0.6 million compared to 2003. Revenue from Inmarsat services increased $3.4 million, or 2%, during 2004. Other MSS segment revenue decreased by $2.8 million or 4%. The decline in other MSS segment revenue in 2004 was primarily the result of end-users switching from MSV services to other competing technologies provided by Stratos and other service providers, a decline in revenue derived from the aeronautical sector due to the expiry of certain contracts acquired from BT, and lower terminal sales. Revenue from the sale of Iridium services increased compared to 2003.

Revenue from Inmarsat first, second and third generation services declined by $2.8 million (35%), $13.2 million (9%) and $16.3 million (19%), respectively, compared to 2003. We estimate that, excluding the effect of the higher level of demand associated with the conflict in Iraq in 2003, we experienced a 28% decline in revenue from Inmarsat first generation services and 3% from Inmarsat second generation services, offset by a 16% increase in revenue from Inmarsat third generation services. The decline in revenue from Inmarsat first and second generation services reflected the continued migration by end-users to third generation services. In 2004, first generation services accounted for 3% of our revenue from Inmarsat services compared to 4% in the prior year; second generation services, 63% compared to 66%; and third generation services,

34% compared to 30%. The decline in revenue from second generation services also reflected competitive pricing pressures and a greater degree of customer reliance on leased capacity relative to on-demand usage. Leased capacity is an attractive alternative for certain high volume users such as the military, which have continuous, rather than periodic, communication requirements. Our leased capacity revenue also increased due to the expansion of our customer base to include additional military and defense forces. Revenue growth in third generation services was driven by increased volume of Inmarsat Fleet, Swift 64 and Regional BGAN services. Revenue growth for Inmarsat GAN services was limited principally due to reduced activity levels of government and military users and competitive pricing pressures in this market. Government and military demand for GAN has proven difficult to predict, as a portion of this revenue is driven by world events or other operational priorities of these customers.

The increase in Broadband segment revenue in 2004 was primarily attributable to growth in VSAT and IP VSAT equipment and services, both in existing and new market sectors. This increase reflected growth in demand from the oil and gas sector, as well as new demand from the government and military, maritime and construction sectors for fixed or semi-fixed satellite services such as VSAT. However, the increase was offset partially by a decline in microwave services in the Gulf of Mexico and a decline in revenue resulting from the expiration of certain North Sea VSAT contracts acquired in the BT acquisition. The decrease in revenue in the Gulf of Mexico reflected the general decline in exploration and development drilling activity and the transfer, in 2003, of certain mature production properties from major integrated oil and gas producers to independent companies with reduced communication requirements.

Gross Margin

Gross margin of $121.5 million in 2004 reflected a decline of $16.5 million from the prior year. Gross margin as a percentage of revenue was 33% for 2004 compared to 35% for 2003.

In the MSS segment, a reduction in government and military customer demand in 2004 resulted in decreased revenue for certain higher margin high-speed data services when compared to the peak demand experienced as a result of the conflict in Iraq in 2003. Also, competitive pricing pressures contributed to overall lower margins for certain Inmarsat second generation services, such as Mini M and Inmarsat B.

In 2004 as in the prior year, the Broadband segment continued to experience an increase in revenue from the sale of lower margin VSAT services relative to revenue from the sale of higher margin microwave services. We attribute this trend to major oil and gas companies transferring their mature production properties utilizing our microwave network in the Gulf of Mexico to independent companies. The greater proportion of revenue from VSAT services and equipment reflected the decline in microwave revenue and the greater inclination of end-users to purchase, rather than rent, telecommunications equipment. In addition, revenue from VSAT services increased as VSAT products became more competitive in price with microwave services for customers with specific telecommunications requirements. These developments, together with competitive pricing pressures, resulted in a reduced gross margin percentage compared to the previous year.

Operating Expenses

Operating expenses in 2004 were $43.3 million, a decline of $5.9 million, or 12%, compared to the prior year. As a percentage of revenue, operating expenses were 12% for both years. We achieved reductions in operating expenses, in absolute terms, in both the MSS and Broadband segments through a continued focus on cost control and restructuring initiatives implemented in fiscal 2003 and 2004. As a percentage of revenue, the MSS segment’s operating expenses were 10%, the same as in 2003, while our Broadband segment’s operating expenses were 16% of segment revenue, a decline of 4% from the prior year.

Segment Earnings

The MSS segment earnings for 2004 declined $11.2 million to $56.2 million from $67.4 million for 2003, a decrease of 17%. The decline was primarily attributable to the decline in the MSS segment’s revenue and gross margin, offset by the reductions in operating expenses resulting from cost reduction measures implemented in 2004. As a percentage of the MSS segment’s revenue, segment earnings declined to 21% for 2004 from 22% in 2003.

The Broadband segment’s earnings for 2004 increased $0.6 million to $22.0 million compared to $21.4 million for 2003. The increase was due to increased revenue and the reduction in operating expenses through restructuring measures undertaken in 2003 and 2004, which more than offset the decline in the segment’s gross margin. As a percentage of the Broadband segment’s revenue, segment earnings of 22% were unchanged from the prior year.

Interest Expense

Interest expense in 2004 of $11.7 million reflected a decrease of $3.6 million, or 23%, from the prior year. The decrease reflected our extinguishment in December 2003 of our bridge credit facility used to purchase the Inmarsat and VSAT businesses of BT in 2000, principal repayments of our prior credit facilities in the first nine months of 2004, and a reduction in the bank margin fee associated with such credit facilities resulting from improvements in our leverage ratio when compared to the applicable quarterly periods in 2003. The decrease was partially offset by the write-off of the unamortized balance of deferred financing costs of $1.5 million related to a term loan which was refinanced in December 2004.

Depreciation and Amortization

Depreciation and amortization for 2004 decreased $0.5 million to $29.0 million from $29.5 million for 2003. The decrease resulted from an asset impairment charge in the fourth quarter of 2003 of $5.5 million related to our aeronautical services business (see the discussion of “— Other Costs (Income)” immediately below), partially offset by asset additions in 2004 and a full year of depreciation on 2003 asset additions.

Other Costs (Income)

Other costs (income) in 2004 were $3.6 million compared to other income of $6.8 million in 2003. In 2004, these costs (income) included:

•	severance and other costs of $2.9 million associated with workforce reductions in the MSS and Broadband segments and at the corporate level, as well as the consolidation of certain finance and operational functions in the MSS and Broadband segments. These costs consisted of severance, retention, relocation, travel and other expenses associated with restructuring activities;

•	asset impairment charges of $1.9 million resulting from the termination of a Broadband contract which utilized specific assets that we did not re-deploy due to the limited market for the technology and the consolidation of certain telecommunications switches within the Broadband segment to improve efficiencies and customer service;

•	asset impairment charges of $0.3 million related to a planned rationalization of the MSS segment network infrastructure designed to improve operational efficiency and reduce operating costs; and

•	income of $1.5 million related to a reduction to the allowance for uncollectability of accounts receivable, the result of successful collection activities leading to (i) a significant reduction in overall account balances, (ii) an improvement in the aging of accounts receivable and (iii) a reduction in the concentration of accounts receivable due from certain large customers.

Other costs (income) of $(6.8) million in 2003 included the following:

•	a gain on sale of our 1.8% equity interest in Inmarsat Ventures plc of $9.8 million;

•	income of $5.9 million related to a reduction to the allowance for uncollectability of accounts receivable, the result of successful collection activities and better than expected settlements with certain customers;

•	a cash payment of $7.0 million from Aliant, our former controlling shareholder, under an agreement entered into in connection with Aliant’s sale of its controlling interest in us;

•	the write-off of deferred acquisition costs of $7.3 million related to a significant consolidation opportunity for which successful completion was no longer considered more likely than not;

•	an asset impairment charge of $5.5 million related to our aeronautical business and operations as a result of our assessment of operating results, economic projections and market trends facing our aeronautical telecommunications businesses and the airline industry generally; and

•	other costs of $3.1 million related to the restructuring activities in each of our MSS and Broadband segments.

Income Tax

Income tax expense for 2004 was $8.7 million, or 26% of our income before tax of $33.9 million, compared to income tax expense of $12.7 million, or 25% of our income before tax of $50.8 million, for 2003. Our effective tax rate for both years compared favorably to the statutory rate of 36% (2003 — 38%), due principally to the recognition of the benefit of certain prior years’ tax losses in Canada. During the third quarter of 2004, we recorded a future tax asset of $2.2 million related to the benefit of all remaining Canadian tax loss carry forwards and reduced tax expense accordingly.

Net Earnings

Our net earnings for 2004 were $25.2 million, a decrease of $12.9 million compared with the net earnings of $38.1 million for 2003. Basic earnings per share for 2004 were $0.51 compared to $0.77 for 2003.

Liquidity and Capital Resources

Operating Activities

We generated $17.1 million in operating cash flow (before changes in non-cash working capital) during the six months ended June 30, 2006, a decrease of $7.0 million from the $24.1 million generated for the six months ended June 30, 2005. The decrease was due primarily to the reduction in net earnings of $32.8 million partially offset by non-cash items including the asset impairment charge of $23.8 million and the increase in amortization of deferred financing charges of $3.3 million for the six months ended June 30, 2006.

For the year ended December 31, 2005 we generated $45.6 million in operating cash flow (before changes in non-cash working capital), a decrease of $19.4 million from the $65.0 million generated in 2004. The decrease was due primarily to the reduction in net earnings of $19.7 million, partially offset by an increase in depreciation expense of $7.6 million. Operating cash flow (before changes in non-cash working capital) for the year ended December 31, 2004 decreased by $8.6 million from the $73.6 million generated for 2003. The decrease reflected the decline in net earnings for 2004 compared to 2003.

We increased our investment in non-cash working capital during the period ended June 30, 2006 by $2.8 million. The investment in non-cash working capital was determined by excluding the opening non-cash working capital balances arising from the Xantic acquisition as well as non-cash transactions impacting working capital related to the write-off of assets. Excluding the effect of these acquired opening balances and non-cash transactions, the increased investment in non-cash working capital during the six months ended June 30, 2006 was due primarily to an increase in inventory and prepaids and other. We increased our investment in non-cash working capital during the six months ended June 30, 2005 by $6.8 million, excluding the effect of opening non-cash working capital balances arising from the Plenexis acquisition. Excluding the effect of these acquired opening balances the increased investment in non-cash working capital for the six months ended June 30, 2005 was primarily due to a decrease in accounts receivable due to strong cash collections for the period and an increase in payables and accruals related to working capital management.

We increased our investment in non-cash working capital during the year ended December 31, 2005 by $14.8 million. The investment in non-cash working capital was determined by excluding the opening non-cash working capital balances arising from the Plenexis acquisition as well as non-cash transactions impacting working capital related to the write-off of assets damaged by the hurricanes during the third quarter of 2005. Excluding the effect of these acquired opening balances and non-cash transactions, the increased investment in non-cash working capital during 2005 was due primarily to a decrease in payables and accruals reflecting changes in the timing of payments for certain operating costs and capital expenditures as well as an increase in inventory and prepaids and other. We generated $20.8 million in cash from working capital during 2004, primarily through strong collection efforts and prudent working capital management. During 2003, we increased our investment in non-cash working capital by $5.5 million primarily due to an increase in accounts receivable as a result of increased revenue, which was partially offset by a decline in inventory and an increase in accounts payable. A focus on improving working capital balances with an emphasis on accounts receivable and unbilled revenue resulted in cash generated from working capital in 2002 of $10.6 million.

Net operating cash flow for the six months ended June 30, 2006 was $14.3 million, a decrease of $3.0 million compared with the $17.3 million generated during the same period in 2005. Net operating cash flow for the year ended December 31, 2005 was $30.7 million compared with operating cash flow of $85.8 million and $68.0 million for the years ended December 31, 2004 and 2003, respectively.

Investing Activities

Cash used in investing activities was $185.6 million for the six months ended June 30, 2006, compared to an investment of $26.4 million for the same period last year. The $159.2 million change for the six month period ended June 30, 2006 compared with the same period in 2005 was primarily due to the acquisition of Xantic of $162.0 million compared to investments totaling $12.1 million in Navarino and Plenexis during the same period last year. The investment in Xantic consists of $191.3 million paid at closing plus $3.9 million of transaction costs incurred in 2006, net of cash acquired of $33.2 million. The remainder of the change in cash used in investing activities is attributable to an increase in deferred costs associated with the refinancing of our senior credit facilities in the first quarter of 2006. Capital asset additions for the six months ended June 30, 2006 of $12.1 million decreased by $0.5 million from $12.6 million incurred during the six months ended June 30, 2005. Capital asset additions for the six months ended June 30, 2006 related primarily to the rebuild of telecommunications assets in the Gulf of Mexico which were damaged by hurricanes Katrina and Rita, investment in capital infrastructure associated with the Xantic integration as well as purchases of VSAT telecommunications equipment. Capital expenditures for the six months ended June 30, 2005 related to the investment in the IP-based core network and the StratosMax service in the Gulf of Mexico, satellite terminals and infrastructure in support of the multi-regional VSAT and other system enhancements designed to improve customer service. We expect capital expenditures to increase in the remainder of 2006 related to the integration of Xantic resulting in 2006 annual capital expenditures of approximately 6% to 7% of revenue.

Cash used in investing activities was $44.4 million in 2005, compared to $27.8 million of cash used in investing activities in 2004. The $16.6 million change was due to investments totaling $12.1 million in Navarino and Plenexis, an increase in deferred costs associated with the then pending acquisition of Xantic and certain deferred contract and other costs. Capital expenditures increased $3.3 million to $25.8 million in 2005 as a result of the investment in the IP-based core network and the StratosMax service in the Gulf of Mexico, satellite terminals, infrastructure in support of multi-regional VSAT, system enhancements designed to improve customer service as well as asset additions associated with rebuilding telecommunications assets in the Gulf of Mexico which were damaged by hurricanes Rita and Katrina. Capital asset additions totaled $22.5 million in 2004. MSS capital asset additions included investments in bandwidth expansion technology and system enhancements to improve customer service and operational efficiency and upgrade networks. Broadband capital asset additions included investments in satellite terminals in support of multi-regional VSAT and IP VSAT services as well as equipment to expand and upgrade facilities and network management systems in support of new contracts and to improve service delivery.

Cash used for investing activities was $27.8 million in 2004 compared to $0.7 million of cash generated through investing activities in 2003. The net positive cash flow from investing activities in 2003 was primarily the result of $26.5 million of proceeds received in connection with the disposition of our investment in Inmarsat Ventures plc. Capital asset expenditures of $22.5 million in 2004 were $2.9 million higher than in 2003, while deferred expenditures were $0.9 million lower than in 2003. MSS segment capital asset additions during 2004 included bandwidth expansion technology and system enhancements to upgrade networks and improve customer service and operational efficiency. Broadband segment capital asset additions in 2004 included investments in satellite terminals in support of multi-regional VSAT and IP VSAT services and other equipment to expand and upgrade facilities and network management systems. Deferred costs in 2004 primarily included $3.2 million of costs deferred in connection with the refinancing of our long-term debt in December 2004. Deferred costs in 2003 included $6.6 million related to an acquisition opportunity which we were then actively pursuing. These costs were expensed in the fourth quarter of 2003 upon determination that it was no longer more likely than not that this transaction would be completed.

Financing Activities

Financing activities generated cash of $210.9 million for the six months ended June 30, 2006 compared to a use of cash of $50.5 million for the six months ended June 30, 2005. During the first quarter of 2006, we refinanced our senior credit facilities. Cash generated for the six month period of 2006 was primarily due to long-term debt proceeds of $225.0 million from the amended and restated Term B facility which was partially used to repay the outstanding balances of $148.5 million under the prior Term B facility and $15.0 million under the prior revolving operating facility. The remaining proceeds from the amended and restated Term B facility were used to fund a portion of the Xantic acquisition. In addition, we issued senior unsecured notes of $150.0 million to finance the remaining portion of the Xantic acquisition, transaction and integration costs. Cash used in financing activities during the six months ended June 30, 2005 related primarily to $65.3 million of cash used to repurchase 7.4 million shares of our capital stock, net of a $15.0 million advance drawn under our revolving credit facility to finance a portion of the cost of the share repurchase.

Financing activities resulted in a use of cash of $52.5 million in 2005 compared to cash provided by financing activities of $11.2 million in 2004. The change was primarily due to $65.3 million of cash used to repurchase 7.4 million shares of our capital stock during the first quarter of 2005, net of a $15.0 million advance drawn under our revolving credit facility to finance a portion of the cost of the share repurchase, partially offset by a reduction in scheduled debt repayments. Cash provided by financing activities in 2004 related primarily to cash generated through debt proceeds received when our bank credit facilities were refinanced effective December 3, 2004. Proceeds of $150.0 million from the Term B facility were principally used to fully repay $121.8 million of the prior term facility then outstanding as well as related transaction costs of $3.2 million. The remaining proceeds of $25.0 million from the Term B facility contributed to the net increase in cash and cash equivalents in 2004. Prior to December 3, 2004, we made $17.5 million of scheduled repayments under the terms of the previous credit facility. Cash generated by common share issues in 2004 totaled $1.7 million.

Financing activities generated cash of $11.2 million for the year ended December 31, 2004 as compared to a use of cash of $78.8 million for 2003. Effective December 3, 2004, our bank credit facilities were refinanced. The refinanced credit facilities consisted of a $150.0 million non-revolving Term B facility with an amortization period of six years provided by a group of U.S. lending institutions and a new $25.0 million revolving operating facility with a five-year term provided by a syndicate of lending institutions. Letters of credit totaling $0.6 million were in place at December 31, 2004 with the remaining $24.4 million of credit under the revolving operating facility available to us. Proceeds from the Term B facility were principally used to repay $121.8 million of the prior term facility then outstanding and related transaction costs totaling $3.2 million. The remaining cash proceeds of $25.0 million from the Term B facility contributed to the net increase in cash and cash equivalents for the year. Prior to December 3, 2004, under the terms of the prior term facility, we made $17.5 million of scheduled principal payments. Cash generated by common share issuances totaled $1.7 million for 2004. During the year ended December 31, 2003, we made principal payments of $73.7 million related to the prior term facility and bridge credit facilities. The total payment of $73.7 million consisted of an $11.2 million payment made on April 3, 2003 in respect of excess cash flows, a payment of $22.5 million made on December 31, 2003 from the proceeds of the sale of our investment in Inmarsat Ventures plc. and a total of $40.0 million in scheduled principal repayments.

In prior years, Aliant, our then majority shareholder had guaranteed the payment of all amounts under the bridge facility in return for a guarantee fee of 2% per annum. In connection with Aliant’s decision to sell all of its interest in our common shares and in accordance with a termination agreement, dated September 18, 2003, among us, Aliant and the lenders under the bridge facility, the Aliant guarantee was released. The guarantee fee became payable to Aliant when the bridge facility was repaid. Any interest portion was payable when all of our debts, liabilities and obligations to the term lenders under the credit agreement were discharged in full. Following the repayment of the bridge facility in December 2003, we repaid $4.6 million to Aliant in respect of the guarantee fee. The balance of $0.6 million was repaid in December 2004 upon repayment of the prior term facility.

At June 30, 2006, long-term debt (including current portion and senior unsecured notes) totaled $375.7 million and shareholders’ equity totaled $194.9 million. At December 31, 2005, long-term debt (including current portion) totaled $164.2 million and shareholders’ equity totaled $222.9 million. The long-term debt to equity ratio was 1.9:1 at June 30, 2006, compared to 0.7:1 at December 31, 2005.

Cash, Short-Term and Long-Term Borrowings

At June 30, 2006, we held cash and short-term investments of $54.1 million. This was an increase of $39.6 million from the December 31, 2005 cash and short-term investment balance of $14.5 million. This increase resulted primarily from the long-term debt proceeds and issuance of senior unsecured notes outlined above and cash provided by operations for the six months ended June 30, 2006 of $14.3 million. The increase was partially offset by the repayment of the former Term B and revolving operating facilities then outstanding, the acquisition transactions described previously and capital and other asset additions during the period.

At December 31, 2005, we held cash and short-term investments of $14.5 million. This was a decrease of $66.2 million from the December 31, 2004 cash and short-term investment balance of $80.7 million. This decrease resulted primarily from the cash used in the share repurchase transaction, the acquisition transactions described previously and capital and other asset additions during the period, which was partially offset by cash provided by operations during 2005 of $30.7 million and the $15.0 million drawn on the revolving operating facility.

At December 31, 2004, we held cash and cash equivalents of $80.7 million. This was an increase of $69.2 million from the December 31, 2003 balance of $11.5 million. This increase resulted from the operating, investing and financing activities described above.

In connection with the acquisition of Xantic on February 14, 2006, we incurred long-term debt in order to refinance our existing senior credit facilities and fund the purchase price of Xantic paid at closing, transaction and integration costs. Effective February 13, 2006 our refinanced senior secured credit facilities consist of: (i) a five year $25.0 million revolving operating facility; (ii) a five year Term A facility of up to $20.0 million; and (iii) a six year Term B facility of $225.0 million. In addition, on February 13, 2006 we issued $150.0 million of 9.875% senior unsecured notes due in 2013. The Term A facility is available to fund only purchase price adjustments related to the Xantic acquisition, if required and expires 180 days after closing of the transaction, unless extended by the parties. Any unused portion of the Term A facility will be terminated after the purchase price adjustments, if any, have been finalized. The refinanced senior credit facilities were provided by a syndicate of financial institutions. No amounts have been drawn under the new revolving operating facility. The terms of our refinanced senior credit facilities and the senior unsecured notes are described under “Description of Restated Credit Agreement.”

We believe our cash and cash equivalents and cash flow from the combined operations will provide the resources required to meet our expenditure requirements for the foreseeable future. Expenditure requirements include working capital requirements, integration costs related to the Xantic acquisition, debt service, ongoing capital expenditure requirements, which we estimate to be approximately $35 million for 2006, and the Xantic purchase price adjustment, if any. In addition, if required, we have available the $25.0 million revolving operating facility to fund expenditures and the $20.0 million Term A facility to fund Xantic purchase price adjustments, if any. Our ability to borrow under these facilities is subject to compliance with the covenants and other terms thereof. See “Risk Factors — Risks Related to the Notes — The agreements governing our indebtedness contain financial ratios that we must meet as well as significant restrictions that limit our operating and financial flexibility” and “Description of Restated Credit Agreement.”

We will selectively consider strategic acquisitions to enhance our operations in key market sectors and further our strategic objectives. We expect that any such acquisition will be funded at that time by additional debt, equity or a combination of both as determined to be appropriate. No assurance can be given that such financing would be available on attractive terms, if at all.

Contractual Obligations

A summary of our total contractual obligations and commercial commitments to make future payments as at June 30, 2006 is presented in the table below.

	Payments Due for the Twelve Months Ended June 30
Contractual Obligations	Total	2007	2008	2009	2010	2011	Thereafter
	($ in millions)

Long-term debt(1)(2)	$375.7	$2.4	$2.4	$2.4	$2.4	$2.4	$363.7
Operating leases	26.7	7.6	4.8	3.1	2.4	1.8	7.0
Maintenance contracts	7.2	6.2	0.7	0.3	0.0	0.0	0.0
Capital expenditure obligations	3.2	1.2	0.8	0.6	0.4	0.2	0.0
Purchase obligations(3)	56.2	39.2	12.5	4.1	0.2	0.1	0.1
Other obligations	14.1	3.5	1.0	1.0	1.1	1.1	6.4

Total contractual obligations	$483.1	$60.1	$22.2	$11.5	$6.5	$5.6	$377.2

(1)	Excludes interest.

(2)	See changes in long-term debt under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Cash, Short-Term and Long-Term Borrowings”.

(3)	Purchase obligations are related primarily to space segment costs and will be funded from contracts to provide space segment and related services to our customers.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

Critical Accounting Policies and Use of Estimates

Our accounting policies are described in Note 2 to our Annual Financial Statements and Interim Financial Statements. The preparation of our consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results that differ from these estimates could have a significant adverse effect on operating results and financial position. The following significant accounting estimates are considered critical in that they involve a higher degree of judgment and complexity than others.

Allowance for Uncollectability of Accounts Receivable and Revenue Adjustments

We provide services and equipment to our customers primarily on credit and provide an allowance for uncollectability of accounts receivable to cover reasonably estimated losses from the inability of customers to make required payments. Provisions are assessed utilizing a combination of techniques. We specifically review our larger accounts and assess a customer’s ability to make payments to us. Based on this review, specific reserves for such accounts are recorded against amounts due to reduce accounts receivable to the amount reasonably believed to be collectable. For those accounts not specifically reviewed, we record specific reserves at varying rates dependent on the collection status and aging of the customer account. A number of factors are considered in evaluating the adequacy of the provision for uncollectability of accounts receivable, including historical collections experience, customer concentrations, changes in customer payment terms, economic and industry trends expected to prevail prior to settlement, the creditworthiness and collection status of the account, and any other specific factors known to management relating to the accounts.

Management believes the recorded allowance is sufficient and appropriate based on the exposures identified and historical experience. Should the financial condition of our customers deteriorate, adversely affecting their ability to make payments to us, additional allowances may be required and could affect our operating results in future periods. Bad debt expense is classified within operating expenses in the consolidated statements of operations. The allowance is netted against accounts receivable.

We also provide an allowance against accounts receivable for revenue adjustments. The provision is estimated based on an analysis of known billing adjustments existing at the balance sheet date and historical experience. Revenue adjustments are charged against revenue in the consolidated statements of operations.

Useful Life of Capital and Intangible Assets

The estimated useful life of capital and intangible assets is used to determine depreciation and amortization expense. An asset’s useful life is estimated when the asset is acquired. The estimate is based upon past experience with similar assets, taking into account expected technological changes, prospective economic utilization and the physical condition of the assets concerned. A significant portion of our capital assets relate to telecommunications and earth station equipment associated with our telecommunications network. These assets represented 80% of the total net book value of the capital assets as of June 30, 2006. The network is highly complex and, due to constant innovation and enhancements, some network assets may lose their utility faster than anticipated. A reassessment of the economic lives of these components is conducted when events or changes in circumstances indicate that their useful lives may not be as long as originally anticipated. Adjustments to their expected lives would be made after considering historical experience and capacity requirements, consulting with the equipment vendor and assessing new product and market demands and other factors. When factors indicate network assets may not be useful for as long as anticipated, the assets’ estimated useful lives may be shortened. This could result in a higher depreciation and amortization expense in future periods and/or an impairment charge to reflect the write-down in value of the assets.

Telecommunications equipment depreciation is currently calculated using the declining-balance method based on rates ranging from 5% to 20% annually. Earth station equipment depreciation is calculated using the straight-line method based on estimated useful lives of 10 to 12 years. Based on the net book value at June 30, 2006, we estimate that a one-year decrease in the useful life of our telecommunications and earth station equipment would increase annual depreciation and amortization expense by approximately $3.1 million. Of this amount, $1.4 million would relate to the MSS segment and $1.7 million would relate to the Broadband segment. A one-year increase in the useful life of these assets for the same period would decrease depreciation and amortization expense by approximately $2.3 million, of which $1.1 million would relate to the MSS segment and $1.2 million to the Broadband segment.

Impairment

The impairment of long-lived assets is assessed when events or changes in circumstances indicate that we may not be able to recover their carrying value. Events or changes in circumstances that would prompt an impairment review include the following:

•	significant underperformance relative to historical or projected future operating results;

•	significant changes in the manner of our use of assets or the strategy of the overall business; and

•	significant negative industry or economic trends.

Impairment of long-lived assets is determined using a projected undiscounted cash flow method. If the asset’s carrying value is greater than the value indicated under the undiscounted cash flow method, an impairment charge would be recorded. This requires judgment to be made by management estimating future cash flows and economic life, among other assumptions. Different assumptions could yield materially different results.

We believe that estimates of future cash flows and fair value are reasonable. Assumptions used are consistent with internal planning and reflect best estimates based on factors including past operating results, budgets, economic projections and market trends. These estimates, however, have inherent uncertainties that management may not be able to control. As a result, the amounts reported for these items could be different if different assumptions were used or if conditions changed in the future.

In the six months ended June 30, 2006 we recorded asset impairment charges of $23.8 million. In the years ended December 31, 2005, 2004 and 2003, we recorded asset impairment charges of $0.2 million, $2.2 million and $5.5 million, respectively.

Impairment of goodwill is assessed annually and when events or changes in circumstances indicate that goodwill might be impaired. In accordance with the CICA recommendations with regard to Goodwill and Other Intangible Assets, the annual goodwill impairment test involves a two-step approach:

•	compare the fair value of a reporting unit with its carrying amount, including goodwill, to identify potential impairment; and

•	if the carrying amount of a reporting unit exceeds its fair value, step two requires the fair value of the reporting unit to be allocated to the underlying assets and liabilities, resulting in an implied fair value of goodwill for the reporting unit. If the carrying amount of the reporting unit goodwill exceeds the implied fair value, an impairment loss equal to the excess would be recorded in net earnings (loss).

In our case, our reporting units are our MSS and Broadband segments.

The fair value of a reporting unit is the amount at which the unit could be purchased or sold between willing parties. Fair value is normally determined by using one of three approaches: market capitalization; multiples of segment earnings (or other financial indicators, such as revenue or earnings); or present value of future cash flows. We currently use the market capitalization approach in our annual and other goodwill impairment testing. This involves assigning a portion of our market capitalization to each reporting unit. Market capitalization is currently allocated to the reporting segments based on the reporting unit’s segment earnings. The amount derived at following this allocation represents the reporting unit’s fair market value.

The annual impairment test is as of November 30 for each fiscal year. In 2005, 2004 and 2003, the results of step one indicated that there was no potential impairment to goodwill as of December 31, 2005, December 31, 2004 and December 31, 2003. As a result, we were not required to perform step two of the annual impairment test. No assurance can be given as to the outcome of these impairment tests for 2006 or other future periods.

Accounting for Income Taxes

We are required to estimate the amount of tax payable for the current year and the future income tax assets and liabilities recorded in the accounts for future tax consequences or events that have been reflected in our financial statements or tax returns for each taxing jurisdiction in which we operate. Significant management judgment is required to assess the timing and probability of the ultimate tax impact. We record valuation allowances on future tax assets to reflect the expected realizable future tax benefits. Actual income taxes could vary from these estimates due to future changes in income tax law, changes in the jurisdictions in which we operate, the inability to generate sufficient future taxable income or unpredicted results from potential examinations or determinations of each year’s liability by taxing authorities.

Valuation allowances primarily relate to potential future tax assets arising from accounting depreciation claimed in excess of tax depreciation and tax losses carried forward in the various jurisdictions in which we operate. We must assess both positive and negative evidence when determining whether it is more likely than not that future tax assets will be recoverable in future periods; such assessment is required on a jurisdiction by jurisdiction basis. Based on this assessment, a valuation allowance must be established for the amount of the future tax assets that are determined not to be realizable. Realization is based on our ability to generate sufficient future taxable income. During the third quarter of 2004, we recognized a future tax asset related to tax losses carried forward in Canada. A change in material assumptions occurred in the quarter in relation to the relative significance of positive and negative evidence related to this jurisdiction. However, notwithstanding the positive evidence provided by recent net earnings, cumulative losses incurred in other jurisdictions in prior years represent sufficient negative evidence under GAAP to require a valuation allowance related to differences in depreciation and tax losses carried forward in these jurisdictions. Accordingly, future tax assets in these jurisdictions have been recognized only in an amount equal to future tax liabilities to the extent that the reversal of these taxable temporary differences is more likely than not available to utilize a portion of the tax losses carried forward. We intend to maintain a valuation allowance until sufficient positive evidence exists to support its reversal. Changes in material assumptions can occur from period to period due to the aging of prior years’ losses, the cumulative effect of current period taxable income and other sources of positive and negative evidence. If these changes in material assumptions were to provide sufficient positive evidence, as at June 30, 2006, we could record the net benefit of $30.6 million, or a portion thereof, as a recovery of income taxes in the period when realization becomes more likely than not and a corresponding increase in future income tax assets.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to a variety of risks. Two of these risks are foreign currency exchange rate fluctuations and changes in interest rates that affect interest expense.

Foreign Currency Exchange Rate Risk

We prepare our consolidated financial statements in U.S. dollars and each of our subsidiaries operates with U.S. dollars as the functional currency as a substantial portion of our business is conducted in U.S. dollars. By virtue of our international operations, we conduct business in a number of foreign currencies other than the U.S. dollar. Transactions which have occurred in currencies other than U.S. dollars have been converted to U.S. dollars at the exchange rate in effect at the transaction date. Carrying values of monetary assets and liabilities in currencies other than U.S. dollars have been converted at the U.S. rate at the balance sheet date with the resulting gain or loss included in income.

Our exposure to foreign currencies is limited due to the substantial portion of our customer contracts, major expenditures and debt denominated in U.S. dollars. To mitigate potential risks with respect to foreign currencies, our strategy has been to match cash inflows and outflows by currency, thereby minimizing net currency exposures to the greatest extent possible. Consequently, we have not entered into forward contracts to manage exposure to exchange rate fluctuations pertaining to our future net cash flows from operations. Xantic has entered into forward exchange contracts to manage exposure to Euros for its operations and we may continue to do so in the future. Foreign currency exchange rate fluctuations related to the translation of transactions occurring in currencies other than U.S. dollars and foreign exchange gains and losses related to the translation of monetary assets and liabilities have not been significant in the periods ended June 30, 2006 and December 31, 2005 and 2004.

To perform a sensitivity analysis, we assess the risk of loss in fair values due to the impact of hypothetical changes in foreign currency exchange rates on monetary assets and liabilities denominated in currencies other than U.S. dollars. Our primary exposures to foreign currency exchange fluctuations are Euros/U.S. dollar, Canadian dollar/U.S. dollar and pound sterling/U.S. dollar. For the period ended June 30, 2006, the potential reduction in earnings from a hypothetical instantaneous 10% adverse change in the June 30, 2006 quoted foreign currency spot rates applied to Euro, Canadian dollar and pound sterling denominated monetary assets and liabilities included in the June 30, 2006 balance sheet would have been approximately $0.7 million, $0.1 million and $0.2 million, respectively.

Interest Rate Risk

Our Term B facility outstanding on June 30, 2006 bears interest based on LIBOR and therefore are affected by changes in market interest rates. As outlined in note 18 to our Interim Financial Statements, we have entered into interest rate swap agreements to hedge a portion of our exposure to such fluctuations. The approximate amount of our remaining variable rate debt was $100.0 million at June 30, 2006. If the LIBOR rate were to increase by 1%, our annual net income before tax would be reduced by approximately $1.0 million based on these levels at June 30, 2006.

Changes in Accounting Policies

We did not adopt any new accounting policies in the six months ended June 30, 2006 nor in the year ended December 31, 2005.

Accounting Changes in 2004

Asset Retirement Obligations

Effective January 1, 2004, we retroactively adopted, with restatement of individual prior periods, the new accounting recommendations of the CICA with respect to asset retirement obligations. Under this new policy, the fair value of legal obligations associated with the retirement of tangible long-lived assets must be recognized in the financial statements in the period in which the liability is incurred. Upon initial recognition of a liability for an asset retirement obligation, a corresponding asset retirement cost is added to the carrying amount of the related asset, which is then amortized to income. Following the initial recognition of an asset retirement obligation, the carrying amount of the liability is increased for the passage of time by applying an interest method of allocation to the liability with a corresponding accretion cost reflected in income.

Revisions to either the timing or the amount of the original estimate of undiscounted cash flows are recognized each period as an adjustment to the carrying amount of the asset retirement obligation and the related long-lived asset.

As a result of this change in accounting policy, we reduced opening retained earnings on January 1, 2003 by $0.9 million (January 1, 2002-$0.5 million); with a corresponding increase in capital assets of $1.6 million (January 1, 2002-$1.9 million); an increase in the liability for asset retirement obligations of $2.8 million (January 1, 2002-$2.6 million) and a decrease in future income taxes of $0.3 million (January 1, 2002-$0.2 million).

Segment Earnings

Effective January 1, 2004, we changed our method of determining segment earnings in order to more closely align segment earnings to information used by us in managing segments. As a result of this change, segment earnings no longer includes an allocation of depreciation and amortization. All prior periods presented for comparison have been retroactively restated for this change.

Accounting Changes in 2003

Stock-Based Compensation

Effective January 1, 2002, we implemented the new recommendations of the CICA with regards to stock-based compensation and other stock-based payments. As permitted under the new accounting standard, in fiscal 2002, we accounted for share options based on their intrinsic value at the date of grant for options issued on or after January 1, 2002 and accordingly did not recognize compensation cost for share options, but alternatively provided pro forma disclosures.

As permitted under the CICA’s accounting standard for stock-based compensation and other stock-based payments’ transitional provisions, which were revised in September 2003, during the third quarter of 2003 we changed our accounting policy and began to record compensation expense for stock options issued to employees using the fair value method. This accounting change was applied prospectively in 2003 relating to stock options issued on or after January 1, 2003. This accounting change resulted in an increase in expense of $0.3 million for the year ended December 31, 2003 and did not affect the year ended December 31, 2002.

Proposed Accounting Standards

In April 2005, the CICA released three new accounting standards related to “Financial instruments — recognition and measurement,” “Hedges” and “Comprehensive income.” These standards must be implemented no later than fiscal years beginning on or after October 1, 2006. Under the new standards, all financial instruments must be classified as held for trading, held to maturity, available for sale or loans and receivables. This classification determines how the financial instrument is measured and how gains and losses are recognized. The new standards require all derivatives to be recorded on the balance sheet at fair value. Off balance sheet treatment is no longer permitted. The method of hedge accounting which was previously unspecified must now be specified. Under the new standards, gains and losses resulting from any ineffectiveness in hedging relationships are required to be identified, measured and recognized in income immediately. As well, other comprehensive income has been introduced where certain gains and losses are temporarily presented outside of income. The impact the adoption of this standard will have on our financial position or results of operations is not determinable.

INDUSTRY OVERVIEW

General

We define “remote telecommunications” as telecommunications services provided to users typically operating beyond the coverage of conventional terrestrial-based wireline and wireless services. The remote telecommunications industry provides services on a global basis to users on land, at sea and in the air whose business or operations require high-quality and reliable telecommunications services regardless of their location. These services enable data and voice telecommunications for customers in market sectors such as military, government, oil and gas, and maritime.

The remote telecommunications industry initially focused on providing maritime telecommunications services to support shipping, fishing, naval and coast guard activities. Beginning in the early 1900s, maritime telecommunications services in coastal areas were provided through highly fragmented high frequency, or HF, radio service providers. In 1982, Inmarsat began providing the first global satellite-based maritime telecommunications services. By the early 1990s, as technology improved, the terminals used for satellite telecommunications became lighter and more powerful, enabling the provision of mobile satellite services to aeronautical and land users. As the market for mobile satellite services expanded, new competitors emerged to compete with Inmarsat, including Iridium and Globalstar, on a global basis, and MSV, Thuraya and ACeS, on a regional basis.

Similar technological improvements in fixed satellite services have enabled the provision of services to VSATs. These VSAT services are now offered for remote telecommunications services on land and, more recently, on boats and planes through stabilized VSATs.

Remote Telecommunications Systems

Remote telecommunications services are currently provided through use of evolving technologies, principally satellites and microwave systems.

Satellite Telecommunications Systems.  A principal advantage satellites have over terrestrial-based telecommunications technologies is that once a satellite is launched and a single LES or VSAT hub installed, telecommunications services can be provided to any user in a broad satellite footprint at virtually no incremental cost. For this reason, satellites can provide economical, scalable and highly reliable telecommunications services to multiple sites over a vast geographic area. Satellite networks also have the added benefit that they are less vulnerable to natural and man-made disasters than wireline or terrestrial wireless telecommunications systems. Once a satellite is launched and an LES is available, satellite telecommunications services can be provided where no terrestrial wireline or wireless services exist. For these reasons, satellite networks meet the remote telecommunications requirements of key market sectors such as the military, government, oil and gas, and maritime.

Satellite telecommunications systems are composed of a space segment, a ground segment and an end-user terminal.

•	Space Segment. The space segment consists of satellites that typically contain multiple transponders, each capable of independently receiving and transmitting one or more signals from or to multiple users simultaneously. A satellite is typically described by the number and frequency types of its transponders. Modern telecommunications satellites typically carry between 24 and 72 individual transponders of varying frequency and bandwidth. Bandwidth for a transponder is a measure of spectrum (frequency) use or capacity. The higher the bandwidth of a signal, the more data it can carry.

•	Ground Segment. The ground segment consists of terrestrial-based transmission and reception systems consisting principally of one or more LESs, which provide a telecommunications link to the end-user either directly or through a terrestrial network. A LES is an integrated system consisting of an antenna, radio signal transmitting and receiving equipment, modulation/demodulation equipment, monitor and control systems and voice, data and video network interface equipment.

•	End-User Terminal. The terminal allows an end-user to communicate “up” to the satellite, which relays the telecommunications “down” to an LES, which is interconnected with a terrestrial wireline network. A distinction is made between “mobile” and “fixed” satellite services. Mobile satellite services, or MSS, use a variety of mobile receiver and transmitter equipment to provide telecommunications services for land, mobile, maritime and aeronautical end-users. Fixed satellite services, or FSS, use fixed or stabilized antennas to receive and transmit satellite signals.

Microwave Telecommunications Systems.  Users access microwave telecommunications systems like cellular telecommunications systems except that the end-user terminals are fixed, not mobile. In addition, to provide access, microwave systems have their own broadband backbone, transmitting telecommunications between microwave stations at high speeds. Microwave telecommunications systems can generally provide faster data services than terrestrial mobile wireless systems. In addition, microwave telecommunications systems also share some of the same advantages as satellites for remote telecommunications when compared with wireless services. This includes the ability to provide ubiquitous service throughout the coverage area, at a lower cost and with shorter set-up time. For these reasons, microwave telecommunications systems are highly effective in flexibly extending an underdeveloped telecommunications network.

Satellite Technology and Orbits

Technology.  Satellite telecommunications technology is fundamentally based on the ability to transmit radio signals between a remote telecommunications terminal and a LES via a satellite in orbit above the earth that amplifies and relays these signals. A satellite acts like a mirror or a “bent pipe” in space, collecting and redirecting radio waves back down to earth. Some modern satellites incorporate on-board processors to manipulate the radio signals received, enabling higher quality services.

Orbits.  Most satellites are placed in either geosynchronous (or geostationary) earth orbit, or GEO, or low earth orbit, or LEO, each of which offers various advantages.

•	GEO. GEO satellites are located 22,300 miles above the earth. At this orbital altitude, a satellite orbits the earth at the same speed as the earth’s rotation, allowing the satellite to stay fixed over one location. Three GEO satellites are sufficient to provide global coverage, excluding the extreme polar regions, reducing the space segment cost. Since GEO satellites are farther from earth than LEO satellites, they generally require larger terminals and have significantly greater delay or latency (approximately 240 milliseconds per round trip) than LEO satellites (approximately 4-6 milliseconds per round trip). GEO satellite systems are used for most FSS and by some mobile satellite system operators, including Inmarsat, MSV, Thuraya and ACeS, for MSS.

•	LEO. LEO satellites are located at an average altitude of less than 1,000 miles above the earth. The lower transmission power necessary to transmit signals to LEO satellites allows the user terminals to be smaller, lighter and less expensive than similar terminals used to access GEO satellites. However, LEO satellites move quickly over the earth, staying in view of any one location for only two to eight minutes. This characteristic requires a large number of LEO satellites to be deployed to provide global coverage. For example, the Iridium LEO system uses 66 operational satellites. LEO satellite systems, such as that of Iridium and Globalstar, are used for MSS.

Industry Participants

Operators of Mobile Satellite Telecommunications Systems

Inmarsat.  Inmarsat is a leading global provider of mobile satellite telecommunications services, providing a wide range of data and voice services, including telephony, fax, video, e-mail and high-speed intranet and internet access. The space segment of the Inmarsat network consists of 11 GEO satellites: four Inmarsat-2 satellites, launched in the early 1990s; five Inmarsat-3 satellites, launched between 1996 and 1998; and two Inmarsat-4 satellites, launched in 2005. Inmarsat has indicated that each of its Inmarsat-4 satellites is up to 60 times more powerful, enabling smaller terminals and greater bandwidth, and has up to 16 times more telecommunications capacity than an Inmarsat-3 satellite. Inmarsat generally provides near global service, covering all but the polar regions, for most of the services that it offers. The ground segment of the Inmarsat network consists of 29 LESs owned by 23 third-party LESOs and two LESs owned by Inmarsat for its Regional BGAN and BGAN traffic, interconnecting with terrestrial telecommunications networks.

Inmarsat’s services can be classified according to their technological nature and life cycles as first, second, third or fourth generation services.

•	First Generation Services. Inmarsat’s original service, Inmarsat A, uses older analog technology and provides only voice and limited data telecommunications. Inmarsat A service has been replaced by more efficient services, and is scheduled to be discontinued in 2007.

•	Second Generation Services. Inmarsat’s second generation services incorporate older digital technologies and generally require relatively large terminals compared to later-generation Inmarsat services. Second generation services include Inmarsat B (digital voice, fax and data with a high-speed data option), Inmarsat C (two-way messaging via Internet e-mail, telex or fax), Inmarsat D+ (global messaging, monitoring and control, and data broadcasts to pager-sized terminals), Inmarsat M (digital voice, fax and data), Inmarsat Mini-M (digital voice, fax and data), and Inmarsat Aero H and Aero I (aeronautical satellite telecommunications).

•	Third Generation Services. Inmarsat’s third generation services incorporate newer advances in digital satellite telecommunications technology, which, through the highly efficient use of satellite resources, allows for delivery of high-speed data services at lower cost and from smaller terminals than first or second generation services. Such services directly support Internet Protocol (IP), making the services compatible with almost all modern data applications. Inmarsat’s third generation services include Inmarsat Global Area Network (GAN) (ISDN and IP land mobile, portable high-speed voice and data services, including Internet web access and e-mail, videoconferencing and high-resolution image transfer capabilities), Fleet 33, Fleet 55 and Fleet 77 (ISDN and IP maritime digital voice, fax and data with high-speed data and packet data services), Swift 64 (ISDN and IP aeronautical high-speed data and voice services), and Regional BGAN (broadband IP telecommunications).

•	Fourth Generation Services. In December 2005, Inmarsat introduced BGAN, its initial fourth generation mobile satellite service utilizing the broadband capability of its Inmarsat-4 satellites. BGAN offers end-users secure, reliable broadband for high-speed data applications, supported by smaller, more portable and less expensive terminals than those used to access Inmarsat’s prior-generation services. The new BGAN service is currently available in Europe, Africa, the Middle East, parts of Asia and the United States. The service supports data transmission rates of up to 492 kbps, similar to, and in some cases higher than, the transmission rates planned for third generation terrestrial wireless networks, with the option of 64 kbps ISDN or Quality of Services (QoS) streaming IP (which offer guaranteed data rates of 32, 64, 128 or 256 kbps).

Iridium.  Iridium is a privately-held global mobile satellite system operator. Iridium operates a LEO satellite system consisting of 66 satellites operating as a single network. The Iridium system provides global service, including to the polar regions. Iridium owns and operates its own ground network, which is comprised of a system control segment and LESs used to interconnect with terrestrial telephone networks. Since the Iridium satellites communicate with each other, a single LES is used to support most services. Iridium provides voice and data services at 2.4 kbps, and speeds of up to 10 kbps with compression. Since the data rate is relatively low, Iridium is used primarily for voice services. The Iridium terminals are handheld devices that are smaller and less expensive than the Inmarsat terminals. Iridium services are suited for a broad range of applications, including government, construction, defense/military, emergency services, maritime, aid, mining, forestry, oil and gas, adventure and aviation.

Globalstar.  Globalstar is a global mobile satellite system operator with a LEO satellite system. Globalstar operates a LEO satellite system consisting of 48 LEO satellites that generally provide service to most of the Americas, Europe, Northern Africa, Northern Asia and Australia. Globalstar provides voice and data services at 9.6 kbps. The Globalstar system is used primarily for voice services.

Regional Operators.  There are a number of operators of regional mobile satellite telecommunications systems, including MSV (which has two GEO satellites providing MSS to North America, the Caribbean and Hawaii), Thuraya (covering Europe, the Middle East and portions of Western Asia and Northern Africa), ACeS (Asia), Optus MobileSat (Australia), INSAT 3C (India) and N-Star (Japan). These regional operators provide voice and data services at transmission rates ranging from 2.4 to 19.2 kbps. In April 2005, Thuraya announced its intention to introduce a 144 kbps mobile data telecommunications service.

Operators of Broadband Systems

Global and major regional FSS system operators include SES (global), Intelsat (global), PanAmSat (global), Eutelsat (Europe), New Skies (global), AsiaSat (Central and Southeast Asia), Telesat (Americas) and StarOne (Latin America). Recently, Intelsat and PanAmSat, and SES and New Skies, have announced intended mergers, each of which is currently being considered for approval by government regulators. FSS operators provide various services, including video distribution, telephony, Internet backbone, VSAT and satellite news-gathering services.

VSAT Services

VSAT provides broadband services and applications requiring large amounts of bandwidth, with dedicated data rates of 1.544 megabits per second (Mbps) or higher that allow for simultaneous support of multiple voice, data and video streams. In addition, VSAT systems have been used for very low data rate applications such as Supervisory Control and Data Acquisition (SCADA). This technology is used extensively in the energy sector for the monitoring of remote assets such as pipelines and electric utility generation facilities and transmission substations, as well as in the consumer sector, providing transaction-oriented services (such as credit card processing) for banks, gas stations and retail outlets. With the advent of stabilized VSAT terminals, FSS terminals have become more attractive for mobile users in many maritime, aeronautical and terrestrial environments.

The ground segment for FSS includes hub earth stations interconnecting the satellite telecommunications with corporate and public networks. Typically, both satellite operators and independent service providers operate hub earth stations.

VSATs have antennas 2.4 meters in diameter or smaller, and are well suited to the needs of the remote telecommunications marketplace due to their portability, relatively low terminal cost, and the global availability of C and Ku band FSS satellite capacity from a significant number of satellite operators.

Distribution of Remote Telecommunications Services

MSS

In general, the global suppliers of MSS (Inmarsat, Iridium and Globalstar), as well as the leading regional MSS suppliers (including Thuraya, ACeS and MSV), sell such services on a wholesale basis through distributors, who, in turn, offer such services to end-users, either directly or indirectly through second tier distributors.

Inmarsat distributes its services through its network of 31 distribution partners, who, in turn, provide Inmarsat services, either directly or through more than 440 service providers, to end-users in approximately 180 countries. Of the 31 first-tier distributors of Inmarsat services, 23 are Inmarsat LESOs. For first, second, and third generation services (other than RBGAN), Inmarsat LESOs operate the LESs that connect the Inmarsat satellites to terrestrial telecommunications networks. These LESOs and other distribution partners include affiliates of large telecommunications companies, including BT, France Telecom, Singtel and Telenor, and independent distribution partners, such as us. Many of Inmarsat’s distribution partners, including us, and service providers offer value-added applications and integrated telecommunications services other than Inmarsat services. The distribution of Inmarsat satellite services is depicted in the diagram below:

Iridium distributes its services through approximately 40 first-tier distributors. Iridium also sells its services directly to the U.S. government.

Globalstar has an established group of service providers and dealers with a specific market focus.

At the retail level, the majority of MSS is sold on an “on-demand,” or usage basis. Typically the contracts have no minimum purchase requirement and can be terminated on 30 days’ notice. The rates charged for services sold on an on-demand basis are typically based on call duration or the volume of data transmitted. In addition, certain end-users lease mobile satellite telecommunications services capacity when they have continuous demand for remote telecommunications services, normally for significant data services, such as a naval ship. Such end-users pay for access to such services on a monthly or other basis, with the rates applying regardless of the degree of use. Many of the larger end-users have contracts with multiple providers in order to respond to lower prices, to use different sets of value-added services, and to provide for redundancy. For certain end-users purchasing MSS on an on-demand basis, switching from one distributor to another can entail little more than using a different dialing sequence. However, if the distributor hosts an end-user’s equipment at the distributor’s LES, which is common for government customers, switching distributors is a more complex and costly process.

Broadband

The leading global FSS operators and significant regional and national FSS operators sell directly to large end-users, as well as to VSAT service providers. VSAT service providers generally provide custom solutions to two market segments: users in remote locations, such as customers in the oil and gas, maritime and aeronautical sectors, and users who need a reliable private data network primarily for internal telecommunications, such as in the retail and banking industries.

Contracts in the broadband remote telecommunications business typically have a term of between one and five years. Since broadband users typically have continuous data requirements, they usually do not purchase services “on demand” but lease space segment capacity. The leases normally include minimum purchase requirements with the ability for the customer to increase usage.

OUR BUSINESS

Overview

We are a leading global provider of advanced mobile and fixed-site remote telecommunications services. We provide high-speed data and voice services to end-users typically operating beyond the reach of traditional wireline and wireless telecommunications networks. The end-users of our services operate in a variety of market sectors, including military, government, oil and gas, and maritime. Through our extensive direct and indirect distribution network, we generate revenue from customers in over 160 countries. We had 2005 revenue of $381 million and our pro forma revenue would have been $574.6 million for 2005.

Our business is divided into two operating segments: MSS and Broadband.

MSS.  Our MSS business provides mobile telecommunications services, primarily over the Inmarsat satellite system. To provide Inmarsat telecommunications services, we own and operate a terrestrial-based network, including LESs, but we do not own or operate satellites. Including the LESs we acquired from Xantic, we currently have LESs located in Australia, Canada, the Netherlands, New Zealand and the United Kingdom. In addition to providing high-speed data and voice services over the Inmarsat system and three other mobile satellite systems, our MSS segment also sells equipment and provides value-added and engineering services. Our MSS segment had revenue of $259.9 million in 2005, representing 68.2% of our consolidated revenues. On a pro forma basis, our MSS segment would have had revenue of $453.5 million in 2005, representing 79.0% of our pro forma consolidated revenues.

Broadband.  Our Broadband business provides integrated high-speed data and voice telecommunications services between remote sites and land-based offices. To provide certain of our Broadband services, we own and operate a network of hubs, located in the United States, the United Kingdom, Germany and Russia, that communicate with VSATs. We also own and operate what we believe to be the most extensive digital microwave network in the Gulf of Mexico. Through our Broadband segment, we provide VSAT services, digital microwave services, equipment sales, rental, repair and maintenance, and engineering services. Our Broadband segment had revenue of $121.1 million in 2005, representing 31.8% of our consolidated revenue. On a pro forma basis, our Broadband segment would have had revenue of $121.1 million, representing 21.0% of our pro forma consolidated revenue for 2005.

Our company has grown both organically and through strategic acquisitions. In 2000, we completed the acquisition of the Inmarsat and VSAT businesses of BT for approximately $229.0 million. Giving effect to the BT acquisition as of January 1, 2000, our revenue derived from the distribution of Inmarsat services would have represented approximately 14% of Inmarsat’s total mobile satellite remote telecommunications revenue in 2000. Through organic growth, we increased our share of Inmarsat’s mobile satellite remote telecommunications revenue to approximately 25.4% in 2005. Our organic growth is also reflected in the increase in our consolidated revenue from $289.1 million in 2001 to $381.0 million in 2005.

Sales in the United States accounted for approximately 56% of our consolidated revenue in 2005. United Kingdom and Canada revenue for 2005 were approximately 16% and 5% of our consolidated revenue, respectively.

The Xantic Acquisition

On February 14, 2006, we acquired all of the issued and outstanding equity interests of Xantic from KPN and Telstra. Xantic was the third largest provider of Inmarsat services in 2005, accounting for approximately 20.8% of Inmarsat’s mobile satellite remote telecommunications revenue. Xantic had revenue of $193.6 million for 2005. Xantic’s financial statements for the year ended December 31, 2005 include certain non-recurring items that positively affected Xantic’s EBITDA for the year by approximately $4 million. These included bad debt recoveries and customer and supplier settlements.

We expect that the Xantic acquisition will benefit us both strategically and financially. Most significantly, it will strengthen our existing position as the leading provider of Inmarsat services by revenue. On a pro forma basis, our revenue derived from the distribution of Inmarsat services would have accounted for approximately

46% of Inmarsat’s mobile satellite remote telecommunications revenue in 2005. The acquisition will has strengthened our presence in Europe and Asia, enhanced our leading position in North America and provided us with greater reach across key market sectors. The acquisition brings together our strong position in the Inmarsat land mobile and leasing markets and Xantic’s strong position in the Inmarsat maritime and aeronautical markets. We believe the increased scale resulting from the acquisition will afford us a key competitive advantage by improving our position as a low-cost provider through greater operating efficiencies, including increased volume-based price discounts from Inmarsat. We believe our enhanced scale will drive organic growth, and positions us to better respond to the future requirements of our customers.

Based on the completion of our detailed integration plans and execution of those plans to date, we have increased our estimate of annual operating expense and capital expenditure synergies to $25-$30 million expected to be realized within 18 months of completing the acquisition. This compares favorably with our original estimate of $20-$25 million of synergies expected within 24 months. In connection with the acquisition, we expect to incur one-time cash integration costs, excluding transaction costs, over the 18-month period following the acquisition of $25-$30 million, with approximately 85% to 90% of such costs to be incurred during 2006. Our estimate of these costs has also increased from our original estimate of $20-$25 million. In connection with the Xantic acquisition we recorded an after-tax, non-cash write-off of $19.6 million related to capital assets and licenses used in our LES located in Goonhilly, United Kingdom as a result of the planned rationalization of our post-acquisition LES network. LES services currently provided from the Goonhilly LES will be transitioned to our Burum, Netherlands LES by the first quarter of 2007.

At the closing for the Xantic acquisition, we acquired the Xantic shares for an aggregate base purchase price of $191.3 million, subject to the following post-closing adjustments:

•	if Xantic’s EBITDA (as defined in, and calculated according to, the share purchase agreement) for the twelve months ended December 31, 2005, calculated according to the share purchase agreement, is less than $22.0 million, then the base purchase price will be decreased based on a multiple of 8.5 times the amount by which Xantic’s EBITDA for the twelve months ended December 31, 2005 is less than $22.5 million;

•	if Xantic’s EBITDA for the twelve months ended December 31, 2005, calculated according to the share purchase agreement, is greater than $23.0 million, then the base purchase price will be increased based on a multiple of 8.5 times the amount by which Xantic’s EBITDA for the twelve months ended December 31, 2005 is greater than $22.5 million;

•	the base purchase price will be decreased by the amount of Xantic’s outstanding indebtedness as of the effective date; and

•	the base purchase price will be increased or decreased, as applicable, by the amount by which Xantic’s cash as of the effective date, after adding (or subtracting, if it is a negative number) Xantic’s working capital on the effective date and adding the amount of certain provisions as of the effective date and the amount of the threshold applicable to the tax indemnity (all as calculated in accordance with the share purchase agreement), is greater or less than $0.

We expect that this adjustment, if any, will be funded from cash acquired from Xantic and/or a draw-down of the Term A facility. See “Description of Restated Credit Agreement — New Term A Facility”.

Our Strengths

We believe our competitive strengths position us well to capture an anticipated increase in demand for remote telecommunications services. There are several factors underlying such anticipated increase in demand, including the anticipated increased mobility of businesses and their workforces, the greater reliance on “always on” data and voice connectivity and the increased demand for the automated exchange and transmission of data, such as the remote monitoring of pipelines and other assets. In addition, the use of the Internet for e-mail, large file transfers, live video and streaming media has significantly increased demand for greater bandwidth. As end-users become accustomed to high-speed connectivity in the workplace and at home, they are increasingly demanding higher bandwidth for their remote mobile telecommunications.

Our key competitive strengths include:

Industry Leader with Significant Global Presence.  With the completion of the Xantic acquisition, we are the leading Inmarsat service provider in each of the maritime, land, aeronautical and leasing markets. On a pro forma basis, we would have accounted for approximately 46.3% of Inmarsat’s mobile satellite remote telecommunications revenue in 2005, nearly twice that of our closest competitor. We attribute our strong competitive position to dedication to superior customer care, a strategic approach to individual market sectors, our low-cost structure and our high quality service offerings. We believe our global scale and market position enable us to build and maintain close relationships with key suppliers and customers.

Long-Standing Relationships with Customers in Key Market Sectors.  We have attracted and retained customers in the key market sectors in which customers generally require large volumes of remote telecommunications services. Approximately half of our revenue for 2005 came from customers we have been doing business with for at least five years. Our major end-users include defense agencies of several countries (including the United States, the United Kingdom, Australia, New Zealand, the Netherlands, Canada and Japan), other governmental organizations (including the U.S. and Canadian Coast Guards, U.S. Federal Emergency Management Agency, NATO, the United Nations, law enforcement agencies and state and local governments), non-governmental organizations (including the Red Cross), oil and gas companies (including Shell Oil, ChevronTexaco, Exxon Mobil and BP Amoco), and maritime organizations (including Maersk, Malaysia International Shipping Company, Pole Star Space Applications and Wallem Ship Management). By focusing our sales and marketing resources on these key market sectors, we have built a solid base of high-volume customers whose needs for remote telecommunications services we believe will continue to grow.

Low-Cost Structure.  As the largest provider of Inmarsat services, we obtain larger volume-based price discounts for satellite airtime than our competitors, providing us with a cost advantage. We also expect that the acquisition of Xantic will generate greater traffic through a rationalized terrestrial network, which will reduce our costs.

We also benefit from a low-cost structure due to economies of scale in network and business operations, direct ownership of infrastructure, in-house engineering and product development capabilities and a concentration of key personnel in low-cost jurisdictions, such as St. John’s Newfoundland and Lafayette, Louisiana. We have reduced our operating expenses through automation, rationalization of infrastructure and consolidation of processes. Our increased scale and efforts to reduce costs have enabled us to reduce our selling, general and administrative costs as a percentage of revenue from 22% in 1999 (prior to our 2000 acquisitions) to 14% in 2005.

Comprehensive Suite of Remote Telecommunications Solutions and Technologies.  We offer a comprehensive and expanding suite of services, which allows us to fulfill our customers’ remote telecommunications requirements in any location. The variety of applications we provide is attractive to our customers because it allows them to lessen their dependence on a single technology. We believe our strong engineering team enables us to respond to customer needs for multi-technology solutions.

Our product offerings have expanded to focus on the shift in customer needs from traditional voice to high-speed data services. For example, Inmarsat’s new BGAN service offers end-users secure, reliable broadband service for high-speed data applications, supported by smaller, more portable and less expensive terminals. BGAN supports data transmission rates of up to 492 kilobits per second (kbps), similar to, and in some cases higher than, the transmission rates planned for third generation, terrestrial wireless networks. This represents a significant increase in data transmission rates from the 64-128 kbps currently available to most MSS customers. We expect that the smaller terminals and higher data speeds will encourage existing users to increase usage and will expand the market for remote telecommunications services. In addition, we believe our portfolio of branded value-added services helps to differentiate our services from those of our competitors, maintain customer loyalty and increase revenue.

Experienced Management Team with a Solid Track Record of Integrating Acquisitions.  The members of our senior management team have, on average, more than ten years of experience in the telecommunications industry. Our management team has implemented a number of strategic initiatives, such as integrating several strategic acquisitions on schedule and on budget, including the Inmarsat and VSAT businesses acquired in 2000 from BT, realizing planned synergies and reducing costs, which have generated positive operating cash flow. In connection with our acquisition in 2000 of the businesses from BT, we realized synergies in relation to the annual revenue of the acquired businesses that are similar in proportion to those we expect to realize from the acquisition of Xantic.

Our Strategy

We strive to grow our business and exercise prudent financial management to deliver strong operating results and cash flows. The key components of our strategy are to:

Increase Our Presence in Attractive Market Sectors.  We focus on providing remote telecommunications solutions to high-volume customers in the most attractive market sectors, including the military, government, oil and gas and maritime sectors. In addition, we provide remote telecommunications solutions to other market sectors, including the aeronautical, media, construction, mining and engineering sectors. We intend to continue to focus on the key market sectors in which we have a considerable presence and use the experience and expertise gained in these sectors to increase our penetration in other market sectors characterized by a large or diverse customer base and significant remote telecommunications usage.

Enhance Our Geographic Footprint.  We provide services on a global basis. We intend to enhance our presence in targeted geographic locations where we are not presently well-represented and where we believe there are significant opportunities for growth. In addition, as our existing and future customers move into new areas of the world, we intend to broaden and deepen our relationships with those customers to foster our position as their global service provider of choice, providing the remote telecommunications solutions they require.

Continue to Realize Cost Improvements.  We believe that the expected synergies from the Xantic acquisition will allow us to further enhance our low-cost position by increasing Inmarsat volume-based price discounts and improving our network efficiencies. In addition, we will continually monitor our cost competitiveness and strive to gain additional cost savings by further improving the efficiency of our operations, distribution and billing systems.

Tailor Service Offerings to Customer Needs.  We will continue to serve individual customer needs by offering a wide variety of remote telecommunications services. We expect that over the next several years our core customer base will require a variety of new services and believe that we are well-positioned to capture these new business opportunities by cross-selling existing and new services. Through our sales force, engineering expertise, distribution channels, operational capabilities and development of new value-added services, we are positioned to offer our customers the remote telecommunications solutions they desire.

Selectively Pursue Strategic Acquisitions.  We have enhanced our competitive position through strategic acquisitions within our key market sectors. We will selectively consider strategic acquisitions to enhance our operations in these key market sectors and further our strategic objectives.

Our Network Infrastructure

We have Inmarsat LESs in Goonhilly, United Kingdom, Weir, Canada, Auckland, New Zealand, Burum, Netherlands and Perth, Australia. We lease land from KPN in the Netherlands and from Telstra in Australia for these facilities. As a result of the Xantic acquisition, we plan to discontinue the operation of our LES located in Goonhilly, United Kingdom, transitioning the LES services currently provided there to our Burum, Netherlands LES by the first quarter of 2007. In addition, we plan to rationalize our LES capacity in

Auckland, New Zealand and Perth, Australia. Each LES that we retain is highly scalable, permitting this rationalization and accommodating future increases in our business.

We have VSAT hubs in the United States, United Kingdom, Germany and Russia. Our VSAT hubs are highly scalable, allowing us to accommodate future growth within our existing facilities.

We have developed an IP-based backbone network, Stratos Nexus Global Packet Network (GPN), consisting of local points of presence in 50 countries and 400 cities around the world to connect our remote telecommunications services with traditional terrestrial networks. This provides us with a single, integrated telecommunications platform to link and manage a new generation of IP service offerings and improved network efficiency across our entire range of remote telecommunications solutions, including current and next-generation worldwide mobile (such as our new BGAN service) and fixed satellite services, as well as microwave and telephony solutions in the Gulf of Mexico. With this consolidated core network, we have a fully IP-enabled, global infrastructure capable of supporting nearly any IP-based connectivity solution and providing customers, regardless of technology platform, with seamless interconnectivity and access to a common suite of advanced value-added products and services, such as Voice-over-Internet Protocol, or VoIP, hosted applications, virtual private network (VPN) and flexible bandwidth options. This platform benefits our customers by providing improved performance, guaranteed grade-of-service and increased security. Users in remote locations can reliably and securely use any application as if they were in the corporate headquarters.

Our Services

We provide a broad portfolio of remote telecommunications solutions to our customers by offering services over numerous mobile and fixed satellite networks, enhancing these offerings with our value-added services, and providing equipment and the engineering services to integrate these solutions.

MSS

Our MSS suite of services offers complete office telecommunications functionality, including high-speed data and voice services to remote users on a global basis. We provide services on the Inmarsat, Iridium, Globalstar and MSV satellite systems. We provide core data and voice mobile satellite services to customers in remote locations on land, at sea and in the air. For most Inmarsat third generation services, we can provide data at up to 128 kbps. Inmarsat’s new BGAN service will reach rates of up to 492 kbps with guaranteed rates of 256 kbps. We have focused on the development and marketing of our Inmarsat high-speed (at least 64 kbps) data services because we believe they offer the biggest revenue growth potential. Approximately 72% of our revenue derived from the distribution of Inmarsat services for the year ended December 31, 2005 were from Inmarsat high-speed data services. Our services over an Inmarsat satellite are depicted in the diagram below:

We also provide Inmarsat lease services, which are generally 24x7 service to a particular terminal, at data rates of up to 128 kbps. Our major lease customers include the U.S. Navy, U.S. Military Sealift Command, U.S. and Canadian Coast Guards, Canadian Navy, Japanese Navy, Australian Navy and New Zealand Navy.

We integrate a range of value-added services to provide additional value to our customers, develop customer loyalty, differentiate our offerings and generate additional revenue. These value-added services include:

•	StratosOne. StratosOne is a unified messaging system that provides a low-cost, efficient and reliable platform for mobile satellite-based maritime messaging and telecommunications.

•	AMOS Connect. AMOS Connect integrates telex, fax, SMS and e-mail interoffice telecommunication and access for mobile personnel in a single messaging system. By automatically compressing files, AMOS Connect can reduce costs up to 85%.

•	StratosNet 2.0. StratosNet 2.0 provides end-users with Internet access software to optimize their Internet connectivity over satellites. Our software compresses data an average of 80%-90%, facilitates e-mail, provides e-mail filters, includes spam and virus protection, and enables efficient transfers of large files.

•	Easy Accelerator. The Easy Accelerator Internet access service allows users to browse the Internet and download files quickly and cheaply. Easy Accelerator provides compression of up to 80% and optimizes requested web pages for satellite transmission.

•	SMSCrew Mail. Stratos’ SMSCrew Mail is a short messaging and short text e-mail service enabling maritime crewmembers to use a prepaid card to stay in touch while at sea.

•	BEST. BEST, our proprietary bandwidth management solution, permits leasing customers to share leased Inmarsat channels among terminals, increasing the efficiency and value of use of leased services.

•	Secure Inter-working Function (SIWF) Protocol. The SIWF Protocol is our solution for providing seamless encrypted services over Inmarsat satellites, provided at no additional charge to our customers. Some of our most important U.S. government customers specify this solution by name in their requirements.

•	Stratos Access System. Stratos Access System assists distributors in managing credit risks, monitoring usage and managing accounts.

Broadband

VSAT.  We provide VSAT services, primarily to the oil and gas sector, and increasingly to other sectors, including the maritime, government, military and engineering markets. Using both fixed and mechanically stabilized remote terminals, a number of satellite systems, a variety of hubs in the United States, Canada, the United Kingdom, Germany and Russia, a high-capacity terrestrial network and, in some cases, advanced stabilizer technologies, we can rapidly deploy telecommunications solutions to both remote fixed locations and to mobile platforms.

In December 2003, we introduced StratosITektm, a new TDMA, IP VSAT service. This service supports a range of telecommunications solutions, both fixed and mobile, including VoIP, file and database server access, internet, video conferencing and e-mail. The system uses iDirect Technologies’ broadband IP solution and is designed to offer a cost effective end-to-end telecommunications solution for small to large enterprise users.

This service is well suited to dispersed organizations with a need for reliable information management and connectivity.

Our VSAT broadband value-added services include our messaging service, StratosNet, which compresses e-mail, saving time and money. We also provide VoIP over our VSAT network.

In 2005, we acquired Plenexis, which gave us three VSAT hubs in Germany and a 75% interest in a company with a VSAT hub in Russia. This acquisition broadened the geographic scope of our VSAT business, and has allowed us to expand our Broadband business to new market sectors such as finance, travel and retail.

We also provide SCADA VSAT services throughout the United States and in parts of Canada. We provide these services through a central hub earth station located in Denver, Colorado and a large number of geographically dispersed remote terminal sites. From the central hub, data can be transmitted via fiber optic cable to a customer’s desired location, providing seamless connectivity between the remote sites and a central location. Our SCADA networks utilize VSAT to enable end-users to collect data and control remote equipment, such as pumps and valves. One such network is used in connection with the Canadian portion of the Maritimes and Northeast Pipeline, which transports natural gas from the Sable Offshore Project to markets in Eastern Canada and the Northeast U.S. We also provide SCADA services to Global Signal Corporation and recently announced entering into a contract to provide 3,500 SCADA terminals for Global Signal’s remote monitoring activities. In addition, we provide SCADA engineering and system design services. Our E-SCADA value-added service processes data collected by our SCADA network and permits users to access the processed data over the Internet through our Web interface.

Digital Microwave.  Our digital microwave network reaches from Port Mansfield, Texas to the coast of Alabama and southward into a small portion of the deepwater oil and gas exploration and production sites in the Gulf of Mexico. We operate our microwave network backbone connecting our hub facilities located in New Orleans and Lafayette, Louisiana, with key locations in the Gulf of Mexico at DS3 (44.736 Mbps). Our StratosMax service combines the latest developments in WiMAX broadband wireless access technology with our IP-based core network backbone infrastructure to deliver reliable, always-on data and voice connectivity at a lower cost than traditional satellite and wireless solutions. Our digital microwave and StratosMax service are depicted in the diagram below:

Telecommunications Equipment

Because some customers look for equipment before picking a service provider, and other customers prefer to purchase equipment and services from the same provider, our equipment sales promote our services business. We sell telecommunications satellite terminals, handsets and other equipment manufactured by different companies, including Nera SatCom, Thrane & Thrane, CBS Corporation (by and through the Westinghouse Wireless Solutions Company), Motorola, iDirect and Hughes Network Systems. We sell telecommunications terminals with different bandwidth capabilities, size, mobility and cost. Small size and portability are not as critical for maritime and aeronautical-based users and, as a result, the terminals available for these users are often larger, more expensive and designed to serve users’ requirements for stabilization and more stringent pointing capabilities. We are not dependent on any one supplier for telecommunications equipment because there are alternative sources of supply for the satellite equipment we sell and rent.

Satellite Airtime Capacity Agreements

We have relationships with multiple vendors to supply airtime capacity on various satellite networks, as well as associated equipment that we configure to operate on each of the networks.

Inmarsat.  Our relationship with Inmarsat is governed by a CFA, a land earth station operating agreement (covering distribution of first, second and third generation services), or LESO agreement, an RBGAN services distribution agreement, a BGAN services distribution agreement and a leased services agreement. Each of these agreements other than the RBGAN agreement became effective in April 2004 and has a term of five years. The CFA sets out a procedure for renewal, although neither party is required to renew the agreement. The CFA, together with the distribution agreements, establish the commercial and operational terms of our relationship with Inmarsat.

Under the CFA and the distribution agreements, Inmarsat LESOs and other distributors are entitled to set the prices they charge end-users for services. The prices paid to Inmarsat for services by Inmarsat LESOs are subject to service-specific, volume-based price discounts for distributors that reach specified sales revenue targets. Initial prices for Inmarsat’s services, as well as the associated volume-based price discounts related thereto, are set out in the CFA and the distribution agreements. The CFA also provides that, in the initial pricing period (from April 15, 2004 until December 31, 2006), Inmarsat will make available to its “distribution partners” volume-based price discounts and other incentives in a minimum annual amount of Inmarsat’s previous-year revenue from all “on-demand” services. For 2006, the applicable amount is 7.0%. To the extent that the value of volume-based price discounts and other incentives earned by the distribution partners is less than the applicable minimum amount in any year (at least through 2006), such shortfall must be added to the minimum incentive amount for distribution in the following year. In addition to the incentives, Inmarsat must provide its LESOs and other distribution partners an additional incentive if Inmarsat exceeds certain total revenue targets.

The LESO agreement provides that Inmarsat can appoint new LESOs to construct new LESs. Inmarsat cannot appoint itself or one of its affiliates as a LESO except under limited circumstances that generally require our consent or acquiescence. The LESO agreement requires Inmarsat to use reasonable endeavors to achieve satellite availability of 99.9% per year. Inmarsat LESOs must use reasonable endeavors to achieve LES availability of 99.9% per year.

The CFA provides that Inmarsat may appoint new BGAN distributors in accordance with agreed selection criteria. Those selection criteria relate to the capability, stability, liquidity and performance of new distribution partners. However, under the CFA, Inmarsat may not recruit service providers of its existing distribution partners, or in certain circumstances affiliates of such service providers. Inmarsat and we disagree on the scope of Inmarsat’s ability to appoint such affiliates as distribution partners. Inmarsat also may not appoint new distributors in certain pre-existing “core segments” of the BGAN market during an initial period of two years following commercial launch of BGAN services unless Inmarsat identifies a market not sufficiently addressed by existing distributors following a consultation process. To date, Inmarsat has engaged two new distributors, BT Broadcasting and Thrane & Thrane, for BGAN services. In April 2006, the three largest Inmarsat distribution partners, including us, commenced an arbitration proceeding, contending that Inmarsat’s recent appointment of one of these new distributors breached the CFA and BGAN Services Distribution Agreement.

The CFA and each of the other distribution agreements cannot be amended without the consent of Inmarsat and distributors providing two-thirds of Inmarsat’s revenue covered by the applicable agreement. For the period after April 2009, Inmarsat is required to offer us a renewal agreement on the same terms it offers any renewal agreement to other distributors as long as we remain objectively qualified. However, there can be no assurance that the Inmarsat distribution agreements will be renewed, or, if renewed, will be on terms and conditions that are favorable to us. See “Risk Factors — Risks Related to Our Business and the Remote Telecommunications Industry.”

FSS Suppliers.  We purchase FSS space segment airtime for our VSAT services. Our suppliers include Eutelsat, Intelsat, Loral Skynet, PanAmSat, SES and Telesat Canada.

Fixed satellite services are predominantly purchased under a negotiated master services agreement, or MSA, with each supplier which sets forth the general terms and conditions for use of the space segment. The MSAs typically contain a “take or pay” clause, requiring us to purchase a certain amount of space segment over a given term. However, most of our MSAs permit us to terminate the contracts for convenience where a governmental customer terminates our end-user contract.

To order space segment airtime, we and the supplier will typically enter into an order pursuant to the terms of the MSA. The order will reflect information such as bandwidth, satellite, fixed pricing and service term (which typically ranges from month to month to 60 months). Suppliers will generally offer discounted pricing for service terms of one year or more.

Our Distribution Network

Our experienced sales team uses a combination of sales channels, including direct sales, to reach our target markets. We endeavor to use the most effective channel to access a particular customer segment, taking into consideration factors such as market size, maturity, geography and industry. We believe that the combination of direct and indirect sales allows us to be cost effective in addressing customer needs, as well as to provide a high level of customer support, service and end-user visibility. Virtually all of our Broadband sales are made on a direct basis.

Our direct sales force focuses primarily on large accounts and those accounts that require “solution-based” selling. As we continue to add services to our portfolio, we augment the training and expertise of our sales staff to sell these multiple offerings to customers. We have corporate, sales and support offices throughout the world, including in Australia (Sydney), Brazil (Niteroi — RJ), Canada (Ontario and Newfoundland and Labrador), China (Hong Kong), England (London), Germany (Hameln), Japan, (Tokyo), Kenya (Nairobi), New Zealand (Auckland), Russia (Moscow), Scotland (Aberdeen), Singapore, Spain (Madrid), Sweden (Stockholm), The Netherlands (The Hague) and the United States (Colorado, Florida, Louisiana, Maryland, New York, Texas and Washington). Our senior sales representatives in these major centers are responsible for servicing customers in the major geographic areas, including North America, Asia-Pacific, Europe, the Middle East and Africa.

We use two types of indirect sales methods to service smaller and specialized customer groups:

•	Reseller arrangements, under which a reseller deals directly with the end-user, providing the customer with pricing, customer service, support and billing. Resellers do not provide network infrastructure or “touch” the service.

•	Agency or dealer arrangements, under which an agent introduces the customer to our services and we then deal directly with the end-user. We are responsible for all pricing, billing and service issues associated with these arrangements.

Our dual approach to indirect sales takes advantage of specialized resellers who, due to unique knowledge, presence in a particular geographic region, or country regulatory compliance, can access customers more quickly and at a lower cost than we could directly.

We provide a centralized marketing function to support both our direct and indirect sales channels. Our marketing function includes strategic marketing, product development, product management, pricing and marketing telecommunications. We use a combination of direct mail, advertising, web interface and targeted industry trade shows to develop sales leads and support our agents, and provide competitive analysis, pricing, packaging, and value-added service offerings to our direct sales force, agents and resellers.

Our Customers

The following customer summary includes customers we service as a result of our acquisition of Xantic.

Governmental Agencies and Military Forces.  Our customers in this market sector include defense agencies of the United States, the United Kingdom, Australia, the Netherlands, New Zealand, Canada and

Japan and other governmental agencies such as the U.S. and Canadian Coast Guards and the U.S. Federal Emergency Management Agency, NATO and the United Nations.

Our largest customer in this sector is the United States Navy Space and Naval Warfare Systems Command, or SPAWAR. SPAWAR awarded the Company a contract in December 2001, for a 63-month term, expiring in April 2007. Under the SPAWAR contract, we provide an integrated solution of global Inmarsat services utilizing five Inmarsat satellites and terrestrial connectivity to U.S. Navy points of presence. The contract has a fixed price for service. There was a minimum purchase amount, which has already been satisfied. SPAWAR can purchase up to 200 leased channels for the remainder of the term, subject to available capacity. For the fiscal year ended December 31, 2005, our revenue under this contract was $30.4 million, or 5.3% of our total pro forma revenue. No assurance can be given that the SPAWAR Contract will be renewed upon its expiration.

Oil and Gas Companies.  Our customers in this market include major oil companies, such as Shell Oil, ChevronTexaco, Exxon Mobil and BP Amoco, independent oil and drilling companies, such as Apache, Global, Santa Fe and El Paso and, to a lesser extent, oil and gas service providers, such as Halliburton and Schlumberger.

Media Companies.  Our customers in the media market transmit live video, voice transmissions and text files from remote locations. Our customers in this sector include BBC, Radio Free Europe and Fox.

Maritime Companies.  Our customers in the maritime sector include merchant vessels, as well as all other classes of maritime vessels, including leisure, fishing, coastal and patrol vessels. Representative customers include Maersk, Pole Star Space Applications, Wallem Ship Management, Malaysia International Shipping, Kristen Navigation and United Overseas Tankers.

Carriers.  Through our recent acquisition of Xantic, we have acquired a leading position serving telecommunications carriers, providing service from terrestrial wireline networks to mobile terminals. Our customers include KPN, Belgacom, Telstra and Telefonica de Espana.

Aeronautical.  We provide aeronautical telecommunications to leading military entities and general aviation consumers. Key customers in this sector include British Air and SITA SC, which provides aeronautical telecommunications services to leading non-U.S. airlines, including Air France and Iberia.

NGOs and Aid.  Through our acquisition of Xantic, we now hold a strong position serving non-governmental organizations, or NGOs, and aid organizations, including the United Nations and the Red Cross.

Pricing of Our Services

We sell our MSS services under two pricing models: on-demand and lease. On-demand pricing is on a per minute or megabyte basis. Normally, on-demand customers have no minimum purchase or exclusivity requirements. However, four of our six largest MSS distributors have minimum purchase and/or exclusivity requirements. A lease arrangement entails a flat monthly rate for a terminal to operate on a continuous basis. Leases are generally for fixed periods of one to five years. Customers, such as our single largest customer, the U.S. Navy, typically elect a lease if they anticipate continuous use over an extended period.

While leasing constituted less than 13% of Inmarsat’s 2005 revenue, it accounted for 36% of our 2005 Inmarsat revenue or 19% on a pro forma basis. The higher proportion of Inmarsat business sold through leases provides us with a more stable revenue base than our principal competitors.

We typically sell our Broadband services under lease contracts of one to five years with flat monthly rates for services.

Accounting Authority Services

When maritime telecommunications via HF radio began in the early 1900s, ownership of the HF radio stations was highly fragmented. To facilitate these services, third parties, called accounting authorities, would pay the HF radio station operators, bill and collect for services from the ship owners and generally assume the credit risk. When Inmarsat began providing services in the 1980s, accounting authorities continued to act as a billing intermediary between the mobile user and service providers, and are still used today. We generate revenue by acting as an accounting authority, billing and collecting for Inmarsat services.

Competition

Our MSS business faces vigorous competition from other LESOs including affiliates of leading international telecommunications companies, such as France Telecom, Singtel and Telenor, and distributors and/or satellite system operators. Globally, we face competition from other LESOs distributing Inmarsat services. We face competition from distributors of other MSS systems that we distribute, such as Iridium, MSV and Globalstar. We also face competition from distributors of MSS systems that we do not distribute, such as Thuraya.

Our Broadband business competes with four significant established telecommunications providers in the Gulf of Mexico: SOLA Communications, CapRock Services, Petroleum Communications (known as Petrocom) and Data Marine Systems (DMS). Additionally, in the broader remote VSAT market, we compete with VSAT suppliers including Gilat Satellite Networks and Hughes Network Systems.

Government Regulation

U.S. Regulatory Environment and Licensing

We provide services in the United States through our subsidiaries, Stratos Mobile Networks, Inc. (“Stratos USA”), Stratos Communications, Inc. (“SCI”) and Stratos Offshore.

General Regulatory Framework.  The Federal Communications Commission, or FCC, is responsible for virtually all aspects of U.S. regulation of telecommunications services provided by private companies, including licensing of services and equipment, assigning of frequencies, regulatory implementation of communications statutes and adjudicating complaints alleging violation of those statutes. The primary U.S. statute governing the operations of our subsidiaries is the Communications Act of 1934, as amended (the “U.S. Communications Act”).

The U.S. Communications Act requires that:

•	a provider of facilities-based or resold international telecommunications service obtain FCC authorizations.

•	an operator of radiocommunications facilities (including satellite earth stations) obtain authorization from the FCC to operate the facilities. Maintenance of required licenses is a condition of providing service in the United States, and the FCC has authority to suspend or revoke licenses for violation of license conditions or other improper conduct.

•	telecommunications common carriers to provide services on a non-discriminatory basis and to charge “just and reasonable” rates.

•	most providers of interstate telecommunications service to the public contribute a percentage of end-user revenue to a “universal service” fund that is used to support service to high-cost and under-served customers.

Individual states in the United States have enacted laws to regulate the provision of local or intrastate telecommunications by carriers operating within the state. Accordingly, our subsidiaries providing local or intrastate telecommunications services in the United States must obtain approval from the relevant state utility commissions prior to providing services in that state. The state utility commissions have the ability to revoke a carrier’s authority to operate in the state for failure of that carrier to adhere to conditions of its authorization or for other improper conduct.

Satellite Services.  Stratos USA and Stratos SCI are authorized to provide international Inmarsat services and global facilities-based and resold services. In October 2001, the FCC authorized us to provide Inmarsat services to Inmarsat terminals in the United States. Our authorizations for domestic U.S. service cover Inmarsat B, C, M, Mini-M, GAN and Aero and VSAT services.

MSV has opposed our BGAN application and our application to provide second and third generation Inmarsat services on the fourth generation satellite on the basis of a spectrum dispute with Inmarsat. MSV’s opposition could delay our BGAN service in the United States, and could lead to an interruption of some existing Inmarsat services in the United States and also in Canada (where MSV also has significant operations).

Microwave Services.  We are authorized by the FCC to use a digital microwave system to provide voice, data and video services, Internet access and network connectivity to customers located in the Gulf of Mexico.

Competitive Local Exchange Carrier (“CLEC”) Services.  We are authorized by the FCC and the states of Louisiana and Texas to provide CLEC services, including domestic and international long distance and local telephone services, to customers in the Gulf of Mexico, Louisiana and Texas.

Access to Spectrum Resources.  Satellite capacity can be constrained by the amount of available spectrum. In the United States, the FCC determined in 2003 that MSS spectrum, including the L-band and S-Band spectrum used by Inmarsat, Iridium, Globalstar and MSV, can be used to integrate an “ancillary terrestrial component” (ATC) to provide combined satellite and terrestrial-based radio services to mobile terminals in the United States. In 2004, the FCC modified the MSV license to permit it to offer ATC. In 2005, Inmarsat announced that it would apply to the FCC to offer ATC in the United States. The provision of ATC service in the United States could reduce the amount of spectrum available for MSS and could cause interference to MSS users.

United Kingdom Regulatory Environment and Licensing.

We provide telecommunications services in the United Kingdom (“UK”) through our subsidiaries Stratos Global Limited (“Stratos UK”) and Stratos Aeronautical Limited.

General Regulatory Framework.  The regulatory framework in the UK for the provision of telecommunications networks, services and equipment is established in accordance with on the law of the European Union (“EU”). The EU adopted the regulatory framework currently in effect (the “EU Framework”) in April 2002, and the UK implemented the new framework in July 2003. The EU Framework covers both telecommunications and other electronic communications services (e.g., Internet access).

The primary UK telecommunications statute is the Communications Act 2003 (“UK Communications Act”), under which the Office of Communications (“Ofcom”) regulates electronic telecommunications services. Under the EU Framework and the UK Communications Act, most UK licensing requirements for telecommunications services have been abolished and replaced with General Conditions of Authorisation issued by Ofcom and applicable to all providers of electronic communications services. Under the UK Communications Act, we no longer require any UK telecommunications services licenses. Pursuant to the General Conditions of Authorisation, Stratos UK has posted a Code of Practice for Consumers within the United Kingdom on its website and has agreed to resolution of certain consumer disputes by the Office of the Telecommunications Ombudsman.

Radiocommunications Services.  Licensing requirements for radiocommunications services (e.g., satellite services) remain in force in the UK and other EU member states. Under the UK Wireless Telegraphy Act 1949 (as amended by the UK Communications Act), a license is required for most radio communications services. Stratos UK holds a Permanent Earth Station Site License for its UK LES at Goonhilly, England and for its teleports at Mormond Hill and Aberdeen, Scotland (as well as individual licenses for certain “troposcatter” facilities at Mormond Hill), and holds a VSAT Network License for UK terminals used for the StratosITektm service. These licenses are subject to annual renewal fees.

Canadian Regulatory Environment and Licensing

We provide services in Canada through our Canadian operating subsidiary, Stratos Wireless Inc. (“SWI”).

General Regulatory Framework.  In Canada, satellite and other telecommunications services are governed and regulated by two different industry-specific statutes: the Telecommunications Act (the “Canadian Telecom Act”) and the Radiocommunications Act (the “Canadian Radiocom Act”).

Regulation by the CRTC under the Canadian Telecom Act.  While SWI is subject to regulation under the Canadian Telecom Act by the Canadian Radio-television and Telecommunications Commission (“CRTC”), most of its activities are unregulated as a result of the February 3, 2000 decision of the CRTC to conditionally forbear from regulating SWI’s Inmarsat MSS that are public-switched mobile voice services and to unconditionally forbear with respect to other wireless services provided by us and our affiliates.

International Telecom License.  Under the Canadian Telecom Act, all providers of international telecommunications services in Canada are required to hold and keep current a basic international telecommunications service (BITS) license issued by the CRTC. SWI holds a “Class A” BITS license which was issued by the CRTC on January 1, 1999 and reissued on November 22, 2000. The BITS license expires on June 30, 2009, however, the CRTC has the authority to suspend or revoke a BITS service license if it believes that the licensee has contravened the Canadian Telecom Act, the regulations thereunder or any condition of its license.

Regulation by Industry Canada under the Canadian Radiocom Act.  Industry Canada manages the use and allocation of radio spectrum in Canada through the issuance of radio and spectrum licenses pursuant to the Canadian Radiocom Act and its regulations. SWI holds radio licenses for its Inmarsat LES and TT&C stations, as well as its C-band, Ku-band, VSAT and HF radio stations. SWI also holds spectrum licenses in respect of the Inmarsat mobile satellite services it provides in Canada. As noted above, there could be a delay to the introduction of SWI’s BGAN service in Canada, which is not currently licensed, and a spectrum dispute between MSV and Inmarsat could lead to an interruption of some existing Inmarsat services on the fourth generation satellite.

Access to Spectrum Resources.  During the Spring of 2004, Industry Canada announced new spectrum and licensing policy principles permitting the development of ancillary terrestrial components (“ATC”) services to provide a terrestrial mobile service as an integral part of MSS offerings. It was determined that the provision of ATC services in Canada would encourage the development of advanced communication services at affordable prices to rural and remote areas. Industry Canada concluded that the development of ATC installations would require no additional spectrum and, provided proper technical and operational measures are implemented, would operate in a reasonable interference-free environment and co-exist with other MSS networks and other primary services operating in adjacent bands. Authorization to operate ATC systems is required from Industry Canada. Applicants are required to comply with foreign ownership restrictions and are obligated, among other things, to complete applications as radiocommunication carriers, follow technical and operational requirements considered appropriate to mitigate potential interference, and pay spectrum fees.

Foreign Ownership Restrictions.  Both the Canadian Telecom Act and the Radiocom Act and related regulations impose ownership and control restrictions on Canadian carriers and radiocommunications carriers who engage in certain prescribed activities, including holding radio spectrum licenses in Canada. As at December 31, 2005, only those transmission facilities associated with our HF coast radio services were subject to these restrictions. SWI’s HF coast radio services revenues in 2005 were not material to us.

The Netherlands Regulatory Environment and Licensing

The regulatory framework in The Netherlands for the provision of telecommunications networks and telecommunications services is established in accordance with the EU Framework. Pursuant to the EU Framework, the Telecommunications Act 1998 (“TA”) was revised on May 19, 2004 through the implementation of six European directives which provide for less regulation of the communications sector to ensure competition in the communications market and a higher priority on general competition law principles.

The Independent Post and Telecommunications Authority (“OPTA”) supervises and enforces the TA. A main feature of the TA is the abolishment of license requirements. With the exception of the use of radio frequencies and numbers, operators are no longer required to obtain licenses for the installation, maintenance or operation of cable or telecommunications networks as registration with OPTA is sufficient. On July 26,

2004, Xantic was granted registrations by OPTA as a public telecommunication network provider and a provider of telecommunications services.

Regulation in Other Countries

Our LESs in Australia and New Zealand are each licensed for radio telecommunications by national regulators in those countries. We have licenses in Germany and Russia to provide VSAT services.

Intellectual Property

We have a portfolio of patents to protect our inventions and trademarks to protect our brand names. Our patented inventions include BEST, which optimizes the use of leased satellite capacity and value-added aeronautical services. Our brand names trademarked throughout the world include “STRATOS,” “STRATOSMAX” and “STRATOSITEK.”

Properties

We own the property on which our operations center is located in St. John’s, Newfoundland and Labrador and the property on which our LES is located in North Auckland, New Zealand. We also lease properties in various other jurisdictions where we conduct our business. Details of our owned and material leased properties are below:

Owned Property

Location	Facility

Mount Pearl, Newfoundland	Operations and data center
North Auckland, New Zealand	Land earth station

Leased Property

			Annual Lease
Location	Facility	Expiry Date	Payment (2005)

St. John’s, Newfoundland	Corporate and registered office	December 2010	$451,548
Lake Cowichan, British Columbia	Telemetry, tracking and control station	July 2008	$144,924
Sambro Creek, Nova Scotia	Telemetry, tracking and control station	July 2008	$144,924
Bethesda, Maryland	Corporate head office	December 2007	$511,922
Englewood, Colorado	VSAT hub/office	July 2008	$53,847
Scott (Lafayette Parish), Louisiana	VSAT hub/office	October 2020	$297,800
London, England	Administrative and sales office	March 2010	$470,748
Goonhilly, Cornwall, England	Land earth station	December 2010	$99,204
Mormond Hill, Aberdeenshire, Scotland	VSAT hub	December 2025	$192,672
Bridge of Don, Aberdeen, Scotland	VSAT hub (land only)	May 2016	$37,234	*
Weir, Quebec, Canada	Land earth station	February 2009	$387,931	*
The Hague, The Netherlands	Corporate and administrative office	Under re-negotiation	$840,720
Burum, The Netherlands	Land earth station	April 2015	$1,189,097
Perth, Australia	Land earth station	Under re-negotiation	$485,560

(*)	Reflects annual lease payment for leases entered into during 2006.

Employees

We employed approximately 670 people as at December 31, 2005. Upon completion of the Xantic acquisition, we employed approximately 934 people, which number we expect to reduce to achieve synergies associated with the integration of Xantic. Of this number, 140 employees based in the Netherlands are subject to the collective bargaining agreement for Royal KPN N.V., expiring in 2007. None of our other employees is subject to any collective bargaining agreements.

Corporate History

We were amalgamated under the Corporations Act (Newfoundland) by certificate of amalgamation dated October 31, 1989 (by way of an amalgamation of ResourceCan Limited and ResourceCan Ventures Limited) and we were subsequently continued under the Canada Business Corporations Act by certificate of continuance dated May 28, 1996. Pursuant to articles of amendment dated January 20, 1997, we changed our name from ResourceCan Limited to Stratos Global Corporation.

Our corporate head office is located at 6901 Rockledge Drive, Suite 900, Bethesda, Maryland, United States, 20817, and our telephone number is (301) 214-8800. Our registered office is located at 34 Harvey Road, St. John’s, Newfoundland and Labrador, Canada, A1C 2G1.

Legal Proceedings

We are involved in various legal proceedings arising out of the ordinary course of our business. We believe that the liabilities, if any, arising from all pending legal proceedings in the aggregate will not have a material adverse effect on our business, financial condition or results of operation.

OUR MANAGEMENT

Board of Directors

Our board of directors currently consists of twelve members, each of whom was elected at the annual meeting of shareholders on May 11, 2006. Each director will hold office until the next annual meeting of shareholders or until his or her successor is duly elected or appointed, unless such office is earlier vacated. The following table sets forth the name, place of residence, age, and period of service of each of the current members of our board of directors:

		Year First
Name and Address	Age	Elected/Appointed

James J. Parm	47	2003
Bethesda, Maryland
Michael J. Bayer	59	2006
Washington, D.C.
Charles W. Bissegger	65	1998
Ste. Anne des Lacs, Quebec, Canada
Josef J. Fridman	60	2000
Palm Beach Gardens, Florida
John M. Green	61	1999
St. John’s, Newfoundland and Labrador, Canada
Janice I. Obuchowski	55	2001
McLean, Virginia
David R. Oliver, Jr.	65	2001
Arlington, Virginia
Edward Reevey	62	2003
Rothesay, New Brunswick, Canada
Frank L. Salizzoni	68	2004
Jupiter, Florida
Robert Walmsley	65	2006
London, United Kingdom
Stephen G. Wetmore	53	1998
Mississauga, Ontario, Canada
Charles W. White	59	2003
St. John’s, Newfoundland and Labrador, Canada

James J. Parm has served as our President and Chief Executive Officer since September 2003 and first became an officer in April 2000, when he was appointed Chief Operating Officer. Prior to joining Stratos, Mr. Parm was President of Shell Offshore Services Company, which we acquired in 2000.

Michael J. Bayer acts as a consultant for strategic planning, mergers and acquisitions, specializing in energy and national security sectors. He is Member of the U.S. Department of Defense Science Board, the Chief of Naval Operations Executive Panel, the U.S. European Command Senior Advisory Group and Sandia National Laboratory National Security Panel. Mr. Bayer also acted as Vice Chairman of the U.S. Department of Defense’s Business Board, Chair of the U.S. Army Science Board and Chairman of the Air Force Secretary’s Advisory Group.

Charles W. Bissegger was a Senior Partner at Ernst & Young LLP prior to his retirement in March 1998. In 1972, he became a partner in Clarkson, Gordon & Co., which later became part of Ernst & Young LLP. At the time of his retirement, he was part of Ernst & Young’s Corporate Finance and Restructuring Group. In January 2001, he served as our interim chief executive officer.

Josef J. Fridman served as President of McKenrich Ventures Inc., a private investment company, from 2000 to mid-2005. Prior to his association with McKenrich Ventures, Mr. Fridman was employed by BCE Inc., a public holding company, and its subsidiary, Bell Canada, a major Canadian telecommunications company, from 1969 to 1999, last serving as Chief Legal Officer. He is a chartered accountant, a designation he received in 1968 from the Institut des comptables agrees du Quebec, a member of the Institute of Chartered Accountants of Ontario, and a lawyer admitted to the Barreau du Quebec in 1971.

John M. Green has served as a partner in the Canadian law firm of McInnes Cooper since January 2000. Before that, he was a founding partner of Chalker, Green & Rowe, which was merged into the McInnes Cooper firm in January 2000.

Janice I. Obuchowski has been the President of Freedom Technologies, Inc., a U.S. communications research and consulting company, since February 1992. From 1989 to 1992, Ms. Obuchowski served as Assistant Secretary for Communications and Information at the U.S. Department of Commerce and as Administrator of the U.S. National Telecommunications and Information Administration. From February to August 2003, Ms. Obuchowski served as U.S. Ambassador and Head of Delegation to the World Radio Conference. Ms. Obuchowski currently serves as a director of CSG Systems International Inc. and Orbital Sciences Corporation.

David R. Oliver, Jr. has served as the Chief Operating Officer of European Aeronautic Defense and Space, North America (EADS, NA) or as the Chief Operating Officer of EADS, NA Defense Company since January 2003. He currently is the Chief Operating Officer of EADS, NA Defense Company. Mr. Oliver served as Director of Management and Budget for the Coalition in Iraq in 2003. From 2001 to 2003, Mr. Oliver was an independent consultant with David Oliver, Jr. Associates Incorporated, a research and communications consulting company. Prior to 2001, Mr. Oliver served in the U.S. government’s Department of Defense as Principal Deputy Undersecretary of Defense for Acquisition, Technology and Logistics.

Edward Reevey has served as the Chairman and Chief Executive Officer of Addee Developments Limited, a private real estate holding company, since February 1973, and as the Chairman and Chief Executive Officer of Eedda Capital Inc., a private investment holding company, since October 1998. Mr. Reevey is a chartered accountant, a designation he received while working with a former employer, Clarkson Gordon & Co. (which became part of Ernst & Young LLP). Mr. Reevey serves as a member of the board of directors and chair of the audit committee of Bell Aliant Regional Communications.

Frank L. Salizzoni served as chairman of the board of directors of H&R Block, Inc. from September 2000-2003. From 1996-2000, he was President and Chief Executive Officer of H&R Block, Inc. From 1994 until 1996, Mr. Salizzoni was President and Chief Operating Officer of USAir, Inc. and USAir Group, Inc. He joined USAir as Executive Vice President-Finance and Chief Financial Officer in 1990. From 1987 to 1989, Mr. Salizzoni was Chairman and Chief Executive Officer of TW Services, a food services company. Prior to that, Mr. Salizzoni held several senior financial management positions with Trans World Airlines and its parent corporation, Transworld Corporation. Mr. Salizzoni currently serves as a member of the board of directors of Orbital Sciences Corporation.

Robert Walmsley was Chief of Defence Procurement at the United Kingdom Ministry of Defence (“MoD”), a post which he held from 1996 until his retirement from public service in 2003. Prior to his MoD appointment, Mr. Walmsley was a career officer in the Royal Navy, where he rose to the rank of Vice Admiral in 1994 and served for two years as Controller of the Navy.

Stephen G. Wetmore is President and Chief Executive Officer of Bell Aliant Regional Communications. Preceding his appointment to that position on July 7, 2006, Mr. Wetmore served in various executive positions within BCE Inc. and Bell Canada. Prior to joining BCE, he was President and CEO of Aliant Inc. from April 1999 to February 2002. From February 1998 to April 1999, Mr. Wetmore was President and CEO of NewTel Enterprises Inc. He is a member of the Boards of Bell Aliant Regional Communications, Canadian Tire Corporation and Axia Netmedia Corp., all of which are listed on the Toronto Stock Exchange.

Charles W. White is a lawyer with the Canadian law firm of White, Ottenheimer & Baker, with which he has been associated since 1972. Prior to February 2004, Mr. White was a partner at that firm. Mr. White serves as the vice-chairman of the board of directors of Bell Aliant Regional Communications and is a member of the board of directors of several companies affiliated with Bell Aliant Regional Communications.

Stratos Senior Management

The following table sets forth the name, office address, age and position of each of the members of the Stratos senior management team other than James J. Parm, our President and Chief Executive Officer, whose information is included in the table under “— Board of Directors” above:

Name and Address	Age	Position

Alfred C. Giammarino	50	Executive Vice President and Chief Financial
Great Falls, Virginia		Officer
David J. Oake	49	Executive Vice President, Corporate
St. John’s, Newfoundland and Labrador, Canada		Development
Robert J. Roe	49	President, Stratos Government Services, Inc.
Stafford, Virginia
John D. Prentice	53	Senior Vice President, Corporate
Rockville, Maryland
Richard E. Harris	42	Senior Vice President, Chief Legal Officer
Washington, D.C.		and Corporate Secretary
John M. Mackey	39	Senior Vice President and Chief Technology
North Bethesda, Maryland		Officer
John R. Wilson	47	Senior Vice President, Energy Sales
Bellaire, Texas
Paula M. Sturge	44	Senior Vice President, Finance
St. John’s, Newfoundland and Labrador, Canada
Ronald Spithout	42	Senior Vice President, MSS Sales
Alphen A/D Ryn, The Netherlands

Alfred C. Giammarino has served as our Executive Vice President and Chief Financial Officer since May 2004. From July 2000 to December 2003, Mr. Giammarino held the position of Senior Vice President and Chief Financial Officer, International and Information Services, with Verizon Communications, Inc. Prior to that, Mr. Giammarino served in various positions with GTE Corporation from 1985 through June 2000, including his most recent position of Vice President, Finance and Planning — International.

David J. Oake has served as our Executive Vice President, Corporate Development, since March 2001. From January to March 2001, Mr. Oake served as our Chief Financial Officer on an interim basis. From June 1999 to January 2001, Mr. Oake was Vice President, Corporate Development, of Aliant Inc. Prior to that, he was Executive Vice President, Corporate Development, of NewTel Enterprises Limited.

Robert J. Roe has served as President, Stratos Government Services, Inc., since September 2006. From April 2004 to August 2006, he served as our Senior Vice President, Sales. From January 2001 to March 2004, Mr. Roe served as Vice President and General Manager, Americas. Prior to that, Mr. Roe served in several sales-related capacities with us, including Vice President North America Sales (January 2000-January 2001), Director, U.S. Government Sales (July 1999-January 2000) and National Account Manager (July 1998-July 1999).

John D. Prentice has served as our Senior Vice President, Corporate, since July 2004. Prior to that, Mr. Prentice was on a two-year secondment to us from Aliant Inc. From November 1999 to July 2002, Mr. Prentice was Vice President, Corporate Development and Planning, of Aliant. Prior to that, Mr. Prentice served in various positions with Aliant and a predecessor entity, Maritime Telegraph and Telephone Company Ltd., beginning in 1987.

Richard E. Harris has served as our Senior Vice President, Chief Legal Officer and Corporate Secretary since August 2004. From May 2003 to August 2004, Mr. Harris served as the General Counsel of Worldwide Retail Exchange, a private member organization designed to facilitate trading between retailers, suppliers, partners and distributors. From November 2001 to May 2003, Mr. Harris served as counsel to FirstRain, Inc. From January 2000 to June 2001, he served as General Counsel of Kokua, Communications (London).

John M. Mackey has served as our Senior Vice President and Chief Technology Officer since April 2000. From 1996 to March 2000, Mr. Mackey served as our Vice President, Engineering and Operations. Prior to that, he held various positions with Ultimateast Communications, a predecessor entity to Stratos.

John R. Wilson has served as our Senior Vice President, Energy Sales, since June 2005. From November 2002 to June 2005, Mr. Wilson served as President and Chief Executive Officer of Trade-Ranger, Inc., an electronic marketplace specializing in providing e-procurement solutions for the oil, gas and chemicals industries. From July 2001 to October 2002, Mr. Wilson served as President of the Exploration Services Division of Veritas DGS Inc., a provider of integrated geophysical, geological and reservoir technologies to the petroleum industry.

Paula M. Sturge has served as our Senior Vice President, Finance, since April 2000, except for the period from March to May 2004, when Ms. Sturge served as our Chief Financial Officer on an interim basis. Prior to joining us, Ms. Sturge was a principal at Ernst & Young LLP from 1996 to 2000.

Ronald Spithout has served as our Senior Vice President, MSS Sales since February 2006. From June 2003 to February 2006, Mr. Spithout served as Executive Vice President, Sales and Marketing of Xantic. From July 2002 until June 2003, Mr. Spithout served as interim Chief Executive Officer of Xantic.

COMPENSATION

The aggregate amount of compensation paid, and benefits in kind granted, by the Company for the fiscal year ended December 31, 2005 to its directors and executive officers, including salaries, bonuses and profit-share payments was $3,804,785. The compensation paid in the form of stock options for the fiscal year ended December 31, 2005 to its directors and executive officers is set forth below under “Beneficial Ownership of Our Common Shares.”

Director Compensation

Compensation of Non-Employee Directors

The table below sets out the compensation payable to all non-employee directors for their service as members of our board of directors and/or board committees:

		Mandatory Deferred
	Cash Portion	Share Unit Plan
	of Fee	Contribution(1)	Total
Position	($)	($)	($)

Chair of the Board of Directors	75,000	75,000	150,000
Chair of the Audit Committee	55,000	55,000	110,000
Chair of the Compensation Committee or Corporate Governance Committee	50,000	50,000	100,000
Director that is on the Audit Committee (other than the Audit Committee Chair)	45,000	45,000	90,000
Director that is not a Chair and on one Committee (other than the Audit Committee)	40,000	40,000	80,000
Fee for each additional Committee	3,500	3,500	7,000

(1)	For a description of the deferred share unit plan, see “— Equity Compensation and Defined Contribution Plans — Deferred Share Unit Plan.”

Executive Compensation

The following table sets forth information concerning compensation for services rendered to us in all capacities during the year ended December 31, 2005 by our President and Chief Executive Officer and our four other most highly compensated executive officers. We refer to these employees collectively as our named executive officers.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards
				Other Annual	Securities Under	All Other
		Salary	Bonus	Compensation	Options/SARs	Compensation(1)
Name	Year	($)	($)	($)	Granted	($)

James J. Parm	2005	414,300	130,625	—	53,000	10,500
Alfred C. Giammarino	2005	260,731	53,829	—	19,125	10,500
Richard E. Harris	2005	228,577	35,938	—	10,300	10,500
David J. Oake(2)	2005	227,352	42,920	—	—	14,253
John D. Prentice(3)	2005	203,577	32,031	—	5,820	—

(1)	All other compensation includes payments to a group registered retirement savings plan and payments in lieu of pension and 401K contributions.

(2)	All of the compensation to Mr. Oake was paid in Canadian dollars, which amounts have been converted to U.S. dollars at the prevailing exchange rate at December 31, 2005.

(3)	Mr. Prentice began a two-year secondment from Aliant Inc. (then, Stratos’ majority shareholder) (“Aliant”) and became an officer of the Corporation on July 15, 2002. On July 15, 2004, Mr. Prentice ended his two-year secondment from Aliant and became our employee, at which time he was appointed as our Senior Vice President, Corporate. Under the terms of several related agreements entered into in July 2004 between Aliant and the Corporation (and in one case, Mr. Prentice), Mr. Prentice continues to be a member of the Aliant pension plan. In connection with these arrangements, the Corporation agreed to remain as a member company in good standing of the Aliant pension plan to enable Mr. Prentice to remain a participant in that plan. Separately, the Corporation agreed to pay an annual management fee to Aliant from July 15, 2005 through July 15, 2008 in an amount averaging $40,000 annually.

Options/SARs Grants in Last Fiscal Year

The following table sets out information concerning grants of SARs and options to purchase or acquire our common shares during the financial year ended December 31, 2005 to each of the named executive officers.

				Market Value of
	Common	% of Total		Common Shares
	Shares	Options/SARs		Underlying
	Underlying	Granted to	Exercise or	Options/SARs on the
	Options/SARs	Employees in	Base Price	Date of Grant
Name	Granted (#)	Financial Year(1)	($/Share)(2)	($/Share)(2)	Expiration Date

James J. Parm	53,000	31.79%	8.72	8.72	February 17, 2012
Alfred C. Giammarino	19,125	11.47%	8.72	8.72	February 17, 2012
Richard E. Harris	10,300	6.18%	8.72	8.72	February 17, 2012
David J. Oake	0	0.00%	N/A	N/A	N/A
John D. Prentice	5,820	3.49%	8.72	8.72	February 17, 2012

(1)	The percentage of total options/SARs granted to each of the named executive officers is based on the grant of options to purchase or acquire a total of 166,745 of our common shares in 2005. These options were granted with exercise prices ranging from $7.26 to $9.30, with a weighted average exercise price of $8.59. All such options were granted with SARs attached.

(2)	The exercise price and market value of common shares underlying options/SARs on the date of grant was determined based on the weighted average of the prices at which our common shares traded on the Toronto Stock Exchange for the five trading days immediately preceding the date of grant, converted to U.S. dollars at the prevailing exchange rate as at the date of grant.

Aggregated Option/SAR Exercises During the Fiscal Year Ended December 31, 2005 and Option/SAR Values as at December 31, 2005

The following table sets forth the number of options and SARs exercised during the fiscal year ended December 31, 2005 and the number of exercisable/unexercisable options and SARs held as of December 31, 2005 by each of the named executive officers:

			Number of Unexercised		Value of Unexercised
	Common		Options/SARs at		In-the-Money
	Shares		December 31,		Options/SARs at
	Acquired on	Aggregate	2005		December 31, 2005(1)
	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(#)	($)	(#)	(#)	($)	($)

James J. Parm	1,422	12,451	236,583	264,667	58,675	73,361
Alfred C. Giammarino	0	0	20,000	59,125	8,604	17,207
Richard E. Harris	0	0	15,333	40,967	11,349	22,699
David J. Oake	0	0	78,333	81,667	—	—
John D. Prentice	0	0	69,667	25,153	4,835	9,670

(1)	Based on the closing price of our common shares on the Toronto Stock Exchange on December 30, 2005 of C$9.47 and converted to U.S. dollars at the prevailing exchange rate at December 31, 2005.

Equity Compensation Plan Information as of December 31, 2005

Number of Common
Shares Remaining
Available for
Future Issuance
	Number of Common		Under Equity
	Shares to be Issued	Weighted Average	Compensation Plans
	Upon Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in the
	and Rights	and Rights	Second Column)
Plan Category	(#)	($/Share)	(#)

Equity Compensation Plans Approved by Securityholders	1,814,165	9.99	1,211,914
Equity Compensation Plans Not Approved by Securityholders	—	—	—
Total	1,814,165	9.99	1,211,914

As of June 30, 2006, the number of our common shares to be issued upon the exercise of outstanding options granted under the stock option plan is 1,929,105 representing 4.59% of our total issued and outstanding common shares. As of June 30, 2006, the number of our common shares remaining available for issuance under the plan is 1,090,641 representing 2.60% of our issued and outstanding common shares.

In the United States and Canada, the Company provides defined contribution plans to its employees. Approximately $113,984 was contributed by the Company during the year ended December 31, 2005 to provide benefits to its executive officers and/or directors under the foregoing plans. The Company does not provide any retirement benefits to its non-executive directors.

Executive Employment Agreements

James J. Parm

James J. Parm was appointed our President and Chief Executive Officer effective September 11, 2003 and entered into an employment agreement with us effective as of such date. The employment agreement provides for an annual base salary of $335,000 and other benefits (including up to $25,000 for annual executive benefits, including the use of a car and other bona fide business expenses), such salary and the other benefits provided under the employment agreement to be subject to annual review, as well as revaluation in the event of a material merger or acquisition, by our board of directors. Mr. Parm’s current annual base salary is $418,000. Mr. Parm is also eligible to receive, on an annual basis, a payment under our short-term incentive plan, or STIP, 75% of which is dependent on our achievement of certain pre-determined financial results and 25% of which is dependent on Mr. Parm’s achievement of individual objectives, in each case as established by the board. The target amount of such payment specified in the employment agreement is 65% of his gross base salary. This percentage has since been revised to 100%.

Mr. Parm’s employment agreement includes provisions governing termination of the employment relationship upon Mr. Parm’s death or disability, with and without cause by Stratos, and with and without good reason by Mr. Parm. We may terminate Mr. Parm’s employment at any time without “cause” by providing him with written notice specifying the last day of his active employment. Similarly, Mr. Parm may terminate his employment at any time for “good reason.” In either of such circumstances:

•	we are to pay to Mr. Parm a lump sum severance payment equal to two times his gross base salary and target STIP payment at the time of termination, in addition to his base salary and a pro rata portion of the target STIP payment through the date of termination;

•	we are to provide Mr. Parm with continued group medical benefits and life insurance coverage under any plans in which he was enrolled immediately prior to termination (with the exception of any benefits that cannot be continued beyond the last day of Mr. Parm’s active employment under the terms of the applicable plan) until the earlier of two years from the notice of his termination or his obtaining alternate employment; and

•	Mr. Parm is entitled to immediate vesting of a pro rata portion of any options granted to him that were scheduled to vest within one year of the date of the notice of his termination. However, none of the vested but unexercised options can be exercised until the end of a restricted period that begins on the termination date and ends upon the board of directors providing notice that such period had ended, which is to occur promptly after the board has approved and released our audited financial statements for the fiscal year in which Mr. Parm’s employment is terminated.

The employment agreement defines “cause” to mean (a) the conviction of a felony or a crime involving fraudulent conduct, (b) gross misconduct or gross insubordination, (c) repeated and willful refusal or failure to perform the duties of the position, or (d) willful breach of any our published policies or the employment agreement itself. “Good reason” is defined to mean either (i) a material diminution in Mr. Parm’s duties, responsibilities, authority, position, title, compensation or benefits, or (ii) a requirement that Mr. Parm relocate to any location outside of the Washington, D.C. metropolitan area.

If we terminate Mr. Parm’s employment without cause within three years of a change of control of Stratos:

•	Mr. Parm is to receive, in lieu of the lump sum severance payment described above, a payment equal to 2.5 times his gross base salary and STIP payment at the time of such termination, in addition to his base salary and a pro rata portion of his target STIP payment through the date of termination;

•	we are to provide Mr. Parm with continued group medical benefits and life insurance coverage under any plans in which he was enrolled immediately prior to termination (with the exception any benefits that cannot be continued beyond the last day of Mr. Parm’s active employment under the terms of the applicable plan) for a period of 2.5 years; and

•	Mr. Parm is entitled to the immediate vesting of all unvested options. Such options will not be exercisable until the end of the restricted period.

For remaining in the Company’s employment following a change in control, Mr. Parm is also entitled to receive up to 50% of his gross base salary plus target STIP payment to a maximum of 100% of his gross base salary if he remains in the Company’s employment for a two-year period following a change in control. If Mr. Parm is terminated prior to the two year anniversary following a change in control, he will be entitled to a pro rata portion of the retention bonus, unless he terminates his employment for good reason or is terminated by the Company without cause, in which case he will be entitled to the full bonus.

Mr. Parm’s employment agreement defines a “change of control” as (a) the acquisition of control over 50.1% or more of our issued and outstanding voting shares by a third party, (b) the sale, transfer or other disposition of all or substantially all of our assets to a third party or (c) a change in the composition of the board of directors as a result of which a majority of the board members are replaced within a 13-month period.

An appendix to Mr. Parm’s employment agreement has the effect of modifying certain provisions of our performance share unit plan with respect to performance share units held by Mr. Parm. For a description of the performance share unit plan, see “— Equity Compensation and Defined Contribution Plans — Performance Share Unit Plan.” Specifically:

•	In the event of Mr. Parm’s resignation for good reason, Mr. Parm will be entitled to a cash payment, with respect to any performance share units held by him for which the performance criteria have been satisfied but which have not vested as of the time of his resignation, equal to a pro rata portion of the amount otherwise payable with respect to such performance share units had Mr. Parm continued his participation until their vesting date. The plan provides for a payout, with respect to performance share units for which the performance criteria have been satisfied but which have not vested, only upon a participant’s ceasing to be eligible to participate in the plan by reason of the participant’s disability, death or termination without cause.

•	In the event of a change of control that constitutes a “reorganization” (as defined in the performance share unit plan), performance share units held by Mr. Parm for which the performance criteria have not then been met will not be cancelled, as the plan would otherwise provide. Instead, if and when the performance criteria applicable to such performance share units are met and they have vested, Mr. Parm will be entitled to a cash payment with respect to such performance share units.

•	If Mr. Parm’s employment is terminated without cause in the three-year period after a change of control that constitutes a reorganization (as defined in the performance share unit plan), we are obligated to make a cash payment to Mr. Parm with respect to any performance share units then held by him for which the performance criteria have not then been met and which have not then vested.

•	If Mr. Parm’s employment is terminated without cause in the three-year period following a change of control that does not constitute a reorganization (as defined in the performance share unit plan), we are obligated to make a cash payment to Mr. Parm in respect of all performance share units granted to him, without regard to the performance criteria and vesting provisions attached to such performance share units.

The employment agreement refers to a separate intellectual property, confidentiality, non-competition and non-solicitation agreement, which Mr. Parm has executed and by which he is bound. Mr. Parm is subject to a one-year non-compete covenant (i.e., one year from the termination of his active employment) under that agreement.

Alfred C. Giammarino

Alfred C. Giammarino was appointed our Executive Vice President and Chief Financial Officer effective May 10, 2004. Mr. Giammarino entered into an employment agreement with us which provides for an annual salary of $250,000 and other benefits (including up to $18,000 for annual executive benefits, including the use of a car, club memberships and personal entertainment), which are subject to annual review in light of his performance and market conditions. Mr. Giammarino is also entitled to receive, on an annual basis, a payment under our STIP, 75% of which is dependent on our achievement of certain pre-determined financial results and 25% of which is dependent on Mr. Giammarino’s achievement of individual objectives, in each case as established by the board. The target amount of such payment specified in the employment agreement is 60% of his gross base salary. This percentage has since been revised to 65%.

Mr. Giammarino’s employment agreement includes provisions governing termination of the employment relationship upon Mr. Giammarino’s death or disability, with and without cause by Stratos, and by Mr. Giammarino. We may terminate Mr. Giammarino’s employment at any time without “cause” by providing him with written notice specifying the last day of his active employment. In such circumstances:

•	we are to pay to Mr. Giammarino his monthly gross base salary and 1/12 of his target STIP payment at the time of his termination each month for a period of up to 12 months, subject to adjustment in the event of commencement of alternate employment;

•	we are to provide Mr. Giammarino with continued group medical and life insurance coverage under any plans in which he was enrolled immediately prior to termination (with the exception of any benefits that cannot be continued beyond the last day of Mr. Giammarino’s active employment under the terms of the applicable plan) until the earlier of one year from the date of his termination and his commencement of alternate employment; and

•	Mr. Giammarino is entitled to immediate vesting of a pro rata portion of options granted to him that were scheduled to vest within one year of the date of the notice of his termination. However, none of the vested but unexercised options can be exercised until the end of a restricted period that begins on the termination date and ends upon the board of directors providing notice that such period has ended, which is to occur promptly after the board has approved and released our audited financial statements for the fiscal year in which Mr. Giammarino’s employment is terminated.

The employment agreement defines “cause” to mean (a) the conviction of a felony or a crime involving fraudulent conduct, (b) gross misconduct or gross insubordination, (c) repeated and willful refusal or failure to perform the duties of the position, or (d) willful breach of any our published policies or the employment agreement itself.

If we terminate Mr. Giammarino’s employment without cause within three years of a change of control of Stratos, or if Mr. Giammarino is demoted, relocated outside of the Washington, D.C. metropolitan area or is required to report to a person other than the President or CEO, which in his sole discretion he chooses to decline:

•	Mr. Giammarino is entitled to receive, in lieu of the payment described above, a lump sum payment equal to two times his gross base salary and target STIP payment at the time of such termination, in addition to his base salary and a pro rata portion of the target STIP payment through the date of termination;

•	we are to provide Mr. Giammarino with continued group medical and life insurance coverage under any plan in which he was enrolled immediately prior to termination (with the exception of any benefits that cannot be continued beyond the last day of Mr. Giammarino’s active employment under the terms of the applicable plan) until the earlier of two years from the date of his termination or his commencement of alternate employment; and

•	Mr. Giammarino is entitled to the immediate vesting of all unvested options. Such options will not be exercisable until the end of the restricted period.

Mr. Giammarino’s employment agreement defines a “change of control” as (a) the acquisition of control over 50.1% or more of our issued and outstanding voting shares by a third party or (b) the sale, transfer or other disposition of all or substantially all of our assets to a third party.

The employment agreement refers to a separate intellectual property, confidentiality, non-competition and non-solicitation agreement, which Mr. Giammarino has executed and by which he is bound. Mr. Giammarino is subject to a one-year non-compete covenant (i.e., one year from the termination of his active employment) under that agreement.

David J. Oake

Effective June 1, 2001, David J. Oake became our Executive Vice President, Corporate Development, and entered into an employment agreement with us which provides for an annual base salary, referred to in the employment agreement as his deemed base salary, of C$250,000, subject to annual review by our board of directors. The employment agreement provides that Mr. Oake’s actual base salary shall equal his deemed base salary, less any amounts paid to Aliant under a pension agreement allowing Mr. Oake to continue to participate in the Aliant pension plan, plus C$13,500 (with the C$13,500 subject to increase by any amount by which the pension allowance is increased). Mr. Oake is also entitled to receive, on an annual basis, a payment under our STIP, 75% of which is dependent on our achievement of certain pre-determined financial results and 25% of which is dependent on Mr. Oake’s achievement of individual objectives, in each case as established by the board. The target amount of such payment specified in the employment agreement is 50% of his deemed base salary. The employment agreement also specifies that Mr. Oake is eligible to receive an annual executive perquisite allowance of C$25,000.

Upon entering into the employment agreement, Mr. Oake received a grant of options exercisable for 150,000 of our common shares, vesting as follows: 25% on the third anniversary of the option date (i.e., March 30, 2001); 25% on the fourth anniversary of the option date; and 50% on the fifth anniversary of the option date.

Mr. Oake’s employment agreement includes provisions governing termination of his employment relationship with and without cause by Stratos, and by Mr. Oake. We may terminate Mr. Oake’s employment at any time without cause. In such circumstances:

•	we are to pay to Mr. Oake one times his deemed base salary and target STIP payment;

•	we are to provide Mr. Oake with continued group medical and life insurance coverage under any plans in which he was enrolled immediately prior to termination (with the exception of all forms of disability insurance) until the earlier of one year from the date of the notice of his termination and his commencement of alternate employment; and

•	Mr. Oake is entitled to a pro rata vesting of those options granted to him in 2001.

The employment agreement defines “cause” to mean the failure to meet agreed upon objectives over a 12-month period.

If we terminate Mr. Oake’s employment without cause within two years of a change of control:

•	Mr. Oake is entitled to receive, in lieu of the payment described above, a payment equal to 1.5 times his deemed base salary and target STIP payment;

•	We are to provide Mr. Oake with continued group medical and life insurance coverage under any plans in which he was enrolled immediately prior to termination (with the exception of all forms of disability insurance) until the earlier of one and one-half years from the date of the notice of his termination and his commencement of alternate employment; and

•	Mr. Oake is entitled to immediate vesting of all unvested options. All vested options are required to be exercised within 60 days of termination.

Mr. Oake’s employment agreement defines a “change of control” as the acquisition of control in law of Stratos Global Corporation by a third party other than BCE Inc. or a member of the BCE group of companies.

John D. Prentice

On July 15, 2004, John D. Prentice was appointed our Senior Vice President Corporate Services. Mr. Prentice entered into a four-year employment agreement with us which provides for an annual gross base salary of $200,000 and other benefits (including up to $18,000 for annual executive benefits, including the use of a car), which are subject to annual review in light of his performance and market conditions. Mr. Prentice is also entitled to receive, on an annual basis, a payment under our STIP, 75% of which is dependent on our achievement of certain pre-determined financial results and 25% of which is dependent on Mr. Prentice’s achievement of individual objectives, in each case as established by the board. The target amount of such payment specified in the employment agreement is 50% of his gross base salary.

Mr. Prentice’s employment agreement includes provisions governing termination of the employment relationship upon Mr. Prentice’s death or disability, with and without cause by Stratos, and by Mr. Prentice. We may terminate Mr. Prentice’s employment at any time without “cause” by providing him with written notice specifying his last day of active employment. In such circumstances:

•	we are to pay to Mr. Prentice his monthly gross base salary and 1/12 of his target STIP payment at the time of his termination each month for a period of up to 12 months, subject to adjustment in the event of commencement of alternate employment);

•	we are to provide Mr. Prentice with continued group medical and life insurance coverage under any plans in which he was enrolled immediately prior to termination (with the exception of any benefits that cannot be continued beyond the last day of Mr. Prentice’s active employment under the terms of the applicable plan) until the earlier of one year from the date of his termination and his commencement of alternate employment; and

•	Mr. Prentice is entitled to immediate vesting of a pro rata portion of any options granted to him that were scheduled to vest within one year of the date of the notice of his termination. However, none of the vested but unexercised options can be exercised until the end of a restricted period that begins on the termination date and ends upon the board of directors providing notice that such period has ended, which is to occur promptly after the board has approved and released our audited financial statements for the fiscal year in which Mr. Prentice’s employment is terminated.

The employment agreement defines “cause” to mean (a) the conviction of a felony or a crime involving fraudulent conduct, (b) gross misconduct or gross insubordination, (c) repeated and willful refusal or failure to perform the duties of the position, or (d) willful breach of any our published policies or the employment agreement itself.

At the end of the four-year employment period, or upon termination without cause, we have agreed to either (i) enter into a five-year consulting agreement under which Mr. Prentice will provide 30 days of consulting work per year, or (ii) pay to Mr. Prentice an amount equal to the present value of the consulting fees that would have been payable under the terms of such consulting agreement, as well as the value of any options Mr. Prentice would have been entitled to exercise during the term of the consulting agreement, with the value calculated using the Black-Scholes valuation model.

If we terminate Mr. Prentice’s employment without cause within three years of a change of control of Stratos:

•	Mr. Prentice is entitled to receive, in lieu of the payment described above, a lump sum payment equal to 1.5 times his gross base salary and target STIP payment at the time of such termination, in addition to his base salary and a pro rata portion of the target STIP payment through the date of termination;

•	We are to provide Mr. Prentice with continued group medical and life insurance coverage under any plans in which he was enrolled immediately prior to termination (with the exception of any benefits that cannot be continued beyond the last day of Mr. Prentice’s active employment under the terms of the applicable plan) until the earlier of one and one-half years from the date of his termination and his commencement of alternate employment; and

•	Mr. Prentice is entitled to immediate vesting of all his unvested options. Such options will not be exercisable until the end of the restricted period.

Mr. Prentice’s employment agreement defines a “change in control” as (a) the acquisition of control over 50.1% or more of our issued and outstanding voting shares by a third party, or (b) the sale, transfer or other disposition of all or substantially all of our assets to a third party.

The employment agreement refers to a separate intellectual property, confidentiality, non-competition and non-solicitation agreement, which Mr. Prentice has executed and by which he is bound. Mr. Prentice is subject to a one-year non-compete covenant (i.e., one year from the termination of his active employment) under the agreement.

Under the terms of several related agreements entered into in July 2004 between Aliant and us (and, in one case, Mr. Prentice), Mr. Prentice continues to be a member of the Aliant pension plan. In connection with these arrangements, we agreed to remain as a member company in good standing of the Aliant pension plan to enable Mr. Prentice to remain a participant in that plan. Separately, we agreed to pay an annual management fee to Aliant from July 15, 2004 to July 15, 2008 in the following annual amounts: July 15, 2004 to July 14, 2005 — $37,260; July 15, 2005 to July 14, 2006 — $39,504; July 15, 2006 to July 14, 2007 — $41,892; and July 15, 2007 to July 14, 2008 — $44,412.

Richard Harris

Effective August 9, 2004, Richard Harris was appointed our Senior Vice President and Chief Legal Officer. Mr. Harris entered into an employment agreement with us, which provides for an annual salary of $225,000 and other benefits (including up to $18,000 for annual executive benefits, including the use of a car, club memberships and personal entertainment), which are subject to annual review in light of performance and market conditions. Mr. Harris is also entitled to receive, on an annual basis, a payment under our STIP, 75% of which is dependent on our achievement of certain pre-determined financial results and 25% of which is dependent on Mr. Harris’ achievement of individual objectives, in each case as established by the board. The target amount of such payment specified in the employment agreement is 50% of his gross base salary.

Mr. Harris’ employment agreement includes provisions governing termination of the employment relationship upon Mr. Harris’ death or disability, with and without cause by Stratos, and by Mr. Harris. We may terminate Mr. Harris’ employment at any time without “cause” by providing him with written notice specifying the last day of his active employment. In such circumstances:

•	we are to pay Mr. Harris his monthly gross base salary and 1/12 of his target STIP at the time of his termination each month for a period of up to 12 months, subject to adjustment in the event of commencement of alternative employment;

•	we are to provide Mr. Harris with continued group medical and life insurance coverage under any plans in which he was enrolled immediately prior to termination (with the exception of any benefits that cannot be continued beyond the last day of Mr. Harris’s active employment under the terms of the applicable plan) until the earlier of one year from the date of his termination and his commencement of alternate employment; and

•	Mr. Harris is entitled to immediate vesting of a pro rata portion of options granted to him that were scheduled to vest within one year of the date of the notice of his termination.

The employment agreement defines “cause” to mean (a) the conviction of a felony or a crime involving fraudulent conduct, (b) gross misconduct or gross insubordination, (c) repeated and willful refusal or failure to perform the duties of the position, or (d) willful breach of any our published policies or the employment agreement itself.

If we terminate Mr. Harris’s employment without cause within three years of a change of control of Stratos, or if Mr. Harris is demoted, relocated outside of the Washington, D.C. metropolitan area or is required to report to a person other than the President or CEO, which in his sole discretion he chooses to decline:

•	Mr. Harris is entitled to receive, in lieu of the payment described above, a lump sum payment equal to 1.5 times his gross base salary and target STIP payment at the time of such termination, in addition to his base salary and a pro rata portion of the target STIP payment through the date of termination;

•	we are to provide Mr. Harris with continued group medical and life insurance coverage under any plan in which he was enrolled immediately prior to termination (with the exception of any benefits that cannot be continued beyond the last day of Mr. Harris’s active employment under the terms of the applicable plan) for a period of 1.5 years following such termination or until the Executive obtains alternate employment; and

•	Mr. Harris is entitled to the immediate vesting of all unvested options, which must be exercised within 60 days of termination.

Mr. Harris’ employment agreement defines a “change of control” as (a) the acquisition of control over 50.1% or more of our issued and outstanding voting shares by a third party or (b) the sale, transfer or other disposition of all or substantially all of our assets to a third party.

The employment agreement refers to a separate intellectual property, confidentiality, non-competition and non-solicitation agreement, which Mr. Harris has executed and by which he is bound. Mr. Harris is subject to a one-year non-compete covenant (i.e., one year from the termination of his active employment) under that agreement.

Equity Compensation and Defined Contribution Plans

Deferred Share Unit Plan

Effective April 1, 2004, the board of directors approved a deferred share unit plan, or the DSU Plan, for our non-employee directors. The board believes that the DSU Plan promotes a greater alignment of interests between our non-employee directors and our shareholders, allows such directors to participate in our long-term success, provides a compensation system for such directors that is reflective of the responsibility, commitment and risk accompanying board membership, and assists us to attract and retain individuals with the experience and ability to act as directors.

The DSU Plan provides for a deferral of the payment to a director of a portion of his or her director’s fees payable during the year until the director ceases to be a director. Under the DSU Plan, directors are required to receive a portion (currently 50%) of their applicable total directors’ fees in deferred share units. The number of deferred share units granted is determined by dividing the monetary value of deferred compensation by the five-day average closing price on the Toronto Stock Exchange of our common shares prior to the date the directors’ fees are paid. In addition, directors may elect to receive any percentage of the balance of their directors’ fees in deferred share units.

The deferred share units vest immediately upon issue to the directors. Further, whenever a cash dividend is paid on our common shares, additional deferred share units are to be credited to a director’s deferred share unit account as if the deferred share units in such account were common shares as of the record date for the declaration of such dividend.

Under the DSU Plan, a director’s deferred share units are to be redeemed effective 30 days after (i) the date on which the director’s term of office expires, if the director is not re-elected at our annual meeting of shareholders, (ii) in the event a director ceases to be a director for any other reason, the last day of the quarterly period following such event, or (iii) in the case of the director’s death, the date of the director’s death. On redemption, the director will receive a lump sum cash payment, based on the value of a deferred share unit at that time determined by reference to the five-day average closing price of our common shares on the Toronto Stock Exchange. Accordingly, the amount of the deferred payment will appreciate (or depreciate) with increases (or decreases) in the market price of our common shares.

Performance Share Unit Plan

Our board of directors has established a performance share unit plan, effective as of February 17, 2005, which provides for the grant of performance share units to eligible employees in such number and at such times as the board may determine as a mechanism to focus management on creating shareholder value. Each grant is to be evidenced by a written grant agreement. Under the plan, each performance share unit gives the holder the right to receive, once the performance criteria set forth in the applicable grant agreement have been met and the performance share units have vested, one common share or, in the board’s discretion, a cash payment equal to the fair market value of one common share. “Fair market value” is defined under the plan as the average weighted trading price of our common shares on the Toronto Stock Exchange over the five trading days following the release of our year-end financial statements or, in the event our shares are not listed on such exchange, any other stock exchange or the over the counter market, the fair market value of the shares as determined by our board of directors, in their discretion, acting reasonably and in good faith.

In the event of a reorganization or proposed reorganization, we are obligated to make a cash payment equal to (i) in the case of performance share units for which the performance criteria under the applicable grant agreement have been met and without regard to applicable vesting provisions, the fair market value of such units, and (ii) in the case of performance share units for which the performance criteria under the applicable grant agreement have not been met, the product of the fair market value of such units and a fraction, the numerator of which shall be the number of days from the grant date to the business day immediately prior to the date the reorganization is completed and the denominator of which shall be the number of days from the grant date to the vesting date. For purposes of the plan, a “reorganization” is defined to mean any of the following:

•	an offer for our common shares where the shares subject to the offer, together with the shares held by the offerer and any person or entity acting jointly or in concert with the offeror, constitute in the aggregate 20% or more of our common shares;

•	any person becoming the beneficial owner of our common shares, directly or indirectly, and together with any shares of any person or entity acting jointly or in concert with such person, representing more than 20% of either the total economic value of our common shares or the total voting power;

•	a merger, consolidation, amalgamation, arrangement or similar transaction with respect to which persons who were the beneficial owners of our common shares immediately prior to such transaction own less than 20% of our shares or 20% of the outstanding voting securities of the surviving or resulting corporation upon consummation of the transaction;

•	our sale or license of all or substantially all of our assets to another corporation which is not a wholly-owned subsidiary; or

•	such other transaction as our board of directors, in its sole discretion, deems to be a reorganization.

The plan provides that if a participant in the plan ceases to be eligible to participate in the plan by reason of disability, death or our termination of his or her employment without cause, the participant shall receive a cash payment, with respect to any performance share units held by such participant for which the performance criteria have been satisfied but which have not vested as of the time the participant ceases to be eligible, equal to a pro rata portion of the amount otherwise payable if the participant had continued to be eligible until the vesting date. The pro rata amount to be paid is to reflect the actual period between the date the performance criteria with respect to such performance share units were met and the date the participant ceases to be eligible to participate in the plan.

Performance share units are not shares, and the grant of performance share units does not entitle the recipient to any shareholder rights, such as voting rights, dividend rights or rights upon liquidation. However, the plan provides that if cash dividends are paid with respect to our common shares, additional performance share units will be credited to a plan participant’s account, for those performance share units in such account for which the performance criteria have been met as of the record date for the dividend, in an amount calculated by dividing the cash dividend by the fair market value of the shares on the date the dividend is paid.

Any purchases of shares under the plan are to be made on the open market by a trustee appointed for this purpose using an independent broker.

Stock Option Plan

Our stock option plan was amended and restated on May 17, 2001, with the approval of our shareholders. On May 13, 2004, the stock option plan was subsequently amended with the approval of our shareholders to increase the maximum number of shares authorized for issuance under the plan to 5,500,000 common shares and to authorize the grant of tandem SARs.

Our employees, directors, officers and consultants are eligible to participate in the stock option plan. The maximum number of common shares which may be reserved for issuance to any one person under the stock option plan is 5% of the common shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of common shares reserved for issuance to such person under any other share compensation arrangement. The maximum number of common shares which may be issued to “insiders” (as defined by the Ontario Securities Act), as a group, under the stock option plan is (i) 10% of the common shares outstanding at the time of grant (on a non-diluted basis), less the aggregate number of common shares reserved for issuance to insiders under any other share compensation arrangement, and (ii) 10% of the common shares outstanding at the time of grant (on a non-diluted basis), excluding common shares issued under any share compensation arrangement over the preceding one-year period. The maximum number of common shares which may be issued to any one insider under the stock option plan within a one-year period is 5% of the common shares outstanding at the time of grant (on a non-diluted basis), excluding common shares issued to such insider under any share compensation arrangement over the preceding one-year period.

Our board of directors establishes the option price at the time each option is granted, which cannot be less than the fair market value of the common shares covered by such option at the date of the grant. The fair market value of the common shares is calculated using the weighted average of the prices at which the common shares traded on the Toronto Stock Exchange for the five trading days immediately preceding the date of grant of the option. An optionee is entitled to exercise options following each applicable vesting date until the expiry date, which cannot be longer than 10 years from the date of grant, subject to the terms of the stock option plan.

In addition, the stock option plan provides for the grant of SARs in connection with options granted under the plan, at or after the time of grant of such options. A SAR entitles the participant to receive from us an amount equal to the excess of the fair market value of a common share over the exercise price of the related option, which amount is payable, at the discretion of the board of directors, in cash or common shares. In the event the participant elects to exercise the SAR, the related option is cancelled. The fair market value of common shares is equal to the weighted average of the prices at which our common shares traded on the Toronto Stock Exchange for the five trading days immediately preceding the date of exercise of the SAR. As of February 17, 2005, we have attached a SAR to each outstanding option granted under the stock option plan.

Except as provided in individual employment agreements or as otherwise determined by our board of directors, (i) if an individual ceases to be an eligible participant in the stock option plan for any reason (including dismissal with or without cause), other than death, each option held by such individual will cease to be exercisable 60 days after the date the individual ceased to be an eligible participant, and (ii) if a participant dies, the legal representative of such individual may exercise such participant’s options within six months after the date of the participant’s death, but only to the extent the options were by their terms exercisable on the date of death. Options granted under the stock option plan are not otherwise assignable.

The board of directors may amend, suspend or terminate the stock option plan at any time in accordance with applicable legislation and subject to any required approval. However, no such amendment, suspension or termination shall alter or impair any options or rights granted previously without the consent of the individuals affected by such amendment, suspension or termination.

Board Practices

Our board of directors is responsible for overseeing all matters related to the corporate governance of the Corporation, with a view to the best interests of the Corporation. In accordance with its written mandate, the board of directors is responsible for managing, or supervising the management of, our business and affairs. The board of directors has adopted specific guidelines defining the scope of duties and expectations of the board of directors, its committees, the board chairperson, individual directors, the chief executive officer and other senior executive officers.

Our board of directors has determined that, with the exception of Jim Parm, our chief executive officer, all of our directors are “unrelated” within the meaning of the Guidelines of the Toronto Stock Exchange and “independent” within the meaning of the Proposed Guidelines of the Canadian Securities Administrators.

Committees of the Board

Our board of directors has established an audit committee, a compensation committee and a corporate governance committee.

Audit Committee.  In accordance with the audit committee’s charter, the audit committee’s responsibilities include:

•	review of our audit plan;

•	review and recommendation of approval of our annual and quarterly financial statements, including the management’s discussion and analysis of financial condition and results of operations that accompanies such financial statements;

•	review of our accounting systems and internal controls; and

•	review of litigation to which we are a party.

The audit committee is also responsible for reviewing the external auditors’ engagement, including ensuring the external auditors’ independence, and reviewing the scope of the audit, pre-approving any audit and non-audit services in accordance with the audit committee’s pre-approval policy, and recommending to the full board of directors the external auditors’ compensation. In performing its responsibilities, the audit committee from time to time meets with the external auditors without the presence of management, The audit committee discusses with the external auditors our significant accounting policies and practices, including any alternative treatments of financial information that have been discussed with management, the ramifications of their use and the external auditors’ preferred treatment, as well as any other material communications with management. In accordance with its charter, the audit committee has established procedures for dealing with internal and external complaints or concerns regarding accounting or auditing matters.

The current members of the audit committee are Edward Reevey, the committee chairperson, Josef J. Fridman and Frank Salizzoni. Mr. Reevey is an “audit committee financial expert,” as that term is defined under the rules of the U.S. Securities and Exchange Commission. In addition, the board of directors has determined that each of the committee members is independent and financially literate within the meaning of the applicable audit committee rules of the Canadian Securities Administrator. Financial literacy is defined as the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the issues that can reasonably be expected to be raised by our financial statements.

Compensation Committee.  In accordance with the compensation committee’s charter, the committee’s responsibilities include:

•	oversight of the establishment of a plan of continuity for our executives and other key employees;

•	oversight of the establishment of a broad plan of executive compensation that is competitive and motivating in order to attract, retain and incentivize our executives and other key employees; and

•	annual review of the performance of each of our senior executive officers and recommendation of individual executive compensation and executive changes for approval by the full board of directors.

The current members of the compensation committee are Janice I. Obuchowski, the committee chairperson, Michael Bayer, David R. Oliver, Jr. and Stephen G. Wetmore.

Corporate Governance Committee.  In accordance with the corporate governance committee’s charter, the committee’s responsibilities include:

•	recommendation of nominees for election to the board of directors to the full board;

•	reporting to the full board on corporate governance matters; and

•	providing a focus on corporate governance to the full board with a view to enhancing our performance and ensuring proper conduct in accordance with applicable guidelines and requirements.

The current members of the corporate governance committee are John M. Green, the committee’s chairperson, Robert Walmsley and Charles W. White.

Compensation Committee Interlocks

No member of our compensation committee serves as an officer or employee of Stratos or any of its affiliates. No member of our board of directors serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Limitations on Directors’ Liability and Indemnification Agreements

Our directors and officers are covered under several liability insurance policies, including excess liability policies. As of December 1, 2005, we have a total of $50,000,000 limit per loss/annual aggregate of coverage for our directors, officers and employees as a group. The annual premium paid by us for the current liability insurance coverage is $347,650. There is no insurance coverage in any case in which we are not permitted by Canadian law to reimburse the director or officer. Where we are permitted to reimburse the insured, our deductible is $250,000 for each loss.

RELATED PARTY TRANSACTIONS

During the period beginning as of January 1, 2002 to the date of this prospectus, none of our directors or officers or, to our knowledge, their families or enterprises in which any of them had or has a substantial interest in the voting power or in which they were able to exercise significant influence, had any interest, direct or indirect, in any transaction or in any proposed transaction which has affected or will materially affect us or our investment interests or subsidiaries, other than as stated below.

During the first quarter of 2005, we acquired a 49% equity interest in Navarino, one of our largest distributors. Sales of airtime and equipment to Navarino totaled $14.4 million for the year ended December 31, 2005 and are measured at the amounts exchanged. Amounts receivable from Navarino at December 31, 2005 totaled $6.0 million.

On December 10, 2003, Aliant, Inc., our then controlling shareholder, completed the sale of its approximately 53% interest in our outstanding common shares to a syndicate of underwriters. At the time of closing of the sale, Messrs. Jay Forbes and Barry Kydd, then the President and Chief Executive Officer and the Chief Financial Officer of Aliant, respectively, as well as Messrs. Wetmore, Reevey and White, served on our board of directors and were also officers or directors of Aliant. In addition, certain of these individuals beneficially owned shares of Aliant at the time of the transaction. The transaction was approved by an independent committee of our board of directors that did not include any of these individuals.

BENEFICIAL OWNERSHIP OF OUR COMMON SHARES

Based on Howson Tattersall Investment Counsel Limited’s “Alternative Monthly Report” dated August 31, 2006, one or more mutual fund, pension fund or other client accounts of Howson Tattersall Investment Counsel Limited beneficially owns in aggregate 5,505,023 common shares, representing approximately 13.1% of the Company’s voting securities. Based on information available to the Company as of September 12, 2006, no other person or entity beneficially owns 10% or more of the Company’s voting securities.

The following table sets forth certain information regarding beneficial ownership of our common shares as of September 12, 2006 by (i) each of our directors and executive officers and, (ii) all current directors and executive officers as a group. As of September 12, 2006 we had 41,998,207 common shares issued and outstanding.

		Total Common
		Shares(2), Deferred
		Share Units(3) and	Common Shares
	Common Shares	Performance Share	Beneficially Owned
	Beneficially	Units(4)	as Percent
Name of Beneficial Owner	Owned(1)	Beneficially Owned	of Class(5)

Michael J. Bayer	—	1,054
Charles W. Bissegger	79,000	102,238
Josef J. Fridman	38,000	55,103
John M. Green	36,000	51,824
Janice I. Obuchowski	23,100	35,752
David R. Oliver, Jr.	24,000	39,221
James J. Parm(6)	374,392	758,725
Edward Reevey	3,000	15,784
Frank L. Salizzoni	—	11,624
Robert Walmsley	—	1,054
Stephen G. Wetmore	1,000	16,358
Charles W. White	3,000	15,394
Alfred C. Giammarino(7)	46,375	144,325
Richard E. Harris(8)	34,100	108,300
John M. Mackey(9)	128,500	176,000
David J. Oake(10)	162,067	214,900
John D. Prentice(11)	81,273	129,120
Robert J. Roe(12)	67,274	129,635
Ronald Spithout	—	26,400
Paula M. Sturge(13)	86,667	117,800
John R. Wilson(14)	5,733	87,000
All directors and executive officers as a group (21 persons)	1,193,481	2,237,611	2.8%

(1)	The figures in this column include common shares and common shares underlying stock options that are exercisable as of September 12, 2006.

(2)	The figures in this column include common shares and all common shares underlying stock options, whether or not exercisable as of September 12, 2006, as well as deferred share units and performance share units. All stock options held by directors are exercisable as of September 12, 2006. We have a share retention policy for certain executive officers which provides for ownership of a minimum number of our common shares. The minimum ownership thresholds are established by our board of directors, with the highest threshold for our chief executive officer and declining thresholds for our other executive officers. An executive may meet these minimum thresholds by acquiring shares in the market; however, the requirement can also be satisfied through the exercise of stock options (and the retention of the underlying shares) by the executive.

(3)	Board members receive a portion of their annual directors’ fees in deferred share units under the DSU Plan, which plan is intended to promote greater alignment between the interests of directors and shareholders. See “Compensation — Equity Compensation and Defined Contribution Plans — Deferred Share Unit Plan.”

(4)	The performance share unit plan provides for the grant of performance share units to our eligible employees as a mechanism to focus our management on creating shareholder value. See “Compensation — Equity Compensation and Defined Contribution Plans — Performance Share Unit Plan.” Performance share units include grants made to officers in respect of performance in future years, and are subject to the vesting schedule set out in each applicable grant agreement.

(5)	None of our directors or officers beneficially owns common shares (including shares underlying options exercisable as of September 12, 2006) that represent more than 1.0% of our outstanding common shares as of September 12, 2006.

(6)	Includes 364,167 shares underlying outstanding stock options that are exercisable as of September 12, 2006.

(7)	Includes 46,375 shares underlying outstanding stock options that are exercisable as of September 12, 2006.

(8)	Includes 34,100 shares underlying outstanding stock options that are exercisable as of September 12, 2006.

(9)	Includes 127,700 shares underlying outstanding stock options that are exercisable as of September 12, 2006.

(10)	Includes 156,667 shares underlying outstanding stock options that are exercisable as of September 12, 2006.

(11)	Includes 81,273 shares underlying outstanding stock options that are exercisable as of September 12, 2006.

(12)	Includes 66,174 shares underlying outstanding stock options that are exercisable as of September 12, 2006.

(13)	Includes 86,667 shares underlying outstanding stock options that are exercisable as of September 12, 2006.

(14)	Includes 5,733 shares underlying outstanding stock options that are exercisable as of September 12, 2006.

The following table sets forth certain information regarding the outstanding stock options on Company shares held by each of our directors and executive officers as of September 12, 2006. Exercise prices are in U.S. Dollars, except where noted.

Name	Number of Options	Exercise Price		Expiration Date	Date of Grant

Michael J. Bayer	—		—
Charles W. Bissegger	25,000	C	$10.25	May 17, 2011	May 17, 2001
	30,000	C	$15.31	June 4, 2012	June 4, 2002
Josef J. Friedman	15,000	C	$10.25	May 17, 2011	May 17, 2001
	18,000	C	$15.31	June 4, 2012	June 4, 2002
John M. Green	15,000	C	$10.25	May 17, 2011	May 17, 2001
	18,000	C	$15.31	June 4, 2012	June 4, 2002
Janice I. Obuchowski	10,000	C	$10.25	May 17, 2011	May 17, 2001
	10,000	C	$15.31	June 4, 2012	June 4, 2002
David R. Oliver, Jr.	10,000	C	$10.25	August 16, 2011	August 16, 2001
	10,000	C	$15.31	June 4, 2012	June 4, 2002

Name	Number of Options	Exercise Price		Expiration Date	Date of Grant

James J. Parm	17,500	C	$ 8.50	50% Feb. 21, 2007	February 21, 2000
				50% Feb. 21, 2008
	39,000	C	$11.67	33.3% April 7, 2007	April 7, 2000
				33.3% April 7, 2008
				33.3% April 7, 2009
	50,000	C	$10.25	25% March 30, 2009	March 30, 2001
				25% March 30, 2010
				50% March 30, 2011
	80,000	C	$14.30	September 11, 2013	September 11, 2003
	20,000	C	$13.01	January 8, 2014	January 8, 2004
	220,000		$ 7.68	September 1, 2011	September 1, 2004
	53,000		$ 8.72	February 17, 2012	February 17, 2005
	112,700		$ 8.16	March 16, 2013	March 16, 2006
Edward Reevey	—		—
Frank L. Salizzoni	—		—
Ronald Spithout	5,500	C	$ 9.41	March 16, 2013	March 16, 2006
Stephen G. Wetmore	—		—
Charles W. White	—		—
Alfred C. Giammarino	60,000		$ 7.75	May 10, 2011	May 10, 2004
	19,125		$ 8.72	February 17, 2012	February 17, 2005
	25,100		$ 8.16	March 16, 2013	March 16, 2006
Richard E. Harris	46,000		$ 7.44	August 9, 2011	August 9, 2004
	10,300		$ 8.72	February 17, 2012	February 17, 2005
	20,200		$ 8.16	March 16, 2013	March 16, 2006
John M. Mackey	2,500	C	$ 8.50	February 21, 2008	February 21, 2000
	7,500	C	$11.62	50% April 27, 2007	April 27, 2000
				50% April 27, 2008
	100,000	C	$18.03	25% August 10, 2008	August 10, 2000
				25% August 10, 2009
				50% August 10, 2010
	21,000	C	$10.03	September 1, 2011	September 1, 2004
	11,100	C	$10.77	February 17, 2012	February 17, 2005
	6,800		$ 8.16	March 16, 2013	March 16, 2006
David J. Oake	150,000	C	$10.25	25% March 30, 2009	March 30, 2001
				25% March 30, 2010
				50% March 30, 2011
	10,000	C	$10.03	September 1, 2011	September 1, 2004
	18,600	C	$ 9.41	March 16, 2013	March 16, 2006
John D. Prentice	60,000	C	$10.46	August 21, 2012	August 21, 2002
	29,000		$ 7.68	September 1, 2011	September 1, 2004
	5,820		$ 8.72	February 17, 2005	February 17, 2005
	12,400		$ 8.16	March 16, 2013	March 16, 2006

Name	Number of Options	Exercise Price		Expiration Date	Date of Grant

Robert J. Roe	20,000	C	$10.94	20% March 30, 2007	March 30, 2001
				20% March 30, 2008
				20% March 30, 2009
				20% March 30, 2010
				20% March 30, 2011
	13,635	C	$15.31	20% June 4, 2008	June 4, 2002
				20% June 4, 2009
				20% June 4, 2010
				20% June 4, 2011
				20% June 4, 2012
	19,500	C	$ 8.63	20% February 11, 2009	February 11, 2003
				20% February 11, 2010
				20% February 11, 2011
				20% February 11, 2012
				20% February 11, 2013
	29,000		$ 7.68	September 1, 2011	September 1, 2004
	12,700		$ 8.72	February 17, 2012	February 17, 2005
	6,200		$ 8.16	March 16, 2013	March 16, 2006
Paula M. Sturge	5,000	C	$10.94	50% April 24, 2007	April 24, 2000
				50% April 24, 2008
	75,000	C	$10.24	25% March 30, 2009	March 30, 2001
				25% March 30, 2010
				50% March 30, 2011
	10,000	C	$10.03	September 1, 2011	September 1, 2004
	5,300	C	$ 9.41	March 16, 2013	March 16, 2006
John R. Wilson	17,200		$ 7.63	June 6, 2012	June 6, 2005
	16,200		$ 8.16	March 16, 2013	March 16, 2006

DESCRIPTION OF RESTATED CREDIT AGREEMENT

In connection with the acquisition of Xantic, we refinanced our existing senior credit facilities. Under the terms of the restated senior credit agreement, our senior credit facilities consist of: (i) a five-year $25.0 million amended and restated revolving operating facility; (ii) a five-year Term A facility of up to $20.0 million; and (iii) a six-year amended and restated $225.0 million Term B facility.

Revolving Operating Facility

The amended and restated revolving operating facility has a term of five years, maturing in February of 2011. The facility is available in various forms, including bankers’ acceptances. The facility is also available, to a sub-limit of $5 million, by way of letters of credit. Loans under the facility will be available to us in Canadian or U.S. dollars. Interest on the loans under this facility will be payable at varying rates (depending on the availment option selected) plus a margin, depending on the availment option selected and our leverage ratio. As of the completion of the acquisition, the applicable interest rate for amounts drawn on the facility by way of LIBOR loans will be LIBOR plus 2.25% per annum and the facility will initially be subject to an annual facility fee of 0.5% per annum of the committed principal amount thereof. The rate of the facility fee will be subject to change based on our leverage ratio.

New Term A Facility

The new Term A facility is a five-year credit facility of up to $20.0 million. If the Term A facility is drawn upon, 20% of the principal amount borrowed under the facility will mature in February of each of the next five years, with the facility being fully repaid by February of 2011. Any indebtedness under the Term A facility will bear interest at varying rates (depending on the availment option selected) plus a margin, depending on the availment option selected and our leverage ratio. Based on our leverage ratio as of the completion of the acquisition of Xantic, the applicable interest rate for amounts drawn on the Term A facility by way of LIBOR loans would be LIBOR plus 2.25% per annum. The Term A facility will initially be subject to an annual facility fee of 0.5% per annum of the committed principal amount thereof. The rate of the facility fee will be subject to change based on our leverage ratio. Unused commitments under the Term A facility will be terminated upon the finalization of the purchase price adjustments, if any, under the share purchase agreement.

Amended and Restated Term B Facility

The indebtedness incurred under the amended and restated Term B facility will mature in February of 2012. Interest on the loans under this facility will be payable at varying rates (depending on the availment option selected) plus a margin, depending on the availment option selected and our leverage ratio. As of the completion of the acquisition, the applicable interest rate for amounts drawn on the Term B facility by way of LIBOR loans will be LIBOR plus 2.75% per annum.

Material Terms Applicable to Each Component of Refinanced Senior Credit Facilities

As collateral for each of the components of our refinanced senior credit facilities, we provide a first priority perfected security interest in all of our assets and those of our material subsidiaries, with the exception of Plenexis and Xantic and their respective subsidiaries. Concurrent with the completion of the acquisition, we will supplement the collateral securing the facilities with a first priority perfected security interest in our equity interest in Xantic. As additional security, all of our subsidiaries, other than certain designated international subsidiaries and Xantic and its subsidiaries, will guarantee our obligations under the restated senior credit agreement. For purposes of the restated senior credit agreement, we will designate as “material subsidiaries” subsidiaries that are material to the security of the lenders, including those subsidiaries holding material permits, licenses, assets or debt, or generating revenue for their own account in excess of a specified threshold.

The restated senior credit agreement requires us to: (i) apply specified proceeds from our issuance of additional debt and equity issuances, as well as a stated percentage of excess cash flow (as defined in the restated senior credit agreement), toward repayment of indebtedness outstanding under the facilities; (ii) maintain certain financial ratios; and (iii) comply with other covenants which, among other things, limit or restrict our ability, without the prior written consent of a majority of the lenders under the facilities, to incur or guarantee indebtedness, encumber assets, enter into amalgamation or winding-up transactions, dispose of assets, change business, make acquisitions, enter into transactions which would result in any change of control or prepay or redeem certain indebtedness.

The restated senior credit agreement defines an event of default under such agreement to include: (i) default in the payment of principal or interest; (ii) failure to comply with covenants; (iii) cross-default in payment of principal or interest under any other material credit arrangement and cross-acceleration in respect of any other default under any such arrangement; (iv) an event by which we or any of our subsidiaries becomes insolvent, makes a general assignment for the benefit of creditors, institutes or has instituted against it bankruptcy, liquidation, winding-up, reorganization or other insolvency proceedings or has proceedings commenced to appoint a receiver, trustee or similar official for any substantial part of its assets; (v) any judgment for the payment of money being entered against us or any of our subsidiaries above a specified threshold and in connection with which enforcement proceedings shall have been commenced or the judgment shall have remained unstayed for 15 consecutive days; and (vi) the incurrence by us or any of our subsidiaries of an environmental liability requiring remediation costs above a specified threshold.

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description below under the caption “— Certain Definitions.” Certain defined terms used in this description but not defined below under the caption “— Certain Definitions” have the meanings assigned to them in the Indenture. In this description, the word “Company” refers only to Stratos Global Corporation and not to any of its subsidiaries. The term “Notes” refers to the Original Notes and any Exchange Notes issued in exchange therefor.

The Company issued the Original Notes under an Indenture (the “Indenture”) among itself, the Initial Guarantors and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”), in a private transaction that is not subject to the registration requirements of the Securities Act. The Company will issue the Exchange Notes under the Indenture in exchange for a like principal amount of Original Notes. The Exchange Notes represent the same indebtedness as the Original Notes and the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Indenture and the Notes. It does not restate those documents in their entirety. We urge you to read the Indenture because they, and not this description, define your rights as holders of the Notes. Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Stratos Global Corporation, 6901 Rockledge Drive, Suite 900, Bethesda, MD 20817, Attention: Corporate Secretary.

Brief Description of the Notes

The Notes:

•	are general unsecured obligations of the Company;

•	are effectively subordinated to all existing and any future secured Indebtedness of the Company, including the Indebtedness of the Company under the Credit Agreement, to the extent of the assets securing such Indebtedness, and to all existing and any future liabilities of the Company’s subsidiaries that are not Guarantors, to the extent of the assets of such subsidiaries;

•	are pari passu in right of payment with any future unsecured, unsubordinated Indebtedness of the Company;

•	are senior in right of payment to any future subordinated Indebtedness of the Company; and

•	are guaranteed by the Guarantors.

As of June 30, 2006, the Company had $375.7 million of consolidated indebtedness outstanding, $225.7 million of which would have been secured indebtedness, and the Company’s Subsidiaries that are not guaranteeing the Notes would have had $108.2 million of indebtedness and other liabilities, excluding intercompany liabilities.

As of the date of this prospectus, all of our subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.

Principal, Maturity and Interest

The Indenture provides for the issuance by the Company of Notes with an unlimited principal amount, of which $150.0 million constitute the Original Notes to which this exchange offer relates. The Company may issue additional notes (the “Additional Notes”) from time to time after this offering. Any offering of Additional Notes is subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on February 15, 2013.

Interest on the Notes will accrue at the rate of 9 7/8% per annum and will be payable semi-annually in arrears on February 15 and August 15. The Company will make each interest payment to the Holders of record on the immediately preceding February 1 and August 1.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture and the procedures described in the letter of transmittal. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

The Notes are guaranteed, jointly and severally, by all of the Company’s Subsidiaries other than certain international subsidiaries and Xantic and its subsidiaries. Each Note Guarantee:

•	is a general unsecured obligation of the Guarantor;

•	is effectively subordinated to all existing and any future secured Indebtedness of the Guarantor, including the Guarantee of the Guarantor under the Credit Agreement;

•	is pari passu in right of payment with any future unsecured, unsubordinated Indebtedness of the Guarantor; and

•	is senior in right of payment to any future subordinated Indebtedness of the Guarantor.

The obligations of each Guarantor under its Note Guarantee is limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Related to the Notes — The guarantees may not be enforceable because of fraudulent conveyance laws.” As of June 30, 2006, the Guarantors had $375.7 million of indebtedness outstanding (including their guarantees of the Credit Facilities), $225.7 million of which was secured indebtedness, and the Company’s Subsidiaries that are not Guarantors would have had $120.1 million of Indebtedness and other liabilities, including intercompany liabilities.

See “— Certain Covenants — Guarantees.”

Optional Redemption

At any time prior to February 15, 2009, the Company may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 109.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Affiliates); and

(2) the redemption must occur within 60 days of the date of the closing of such Equity Offering.

At any time prior to February 15, 2010, the Company may, at its option, redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

Except pursuant to the two preceding paragraphs or under “— Tax Redemption,” the Notes will not be redeemable at the Company’s option prior to February 15, 2010.

On or after February 15, 2010, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage

2010	104.938%
2011	102.469%
2012 and thereafter	100.000%

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of such national securities exchange; or

(2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate.

No Notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. If the optional redemption date is on or after the record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the notes are registered at the close of business on such record date.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Tax Redemption

The Company may at any time, at its option, redeem, in whole but not in part, the outstanding Notes at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption if it has become or would become obligated to pay any Additional Amounts (as defined herein under “— Additional Amounts”) or any Reimbursement Payments (as defined herein under “— Additional Amounts”) in respect of the Notes as a result of:

(1) any change in or amendment to the laws (or regulations promulgated thereunder, rulings, technical interpretations, interpretation bulletins or information circulars) of any Taxing Authority (as defined herein), or

(2) any change in or amendment to any official position regarding the application, administration or interpretation of such laws, regulations, rulings, technical interpretations, interpretation bulletins or information circulars (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or is effective on or after the Issue Date (without regard to whether any Guarantor is or has been making any payments under the Notes prior to, at or after the time such change or amendment is announced or effective). See “— Additional Amounts.”

It shall be a condition to the Company’s right to redeem the Notes pursuant to the provisions set forth in the immediately preceding paragraph that, prior to giving any notice of redemption of the Notes, the Company shall have delivered to the Trustee (a) an Officers’ Certificate stating that the Company has determined in its reasonable judgment that the obligation to pay such Additional Amounts or Reimbursement Payments cannot be avoided by the Company taking reasonable measures available to it and (b) an Opinion of Counsel that the circumstances described in the immediately preceding paragraph exist.

No such notice of redemption may be given more than 90 days before or more than 365 days after the Company first becomes liable (or, if later, the earlier of the date on which it first becomes aware of its liability or the date on which it reasonably should have become aware of its liability) to pay any Additional Amounts or Reimbursement Payments as a result of a change or amendment described above.

Additional Amounts

The Indenture provides that all payments made by the Company under or with respect to the Notes, or by any Guarantor pursuant to the Note Guarantees, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed or levied by or on behalf of any government or political subdivision or territory or possession of any government or authority or agency therein or thereof having the power to tax (each a “Taxing Authority”), unless the Company or such Guarantor is required to withhold or deduct Taxes under any law or by the interpretation, application or administration thereof. If, after the Issue Date, the Company or such Guarantor, as the case may be, is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or the Note Guarantees, as the case may be, the Company or such Guarantor, as the case may be, will pay to each Holder of Notes that are outstanding on the date of the required payment, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such Holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder or beneficial owner of the Notes (an “Excluded Holder”): (i) with which the Company or such Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, (ii) which is subject to such Taxes by reason of its being or having been connected with a jurisdiction imposing such tax otherwise than by the mere holding, use or ownership, or deemed holding, use or ownership, of the Notes or the receipt of payments thereunder, (as a matter of, for example, citizenship, nationality, residence, domicile, or existence of a business or permanent establishment, a dependent agent, a place of business or a place of management present or deemed present within the Taxing Authority), (iii) which failed to duly and timely comply with a timely request of the Company to provide information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, entitlement to treaty benefits or identity, if and to the extent that (a) such Holder and/or beneficial owner was legally able to comply with such request and (b) due and timely compliance with such request is required by applicable law as a precondition to reduction or elimination of, and would have reduced or eliminated, any Taxes as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner but for this clause, (iv) which is a fiduciary or a partnership or not the sole beneficial owner of the relevant Note, if and to the extent that any beneficiary or settlor with respect to such fiduciary, any partner with respect to such partnership or any beneficial owner of such Note (as the case may be) would not have been entitled to receive Additional Amounts with respect to the payment in question had such beneficiary, settlor, partner or beneficial owner been the sole beneficial owner of such Note, (v) in respect of any estate, gift, inheritance, value added, excise, transfer, intangible or similar tax, (vi) in respect of withholdings or deductions imposed on a payment to an individual that are required to be made pursuant to the European Union Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive, (vii) if and to the extent that such payment could have been made without deduction or withholding of such Taxes had the relevant Note been presented for payment (where presentation is required for payment) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof was duly provided for, whichever was later (except to the extent that such Holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period), or (viii) any combination of the above clauses in this proviso. The Company or such Guarantor will also make such withholding or deduction, and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Company or the Guarantor will furnish to the Holders of Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, copies of tax receipts, if any, evidencing that such payment has been made by the Company or such Guarantor, as applicable. The Company or any Guarantor will indemnify and hold harmless each Holder or beneficial owner of Notes (without duplication) that are outstanding on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such Holder or beneficial owner (other than an Excluded Holder) for the amount of: (a) any Taxes so levied or imposed and paid by such Holder or beneficial owner (without duplication) as a result of payments made under or with respect to the Notes, and (b) any Taxes imposed with respect to any reimbursement under clause (a) immediately above, in each case without duplication of any payment made by the Company or a Guarantor pursuant to the immediately preceding paragraph ((a) and (b) collectively, a “Reimbursement Payment”).

At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company becomes obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders of the Notes on the payment date. Whenever in the Indenture or in this “Description of the Notes” there is mentioned, in any context: (i) the payment of principal (and premium, if any), (ii) purchase prices in connection with a repurchase or a redemption of Notes, (iii) interest, or (iv) any other amount payable on or with respect to any of the Notes or the Note Guarantees, such mention shall be deemed to include mention of the payment of Additional Amounts and Reimbursement Payments provided for in this section to the extent that, in such context, Additional Amounts or Reimbursement Payments are, were or would be payable in respect thereof.

Offers to Repurchase

Change of Control

If a Change of Control occurs, the Company will be required to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of each accepting Holder’s Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the

Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Credit Agreement will provide that certain change of control events with respect to the Company would constitute a default under the Credit Agreement and will prohibit the Company from repurchasing any Notes if a default exists thereunder. Any future credit agreements or other similar agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. The Company’s failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that require the Company to make an offer to repurchase the Notes or that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if (1) a definitive agreement has been executed at the time of making the Change of Control Offer, performance of which will give rise to a Change of Control and (2) the Change of Control Payment Date occurs not less than 10 days after the date of the Change of Control.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the obligation of the Company to make an offer to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination of any of the foregoing. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities (as shown on the Company’s most recent consolidated balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Affiliate of the Company) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written novation agreement that releases the Company or the relevant Restricted Subsidiary from further liability therefor; and

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 90 days of the date of such Asset Sale.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

(1) to prepay, repay, redeem or repurchase (A) Indebtedness under the Credit Agreement, (B) other secured Indebtedness or (C) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor, in each case, other than Indebtedness owed to the Company or an Affiliate of the Company, and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; and/or

(2) to purchase, construct or improve Replacement Assets or make a capital expenditure in or that is used or useful in a Permitted Business (or enter into a binding agreement to purchase, construct or improve such Replacement Assets or make such capital expenditure; provided that (a) such purchase, construction or improvement or capital expenditure is consummated or completed within the later of (x) 360 days after the receipt of the Net Proceeds from the related Asset Sale and (y) 90 days after the date of such binding agreement and (b) if such purchase, construction or improvement or capital expenditure is not consummated or completed within the period set forth in subclause (a), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below)).

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

On the 361st day after an Asset Sale (or, in the event that a binding agreement has been entered into as set forth in clause (2) of the preceding paragraph, the later date of expiration of the 90-day period set forth in clause (2)) or such earlier date, if any, as the Company determines not to apply the Net Proceeds relating to such Asset Sale as set forth in preceding paragraph (each such date being referred as an “Excess Proceeds

Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in the preceding paragraph (“Excess Proceeds”) will be applied by the Company to make an offer (an “Asset Sale Offer”) to all Holders of Notes, and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.

The Company may defer the Asset Sale Offer until the 10th Business Day after there are aggregate unutilized Excess Proceeds equal to or in excess of $15.0 million resulting from one or more Asset Sales, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $15.0 million) will be applied as provided in the preceding paragraph. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

The Credit Agreement will provide that certain asset sale events with respect to the Company would constitute a default under the Credit Agreement and will prohibit the Company from purchasing any Notes if a default exists thereunder. Any future credit agreements or other similar agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. The Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

Certain Covenants

Restricted Payments

(A) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries)

any Equity Interests of the Company or any Restricted Subsidiary thereof held by Persons other than the Company or any of its Restricted Subsidiaries;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Note Guarantees (other than Indebtedness permitted under clause (6) of the second paragraph of the covenant described below under the caption “— Incurrence of Indebtedness”), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof; and

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (8), (10) and (11) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a) 100% of cumulative Consolidated Cash Flow of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Cash Flow for such period is a deficit, less 100% of such deficit), less 150% of cumulative Fixed Charges for such period, plus

(b) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or from the Incurrence of Indebtedness of the Company that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Company), plus

(c) with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Cash Flow), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee), from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries or from the liquidation, merger or consolidation of Unrestricted Subsidiaries into the Company or Restricted Subsidiaries, not to exceed, in each case, the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after the Issue Date and included in the calculation of the amount of Restricted Payments.

(B) The preceding provisions will not prohibit, so long as, in the case of clauses (7), (8), (10) and (11) below, no Default has occurred and is continuing or would be caused thereby:

(1) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2) the payment of any dividend or other distribution by a Restricted Subsidiary of the Company to the holders of its Capital Stock or the repurchase or redemption by a Restricted Subsidiary of the Company of its Capital Stock so long as any such dividend, distribution, repurchase or redemption is on a pro rata basis;

(3) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph (A);

(4) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or the Note Guarantees with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange will be excluded from clause (3) (b) of the preceding paragraph (A);

(6) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof;

(7) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former employee, consultant or director of the Company (or any of its Restricted Subsidiaries) pursuant to the terms of any employee equity subscription agreement, stock option agreement or plan or similar agreement or plan entered into in the ordinary course of business; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any calendar year will not exceed $2.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10.0 million in any calendar year);

(8) dividends on Preferred Stock or Disqualified Stock issued in accordance with the covenant “— Incurrence of Indebtedness” to the extent such dividends are included in the definition of Fixed Charges;

(9) the payment of cash in lieu of fractional Equity Interests in an aggregate amount not to exceed $1.0 million;

(10) the dividend or distribution (and the declaration of such dividend or distribution) of a Restricted Investment consisting of shares or Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, any Unrestricted Subsidiary of the Company to the extent such Restricted Investment was included in the calculation of the amount of Restricted Payments; and

(11) other Restricted Payments in an aggregate amount not to exceed $10.0 million.

The amount of each Restricted Payment (in each case, other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued to or by the Company or the relevant Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment which, together with any Restricted Payments not previously reported pursuant to this sentence, exceeds $5.0 million, the Company will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any opinion or appraisal required by the Indenture.

Incurrence of Indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Company or any Guarantor may Incur Indebtedness, if the Company’s Consolidated Leverage Ratio on such date would have been less than or equal to (a) on or prior to June 30, 2007, 5.5 to 1, and (b) thereafter, 5.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred at the beginning of the applicable four-quarter period.

The first paragraph of this covenant will not prohibit any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the Incurrence by the Company or any Guarantor of Indebtedness under Credit Facilities (including, without limitation, the Incurrence by the Company and the Guarantors of Guarantees thereof) in an aggregate amount at any one time outstanding pursuant to this clause (1) not to exceed $300.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any Restricted Subsidiary thereof to permanently repay any such Indebtedness pursuant to the covenant described above under the caption “— Offers to Repurchase — Asset Sales”; provided, that, the amount of Indebtedness under Credit Facilities permitted to be Incurred pursuant to this clause (1) shall not be less than $150.0 million;

(2) Existing Indebtedness;

(3) the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

(4) the Incurrence by the Company or any Restricted Subsidiary of the Company of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed $20.0 million, at any time outstanding;

(5) the Incurrence by the Company or any Restricted Subsidiary of the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be Incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (14) of this paragraph;

(6) the Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by the Company or any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

(b) Indebtedness owed to the Company or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is the Company or a Guarantor;

(c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and

(ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be Incurred by another provision of this covenant;

(8) the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(9) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary thereof in connection with such disposition;

(10) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of notice to the Company from such bank or financial institution;

(11) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting letters of credit (or reimbursement obligations with respect thereto) issued in the ordinary course of business; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(12) the Incurrence by the Company of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(13) obligations in respect of performance, bid, appeal or surety bonds and completion guarantees and similar obligations provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business; or

(14) the Incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (14), not to exceed $30.0 million.

For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this covenant. In addition, any Indebtedness, or any portion thereof, originally classified as Incurred pursuant to clauses (1) through (14) above may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to another of such clauses or the first paragraph of this covenant to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause or the first paragraph of this covenant at the time of such reclassification. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness or Liens securing Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, or, in the case of revolving credit debt, on the date first committed, provided that if such Indebtedness is Incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this covenant or of Indebtedness that may be secured by Liens (as described under “— Liens” below) will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the results of fluctuations in the exchange rates of currencies.

The Company will not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company unless it is subordinate in right of payment to the Notes to the same extent. The Company will not permit any Guarantor to Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of such Guarantor unless it is subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the Note Guarantees, prior or senior thereto, with the same relative priority as the Notes will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any of its Restricted Subsidiaries or pay any liabilities owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(1) existing under, by reason of or with respect to the Credit Agreement, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those contained in the Credit Agreement, Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2) set forth in the Indenture, the Notes and the Note Guarantees;

(3) existing under, by reason of or with respect to applicable law, rule, order or regulation;

(4) with respect to any Person or the property or assets of a Person acquired by the Company or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(5) in the case of clause (3) of the first paragraph of this covenant:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary thereof not otherwise prohibited by the Indenture or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;

(6) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions, loans or advances by that Restricted Subsidiary or transfers of such Capital Stock, property or assets pending such sale or other disposition;

(7) restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(8) existing under customary provisions in joint venture and similar agreements entered into in the ordinary course of business; and

(9) existing under Credit Facilities entered into by Restricted Subsidiaries (other than Domestic Subsidiaries) in accordance with “— Incurrence of Indebtedness”; provided, that such encumbrances and restrictions are customary for the relevant financing and will not affect the Company’s ability to make interest and principal payments on the notes as determined in good faith by the Board of Directors of the Company.

Merger, Consolidation or Sale of Assets

The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a corporation organized or existing under the laws of (x) the United States, any state thereof or the District of Columbia or (y) Canada or any province or territory thereof and (ii) assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists;

(3) immediately after giving effect to such transaction on a pro forma basis, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition will have been made will be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness”;

(4) Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Company or the surviving Person in accordance with the Notes and the Indenture; and

(5) the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computation to demonstrate compliance with clause (3) above) and Opinion of Counsel, in each case stating that such transaction and such agreement complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with this covenant, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of the Indenture referring to the “Company” will refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture.

In addition, the Company and its Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person. Clause (3) above of this covenant will not apply to (a) any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries or (b) so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby, a merger or consolidation of the Company with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another province of Canada or a state of the United States of America.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (1) of this paragraph and that such Affiliate Transaction or series of related

Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Company and/or its Restricted Subsidiaries;

(2) payment of reasonable and customary fees to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Company;

(3) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “— Restricted Payments”;

(4) any sale of Equity Interests (other than Disqualified Stock) of the Company;

(5) transactions pursuant to agreements or arrangements in effect on the Issue Date and described in the offering memorandum with respect to the Original Notes, or any amendment, modification or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to the Company and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(6) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of the Company or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement or payment have been approved by a majority of the disinterested members of the Board of Directors of the Company;

(7) transactions with Navarino Telecom SA and NTS Maritime Ltd. on terms no less favorable than those that would have been obtained in a comparable arms’ length transaction with a Person that is not an Affiliate of the Company, so long as such transaction has been approved by the Board of Directors of the Company;

(8) transactions with a Person that is an Affiliate of the Company, other than an Unrestricted Subsidiary, solely due to the fact that the Company owns, directly or through its Restricted Subsidiaries, Capital Stock in, or controls, such Person; and

(9) loans or advances to employees, officers or directors for travel and moving expenses in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under the covenant described above under the caption “— Incurrence of Indebtedness”;

(2) the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “— Restricted Payments”;

(3) such Subsidiary does not hold any Liens on any property of the Company or any Restricted Subsidiary thereof;

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(5) no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in subclauses (a), (b) or (c) of clause (4) above, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under the Indenture, the Company will be in default under the Indenture.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness”;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under the covenant described above under the caption “— Restricted Payments”; provided that such outstanding Investments shall be valued at the lesser of (a) the Fair Market Value of such Investments measured on the date of such designation and (b) the Fair Market Value of such Investments measured at the time each such Investment was made by such Unrestricted Subsidiary;

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “— Liens”; and

(4) no Default or Event of Default would be in existence following such designation.

Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1) the Company or such Restricted Subsidiary, as applicable, could have (a) Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the covenant described above under the caption “— Incurrence of Indebtedness” and (b) created a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “— Liens”;

(2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

(3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “— Offers to Repurchase — Asset Sales.”

Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the Issue Date, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee.

The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any other Guarantor unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Note Guarantee will be senior to or pari passu with such Restricted Subsidiary’s Guarantee of such other Indebtedness.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is organized or existing under the laws of (w) the United States, any state thereof or the District of Columbia, (x) Canada or any province or territory thereof, (y) the European Union or any member state thereof or (z) the laws of the jurisdiction of incorporation of the Guarantor and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “— Offers to Repurchase — Asset Sales.”

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of Capital Stock of a Guarantor (or the direct or indirect parent company of such Guarantor) following which such Guarantor is no longer a Restricted Subsidiary of the Company, if the sale of such Capital Stock complies with the covenant described above under the caption “— Offers to Repurchase — Asset Sales;”

(2) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the Indenture;

(3) solely in the case of a Note Guarantee created pursuant to the second paragraph of this covenant, upon the release or discharge of the Guarantee or pledge of assets which resulted in the creation of such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantee or pledge of assets; or

(4) the exercise by the Company of its Legal Defeasance or Covenant Defeasance option as described under “— Legal Defeasance and Covenant Defeasance” or the discharge of the Indenture as described under “— Satisfaction and Discharge.”

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Payments for Consent

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

The Company will furnish to the Trustee and, upon request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (1), (2) and (3) below within the time periods specified in the Commission’s rules and regulations or, in the case of clause (3) below, the Securities Act (Ontario) and the rules and regulations of the Ontario Securities Commission promulgated thereunder (the “Ontario Securities Act”):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on (a) unless (b) applies, Forms 10-Q and 10-K for non-accelerated filers if the Company were required to file such Forms or (b) Form 6-K and Form 20-F or Form 40-F if the Company was permitted to file on such form and it was then a reporting issuer under the Ontario Securities Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered accounting firm; and

(2) all reports that would be required to be (a) unless (b) applies, filed with the Commission on Form 8-K if the Company were required to file such reports or (b) furnished with the Commission on Form 6-K if the Company was permitted to file on such form and it was then a reporting issuer under the Ontario Securities Act; or

(3) if the Company is (a) not subject to Section 13 or 15(d) of the Exchange Act and (b) is subject to the reporting requirements of the Ontario Securities Act, all reports and financial information required to be filed under the Ontario Securities Act; provided that such financial information includes quarterly financial statements (excluding the fourth fiscal quarter) and annual financial statements, in each case including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the information required under Rule 3-10 of Regulation S-X under the Exchange Act without giving effect to the ownership requirements of clause (g) thereof and, with respect to the annual information only, a reconciliation to U.S. generally accepted accounting principles in accordance with Item 17 of Form 20-F and a report on the annual financial statements by the Company’s independent registered accounting firm, and the Company post all such reports and financial information on its website within the time periods specified.

After consummation of the Exchange Offer contemplated by the Registration Rights Agreement and if the Company is not a reporting issuer under the Ontario Securities Act, whether or not required by the Commission, the Company will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file or furnish those reports with the Commission.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this covenant will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding and the Company is not subject to Section 13 or 15(d) under the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b) thereunder, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, including Additional Amounts or Additional Interest, if any, with respect to, the Notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption, offer to repurchase or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Offers to Repurchase — Change of Control,” “— Offers to Repurchase — Asset Sales” or “— Certain Covenants — Merger, Consolidation or Sale of Assets”;

(4) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, any Note Guarantee will be held in any judicial proceeding to be unenforceable or invalid or will cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, will deny or disaffirm its obligations under its Note Guarantee;

(8) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Significant Subsidiary of the Company (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary); and

(9) failure by the Company to consummate the Xantic acquisition by 5:00 p.m. New York City time on February 15, 2006.

In the case of an Event of Default specified in clause (8) above, all outstanding Notes will become due and payable immediately without further action or notice. In the case of an Event of Default specified in clause (9) above, all outstanding Notes will become due and payable immediately without further notice by the Trustee or the Holders at 101% of the principal amount of the Notes, together with all accrued and unpaid interest. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company specifying the Event of Default.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest on, or the principal of, the Notes. The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or Additional Interest, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be impaired or affected without the consent of the Holder.

The Company is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Within three Business Days of becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute Events of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) the Company must have delivered to the Trustee an Opinion of Counsel in Canada to the effect that Holders will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such deposit, defeasance and discharge, and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred (which condition may not be waived by any Holder or the Trustee);

(5) no Default or Event of Default will have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(6) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(7) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(8) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(9) if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(10) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, or premium or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes;

(7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(9) amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the caption “— Offers to Repurchase — Asset Sales” after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption “Offers to Repurchase — Change of Control” after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10) except as otherwise permitted under the covenants described under the captions “— Certain Covenants — Merger, Consolidation or Sale of Assets” and “— Certain Covenants — Guarantees,” consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under the Indenture;

(11) amend or modify any of the provisions of the Indenture or the related definitions affecting the ranking of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee; or

(12) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or surrender any right or power conferred upon the Company or any Guarantor, or that does not materially adversely affect the legal rights under the Indenture of any Holder of Notes;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to comply with the provisions described under “— Certain Covenants — Guarantees;”

(7) to evidence and provide for the acceptance of appointment by a successor Trustee; or

(8) to provide for the issuance of Additional Notes in accordance with the Indenture.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law

The Indenture, the Notes and the Note Guarantees are governed by the laws of the State of New York.

Enforceability of Judgments

Since a significant amount of the assets of the Company and the Guarantors are outside the United States, any judgment obtained in the United States against the Company or the Guarantors, including judgments with respect to the payment of principal, premium, if any, or interest, on the Notes, may not be collectible within United States.

The Company has been informed by its Canadian counsel, Blake, Cassels & Graydon LLP, that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Ontario (a “Canadian Court”) on any final, conclusive and enforceable judgment in personam of any federal or state court located in the Borough of Manhattan in the City of New York (“New York Court”) that has not been satisfied and that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain in respect of the enforcement of the Indenture or the Notes if (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by the Company in the Indenture to the non-exclusive jurisdiction of the New York Court will be sufficient for such purpose), (ii) the applicable party was duly served with the process of the New York court or appeared to such process, (iii) such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure and the decision and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario, (iv) such judgment is not contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the competition tribunal under the Competition Act (Canada), (v) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, exproprietory penal or public laws, (vi) the action to enforce such judgment is commenced within the applicable limitation period, (vii) a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by the Canadian Court or been decided by a foreign authority and the decision meets the necessary conditions for recognition under the laws of the Province of Ontario and (viii) no new admissible evidence is discovered and presented before the Canadian Court reaches its judgment.

In addition, under the Currency Act (Canada), a Canadian Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian Court will render its decisions in the Canadian currency equivalent of such foreign currency.

Consent to Jurisdiction and Service

Each of the Company and the Guarantors have appointed CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to the Indenture, the Notes or the Notes Guarantees and for actions brought under U.S. federal or state securities laws brought in any U.S. federal or state court located in the Borough of Manhattan in The City of New York and each of the Company and the Guarantors will submit to the non-exclusive jurisdiction of such courts.

Concerning the Trustee

If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture and the Trust Indenture Act limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Form, Denomination, Book-Entry Procedures and Transfer

We will issue the Exchange Notes by one or more notes in registered, global form, which we refer to as the global notes. The global notes will be deposited on issuance with the trustee as custodian for DTC, in New York, New York and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

The global notes will be deposited on behalf of the acquirers of the exchange notes for credit to the respective accounts of the acquirers or to such other accounts as they may direct at DTC. Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under the caption “— Exchange of Book-entry Notes for Certificated Notes”.

Depositary procedures

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, which refer to as the participants, and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship directly with a participant or indirectly with an indirect participant. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and any transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or records maintained by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Except as described below, owners of interests in the global notes may not have notes registered in their names, may not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the global notes registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the trustee nor any agent thereof has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes; or

(2) maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

(3) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the global notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the outstanding notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counter party in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary or take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of an interest in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect to such portion of the principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC reserves the right to exchange the global notes for legended notes in certificated form and to distribute such notes to its participants.

The information in this section of this prospectus concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interest in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-entry Notes for Certificated Notes

A beneficial interest in a global note may not be exchanged for a security in certificated form unless:

(1) DTC:

(A) notifies us that it is unwilling or unable to continue as depositary for such global notes; or

(B) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case we fail to appoint a successor depositary within 90 days of such notice ;

(2) We notify the trustee in writing, at our option, that we elect to cause the issuance of the notes in certificated form (DTC has advised the Company that, in such event, under current practices, DTC would notify its participants of our request, but will only withdraw beneficial interest from a Global Note at the request of each DTC Participant); or

(3) Upon request of DTC or a beneficial owner (acting through an applicable participant or indirect participant and DTC in accordance with customary procedures), if there has occurred and be continuing an Event of Default with respect to the Notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Any such exchange will be effected through the DTC Deposit/Withdraw at Custodian, or DWAC, system and an appropriate adjustment will be made in the records of the applicable security registrar to reflect a decrease in the principal amount of the relevant global note.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at February 15, 2010 (such redemption price being described under “— Optional Redemption”) plus (2) all remaining required interest payments due on such Note through February 15, 2010 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by the provisions of the Indenture described above under the caption “— Offers to Repurchase — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets”; and

(2) the sale, transfer or other conveyance of Equity Interests in any Subsidiary of the Company (other than directors’ qualifying shares and shares transferred or conveyed to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $2.5 million;

(2) the sale, lease, disposition, transfer or other conveyance of assets or Equity Interests between or among the Company and its Restricted Subsidiaries;

(3) the sale, rental, licensing or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(4) the sale or other disposition of cash or Cash Equivalents;

(5) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(6) a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments” and any Permitted Investment;

(7) any sale or disposition of any property or equipment that has become damaged, worn out or obsolete; and

(8) the creation of a Lien not prohibited by the Indenture.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definitions of “Change of Control” and “Continuing Directors,” a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the government of the United States, Canada, the United Kingdom, France or Germany or any agency or instrumentality thereof (provided that the full faith and credit of the United States, Canada, the United Kingdom, France or Germany, as the case may be, is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(2) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of $500.0 million and a rating at the time of acquisition thereof of P-1 or better from Moody’s Investors Service, Inc. or A-1 or better from Standard & Poor’s Rating Services;

(3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within nine months after the date of acquisition;

(5) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, any province of Canada, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and having maturities of not more than one year from the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company amalgamates, consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of more than 50% of the voting power of the Voting Stock of the surviving or transferee Person.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4) solely for the purpose of determining the amount of Indebtedness that may be Incurred under the first paragraph of “Certain Covenants — Incurrence of Indebtedness,” severance costs, restructuring costs, asset impairment charges and acquisition transition services costs; provided, that in each case such costs or charges were deducted in calculating Consolidated Net Income; plus

(5) an amount for the fiscal quarters ending September 30, 2005, December 31, 2005 and March 31, 2006, representing the impact of hurricanes Katrina and Rita, to the extent such impact reduced Consolidated Net Income in such period and in an amount not to exceed $8.0 million in the aggregate; minus

(6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company that is not a Guarantor will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Leverage Ratio” means with respect to any specified Person, as of the date of calculation (the “Calculation Date”), the ratio of (1) the aggregate outstanding Indebtedness of the Person and its Restricted Subsidiaries on the Calculation Date, on a consolidated basis, to (2) the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the most recently ended four fiscal quarters for which internal financial statements are available, immediately preceding the Calculation Date. In the event that the specified Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period of the most recently ended four fiscal quarters for which internal financial statements are available and on or prior to the Calculation Date, then the Consolidated Leverage Ratio will be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Consolidated Leverage Ratio:

(1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, will be excluded; and

(3) the Indebtedness attributable to discontinued operations, as determined in accordance with GAAP will be excluded, but only to the extent that such Indebtedness will not be an obligation of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income or loss of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3) solely for purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants — Restricted Payments,” the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4) the cumulative effect of a change in accounting principles will be excluded; and

(5) notwithstanding clause (1) above, the Net Income or loss of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Consolidated Total Assets” means, at any date of determination, the total amount of assets as set forth on the consolidated balance sheet of the Company for the Company’s most recently ended fiscal quarter for which internal financial statements are available, prepared in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of the Issue Date, by and among the Company, Royal Bank of Canada, as Administrative Agent, and the other lenders named therein providing for up to $245.0 million in term loan borrowings and $25.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, in each case with banks or other institutional lenders, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“Domestic Subsidiary” means each Restricted Subsidiary of the Company that is organized or existing under the laws of (i) the United States, any state thereof or the District of Columbia or (ii) Canada or any province or territory thereof.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of the Company pursuant to a (i) prospectus that has been qualified by one or more of the securities commissions of the provinces or territories of Canada and/or (ii) registration statement that has been declared effective by the Commission pursuant to the Securities Act (but in each case excluding an offer and sale of Capital Stock pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Existing Indebtedness” means the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement or under the Notes and the related Note Guarantees) in existence on the Issue Date after giving effect to the application of the proceeds of (1) the Notes and (2) any borrowings made under the Credit Agreement on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Company, whose determination, unless otherwise specified below, will be conclusive if evidenced by a Board Resolution. Notwithstanding the foregoing, (1) the Board of Directors’ determination of Fair Market Value must be evidenced by a Board Resolution delivered to the Trustee if the Fair Market Value exceeds $5.0 million and (2) the Board of Directors’ determination of Fair Market Value must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15.0 million.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of, and the amount charged to shareholders’ equity in respect of interest on Indebtedness of, such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries or Preferred Stock of such Person’s Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Canadian Institute of Chartered Accountants, which are in effect on the Issue Date.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1) the Initial Guarantors; and

(2) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Company or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent (without duplication):

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) in respect of Capital Lease Obligations and Attributable Debt;

(5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6) representing Hedging Obligations;

(7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8) in the case of a Subsidiary of such Person, representing Preferred Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,

if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and will be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Initial Guarantors” means each of the Company’s Subsidiaries that is a guarantor under the Credit Agreement on the Issue Date.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.

“Issue Date” means the date of original issuance of the Original Notes under the Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Company, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary thereof, and (6) appropriate amounts to be provided by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that

(a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

“Note Guarantee” means a Guarantee of the Notes pursuant to the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Senior Vice-President or Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of the Indenture.

“Permitted Business” means any business of owning, leasing, servicing and/or operating satellites and/or offering via satellite transmission, fixed and/or wireless service and/or microwave radio voice, fax, video and data signals, including owning, leasing, servicing and/or operating the related ground networks and the associated transmission facilities, and any other business reasonably related or ancillary thereto or utilizing comparable new technologies.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Offers to Repurchase — Asset Sales” or a sale or disposition of assets excluded from the definition of “Asset Sale”;

(5) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnitees and compensation payable thereunder;

(6) stock, obligations or securities received as a result of the bankruptcy or reorganization of any Person or taken in settlement or other resolutions of claims or disputes or in satisfaction of judgments and extensions, modifications and renewals thereof;

(7) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the

Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8) commission, payroll, travel and similar advances to officers and employees of the Company or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(9) Investments in existence on the Issue Date; and

(10) other Investments in any Person (provided that any such Person is not an Affiliate of the Company or is an Affiliate of the Company solely because the Company, directly or indirectly, owns Equity Interests in, or controls, such Person) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the Issue Date, not to exceed the greater of (i) $25.0 million and (ii) 3.5% of Consolidated Total Assets.

“Permitted Liens” means:

(1) Liens on the assets of the Company and any Guarantor securing Indebtedness Incurred under Credit Facilities (including Guarantees thereof) in an aggregate amount at any one time outstanding not to exceed at the time of Incurrence of any Lien under this clause (1) the greater of (a) the amount of Indebtedness permitted to be Incurred under clause (1) of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness” and (b) the Secured Debt Cap;

(2) Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company or becomes a Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with or acquired by the Company or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(5) Liens securing the Notes and the Note Guarantees;

(6) Liens existing on the Issue Date (other than Liens securing Indebtedness Incurred under clause (1) of the covenant described under the caption “Certain Covenants — Incurrence of Indebtedness”);

(7) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(8) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by the Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(9) Liens securing obligations that do not exceed $25.0 million at any one time outstanding;

(10) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness;” provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 270 days of such acquisition, construction or improvement;

(11) Liens on cash or Cash Equivalents securing Hedging Obligations of the Company or any of its Restricted Subsidiaries (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(12) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(13) Lien, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(14) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries;

(15) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(16) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(17) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(18) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale Leaseback Transaction);

(19) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(20) Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(21) Liens of franchisors in the ordinary course of business not securing Indebtedness;

(22) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent by more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(23) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein or any comparable grant in jurisdictions other than Canada, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries;

(24) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of any business or assets of the Company or any of its Restricted Subsidiaries, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries;

(25) servicing agreements, development agreements, site plan agreements and other agreements, in each case, with governmental entities pertaining to the use or development of any of assets of the

Company or any of its Restricted Subsidiaries, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any of its Restricted Subsidiaries; and

(26) the right reserved to or vested in any governmental entity by any statutory provision or by the terms of any lease, license, franchise, grant or permit to terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuance thereof.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantees; and

(5) such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Registration Rights Agreement” means (1) with respect to the Notes issued on the Issue Date, the Registration Rights Agreement, to be dated the Issue Date, among the Company, the Initial Guarantors, RBC Capital Markets Corporation, Banc of America Securities LLC, CIBC World Markets Corp. and Scotia Capital (USA) Inc. and (2) with respect to any Additional Notes, any registration rights agreement between the Company and the other parties thereto relating to the registration by the Company of such Additional Notes under the Securities Act.

“Replacement Assets” means (1) non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or any Capital Stock of a Person engaged in a Permitted Business so long as following acquisition of such Capital Stock such Person is a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Secured Debt Cap” means, on any date, an amount equal to (x) 3.25 times the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, minus (y) the aggregate amount of secured Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date (other than Indebtedness secured by Liens under clause (1) of the definition of “Permitted Liens”). In the event that the Company or any of its Restricted Subsidiaries Incurs, repays or redeems any secured Indebtedness on such date, then the Secured Debt Cap shall be calculated giving pro forma effect to such Incurrence, repayment or redemption. In addition, for purposes of making the computation referred to above, (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations, since the beginning of the four-quarter period referred to above, shall be deemed to have occurred on the first day of the four-quarter period giving pro forma effect to such acquisition in accordance with the provisions under the definition of “Consolidated Leverage Ratio,” and (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of since the beginning of the four-quarter period referred to above, shall be excluded.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to February 15, 2010; provided, however, that if the then remaining term of the Notes to February 15, 2010 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to February 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the covenant described under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or Investments by foreign nationals mandated by applicable law) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the principal tax consequences of the ownership and disposition of a Note to a holder of a Note that is, for U.S. federal income tax purposes, a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the Notes (a “U.S. Holder”). However, this summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to hold or dispose of the Notes, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of investors or that are generally assumed to be known by investors. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. Except as otherwise noted, this summary deals only with U.S. Holders that will hold Notes as capital assets, and only if the U.S. Holder obtained the Notes during the initial offering at the initial offering price. This summary does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, certain short-term holders of Notes, traders in securities electing to mark to market, persons that will hedge their exposure in the Notes or that will hold Notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a “functional currency” other than the U.S. dollar. If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If a U.S. Holder is a partner of a partnership holding Notes, such holder is urged to consult its tax advisors. U.S. Holders should be aware that the U.S. federal income tax consequences of holding the Notes may be materially different for investors described in the prior sentences, including as a result of recent changes in law applicable to investors with short holding periods or that engage in hedging transactions.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES TO THEM OF HOLDING NOTES, INCLUDING THE APPLICATION TO THEIR PARTICULAR SITUATION OF THE U.S. FEDERAL INCOME TAX CONSIDERATIONS DISCUSSED BELOW, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

The Exchange Offer

The exchange of original notes for exchange notes in the exchange offer, as described in this prospectus, will not constitute a taxable event for U.S. Holders or non-U.S. Holders.

Payments of Interest

Payments of interest on a Note (which may include any taxes withheld from such payments and additional amounts, see “Description of the Notes — Additional Amounts”) will generally be taxable to a U.S. Holder as ordinary interest income when such interest is accrued or received, in accordance with the U.S. Holder’s regular method of tax accounting. Interest income in respect of the Notes will constitute foreign source income for U.S. federal income tax purposes. The interest will, with certain exceptions, generally be treated separately, together with other items of “passive income” for purposes of computing the foreign tax credit allowable under the U.S. federal income tax laws. The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits and the treatment of additional amounts (if any).

Holders of the Notes that are not United States persons will not be subject to U.S. federal income taxes, including withholding taxes, on payments of interest on the Notes so long as the requirements described in the second paragraph under “Backup Withholding and Reporting” are satisfied, unless: (i) the holder is an insurance company carrying on a United States insurance business, within the meaning of the United States Internal Revenue Code of 1986, to which the interest is attributable, or (ii) the holder has an office or other fixed place of business in the United States to which the interest is attributable and the interest either (a) is derived in the active conduct of a banking, financing or similar business within the United States or (b) is received by a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

Certain Matters Relating to Contingencies

The Company may be required to make an offer to repurchase all or any part of a U.S. Holder’s Notes pursuant to a Change in Control. See “Description of the Notes — Offers to Repurchase.” We also may be required to make payments of Additional Interest to holders of the Notes and we may be required to pay Additional Amounts to U.S. Holders with respect to amounts of tax withheld on payments by the Company or a Guarantor to such U.S. Holders. See “Description of the Notes — Additional Amounts.” As a consequence of the possibility of a repurchase as the result of a Change in Control or a payment of Additional Interest or Additional Amounts, the Notes may be subject to Treasury regulations applicable to debt instruments providing for one or more contingent payments (the “contingent payment debt instrument regulations”). We believe that, separately and in the aggregate, the likelihood of the occurrence of either a repurchase as the result of a Change in Control or a payment of Additional Interest or Additional Amounts is remote, and therefore we intend to take the position that, as of the issue date, the Notes do not constitute contingent payment debt instruments. If the IRS were successfully to assert a contrary position, then the Notes would be subject to the contingent payment debt instrument regulations, which could create original issue discount requiring accruals by U.S. Holders. In addition, in such event, any gain on the sale, exchange, redemption, or retirement of a Note may be characterized as ordinary income.

If the Notes are not subject to the contingent payment debt regulations, but one of the events listed above occurs, the Notes could be treated, solely for purposes of determining the amount and accrual of original issue discount, as retired and then reissued on the date the event occurs for an amount equal to the adjusted issue price of the Notes on that date. The tax treatment of any payment made at the time of such deemed retirement and re-issuance is unclear. Any such payment may be treated as a repayment of principal on the Notes. If so treated, such a payment would not be includible in the U.S. Holder’s gross income to the extent of the U.S. Holder’s basis in the Notes, but would reduce the U.S. Holder’s basis in the Notes. Alternatively, such a payment may be treated as a payment of ordinary income, possibly interest, includible in a U.S. Holder’s gross income at the time the payment accrues or is received in accordance with such U.S. Holder’s method of tax accounting. Receipt of such a payment may require calculation of the amount of original issue discount includible in such holder’s gross income for subsequent periods. U.S. Holders should consult their tax advisors regarding the tax consequences of the contingencies discussed above.

Sale or Disposition of Notes

A U.S. Holder will generally recognize capital gain or loss upon the sale, exchange, retirement or other disposition of a Note in an amount equal to the difference between the amount realized upon such sale, exchange, retirement or other disposition (other than amounts attributable to accrued interest, which will be taxed as such) and such U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s tax basis in the Note will generally equal the U.S. Holder’s cost for the Note. Gain or loss realized by a U.S. Holder on the sale, exchange, retirement or other disposition of a Note will generally be U.S. source gain or loss for U.S. federal income tax purposes unless it is attributable to an office or other fixed place of business outside the United States and certain other conditions are met. A U.S. Holder’s capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year. Non-corporate U.S. Holders are eligible for reduced rates of taxation on long-term capital gains. The deductibility of capital losses is subject to limitations.

A non-U.S. Holder will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other disposition of Notes unless (i) such gain is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States or (ii) in the case of gain realized by an individual non-U.S. Holder, that non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and either (A) such gain or income is attributable to an office or other fixed place of business maintained in the United States by such holder or (B) such holder has a tax home in the United States.

Backup Withholding and Information Reporting

In general, information reporting will apply to principal and interest payments on the Notes and to the proceeds from the sale of Notes that are received by U.S. Holders (other than certain exempt recipients such as corporations).

A U.S. Holder may, under certain circumstances, be subject to “backup withholding” with respect to certain payments to that U.S. Holder, unless the holder (i) is a corporation or comes within certain other exempt categories, and demonstrates this fact when so required, or (ii) provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules generally will be creditable against the U.S. Holder’s U.S. federal income tax liability. While non-U.S. Holders generally are exempt from backup withholding, a non-U.S. Holder may, in certain circumstances, be required to comply with certain information and identification procedures in order to prove entitlement to this exemption.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) (the “Canadian Tax Act”) to a person who exchanges original notes for exchange notes under the exchange offer (the original notes and the exchange notes hereinafter referred to as the “notes”) and who, for the purposes of the Canadian Tax Act and at all relevant times, is not resident or deemed to be resident in Canada, deals at arm’s length with Stratos Global Corporation and each of the Guarantors, holds the notes as capital property, and does not use or hold and is not deemed or considered to use or hold the notes in carrying on business in Canada (an “Unconnected Holder”). For purposes of the Canadian Tax Act, related persons (as therein defined) are deemed not to deal at arm’s length. Special rules which are not discussed below may apply to an Unconnected Holder that is an insurer that carries on an insurance business in Canada and elsewhere or an authorized foreign bank within the meaning of the Canadian Tax Act.

The discussion is based on the current provisions of the Canadian Tax Act and the regulations thereunder (the “Regulations”) in force on the date hereof, all specific proposals to amend the Canadian Tax Act and the Regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof and our understanding of the published administrative policies and assessing practices of the Canada Revenue Agency

(the “CRA”) publicly available prior to the date hereof. This summary does not take into account or anticipate any other changes in law or administrative policies or assessing practices of the CRA, where by legislative, governmental or judicial decision or action and does not take into account provincial, territorial or foreign income tax legislation or consideration.

THIS DISCUSSION IS OF A GENERAL NATURE ONLY, AND IS NOT INTENDED TO BE, NOR SHOULD IT BE INTERPRETED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR UNCONNECTED HOLDER AND NO REPRESENTATION IS MADE WITH RESPECT TO THE CANADIAN INCOME TAX CONSEQUENCES TO ANY PARTICULAR PERSON ACQUIRING NOTES. UNCONNECTED HOLDERS SHOULD THEREFORE CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

Under the Canadian Tax Act, the exchange by an Unconnected Holder of an original note for an exchange note pursuant to the exchange offer will not give rise to taxes under the Canadian Tax Act.

Under the Canadian Tax Act, payments by Stratos Global Corporation to an Unconnected Holder of principal and interest on the notes will be exempt from Canadian withholding tax.

No other Canadian taxes on income, including taxable capital gains, will be payable by an Unconnected Holder under the Canadian Tax Act solely as a consequence of the ownership, acquisition or disposition of notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes only where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the first effective date of the registration statement of which this prospectus is a part (or such earlier time when a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods or resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days from the first effective date of the registration statement of which this prospectus is a part (or such earlier time when a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the performance of our obligations in relation to the exchange offer. We will indemnify the holders of the notes, including any broker-dealers, against various liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, as to matters of New York law, and by Blakes, Cassels & Graydon LLP, Toronto Canada, as to matters of Canadian law.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of and for the fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003 as stated in their report appearing herein. We have included our consolidated financial statements for such periods in this prospectus in reliance on the report of Ernst & Young LLP given upon their authority as experts in accounting and auditing.

Ernst & Young Accountants, independent auditors, has audited the consolidated financial statements of Xantic as of and for the fiscal year ended December 31, 2005 as stated in their report appearing herein. We have included Xantic’s financial statements for this period in this prospectus in reliance on the report of Ernst & Young Accountants given upon their authority as experts in accounting and auditing. The consolidated financial statements of Xantic as of and for the fiscal years ended December 31, 2004 and December 31, 2003 included in this prospectus have been so included in reliance on the report of PriceWaterhouseCoopers Accountants N.V., independent accountants, given on the authority of said firm as experts in accounting and auditing.

Glossary

“ATC” means ancillary terrestrial component.

“BGAN” means Broadband Global Area Network, an IP based data service launched by Inmarsat in December 2005.

“Broadband” is a transmission system that multiplexes multiple independent signals onto one cable. In telecommunications terminology, any channel having a bandwidth greater than a voice-grade channel (4 kHz). In LAN terminology, a coaxial cable on which analog signaling is used. Also called wideband.

“C-band” means the radio frequencies in the 3.4 GHz to 8 GHz range, portions of which are dedicated to satellite communications. C-band frequencies require larger and more stabilized antennae than L-band/S-band systems. They are typically used by FSS operators for service to VSATs.

“CLEC” means competitive local exchange carrier.

“FCC” means the U.S. Federal Communications Commission.

“Fleet 77, Fleet 55 and Fleet 33” means Stratos-provided Inmarsat services that offer highly advanced communications capabilities, including voice, HSD and packet data services for the marine market while at the same time lowering services costs. These services give shipboard crew members the same global access to voice and data communications as any major land-based office. Fleet 77 is designed for large vessels, while Fleet 55 and Fleet 33 offer lighter weight antennas to serve medium-and small-sized vessels, respectively.

“FSS” means fixed satellite services. FSS provide point-to-point and point-to-multi-point satellite communications of voice, data and video between fixed or stabilized earth stations.

“GAN” means Global Area Network, an Inmarsat service providing voice and 64kbps data services from a portable terminal.

“GEOs” means geostationary orbit satellites. Satellites which orbit at approximately 22,300 miles above the equator in what is known as geostationary orbit and are stationary relative to the earth’s surface.

“Ground segment” means the ground based transmission and reception systems components of satellite communications systems.

“HF” means high frequency.

“HSD” means high-speed data.

“Hubs” means a fixed antenna used to send and receive satellite transmission signals, interconnecting telecommunications between a satellite and VSATs.

“Inmarsat” is an acronym for the International Maritime Satellite service that provides mobile communications for land, air and sea worldwide.

“IP” means Internet Protocol. Software that tracks the Internet address of nodes, routes outgoing messages, and recognizes and routes incoming messages.

“ISDN” means integrated services digital network. A set of communications standards allowing a single wire or optical fiber to carry voice digital network services and video.

“Iridium” means a global mobile satellite service. Global coverage is provided by 66 low-earth-orbiting satellites, allowing users to make and receive calls virtually anywhere in the world.

“Ka-band” means the radio frequencies in the 18 GHz to 31 GHz and is used primarily in satellites operating at 30GHz uplink and 20 GHz downlink.

“Ku-band” means the radio frequencies in the 12 GHz to 14 GHz range and is used in support of such applications as broadcast television, DBS, and direct-to-home television. The Ku-band/Ka-band frequencies are more susceptible to atmospheric interference than the above frequencies, and accordingly require highly stabilized antennae and accurate pointing systems. They typically offer greater bandwidth than these other frequencies, and are normally associated with direct broadcast satellite (DBS) and direct-to-home (DTH) TV broadcasting and other fixed broadband communications.

“L-band/S-band” means the radio frequencies in the 1-2 GHz range. These frequencies have longer wavelengths, making them less susceptible to degradation from external noise, such as rain, than higher frequencies. Ground antennae for L-band and S-band can be smaller and therefore more portable because they do not have the same stabilization and pointing requirements as higher frequency services. Accordingly, L-band and S-band systems are typically used for MSS. However, L-band and S-band services generally have less bandwidth than the other frequencies discussed below.

“LEOs” means low earth orbit satellites. Satellites that orbit a few hundred kilometres above the earth.

“LES” means land earth station. A fixed antenna used to send and receive satellite transmission signals, interconnecting the satellite and the terrestrial telecommunications network.

“LESO” means an entity that operates a land earth station.

“Microwave” means a high-frequency electromagnetic wave, one millimeter to one meter in wavelength, intermediate between infrared and short-wave radio wavelengths. Can be used as a long-range voice and data telecommunications medium.

“MSS” means mobile satellite services. MSS operate between fixed gateway LESs and mobile user earth stations (terminals) and provide mobile voice and data transmission capability.

“Quality of Service (QoS)” means specified data rates or other service term guaranteed by the provider.

“Regional BGAN” means a Stratos-provided Inmarsat service that brings high-speed data communications to developed and developing nations in its service area, with usage charges based on the amount of data sent or received rather than the conventional “per minute” charge for satellite airtime.

“SCADA” means supervisory control and data acquisition. An application used in conjunction with VSAT modules to monitor equipment and automatically report equipment status.

“Space Segment” means the satellite component of satellite communications systems.

“StratosITektm” means a Stratos-provided IP VSAT service that provides high-speed, always-on connectivity for remote-location land and maritime applications on a global scale. StratosITektm offers speeds of up to 2Mbps and is available in several configurations that allow it to be installed on maritime vessels or moved quickly and easily from location to location on land.

“Swift 64” means a Stratos-provided Inmarsat service that provides global in-flight data communications services to commercial and private aircraft at speeds up to 64kbps. Swift 64 services have been designed to meet the needs of aircraft passengers, corporate users and the flight deck, and are designed to take advantage of existing Inmarsat Aero H/H+ installations already found on a large number of aircraft.

“TDMA” means Time Division Multiple Access, a transmission scheme that allows multiple earth stations to transmit on a single frequency through the assignment of dedicated timeslots to each unit.

“VoIP” means Voice-over-Internet Protocol, a method of transmitting telephone signals over IP-based networks such as the Internet.

“VSAT” means very small aperture terminal. A relatively small satellite antenna used for satellite-based point-to-multipoint data communications.

Annex A

LETTER OF TRANSMITTAL
To Tender

9 7/8% Senior Notes due 2013
of
STRATOS GLOBAL CORPORATION
Pursuant to the Exchange Offer and Prospectus dated          , 2006

The Exchange Agent for the Exchange Offer is:
J.P. Morgan Trust Company, National Association

By Registered and Certified Mail J.P. Morgan Trust Company, National Association 2001 Bryan Street, 9th Floor Dallas, Texas 75201	By Overnight Courier or Regular Mail: J.P. Morgan Trust Company, National Association 2001 Bryan Street, 9th Floor Dallas, Texas 75201	By Hand Delivery J.P. Morgan Trust Company, National Association 2001 Bryan Street, 9th Floor Dallas, Texas 75201

By Facsimile Transmission:
(214) 468-6949

By Telephone:
(800) 275-2048

IF YOU WISH TO EXCHANGE YOUR CURRENTLY OUTSTANDING 9 7/8% SENIOR NOTES DUE 2013 FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 9 7/8% SENIOR NOTES DUE 2013 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) YOUR ORIGINAL NOTES PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON OCTOBER 20, 2006 (THE “EXPIRATION DATE.”)

The undersigned hereby acknowledges receipt and review of the prospectus, dated          , 2006 (the “Prospectus”), of Stratos Global Corporation (the “Company”) and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Company’s offer (the “Exchange Offer”) to exchange (i) new 9 7/8% Senior Notes due 2013 (“Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s currently outstanding 9 7/8% Senior Notes due 2013 (“Original Notes”).

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Company shall notify the Exchange Agent and each registered holder of the Original Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date and will also disseminate notice of any extension by press release or other public announcement prior to 9:00 a.m., New York City time on such date.

This Letter of Transmittal is to be used by holders of the Original Notes. Tender of Original Notes is to be made using the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your Original Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Original Notes; and

•	You agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender Original Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount of Original Notes credited by the undersigned to the Exchange Agent’s account at DTC using ATOP. Subject to, and effective upon, the acceptance for exchange of the Original Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Original Notes as are being tendered hereby.

1. By tendering Original Notes in the Exchange Offer, the undersigned acknowledges receipt of the Prospectus and this Letter of Transmittal.

2. By tendering Original Notes in the Exchange Offer, the undersigned represents and warrants that it has full authority to tender the Original Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Original Notes.

3. The tender of the Original Notes pursuant to the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.

4. By tendering Original Notes in the Exchange Offer, the undersigned acknowledges that the Exchange Offer is being made based upon the Company’s understanding of an interpretation by the staff of the Securities and Exchange Commission (the “Commission”) as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the Exchange Notes issued in exchange for the Original Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer who acquires such Exchange Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder’s business and such holder is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement with any person to participate in the distribution of such Exchange Notes. If a holder of Original Notes is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

5. By tendering Original Notes in the Exchange Offer, the undersigned represents and warrants that:

•	the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned;

•	neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes;

•	neither the undersigned nor any such other person is an “affiliate,” as defined under Rule 405 under the Securities Act, of the Company or, if the undersigned or such person is an affiliate, the undersigned or such person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the undersigned or any such other person is not a broker-dealer, the holder or any such other person is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes.

•	if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, the undersigned will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

6. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the undersigned’s successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name: _ _

Address: _ _

Name of Tendering Institution _ _

Account Number _ _

Transaction Code Number _ _

By crediting the Original Notes to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Original Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Original Notes tendered by book-entry transfer, as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M. New York City time on the Expiration Date.

2.	Validity of Tenders

The Company will determine in its sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered original notes and withdrawal of tendered original notes. The Company’s determination will be final and binding. The Company reserves the absolute right to reject any Original Notes not properly tendered or any Original Notes acceptance of which would, in the opinion of its counsel, be unlawful. The Company also reserves the right to waive any defect, irregularities or conditions of tender as to particular Original Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer, including the instructions in this letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Original Notes, neither the Company, the Exchange Agent nor any other person will incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder through the facilities of DTC as soon as practicable following the Expiration Date.

3.	Waiver of Conditions

The Company reserves the absolute right to waive, in whole or part, at any time or from time to time, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

4.	No Conditional Tender

No alternative, conditional, irregular or contingent tender of Original Notes will be accepted.

5.	Request for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or fax number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

6.	Withdrawal

Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn original notes and otherwise comply with the ATOP procedures. For more information, see the section of the Prospectus entitled “Exchange Offer — Withdrawal of Tenders.”

7.	No Guarantee of Late Delivery

There is no procedure for guarantee of late delivery of Original Notes in the Exchange Offer.

8.	Transfer Taxes

Holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Original Notes.

IMPORTANT:  BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

STRATOS GLOBAL CORPORATION
Audited Financial Statements
Report of Independent Auditors	F-2
Consolidated Balance Sheets as at December 31, 2005 and December 31, 2004	F-3
Consolidated Statements of Operations for the years ended December 31, 2005, 2004 and 2003	F-4
Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2005, 2004 and 2003	F-5
Consolidated Statements of Cash Flow for the years ended December 31, 2005, 2004 and 2003	F-6
Notes to the Consolidated Financial Statements	F-7
Unaudited Financial Statements
Consolidated Balance Sheet as at June 30, 2006 and December 31, 2005	F-51
Consolidated Statements of Operations for the six months ended June 30, 2006 and 2005	F-52
Consolidated Statements of Shareholders’ Equity for the six months ended June 30, 2006 and 2005	F-53
Consolidated Statements of Cash Flow for the six months ended June 30, 2006 and 2005	F-54
Notes to the Consolidated Financial Statements	F-55

XANTIC B.V.
Audited Consolidated Financial Statements for the Year Ended December 31, 2005
Report of Independent Auditors	F-95
Consolidated Balance Sheet as at December 31, 2005	F-96
Consolidated Income Statement for the year ended December 31, 2005	F-97
Consolidated Cash Flow Statement for the year ended December 31, 2005	F-98
Consolidation and Accounting Principles	F-99
Notes to the Consolidated Financial Statements	F-106
Audited Consolidated Financial Statements for the Years Ended December 31, 2004 and 2003
Report of Independent Auditors	F-148
Consolidated Balance Sheets as at December 31, 2004 and December 31, 2003	F-149
Consolidated Income Statement for the years ended December 31, 2004 and 2003	F-150
Consolidated Cash Flow Statement for the years ended December 31, 2004 and 2003	F-151
Consolidation and Accounting Principles	F-152
Notes to the Consolidated Financial Statements	F-159

REPORT OF INDEPENDENT AUDITORS

To the Directors of
Stratos Global Corporation

We have audited the consolidated balance sheets of Stratos Global Corporation as at December 31, 2005 and 2004 and the consolidated statements of operations, shareholders’ equity and cash flow for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Corporation’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005 in accordance with Canadian generally accepted accounting principles.

As discussed in note 2(b) to these consolidated financial statements, in 2003 the Corporation changed its method of accounting for stock-based compensation plans and in 2004 the Corporation changed its methods of accounting for asset retirement obligations, impairment of long-lived assets, segment earnings and hedging relationships.

/s/  Ernst & Young LLP
Chartered Accountants

St. John’s, Canada
February 14, 2006
(except for Note 21, which
is as of September 14, 2006)

Consolidated Balance Sheets
As at December 31 (U.S. dollars; in thousands)
Incorporated under the laws of Canada

	2005	2004

ASSETS (Note 9)
Current
Cash and cash equivalents	$14,472	$80,682
Accounts receivable (Notes 18 and 20)	56,290	53,349
Unbilled revenue	24,622	23,635
Inventory	7,796	4,719
Prepaids and other	20,757	15,416
Future income taxes (Note 14)	4,216	2,746

	128,153	180,547
Investments (Note 5)	6,337	—
Capital assets (Note 4)	131,265	134,290
Goodwill and other intangible assets (Note 6)	218,081	207,550
Other assets (Note 7)	11,432	7,258

	$495,268	$529,645

LIABILITIES
Current
Payables and accruals (Note 8)	$69,955	$61,623
Deferred revenue	7,576	7,478
Current portion of long-term debt (Note 9)	1,657	1,651

	79,188	70,752
Long-term debt (Note 9)	162,581	149,176
Other liabilities (Note 10)	5,492	6,085
Future income taxes (Note 14)	24,648	22,263

Total liabilities	271,909	248,276
Non-controlling interest	429	—
Shareholders’ equity	222,930	281,369

	$495,268	$529,645

Commitments and contingencies (Note 19)

See accompanying notes

Consolidated Statements of Operations
Year ended December 31 (U.S. dollars; in thousands, except per share amounts)

	2005	2004	2003
			(Note 2(b))

Revenue	$381,000	$367,753	$397,188
Cost of goods and services	271,310	246,278	259,195

Gross margin	109,690	121,475	137,993

Operating expenses	51,510	43,330	49,222
Interest expense (Note 12)	11,404	11,745	15,275
Depreciation and amortization	36,565	28,988	29,492
Other costs (income) (Note 13)	538	3,574	(6,762)
Non-controlling interest	103	—	—
Equity in earnings of investee	(766)	—	—

	99,354	87,637	87,227

Earnings before income taxes	10,336	33,838	50,766
Income tax expense (Note 14)	4,931	8,717	12,677

Net earnings	$5,405	$25,121	$38,089

Basic and diluted earnings per share (Note 15)	$0.13	$0.51	$0.77

See accompanying notes

Consolidated Statements of Shareholders’ Equity
Year ended December 31 (U.S. dollars; in thousands)

	2005	2004	2003
			(Note 2(b))

Retained earnings, beginning of year	$26,163	$1,042	$(36,140)
Retroactive application of change in accounting policy (Note 2(b))	—	—	(907)

Retained earnings (deficit), beginning of year, as restated	26,163	1,042	(37,047)
Share repurchase (Note 11)	(25,983)	—	—
Net earnings	5,405	25,121	38,089

Retained earnings, end of year	5,585	26,163	1,042
Capital stock (Note 11)	216,128	254,147	252,474
Contributed surplus	1,217	1,059	298

Total shareholders’ equity	$222,930	$281,369	$253,814

See accompanying notes

Consolidated Statements of Cash Flow
Year ended December 31 (U.S. dollars; in thousands)

	2005	2004	2003
			(Note 2(b))

Operating activities
Net earnings	$5,405	$25,121	$38,089
Items not requiring (generating) cash
Depreciation and amortization	36,565	28,988	29,492
Gain on sale of Inmarsat investment (Note 5)	—	—	(9,845)
Adjustment to allowance for uncollectability (Note 13)	—	(1,500)	(5,857)
Write-off deferred acquisition costs (Note 13)	—	—	7,285
Asset impairment charge (Note 13)	165	2,220	5,500
Foreign exchange (gain) loss	(611)	337	(37)
Future income tax expense	866	5,928	6,847
Amortization of deferred financing costs (Note 12)	590	2,891	1,528
Equity in earnings of investee — net of dividends	(228)	—	—
Stock-based compensation expense	1,448	772	306
Other	1,335	230	257

	45,535	64,987	73,565
Change in non-cash working capital items related to operating activities (Note 16)	(14,844)	20,821	(5,540)

	30,691	85,808	68,025

Investing activities
Business acquisitions (net of cash acquired) (Note 3)	(12,054)	—	—
Proceeds on disposal of investment (Note 5)	170	—	26,481
Capital asset expenditures	(25,824)	(22,544)	(19,639)
Deferred costs	(6,681)	(5,277)	(6,137)

	(44,389)	(27,821)	705

Financing activities
Long-term debt repayments	(1,815)	(139,941)	(74,068)
Long-term debt proceeds	15,000	150,000	—
Capital stock issuances (Note 11)	56	1,663	7
Share repurchase (Note 11)	(65,348)	—	—
Other liabilities	(405)	(496)	(4,728)

	(52,512)	11,226	(78,789)

Change in cash and cash equivalents during the year	(66,210)	69,213	(10,059)
Cash and cash equivalents, beginning of year	80,682	11,469	21,528

Cash and cash equivalents, end of year	$14,472	$80,682	$11,469

Supplementary cash flow information
Interest paid	$11,068	$8,558	$19,146
Income taxes paid	$1,542	$5,402	$5,639

See accompanying notes

Notes to the Consolidated Financial Statements
December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

1.	Description of the business

Nature of operations and ownership

Stratos Global Corporation (the “Corporation” or “Stratos”) provides advanced mobile and fixed-site remote telecommunications services to customers operating beyond the reach of traditional terrestrial telecommunication networks. With its extensive portfolio of advanced satellite and microwave technologies, the Corporation provides Internet Protocol, data, and voice solutions to an array of diverse markets worldwide, which primarily include government and military, oil and gas, and maritime. The Corporation provides communications services and solutions for its customers through wholesale arrangements with a number of satellite system operators and its owned and operated telecommunications facilities.

Prior to December 2003, the Corporation was 53.2% owned by Aliant Inc. (“Aliant”) which in turn is 53.1% beneficially owned by BCE Inc. In December 2003, Aliant sold its 53.2% controlling interest in the outstanding common shares of the Corporation. The outstanding shares of the Corporation are now widely held.

Regulation

Stratos’ U.S. subsidiaries are subject to regulation by the U.S. Federal Communications Commission (“FCC”), which is responsible for most aspects of U.S. regulation of telecommunication services provided by private companies, including licensing of services and equipment, assigning of frequencies, regulatory implementation of communications statutes and adjudicating complaints alleging violation of those statutes. Stratos’ U.S. subsidiaries hold a number of U.S. common carrier and spectrum licenses to provide mobile satellite, fixed satellite and microwave services.

Stratos’ U.K. subsidiaries are subject to regulation by the U.K. Office of Communications (“Ofcom”), which in late 2003 replaced and consolidated the activities of several regulatory bodies, including the Office of Telecommunications and the Radiocommunications Agency, with respect to the provision of telecommunications services, operation of networks, and use of radio spectrum. Pursuant to a number of European Union directives, the U.K. adopted the Communications Act 2003 effective July 17, 2003, substantially replacing the Telecommunications Act 1984. Under this new regulatory regime, telecommunications licenses that were required under the previous legislation to operate networks or provide telecommunications services have been revoked and replaced with a series of general conditions of authorization to which all providers of public telecommunications networks and services (including Stratos Global Limited, the primary U.K. operating subsidiary) are subject. However, Stratos Global Limited is still required to hold a number of spectrum licenses for operation of satellite earth stations, which are issued by Ofcom.

Stratos provides telecommunications services in New Zealand through its operating subsidiary, Stratos New Zealand Limited. Satellite services in New Zealand are governed and regulated by two different industry-specific statutes: the Telecommunications Act 2001 and the Radiocommunications Act 1989. Except for radio and spectrum licenses required under the Radiocommunications Act 1989, no licenses or registrations are required to own or operate land earth stations or to provide public telecommunications services in New Zealand.

The Corporation’s Canadian subsidiary, Stratos Wireless Inc., is subject to regulation by the Canadian Radio-television and Telecommunications Commission (“CRTC”) with respect to the regulation of telecommunications in Canada and by Industry Canada with respect to the management and allocation of radio spectrum in Canada and the certification of radio equipment. It holds an international telecommunications service

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

1.	Description of the business (Continued)

license issued by the CRTC and a spectrum license, various radio equipment certifications and various radio licenses issued by Industry Canada in respect of its satellite assets and services in Canada.

The Corporation’s German subsidiaries are subject to regulation by the German Telecommunication Act 2004 in respect of very small aperture terminal (“VSAT”) satellite services. Stratos’ German subsidiaries hold various licenses in Germany, including a Class II license from the German telecommunications and postal regulatory authority, authorizing the operation of telecommunication services via satellite.

The Corporation’s Russian subsidiary is subject to regulation by the Russian communications ministry and holds various licenses in Russia in respect of its satellite communications operations.

2.	Summary of significant accounting policies

a) Significant accounting policies

Basis of presentation

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and are in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) except as described in Note 22.

The consolidated financial statements include the accounts of the Corporation and its subsidiaries. As at December 31, 2005, the principal operating subsidiaries of the Corporation, all of which are directly or indirectly wholly owned unless otherwise noted below, are as follows:

Stratos Wireless Inc.
Stratos Mobile Networks, Inc.
Stratos Mobile Networks (USA), L.L.C.
Stratos Communications, Inc.
Stratos VSAT, Inc.
Stratos Offshore Services Company
Stratos Telecom, Inc.
Stratos Global Limited
Stratos Aeronautical Limited
Stratos Services Limited
Stratos New Zealand Limited
Stratos Communications (Australia) Pty Limited
Plenexis Holding GmbH
Plenexis Gesellschaft Fur Satelliten — Kommunikation mbH
Plenexis CIS GmbH
Plenexis Satellite — Communication AB
Moskowskij Teleport (75% ownership interest)

Translation of foreign currencies

The Corporation and each of its subsidiaries use the U.S. dollar as their currency of measurement and reporting as a substantial portion of the Corporation’s ongoing business is conducted in U.S. dollars.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

2.	Summary of significant accounting policies (Continued)

Transactions which have occurred in currencies other than U.S. dollars have been converted to U.S. dollars at the exchange rate in effect at the transaction date. Carrying values of monetary assets and liabilities in currencies other than U.S. dollars have been converted at the U.S. rate at the balance sheet date and the resulting exchange gain or loss included in income. Monetary assets and liabilities denominated in foreign currencies and translated at year-end exchange rates have been translated to U.S. dollars at:

	2005	2004	2003

Canadian dollar	$0.86	$0.82	$0.76
U.K. Pound Sterling	$1.77	$1.94	$1.75
Euro	$1.20	$1.34	$1.23

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, balances with banks, and investments in money market instruments with original maturities of less than 90 days that are readily convertible to known amounts of cash and are subject to an insignificant risk of a material change in value.

Unbilled revenue

Unbilled revenue represents the amounts receivable for telecommunications services provided to customers, which will become billable in accordance with contractual trade terms.

Inventory

Inventory consists of telecommunications equipment held for resale and is carried at the lower of average cost and net realizable value.

Capital assets

Capital assets are recorded at cost. Depreciation is computed using either the straight-line or declining-balance methods at rates that will reduce original cost to estimated residual value over the useful lives of the assets, principally as follows:

	Basis	Rate

Telecommunications equipment	Declining-balance	5%- 20%
Earth station equipment	Straight-line	10-12 years
Computer hardware and software	Declining-balance	30%
Furniture and other	Straight-line	5 years
Buildings	Declining-balance	4% - 5%

Investments

Long-term investments through which the Corporation exerts significant influence over the investee are accounted for by the equity method. Under this method, the investment is initially recorded at cost and the carrying value is adjusted thereafter to include the Corporation’s pro-rata share of post acquisition earnings of the investee. All other long-term investments are carried at cost and income on these investments is recognized

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

2.	Summary of significant accounting policies (Continued)

only to the extent of dividends received. When there has been a decline in the value of an investment that is other than a temporary decline, the investment is written down to estimated net realizable value.

Goodwill and other intangible assets

Goodwill represents the excess of the cost of investments in subsidiaries over the fair value of the net identifiable tangible and intangible assets acquired. The Corporation reviews the goodwill of all its reporting units on at least an annual basis to ensure its fair value is in excess of its carrying value. Any impairment in the value of goodwill is charged to income in the period such impairment is determined.

Other intangible assets consist of licenses and customer contracts which have a limited life. Licenses reflect the cost of acquiring the right to transmit radio signals in a given licensed area. These are amortized over the shorter of the duration of the license term and their estimated economic lives ranging from three to ten years. Customer contracts represent the fair value of order backlogs and contracts acquired in connection with the acquisition of Plenexis Holding GmbH and its subsidiaries (“Plenexis”) and are being amortized on a straight line basis over the expected period of benefit of three years.

Deferred financing costs

Costs incurred in connection with obtaining debt financing have been deferred and are amortized over the terms of the related debt.

Deferred start-up costs

Costs incurred in the start-up period of new business ventures are deferred until commercial viability is attained. These costs are amortized over a period not to exceed five years commencing on completion of the start-up period.

Government assistance

Government assistance related to capital assets is recorded as a deferred credit and amortized to income on the same basis as the related capital assets are depreciated.

Government assistance related to development costs is recorded as a deferred credit and amortized to income on the same basis as the related cost.

Revenue recognition

The Corporation derives revenue principally from the sale of airtime, typically pursuant to service agreements or fixed-term contracts. The Corporation provides its customers with telecommunications services that are typically usage based, determined on metered bases such as the number of dedicated circuits or data lines provided or leased, data units transmitted, or minutes used. Revenues are recognized at the time service is provided to customers. Estimates are included to provide for that portion of fixed-to-mobile revenue that has not been reported or confirmed by domestic carriers. Revenue is subject to final determination and settlement with these carriers.

Revenues generated from sales of communications equipment are recognized as products are shipped. Revenues related to service agreements are recognized as the services are performed.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

2.	Summary of significant accounting policies (Continued)

Payments received in advance for services to be provided in future periods are recorded in current or long-term deferred revenue in accordance with the duration of the service period and are recognized in revenue as the services are provided.

Employee benefits

The Corporation has defined contribution pension plans covering substantially all of its employees whereby the Corporation matches a portion of employee contributions to the plan. The Corporation’s contributions to the defined contribution pension plans for the year ended December 31, 2005 was $1.4 million (2004 — $1.4 million; 2003 — $1.6 million). As part of the acquisition of Plenexis, the Corporation also assumed defined benefit pension plans which are unfunded. The unfunded defined benefit pension liability at December 31, 2005 was $0.4 million and covers one employee and five former employees. In valuing pension obligations for its defined benefit pension plans, the Corporation uses the projected unit credit method. The Corporation does not provide other post-retirement benefits.

The cost of compensated absences and other employment benefits, such as health care, dental, and similar employee benefit plans, are expensed as employment services are rendered.

Income taxes

The Corporation follows the liability method of accounting for income taxes. Under the liability method, future income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities, and are measured using substantively enacted tax rates and laws that are expected to be in effect in the periods in which the future tax assets or liabilities are expected to be realized or settled. The effect of a change in income tax rates on future income tax assets and liabilities is recognized in income in the period that the change occurs. A valuation allowance is provided to the extent that it is more likely than not that future income tax assets will not be realized.

Earnings per share

Basic earnings per share is based on the weighted average number of common shares outstanding for the year. Diluted earnings per share is computed in accordance with the treasury stock method and based on the weighted average number of common shares and dilutive common share equivalents.

Derivative financial instruments

Derivative financial instruments may be utilized by the Corporation in the management of its foreign currency and interest rate exposures. The Corporation’s policy is not to utilize derivative financial instruments for trading or speculative purposes.

The Corporation formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives to specific assets and liabilities on the balance sheet or to specific firm commitments. The Corporation also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are effective in offsetting changes in fair values or cash flows of hedged items.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

2.	Summary of significant accounting policies (Continued)

Foreign exchange translation gains and losses on foreign currency denominated derivative financial instruments used to hedge foreign currency investing and financing commitments are recorded as an adjustment to the applicable investing or financing activity.

Realized and unrealized gains or losses associated with derivative instruments, which have been terminated or cease to be effective prior to maturity, are deferred under other current, or non-current, assets or liabilities on the balance sheet and recognized in income in the period in which the underlying hedged transaction is recognized. In the event a designated hedged item is sold, extinguished or matures prior to the termination of the related derivative instrument and is not replaced, any realized or unrealized gain or loss on such derivative instrument is recognized in income.

The Corporation enters into interest rate swaps in order to reduce the impact of fluctuating interest rates on its long-term debt. These swap agreements require the periodic exchange of payments without the exchange of the notional principal amount on which the payments are based. The Corporation designates its interest rate swap agreements as hedges of the underlying debt. Interest expense on the debt is adjusted to include the payments made or received under the interest rate swaps.

Use of accounting estimates

The preparation of financial statements in conformity with Canadian and U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates include the determination of the allowance for uncollectability of accounts receivable and revenue adjustments; the valuation of capital assets, intangibles and goodwill and the provision for income taxes. Actual results could differ from those estimates.

Comparative figures

Certain comparative figures have been reclassified to conform to the current year’s presentation.

b) Accounting changes

Stock-based compensation plans

The Corporation has three stock-based compensation plans which are described in Note 11.

(i)	Stock Option Plan

As permitted under the CICA accounting standard for Stock-based Compensation and Other Stock-based Payments which became effective January 1, 2002, the Corporation recorded no compensation expense upon issuance of stock options under its Stock Option Plan. However, as required by the standard, the Corporation disclosed the pro forma net earnings and earnings per share using the fair market value method of accounting for Stock-based Compensation Awards granted after January 1, 2002.

As permitted under the CICA’s accounting standard for Stock-based Compensation and Other Stock-based Payments’ transitional provisions, which were revised in September 2003, the Corporation, during the third quarter of 2003, changed its accounting policy and began to record compensation expense for stock options

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

2.	Summary of significant accounting policies (Continued)

issued to employees using the fair value method. This accounting change was applied prospectively in 2003 relating to stock options issued on or after January 1, 2003 and resulted in an increase in expense and contributed surplus of $0.3 million for the year ended December 31, 2003.

(ii)	Deferred Share Unit Plan

Effective in the second quarter of 2004, the Corporation established a deferred share unit (“DSU”) plan for the directors of the Corporation with respect to a portion of directors’ compensation.

The Corporation uses the fair value method to determine compensation expense associated with its DSUs. The DSU obligation is valued at the current market price of a common share. Changes in the market value of the DSU during the period are recorded in operating income and result in an increase or decrease in compensation expense.

(iii)	Performance Share Unit Plan

During the first quarter of 2005, the Corporation established a performance share unit (“PSU”) plan for certain senior employees. The Corporation uses the fair value method to determine compensation expense associated with such PSU’s.

Asset retirement obligation

Effective January 1, 2004, the Corporation implemented the recommendations of the Canadian Institute of Chartered Accountants (“CICA”) with respect to asset retirement obligations. Under this new policy, the fair value of legal obligations associated with the retirement of tangible long-lived assets must be recognized in the financial statements in the period in which the liability is incurred. Upon initial recognition of a liability for an asset retirement obligation, a corresponding asset retirement cost is added to the carrying amount of the related asset, which is subsequently amortized to income over the remaining useful life of the asset. Following the initial recognition of an asset retirement obligation, the carrying amount of the liability is increased for the passage of time by applying an interest method of allocation to the liability with a corresponding accretion cost reflected in operating expenses. This standard was applied retroactively with restatement of prior periods.

Revisions to either the timing or the amount of the original estimate of undiscounted cash flows are recognized each period as an adjustment to the carrying amount of the asset retirement obligation and the related long-lived asset.

As a result of this change in accounting policy, the Corporation reduced opening retained earnings on January 1, 2003 by $0.9 million with a corresponding increase in capital assets of $1.6 million; an increase in the liability for the asset retirement obligation of $2.8 million; and a decrease in future income taxes of $0.3 million. The impact of this change in accounting policy on net earnings for the year ended December 31, 2004 was a decrease of $0.4 million.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

2.	Summary of significant accounting policies (Continued)

The following outlines the net earnings and basic and diluted earnings per share impact for the year ended December 31, 2003 as a result of adoption of the new accounting policy.

2003

Reported net earnings	$38,479
Accretion expense	(257)
Depreciation and amortization	(243)
Income tax	110

Adjusted net earnings	$38,089

Reported basic and diluted earnings per share	$0.78
Restated basic and diluted earnings per share	$0.77

Impairment of long-lived assets

Effective January 1, 2004, the Corporation implemented the recommendations of the CICA accounting standard with respect to the impairment of long-lived assets. The recommendations were applied prospectively.

Under the new policy, impairment is assessed using a two step approach. Under the first step, the impairment of capital assets and finite-life intangible assets is tested when events or changes in circumstances indicate that the asset’s carrying value is not recoverable and may be in excess of its fair value. The carrying amount of a long-lived asset is not recoverable if its carrying value exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition.

If the asset’s carrying amount is in excess of the undiscounted cash flows, step two of the asset impairment test must be performed. Under step two of the test, impairment is measured as the excess of an asset’s carrying value over fair value. Fair value is measured using a discounted cash flow approach.

Segment earnings

Effective January 1, 2004, the Corporation changed its method of determining segment earnings in order to more closely align segment earnings to amounts used by the Corporation’s chief operating decision maker in managing segments. As a result of this change, segment earnings, as defined in Note 17, no longer include an allocation of depreciation and amortization. This change resulted in an increase in segment earnings in the Mobile Satellite Services (“MSS”) segment for the year ended December 31, 2004 of $18.5 million (2003 — $18.5 million). The increase in segment earnings in the Broadband Services (“Broadband”) segment as a result of this change, for the year ended December 31, 2004 was $10.5 million (2003 — $11.0 million).

Hedging relationships

Effective January 1, 2004, the Corporation implemented the recommendations of the CICA accounting guideline which outlines the requirements for identification, designation, documentation and effectiveness testing of hedging relationships in order to meet the conditions for applying hedge accounting to certain financial instruments. Implementation of this guideline did not have an impact on the Corporation’s earnings or financial position at December 31, 2004 or 2005.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

2.	Summary of significant accounting policies (Continued)

c) Proposed accounting standards

In April 2005, the CICA released three new accounting standards related to “Financial instruments — recognition and measurement”, “Hedges” and “Comprehensive income”. These standards must be implemented no later than fiscal years beginning on or after October 1, 2006. Under the new standards, all financial instruments must be classified as held for trading, held to maturity, available for sale or loans and receivables. This classification determines how the financial instrument is measured and how gains and losses are recognized. The new standards require all derivatives to be recorded on the balance sheet at fair value. Off balance sheet treatment is no longer permitted. The method of hedge accounting which was previously unspecified must now be specified. Under the new standards, gains and losses resulting from any ineffectiveness in hedging relationships are required to be identified, measured and recognized in income immediately. As well, other comprehensive income has been introduced where certain gains and losses are temporarily presented outside of income. The impact the adoption of this standard will have on the Corporation’s financial position or results of operations is not determinable.

3.	Business acquisitions

During the first quarter of 2005, the Corporation completed business acquisitions for total purchase consideration of $12.1 million, net of cash acquired, as follows:

Plenexis

Effective January 31, 2005, the Corporation acquired 100% of the outstanding shares of Plenexis, a European VSAT service provider. The purchase price of the Plenexis shares, including transaction costs, together with the assumption of debt was $6.0 million net of cash acquired. The debt assumed on purchase totalling $7.3 million was settled by the Corporation subsequent to closing. Restructuring and integration costs of $3.0 million were included in the purchase price allocation of which a liability of $0.6 million remains outstanding at December 31, 2005.

The Plenexis acquisition was accounted for using the purchase method and results of operations have been included in the consolidated statement of operations from the date of acquisition. The following table summarizes the purchase price allocation based on the estimated fair values of the assets acquired less liabilities assumed for the acquisition.

Purchase
Consideration

Cash — share purchase	$217
Transaction costs	1,151

Total purchase consideration	$1,368

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

3.	Business acquisitions (Continued)

Details of the fair value of assets and liabilities acquired are as follows:

Purchase
Consideration

Fair value of assets acquired
Cash and cash equivalents	$2,696
Current assets	5,062
Capital assets and other	7,199
Intangible assets including customer contracts	5,849

$20,806

Less: Liabilities assumed
Current liabilities	$17,354
Debt assumed on purchase	7,304
Long-term liabilities	1,343
Non-controlling interest	326

$26,327

Fair value of net liabilities acquired	$(5,521)
Goodwill	6,889

Purchase consideration	$1,368

Navarino Telecom SA and NTS Maritime Limited (“Navarino”)

Effective January 13, 2005, the Corporation acquired a 49% ownership interest in Navarino, a maritime distributor operated from Athens, Greece. The cash purchase price for the minority interest in Navarino was $6.1 million, including transaction costs of $0.2 million. The Corporation has an option to acquire the remaining ownership interest in Navarino, which expires January 13, 2008.

The investment in Navarino is subject to significant influence and accordingly has been accounted for using the equity method. Goodwill implicit in the purchase price at acquisition totaled $5.8 million and is not deductible for tax purposes.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

4.	Capital assets

	2005
		Accumulated	Net Book
	Cost	Depreciation	Value

Telecommunications equipment	$142,239	$81,551	$60,688
Earth station equipment	91,459	46,117	45,342
Computer hardware and software	44,555	27,912	16,643
Furniture and other	8,079	5,556	2,523
Buildings	8,526	3,463	5,063
Land	1,006	—	1,006

	$295,864	$164,599	$131,265

	2004
		Accumulated	Net Book
	Cost	Depreciation	Value

Telecommunications equipment	$127,701	$66,853	$60,848
Earth station equipment	85,751	36,614	49,137
Computer hardware and software	37,867	21,107	16,760
Furniture and other	6,277	5,136	1,141
Buildings	8,323	2,925	5,398
Land	1,006	—	1,006

	$266,925	$132,635	$134,290

Depreciation expense related to capital assets for the year ended December 31, 2005 was $33.5 million (2004 — $27.8 million; 2003 — $27.9 million). Accumulated depreciation for the year ended December 31, 2005 includes $0.2 million (2004 — $2.2 million) related to impairment of capital assets (Note 13).

Amortization of capital assets under development totaling $4.8 million (2004 — $2.7 million) will commence when they are put into productive use.

During the third quarter of 2005, telecommunications equipment in the Broadband segment sustained damage by hurricanes Katrina and Rita in the Gulf of Mexico and, as a result, equipment with a net book value of $2.3 million has been written-off. The Corporation has adequate property insurance coverage and recorded insurance proceeds receivable of $2.3 million in the third quarter in respect of the damaged equipment. As a result, no gain or loss related to damaged equipment has been reflected in earnings. As at December 31, 2005 the Corporation received advance payments of $1.2 million from insurance carriers related to network reconstruction and related response and recovery costs in respect of capital assets. An additional $1.3 million in advance payments in respect of capital assets were received on January 3, 2006 (Note 21).

5.	Investments

The Corporation’s long-term investment in Navarino is recorded using the equity method and had a value of $6.3 million at December 31, 2005. During the year ended December 31, 2005, the Corporation received cash dividends of $0.5 million.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

5.	Investments (Continued)

During August 2005, the Corporation disposed of an investment with a cost of $0.1 million for proceeds of $0.2 million. This investment was acquired with the acquisition of Plenexis.

In December 2003, the Corporation disposed of its 1.76% ownership interest in Inmarsat Ventures plc., resulting in a gain of $9.8 million (Note 13).

6.	Goodwill and other intangible assets

	2005	2004

Goodwill	$210,329	$203,440
Licenses	3,862	4,110
Customer contracts	3,890	—

	$218,081	$207,550

Effective January 1, 2002, goodwill is no longer amortized. Accumulated amortization related to goodwill was $15.6 million at December 31, 2005 and 2004.

Amortization expense related to intangible assets for the year ended December 31, 2005 was $2.6 million (2004 — $0.7 million; 2003 — $0.9 million). Accumulated amortization related to intangibles was $7.9 million at December 31, 2005 (2004 — $5.3 million).

Estimated aggregate amortization expense related to intangibles for the next five years from December 31 is as follows:

2006	2007	2008	2009	2010

$2,750	$2,686	$791	$630	$630

7.	Other assets

	2005	2004

Deferred financing costs	$4,950	$3,116
Deferred start-up costs	343	858
Deferred acquisition costs	2,754	641
Other	3,385	2,643

	$11,432	$7,258

Amortization expense related to other assets for the year ended December 31, 2005 was $0.5 million (2004 — $0.5 million; 2003 — $0.7 million).

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

8.	Payables and accruals

	2005	2004

Trade accounts payable	$60,438	$52,842
Accrued employee costs	6,407	5,629
Other accrued liabilities	3,110	3,152

	$69,955	$61,623

9.	Long-term debt

	Interest Rate at
	December 31, 2005	2005	2004

Term B facility	LIBOR + 2.25%	$148,500	$150,000
Revolving operating facility	LIBOR + 1.45%	15,000	—
Mortgage obligation	7.59%	684	743
Bank loan	13.00%	25	—
Capital lease obligations	7.10%	29	84

		164,238	150,827
Less: long-term debt due within one year		1,657	1,651

		$162,581	$149,176

Credit facilities

(i) Current credit facility

Effective December 3, 2004, the Corporation completed a refinancing of its credit facilities. This credit facility consists of a $150.0 million non-revolving Term B facility provided by a group of institutional lenders with an amortization period of six years. Proceeds from the Term B debt were principally used to repay the remaining $121.8 million of the term facility then outstanding. The facility also includes a $25.0 million revolving operating facility with a term of five years. The operating facility is provided by a syndicate of five lending institutions. As at December 31, 2005, the Corporation had arranged committed credit facilities to refinance its existing credit facilities (Note 21).

Term B facility

The debt under the Term B facility matures December 2010, and bears interest at LIBOR plus an applicable margin, which currently is 225 basis points per annum based on the Corporation’s senior secured credit rating. An improvement in this rating could result in a reduction of the margin rate to 200 basis points as defined in the credit agreement. The applicable LIBOR rates at December 31, 2005 and 2004 were 4.39% and 2.56%, respectively. At December 31, 2005, the Corporation had in place interest rate swap agreements to exchange LIBOR floating interest rates on $125.0 million of its Term B facility. LIBOR floating rates of 4.53% are exchanged for fixed rates of 3.95% and 4.28% on notional amounts of $75.0 million and $50.0 million, respectively (Note 18).

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

9.	Long-term debt (Continued)

Revolving operating facility

During the first quarter of 2005, the Corporation completed a substantial issuer bid (Note 11) which was partially financed by a drawdown of $15.0 million under the revolving operating facility. Letters of credit totaling $0.9 million were also in place at December 31, 2005 leaving $9.1 million of credit available to the Corporation at December 31, 2005. The revolving operating facility is available to the Corporation in Canadian or U.S. dollars and bears interest at varying base rates plus 100 — 225 basis points per annum, based on the Corporation’s leverage ratio as set out in the credit agreement. As at December 31, 2005, the applicable interest rate for amounts drawn on the revolving operating facility was LIBOR plus 145 basis points. The $25.0 million revolving operating facility at December 31, 2005 is subject to an annual standby fee of 30 basis points. This rate is subject to change based on the Corporation’s leverage ratio as set out in the credit agreement.

The effective interest rate on total debt for the year ended December 31, 2005 was 6.58% (2004 — 6.65%; 2003 — 7.40%).

As collateral for the revolving operating facility and the Term B facility, the Corporation has provided a first priority perfected security interest over all of the assets of the Corporation and its subsidiaries, with the exception of Plenexis and its subsidiaries, Stratos Communications (Australia) Pty Limited and Stratos Global (Japan) KK. In addition to the scheduled repayments, specified proceeds from new debt and equity issues by Stratos, as well as certain excess cash flows, as defined in the credit agreement, are to be applied to the debt balance then outstanding.

Under the credit facilities, the Corporation is subject to certain financial covenants. The Corporation is permitted to make additional borrowings, payments related to dividends, as well as redemptions and repurchases of equity interests of the Corporation provided it maintains certain financial covenants as set out in the credit agreement.

(ii) Former credit facility

Prior to December 3, 2004, the Corporation’s credit facilities were provided by a syndicate of Canadian chartered banks (“Term Lenders”) and consisted of a $15.0 million revolving operating facility, a non-revolving term facility and a bridge facility which was fully repaid at December 31, 2003.

In accordance with scheduled repayment terms, the Corporation repaid $17.5 million on its credit facilities during the year ended December 31, 2004. During the year ended December 31, 2003, the Corporation made repayments of $73.7 million on its credit facilities in accordance with scheduled repayments, as well as repayments required under the former credit facility with respect to excess cash flows and the sale of the Corporation’s investment in Inmarsat.

On January 5, 2001, Aliant guaranteed amounts payable under the bank credit facilities to a maximum principal amount of $150.0 million plus accrued and unpaid interest on the guaranteed principal. A guarantee fee of 2.0% per annum was payable by the Corporation to Aliant for the period of time the guarantee was outstanding as disclosed in Notes 12 and 20. The Corporation repaid $0.6 million to Aliant in respect of the guarantee fee in December 2004 (2003 — $4.6 million).

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

9.	Long-term debt (Continued)

Mortgage obligation

The first mortgage bears interest at a rate of 7.59% per annum, is repayable in blended monthly installments of $15.0 thousand Cdn., matures in April 2011, is amortized over a 10 year period, and is collateralized by land and a building owned by the Corporation. The mortgage obligation is denominated in Canadian dollars. The Canadian dollar equivalent was $0.8 million at December 31, 2005 (2004 — $0.9 million).

Bank loan

The bank loan was assumed as part of the Plenexis acquisition and relates to the Moskowskij Teleport. The loan bears interest at a rate of 13.00% per annum, is collateralized by equipment, matures February 27, 2006 and is denominated in U.S. dollars.

Capital lease obligations

Capital lease obligations bear interest at a rate of 7.10% per annum, are repayable in monthly installments, mature in March 2007, and are collateralized by specific assets of the Corporation.

Repayment requirements

The following outlines the annual principal repayment requirements over the next five years from December 31:

2006	2007	2008	2009	2010	Thereafter

$1,657	$1,623	$1,626	$1,636	$16,646	$141,050

10.	Other liabilities

	2005	2004

Asset retirement obligation	$3,920	$3,329
Deferred revenue	392	1,962
Government assistance, net of accumulated amortization of $1,029 (2004 — $985)	556	591
Defined benefit pension obligation	388	—
Other	236	203

	$5,492	$6,085

In the MSS segment, the Corporation has lease contracts in connection with its Inmarsat Land Earth Stations (“LESs”). Long-lived assets employed at these sites include various LES and telecommunications equipment. Upon termination of these lease contracts, the Corporation is required to satisfy certain asset retirement obligations including removal of equipment such as antennas from the buildings and land and restoration of land and premises to their original condition.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

10.	Other liabilities (Continued)

The total estimated undiscounted cash flows at December 31, 2005 required to settle the asset retirement obligations in the MSS segment are $2.4 million. These obligations are expected to be settled over various future periods as follows:

Estimated Undiscounted
Range of Expected Settlement Dates	Cash Flows

2009 — 2010	$404
2014 — 2015	2,008

$2,412

Credit adjusted risk-free rates, based on the period over which the liability will be settled, used to discount these cash flows ranged from 9.16% to 9.61%.

In the Broadband segment, the Corporation has microwave equipment, rental equipment and towers installed at various leased customer sites. Asset retirement obligations relate to the requirement for removal of the equipment upon termination of the leases.

The total estimated undiscounted cash flows at December 31, 2005 required to settle the asset retirement obligations in the Broadband segment are $4.6 million. These obligations are expected to be settled over various future periods as follows:

Estimated Undiscounted
Range of Expected Settlement Dates	Cash Flows

2007 — 2010	$1,849
2011 — 2015	2,701

$4,550

Credit adjusted risk-free rates, based on the period over which the liability will be settled, used to discount these cash flows ranged from 8.51% to 9.43%.

The asset retirement obligation associated with long-lived assets is as follows:

	2005	2004

Asset retirement obligation, beginning of year	$3,329	$3,058
Asset retirement obligation assumed on acquisition	312	—
Accretion expense	279	271

Asset retirement obligation, end of year	$3,920	$3,329

11.	Capital Stock

On February 28, 2005, the Corporation completed a substantial issuer bid transaction resulting in the repurchase and cancellation of 7,400,000 common shares of the Corporation for a purchase price of $10.75 Cdn per share. Total cash paid to repurchase the shares of $64.5 million ($79.6 million Canadian dollars) and transaction costs of $0.8 million were funded from available cash on hand and a $15.0 million drawdown under the Corporation’s revolving credit facility (Note 9).

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

11.	Capital Stock (Continued)

The substantial issuer bid transaction reduced the components of shareholders’ equity as follows:

Capital stock	$38,088
Retained earnings	25,983
Contributed surplus	1,277

$65,348

The Corporation is authorized to issue an unlimited number of preferred shares, issuable in series, and an unlimited number of common shares with no par value. No preferred shares have been issued, while the issued common shares were as follows:

	2005
	Number	Stated Value

Beginning of year	49,379,103	$254,147
Issued pursuant to exercise of options	12,771	56
Shares repurchased and cancelled	(7,400,000)	(38,088)
Transfers from contributed surplus related to exercise of options	—	13

End of year	41,991,874	$216,128

	2004
	Number	Stated Value

Beginning of year	49,119,703	$252,474
Issued pursuant to exercise of options	259,400	1,663
Transfers from contributed surplus related to exercise of options	—	10

End of year	49,379,103	$254,147

	2003
	Number	Stated Value

Beginning of year	49,118,703	$252,458
Issued pursuant to exercise of options	1,000	7
Transfers from contributed surplus related to exercise of options	—	9

End of year	49,119,703	$252,474

Stock based compensation

(i) Stock Option Plan

The Corporation has a stock-based compensation plan under which stock options to acquire common shares in the Corporation have been granted to certain senior employees, officers and directors. Effective February 11, 2003, stock options are no longer granted to non-employee directors under the Corporation’s stock option plan.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

11.	Capital Stock (Continued)

Total common shares reserved for issuance under the Corporation’s stock option plan is 5,500,000, of which 1,211,914 common shares remain available for grant at December 31, 2005. The options are granted at exercise prices equivalent to or above the fair market value of the Corporation’s common shares as of the date the options are granted, and have varying vesting terms. The maximum term over which options may be held under the plan before they are exercised is 10 years from the date of grant.

Pursuant to an amendment to the plan implemented in the second quarter of 2004, tandem stock appreciation rights (“SARs”) may be issued at or after the grant of the related stock options. The SARs entitle the participant to receive an amount equal to the excess of the fair market value of a common share over the exercise price of the related option, which is payable at the discretion of the Board, in cash or common shares. In the event the participant elects to exercise the SAR, the related option is cancelled. Effective on February 17, 2005, these tandem SARs were retroactively attached to all options to purchase common shares of the Corporation that were previously granted and remain outstanding in accordance with the Corporation’s stock option plan.

Details of stock options outstanding at December 31 are as follows:

	2005
		Weighted Average
	Number	Exercise Price

Outstanding at beginning of year	2,064,535	$9.59
Granted	166,745	8.59
Exercised	(12,771)	7.47
Forfeited, cancelled or expired	(404,344)	9.29

Outstanding at end of year	1,814,165	$9.99

Exercisable at end of year	985,952	$10.85

Weighted average fair value of options granted during the year		$3.54

	2004
		Weighted Average
	Number	Exercise Price

Outstanding at beginning of year	2,225,739	$9.11
Granted	688,100	8.34
Exercised	(259,400)	7.76
Forfeited, cancelled or expired	(589,904)	9.74

Outstanding at end of year	2,064,535	$9.59

Exercisable at end of year	757,351	$10.28

Weighted average fair value of options granted during the year		$3.64

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

11.	Capital Stock (Continued)

	2003
		Weighted Average
	Number	Exercise Price

Outstanding at beginning of year	2,207,245	$7.93
Granted	398,000	7.81
Exercised	(1,000)	7.78
Forfeited, cancelled or expired	(378,506)	9.23

Outstanding at end of year	2,225,739	$9.11

Exercisable at end of year	1,053,475	$9.14

Weighted average fair value of options granted during the year		$5.05

The following table summarizes information about stock options outstanding and exercisable at December 31:

	2005
	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
	Number	Remaining	Average	Number	Average
Range of Exercise Price	Outstanding	Life (Years)	Exercise Price	Exercisable	Exercise Price

$ 2.75 - $ 5.24	2,500	—	$2.81	2,500	$2.81
$ 5.25 - $ 7.74	583,350	5	7.60	213,383	7.56
$ 7.75 - $10.24	839,395	6	8.89	457,517	9.06
$10.25 - $15.75	388,920	7	13.61	312,552	13.83

	1,814,165		$9.99	985,952	$10.85

	2004
	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
	Number	Remaining	Average	Number	Average
Range of Exercise Price	Outstanding	Life (Years)	Exercise Price	Exercisable	Exercise Price

$2.00 - $ 4.49	5,000	—	$2.66	5,000	$2.66
$4.50 - $ 6.99	45,500	—	6.95	45,500	6.95
$7.00 - $ 9.49	1,428,700	6	8.14	323,950	8.32
$9.50 - $14.75	585,335	6	12.14	382,901	11.75

	2,064,535		$9.59	757,351	$10.28

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

11.	Capital Stock (Continued)

	2003
	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
	Number	Remaining	Average	Number	Average
Range of Exercise Price	Outstanding	Life (Years)	Exercise Price	Exercisable	Exercise Price

$2.00 - $ 4.49	75,000	—	$2.86	75,000	$2.86
$4.50 - $ 6.99	352,500	6	6.54	47,500	6.45
$7.00 - $ 9.49	1,329,500	5	8.29	762,700	8.61
$9.50 - $13.75	468,739	7	12.00	168,275	11.97

	2,225,739		$9.11	1,053,475	$9.14

The Corporation issues stock options with both U.S. and Canadian dollar exercise prices. The Corporation’s common shares and stock options are denominated in Canadian dollars. Exercise prices have been translated to U.S. dollars at the period end exchange rates disclosed in Note 2(a).

Stock-based compensation expense recognized in income for the year ended December 31, 2005 related to stock options granted on or after January 1, 2003 was $1.4 million (2004 — $0.8 million) with a corresponding increase in contributed surplus.

The following outlines the pro forma net earnings and basic and diluted earnings per share impact for the years ended December 31, 2005, 2004 and 2003 had the Corporation used the fair value method of accounting for stock-based compensation awards issued in 2002. The pro forma adjustments presented below exclude stock options granted after 2002, for which compensation expense was recorded.

	2005	2004	2003

Reported net earnings	$5,405	$25,121	$38,089
Stock based compensation expense	(388)	(663)	(415)

Adjusted net earnings	$5,017	$24,458	$37,674

Adjusted basic earnings per share	$0.12	$0.50	$0.77
Adjusted diluted earnings per share	$0.12	$0.49	$0.76

The fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions used for options granted during 2005, 2004 and 2003.

	2005
	June	March

Risk free interest rate	4.31%	4.18%
Expected life in years	6.00	6.00
Expected volatility	34.0%	36.0%
Expected dividends	0.0%	0.0%

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

11.	Capital Stock (Continued)

	2004
	September	June	March

Risk free interest rate	4.15%	4.28%	4.54%
Expected life in years	6.00	6.00	7.00
Expected volatility	39.5%	44.4%	46.6%
Expected dividends	0.0%	0.0%	0.0%

	2003
	September	June	March

Risk free interest rate	4.53%	5.02%	5.16%
Expected life in years	7.00	8.00	8.30
Expected volatility	53.9%	78.2%	80.2%
Expected dividends	0.0%	0.0%	0.0%

(ii) Deferred Share Unit Plan

Effective in the second quarter of 2004, the Corporation established a Deferred Share Unit Plan requiring non-employee members of the Board of Directors to receive a minimum of 50% of their directors’ compensation in the form of DSUs. Directors may elect to receive a greater proportion of their compensation in DSUs by filing an election with the Corporation. The number of DSUs granted is determined by dividing the portion of the fees to be paid in DSUs by the market value of the DSU. The market value of a DSU on any particular date is equal to the average closing price of a common share of the Corporation on the preceding five trading days on the Toronto Stock Exchange. Additional DSUs are to be granted if dividends are paid.

The DSUs vest immediately upon issue and are required to be settled in cash. DSUs are redeemed when a director ceases to be a member of the Board of Directors. The cash value to be paid for each DSU is equivalent to the market value of the DSU on the redemption date.

DSUs, in respect of directors’ fees, payable for the quarter ended December 31, 2005, were issued in January 2006. Compensation expense recognized in income in 2005 related to DSUs that have been issued up to December 31, 2005 was $0.4 million (2004 — $0.3 million). The amount recorded in current liabilities at December 31, 2005 related to DSUs was $0.7 million (2004 — $0.3 million).

(iii) Performance Share Unit Plan

Effective in the first quarter of 2005, the Corporation established a PSU plan for certain senior employees. The PSU plan, in conjunction with a separate Grant Agreement executed between the Corporation and the employee, gives the employee the right to receive compensation, subject to the achievement of performance targets specified in the agreement. The compensation will consist of shares of the Corporation or at the Corporation’s discretion, a cash payment equal to the fair market value of the PSU. The amount recorded in current liabilities and recognized in compensation expense at December 31, 2005 related to PSUs was $0.3 million.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

12.	Interest expense

The components of interest expense for the years ended December 31 are as follows:

	2005	2004	2003

Long-term debt	$10,592	$8,657	$13,046
Guarantee fee (Note 9)	—	—	543
Amortization of deferred financing costs	590	2,891	1,528
Bank indebtedness	222	197	158

	$11,404	$11,745	$15,275

Amortization of deferred financing costs in 2004 includes $1.5 million related to the write-off of costs deferred in connection with credit facilities in place prior to the refinancing on December 3, 2004.

13.	Other costs (income)

Other costs (income) for the years ended December 31 are comprised of the following:

	2005	2004	2003

Severance and other	$713	$2,854	$3,155
Asset impairment charges	165	2,220	5,500
Commercial settlement	(2,038)	—	—
Provision for legal claim	1,698	—	—
Adjustment to allowance for uncollectability	—	(1,500)	(5,857)
Gain on sale of Inmarsat investment	—	—	(9,845)
Receipt from former controlling shareholder	—	—	(7,000)
Write-off of deferred acquisition costs	—	—	7,285

	$538	$3,574	$(6,762)

Severance and other

Severance and other costs in 2005 primarily related to restructuring activities in the MSS and Broadband sales and operations groups designed to streamline sales processes, achieve operating efficiencies and reduce costs.

Severance and other costs in 2004 and 2003 were associated with workforce reductions in the MSS and Broadband segments and at the corporate level as well as the consolidation of certain finance and operational functions in the Broadband and MSS segments.

As at December 31, 2005, the remaining unpaid balance related to severance and other costs incurred in the current and prior years was $0.7 million (2004 — $1.1 million).

Asset impairment charge

During the second quarter of 2005, the Corporation recorded an asset impairment charge at the corporate level of $0.2 million related to impairment in certain software assets which were not compatible with enhancements being made to its platform for value added services.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

13.	Other costs (income) (Continued)

During 2004, the Corporation recorded asset impairment charges of $1.9 million in the Broadband segment including $0.7 million which resulted from the termination of a contract which utilized specific assets that were not capable of being redeployed by the Corporation due to the nature of the technology. The remaining $1.2 million resulted from the consolidation of certain telecommunication switches in the Broadband segment to achieve efficiencies and improve customer service. An asset impairment charge of $0.3 million was recorded in the MSS segment in 2004. The planned rationalization of the MSS network infrastructure to improve operational efficiency and reduce operating costs resulted in the impairment of certain assets which were of no further productive use to the Corporation.

During 2003, the Corporation completed a review of its aeronautical business and operations. As a result of this review, an asset impairment charge of $5.5 million was recorded relating to an impairment in the carrying value of capital assets ($3.0 million) and licenses ($2.5 million).

Commercial settlement

During the first quarter of 2005 the Corporation successfully concluded a commercial settlement with a third party related to the licensing and use of certain technology. Total settlement proceeds were $3.0 million, of which $1.0 million was recorded as a recovery of professional fees and the remaining $2.0 million recorded as other income.

Provision for legal claim

During the second quarter of 2005, the Corporation recorded a provision of $1.7 million consisting of damages, interest and costs associated with a court ruling in favor of a former director and officer of the Corporation regarding the sale of a subsidiary to such individual in 1998. The Corporation has filed an appeal of this ruling. The Supreme Court of Newfoundland and Labrador has stayed payment of the judgment to the former director and ordered the funds to be paid directly to the court pending the outcome of the appeal. The Corporation paid the judgment amount and interest to the court in July 2005.

Adjustment to allowance for uncollectability

Management regularly conducts a detailed evaluation of the allowance for doubtful accounts. In 2004, better than anticipated collections resulted in a significant reduction in overall account balances, an improvement in the aging of accounts receivable and a reduction in the concentration of accounts receivable due from certain large customers. Accordingly, management revised its estimate of the required allowance for uncollectability of accounts receivable, resulting in a $1.5 million reduction included in income during the fourth quarter of 2004.

During the fourth quarter of 2003, the Corporation completed an evaluation of the allowance for uncollectability of accounts receivable including those made in connection with the BT A&M business acquired in December 2000. Successful collection activities and better than expected settlements with certain customers, resulted in a revision of management’s estimate of the required allowance for uncollectability of accounts receivable. As a result, a $5.9 million reduction was recorded in income in 2003.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

13.	Other costs (income) (Continued)

Gain on sale of Inmarsat investment

In December 2003, the Corporation disposed of its 1.76% ownership interest in Inmarsat Ventures plc, a provider of global satellite services, for gross proceeds of $26.5 million, resulting in a gain of $9.8 million.

Receipt from former controlling shareholder

During the third quarter of 2003, the Corporation’s then controlling shareholder, Aliant, announced a subscription receipt offering which entitled the holder to acquire Stratos shares upon receipt of applicable regulatory approval from the FCC. In connection with the subscription receipt offering and contingent on receipt of FCC approval, Aliant agreed to make a payment of $7.0 million to Stratos in recognition of certain costs expected to be incurred by Stratos as a result of it ceasing to be a subsidiary of Aliant. The Corporation met its performance obligations under the agreement and, therefore, recognized the $7.0 million receipt in income in 2003.

Write-off of deferred acquisition costs

The Corporation incurred and deferred costs in 2002 and 2003 aggregating $7.3 million related to the pursuit of a significant acquisition opportunity. As at December 31, 2003, the successful completion of this transaction was no longer more likely than not, and as a result the deferred acquisition costs were written off in 2003.

14.	Income taxes

Reconciliation to statutory rates

The following is a reconciliation of income taxes, calculated at the Canadian combined federal and provincial statutory income tax rates, to the income tax provision recorded in the consolidated statements of operations for the years ended December 31:

	2005	2004	2003

Earnings before income taxes	$10,336	$33,838	$50,766
Income tax expense based upon statutory rates	3,721	12,182	19,291
Increase (decrease) in income taxes resulting from:
Non-taxable items	(1,747)	(369)	759
Benefit of previous years’ non-capital losses	—	(5,928)	(12,620)
Benefit of current years’ non-capital losses not recognized	2,247	1,580	3,697
Difference in foreign tax rates	154	674	898
Capital tax	556	578	652

Income tax expense	$4,931	$8,717	$12,677

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

14.	Income taxes (Continued)

Provision for income taxes

The components of the provision for income taxes for the years ended December 31 are as follows:

	2005	2004	2003

Canadian
Current taxes	$786	$453	$502
Future income taxes	381	2,246	—

	$1,167	$2,699	$502

Foreign
Current taxes	$3,279	$2,336	$5,216
Future income taxes	485	3,682	6,959

	$3,764	$6,018	$12,175

Income tax expense	$4,931	$8,717	$12,677

Future income taxes

The tax effects of temporary differences which give rise to future tax assets and liabilities are as follows:

	2005	2004

Loss carry-forwards	$26,296	$9,180
Capital assets	(10,254)	(9,582)
Goodwill	(18,333)	(14,799)
Current assets	3,060	2,191
Asset retirement obligation	1,277	1,174
Other	290	382
Current liabilities	(42)	555
Valuation allowance	(22,726)	(8,618)

Total future income taxes	$(20,432)	$(19,517)

Future income taxes comprise:

	2005	2004

Future income tax asset — current portion	$4,216	$2,746
Future income tax liability — long-term portion	(24,648)	(22,263)

Net future income tax liability	$(20,432)	$(19,517)

Tax losses

The Corporation has estimated non-capital tax losses carried forward at December 31, 2005 amounting to approximately $62.2 million, of which $44.9 million arises in subsidiaries outside Canada and the U.S. and can be carried forward indefinitely. The balance of $17.3 million arises in subsidiaries in Canada and the U.S.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

14.	Income taxes (Continued)

and expire at various dates from 2008 to 2020. The use of approximately $2.6 million of these losses is limited to an annual amount on a straight line basis over twenty years as prescribed by tax legislation. The Corporation has a net capital loss of $6.3 million which can only be utilized against capital gains and will be available commencing in 2007.

The valuation allowance at December 31, 2005 primarily relates to the potential future benefits in respect of net loss carryforwards of $42.4 million or $16.1 million of the valuation allowance (2004 — $7.0 million or $2.1 million of the valuation allowance) and in respect of other deductible differences of $21.8 million or $6.6 million of the valuation allowance (2004 — $21.5 million or $6.5 million of the valuation allowance). These tax assets will be recognized in future periods when it becomes more likely than not that the benefits will be realized.

15.	Per share information

	2005	2004	2003

Net earnings	$5,405	$25,121	$38,089

Weighted average common shares used in the calculation of basic earnings per share	43,221	49,337	49,119
Incremental common shares calculated in accordance with the treasury stock method	30	163	205

Weighted average common shares used in the calculation of diluted earnings per share	43,251	49,500	49,324

Basic and diluted earnings per share	$0.13	$0.51	$0.77

Options to purchase 1,814,165 common shares were outstanding at December 31, 2005 (2004 — 2,064,535; 2003 — 2,225,739). Options to purchase 1,549,493 common shares were not included in the computation of diluted earnings per share for the year ended December 31, 2005 (2004 — 1,117,135; 2003 — 1,240,606), because the exercise prices of such options were greater than or equal to the average market price of the common shares during the period.

16.	Change in non-cash working capital

	2005	2004	2003

Accounts receivable	$(690)	$18,398	$(14,020)
Unbilled revenue	(987)	1,616	(188)
Inventory	(1,172)	749	950
Prepaids and other	(2,147)	(1,410)	294
Payables and accruals	(8,066)	893	7,496
Deferred revenue	(1,782)	575	(72)

	$(14,844)	$20,821	$(5,540)

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

17.	Business segments

The Corporation’s reportable segments are MSS and Broadband.

The MSS segment includes the sale of airtime and equipment for Stratos’ Inmarsat, MSV, Iridium, aeronautical and other mobile satellite operations. The Broadband segment includes the sale of airtime, equipment and services for Stratos’ microwave and VSAT operations.

The Corporation evaluates performance and allocates resources based on segment earnings before interest expense, depreciation and amortization, other costs (income), non-controlling interest, equity in earnings of investee and income taxes (“Segment earnings”). Intersegment transactions are not significant and are eliminated upon consolidation.

	2005	2004	2003
			(Note 2(b))

Revenue
MSS	$259,914	$265,772	$300,810
Broadband	121,086	101,981	96,378

	$381,000	$367,753	$397,188

Segment earnings
MSS	$44,748	$56,144	$67,398
Broadband	13,432	22,001	21,373

	$58,180	$78,145	$88,771

Interest expense	$11,404	$11,745	$15,275
Depreciation and amortization	36,565	28,988	29,492
Other costs	538	3,574	(6,762)
Non-controlling interest	103	—	—
Equity in earnings of investee	(766)	—	—

	$47,844	$44,307	$38,005

Earnings before income taxes	$10,336	$33,838	$50,766

	2005	2004

Total identifiable assets at December 31
MSS	$163,179	$205,083
Broadband	121,760	121,122

	$284,939	$326,205

Goodwill
MSS	$162,591	$162,591
Broadband	47,738	40,849

	$210,329	$203,440

	$495,268	$529,645

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

17.	Business segments (Continued)

Geographic Information — Revenue

	2005	2004	2003

United States	$212,807	$223,536	$250,760
United Kingdom	62,469	69,001	69,387
Canada	18,921	16,374	21,128
Other	86,803	58,842	55,913

	$381,000	$367,753	$397,188

Geographic Information — Capital Assets and Goodwill

	2005	2004

United States	$99,914	$101,207
United Kingdom	151,955	158,325
Canada	52,265	51,574
Other	37,460	26,624

	$341,594	$337,730

Revenues are attributed to different countries based on the billing address of the customer for whom the service was provided.

18.	Financial instruments

Risk management

The Corporation’s earnings and cash flow may be negatively impacted by fluctuations in interest and foreign currency exchange rates. In special investing and financing situations, the Corporation enters into foreign currency forward contracts in order to mitigate earnings volatility associated with foreign currency fluctuations and match the timing of cash flow requirements.

Derivative financial instruments entered into by the Corporation are subject to standard credit terms and conditions, financial controls, and risk monitoring procedures. The Corporation does not hold or issue derivative financial instruments for trading purposes.

Interest rate exposures

The Term B facility is issued at floating rates of interest and is therefore subject to risks associated with fluctuating interest rates. The Corporation has entered into, for hedging purposes, four interest rate swap transactions. Two of the swap transactions were transacted with two Canadian chartered banks and expired on December 30, 2005. They involved the exchange of the underlying three-month U.S. dollar LIBOR floating interest rates for fixed interest rates of 5.43% per annum. The notional amount of these swap transactions at December 31, 2005 was $Nil (2004 — $33.4 and $33.3 million for a total of $66.7 million; 2003 — $65.0 million each for a total of $130.0 million). The fair value of these swap transactions at December 31, 2005 was $Nil (2004 — $1.1 million payable; 2003 — $5.5 million payable).

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

18.	Financial instruments (Continued)

On January 14, 2005, the Corporation entered into a third swap transaction with a U.S. bank which expires on January 14, 2009. This swap transaction involves the exchange of the underlying three month U.S. dollar LIBOR rate for a fixed rate of 3.95%. The notional amount of this swap transaction is $75.0 million which remains fixed throughout its term. The fair value of this swap transaction at December 31, 2005 was a $1.7 million receivable.

On September 30, 2005, the Corporation entered into a fourth swap transaction with a Canadian chartered bank. This swap transaction involves the exchange of the underlying three month U.S. dollar LIBOR rate for a fixed rate of 4.28% and expires March 31, 2008. The notional amount of this swap transaction is $50.0 million which remains fixed throughout its term. The fair value of this swap transaction at December 31, 2005 was a $0.5 million receivable.

Foreign currency exposures

The Corporation has long-term debt that is denominated primarily in U.S. dollars, as disclosed in Note 9, which is therefore not subject to risks associated with fluctuating foreign currency rates of exchange since the Corporation’s reporting and functional currency is U.S. dollars.

The Corporation operates internationally and is therefore exposed to market risks related to foreign currency exchange rate fluctuations. The Corporation has not entered into forward contracts to manage exposure to exchange rate fluctuations pertaining to its future net cash flows from operations in 2005, 2004 or 2003.

Credit exposure

The Corporation is exposed to credit risk in the event of non-performance by counterparties to its derivative financial instruments. Non-performance is not anticipated since these counter parties are highly rated financial institutions.

The Corporation is also exposed to credit risk with respect to accounts receivable from customers. The Corporation provides services to many customers across different geographic areas. One customer accounted for 10% or more of the Corporation’s accounts receivable at December 31, 2005. No customer accounted for 10% or more of the Corporation’s accounts receivable at December 31, 2004.

The Corporation has credit evaluation, approval and monitoring processes intended to mitigate potential credit risks, and maintains provisions for potential credit losses that are assessed on an ongoing basis. The allowance for uncollectability of accounts receivable and revenue adjustments at December 31, 2005 was $14.1 million (2004 — $10.8 million).

Fair values

Fair value estimates are made as of a specific point in time, using available information about the financial instruments and current market conditions. The estimates are subjective in nature involving uncertainties and significant judgment.

The carrying values of financial instruments included in current assets and current liabilities in the consolidated balance sheets approximate their fair values, reflecting the short-term maturity and normal trade credit terms of these instruments. The fair value of the long-term debt is based on current pricing of financial instruments with comparable terms. This fair value reflects a point-in-time estimate that may not be relevant in

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

18.	Financial instruments (Continued)

predicting the Corporation’s future income or cash flows. As at December 31, 2005 and 2004, the estimated fair value of long-term debt corresponds to its carrying value.

19.	Commitments and contingencies

Commitments

The estimated future minimum payments for operating leases, maintenance contracts, committed capital expenditures and purchase obligations for the next five years and thereafter from December 31, 2005 are $115.5 million, payable as follows:

2006	$61.8
2007	$25.2
2008	$11.2
2009	$5.8
2010	$5.3
Thereafter	$6.2

Telecommunications agreements

The Corporation is party to various telecommunications service agreements in the normal course of business, as required to interconnect with other carriers and to allow Stratos to provide diverse multi-network telecommunications services to its customers. These agreements are subject to normal commercial terms as negotiated from time to time, which establish the terms of service and settlement with regards to interconnection and other services provided.

Contingencies

In the normal course of operations, the Corporation is subject to litigation and claims from third parties, customers, suppliers and former employees. Management believes that adequate provisions have been recorded in the accounts where required.

20.	Related party transactions

Transactions with related parties occurred in the normal course of operations and were measured at the amounts exchanged.

In the normal course of operations, the Corporation engages in transactions with its equity owned investee, Navarino (Note 3). These transactions represent sales of airtime and equipment and are measured at the amounts exchanged. Revenue from Navarino for the year ended December 31, 2005 was $14.4 million. The amount receivable from Navarino at December 31, 2005 was $6.0 million.

In December 2003, Aliant sold its interest in the Corporation. As a result, Aliant is no longer a shareholder of the Corporation and Aliant and BCE are no longer related parties of the Corporation. Transactions and balances with Aliant and BCE for the year ended December 31, 2003 and to the date of disposition in December 2003 included revenue of $1.6 million; other costs (income) of ($7.0) million and purchases of equipment of $7.2 million. The payable to Aliant and BCE at December 31, 2003 was $1.0 million.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

21.	Subsequent events

Acquisition

On February 14, 2006, the Corporation acquired all the issued and outstanding equity interests in Xantic B.V. (“Xantic”) for an aggregate base purchase price paid at closing of $191.3 million subject to post-closing adjustments based on Xantic’s audited financial statements for the twelve months ended December 31, 2005. The Corporation currently estimates that there would be a purchase price adjustment of approximately $20.0 million. This estimate is subject to change pending the completion of the 2005 audit of Xantic’s financial statements and related requirements under the purchase agreement.

The Xantic acquisition was accounted for using the purchase method. The following table summarizes the purchase price allocation based on the estimated fair values of the assets acquired less liabilities assumed for the acquisition. The determination of the final purchase price and purchase price allocation is subject to post-closing adjustments. The Corporation engaged external valuation specialists to assist in the valuation of capital assets and intangibles. Estimated restructuring and integration costs of $11.7 million are included in the purchase price allocation.

Purchase
Consideration

Cash paid on closing — share purchase	$191,250
Transaction costs	6,417

197,667
Estimated purchase price adjustment	20,000

$217,667

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

21.	Subsequent events (Continued)

Details of the estimates of the fair value of assets and liabilities acquired are as follows:

Purchase
Consideration

Fair value of assets acquired
Cash and cash equivalents	$33,181
Current assets	43,323
Capital assets	26,194
Intangible assets including customer relationships	83,600
Future income taxes	6,985
Intangible assets including customer contracts	879

$194,162

Less: Liabilities assumed:
Current liabilities	$73,284
Long-term liabilities	9,654
Future income taxes	10,477

$93,415

Fair value of net assets acquired	$100,747
Goodwill	116,920

Purchase consideration	$217,667

Coincident with the acquisition of Xantic, management completed an evaluation of the Corporation’s consolidated post-acquisition LES network infrastructure. As a result, in the first quarter of 2006, the Corporation recorded an asset impairment charge of $19.6 million in connection with capital assets and licences used in its LES in Goonhilly, England.

The acquisition was financed through amended and restated credit facilities and issuance of senior notes as described below.

Asset impairment charge

The Corporation recorded an asset impairment charge of $4.2 million in the first quarter of 2006 related to the write-off of capital assets, representing costs incurred under a project to customize and integrate customer relationship management software for use within the mobile satellite business. The Corporation has filed a claim in the Supreme Court of Newfoundland and Labrador, Canada for U.S.$7.0 million in damages, plus costs and interest due to a third party consultant’s breach of contract.

Amended and Restated Credit Facilities and Issuance of Senior Unsecured Notes

On February 13, 2006 the Corporation entered into an amended and restated credit agreement to finance a portion of the Xantic acquisition and refinance its existing credit facilities. The refinanced senior credit facilities consist of: (i) a five year $25.0 million revolving operating facility; (ii) a five year Term A facility of up to $20.0 million; and (iii) a six year Term B facility of $225.0 million. The refinanced senior credit facilities are provided by a syndicate of financial institutions.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

21.	Subsequent events (Continued)

Revolving operating facility

The amended and restated revolving operating facility has a term of five years and matures in February 2011. Other terms and conditions are consistent with those under the Corporation’s existing revolving operating facility as described in Note 9.

Term B facility

The indebtedness under the amended and restated Term B facility matures in February 2012 and bears interest at LIBOR plus a margin of 275 basis points based on the Corporation’s leverage ratio. An improvement in this ratio to 3.5:1 would result in a reduction of the margin rate to 250 basis points as defined in the credit agreement.

Term A facility

The Term A facility is available only to fund purchase price adjustments related to the Xantic acquisition, if required. Any unused portion of the Term A facility will be terminated after the purchase price adjustments, if any, have been finalized.

Any indebtedness drawn under the Term A facility will mature in February 2011 and bear interest at varying base rates plus 100-225 basis points per annum depending on the Corporation’s leverage ratio as set out in the credit agreement. Principal amounts drawn on the facility are required to be repaid in equal payments of 20% per year to maturity in 2011. The Term A facility is subject to an annual standby charge which is subject to change based on the Corporation’s leverage ratio.

Concurrent with the acquisition of Xantic, the Corporation supplemented the collateral securing the current credit facilities described in Note 9, with a first priority perfected security interest in its equity interest in Xantic. As additional security, all of the subsidiaries of the Corporation other than Plenexis and its subsidiaries, Xantic and its subsidiaries, Stratos Communications (Australia) Pty Limited and Stratos Global (Japan) KK, have guaranteed obligations under the refinanced senior credit facilities.

Under the refinanced senior credit facilities, the Corporation is subject to certain financial covenants. The Corporation is permitted to make additional borrowings, payments related to dividends, as well as redemptions and repurchases of equity interests of the Corporation provided it maintains certain financial covenants as set out in the credit agreement. In addition to scheduled repayments, if leverage ratios exceed certain thresholds, specified proceeds from new debt and equity issuances as well as a stated percentage of excess cash flows, as defined in the credit agreement, are to be applied to indebtedness outstanding under the facilities.

In connection with the refinancing, the Corporation recorded a write-off of $2.8 million in the first quarter of 2006 related to costs deferred in connection with the December 3, 2004 refinancing.

Senior unsecured notes

On February 13, 2006, the Corporation issued $150.0 million of senior unsecured notes (“the Notes”) to finance the remainder of the Xantic acquisition. The Notes bear interest at a rate of 9.875% per annum, payable semi-annually in arrears on February 15 and August 15, commencing August 15, 2006 and maturing on February 15, 2013.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

21.	Subsequent events (Continued)

The Notes are unsecured obligations of the Corporation and are subordinated to all existing and any future secured indebtedness of the Corporation including borrowings under the senior credit facilities. The Notes rank equally with any future, unsecured, unsubordinated senior indebtedness of the Corporation. The Notes are guaranteed jointly and severally by the same subsidiaries which have guaranteed the Corporation’s obligations under the refinanced senior credit facilities.

At any time on or before February 15, 2009, the Corporation may at its option on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes within 60 days of an equity offering, with the net proceeds of such offering, at a redemption price of 109.875% of the principal amount thereof, plus accrued and unpaid interest, provided that immediately after giving effect to such redemption, at least 65% of the original principal amount of the Notes remain outstanding.

In addition, at any time, the Corporation may at its option redeem all or part of the Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable premium and any accrued and unpaid interest.

The Corporation is required to file a registration statement under the U.S. Securities Act of 1933 (“the Registration Statement”) relating to another series of debt securities of the Corporation, with terms substantially identical as the Notes, to be offered in exchange for the Notes (the “Exchange Offer”). If the Registration Statement has not been filed and declared effective within 270 days of February 13, 2006 or if the Exchange Offer has not been consummated within 30 days after the applicable Registration Statement is declared effective, the rate of interest on the Notes will increase by 0.25% per year during the 90 day period immediately following the occurrence of either of these situations, and the interest rate shall increase by 0.25% per year at the end of each subsequent 90 day period, but in no event shall the increase exceed 1% per year.

Interest rate swap

On September 14th, 2006, the Corporation entered into an interest rate swap with a notional amount of $75.0 million to hedge the interest payments on a portion of its long-term debt. The swap involves the exchange of the underlying three month U.S. dollar LIBOR rates for a fixed rate of 5.15%. The swap transaction expires December 31, 2008.

Hurricanes

During the third quarter of 2005, hurricanes Katrina and Rita in the Gulf of Mexico caused damage to the Corporation’s telecommunications infrastructure resulting in a disruption in services to Broadband customers. The Corporation has business interruption insurance and management is engaged in discussions with insurance carriers with respect to the impact on the business caused by the hurricanes. As of January 3, 2006, the Corporation has received advance payments from its insurance carriers of $0.5 million for losses incurred as a result of business disruption caused by the hurricanes and an additional $1.3 million in respect of capital assets (Note 4).

22.	Differences between Canadian and United States generally accepted accounting principles

The consolidated financial statements have been prepared in accordance with Canadian GAAP which differ in certain respects from those principles that the Corporation would have followed had its financial

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

22.	Differences between Canadian and United States generally accepted accounting principles (Continued)

statements been prepared in accordance with U.S. GAAP. This note summarizes these differences as they relate to the Corporation.

a) The reconciliation of net earnings in accordance with Canadian GAAP to conform to U.S. GAAP for the year ended December 31 is as follows:

	2005	2004	2003

Net earnings in accordance with Canadian GAAP	$5,405	$25,121	$38,089
Interest rate swap(i)	1,055	4,470	5,268
Deferred start-up costs(iii)	515	516	682
Deferred development costs(iii)	47	121	605
Deferred financing costs(iv)	—	1,028	(247)
Stock-based compensation costs(v)	15	(33)	(265)
Income tax impact of the above(i, iii, iv, viii)	(467)	5,891	42

Net earnings in accordance with U.S. GAAP	$6,570	$37,114	$44,174

The impact of these adjustments on the shareholders’ equity accounts of the Corporation at December 31 is as follows:

	2005	2004	2003

Shareholders’ equity in accordance with Canadian GAAP	$222,930	$281,369	$253,814
Interest rate swap(i)	—	(1,055)	(5,525)
Business combinations(ii)	(20,802)	(20,802)	(20,802)
Deferred start-up costs(iii)	(343)	(858)	(1,374)
Deferred development costs(iii)	—	(47)	(168)
Deferred financing costs	—	—	(1,028)
Income tax impact of the above(i, ii, iii, iv, viii)	6,033	6,500	609
Accumulated other comprehensive income(i)	2,205	—	—

Shareholders’ equity in accordance with U.S. GAAP	$210,023	$265,107	$225,526

The components of shareholders’ equity at December 31 are as follows:

	2005	2004	2003

Capital stock	$218,166	$256,185	$254,134
Retained earnings (deficit)	(7,765)	11,648	(25,466)
Contributed surplus(v)	1,243	1,100	684
Other comprehensive income(i, vii)	(1,621)	(3,826)	(3,826)

Shareholders’ equity in accordance with U.S. GAAP	$210,023	$265,107	$225,526

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

22.	Differences between Canadian and United States generally accepted accounting principles (Continued)

The balance sheets in accordance with U.S. GAAP at December 31 are as follows:

	2005		2004
	Canadian	U.S.	Canadian	U.S.
	GAAP	GAAP	GAAP	GAAP

Assets
Current
Cash and cash equivalents	$14,472	$14,472	$80,682	$80,682
Accounts receivable	56,290	56,290	53,349	53,349
Unbilled revenue	24,622	24,622	23,635	23,635
Derivative instruments(i)	—	2,205	—	—
Inventory	7,796	7,796	4,719	4,719
Prepaids and other	20,757	20,757	15,416	15,416
Future income taxes	4,216	4,216	2,746	2,746

	128,153	$130,358	180,547	180,547
Investments	6,337	6,337	—	—
Capital assets	131,265	131,265	134,290	134,290
Goodwill and other intangible assets(ii)	218,081	197,279	207,550	186,748
Other assets(iii)	11,432	11,089	7,258	6,353

	$495,268	$476,328	$529,645	$507,938

Liabilities
Current
Payables and accruals	$69,955	$69,955	$61,623	$61,623
Derivative instruments(i)	—	—	—	1,055
Deferred revenue	7,576	7,576	7,478	7,478
Current portion of long-term debt	1,657	1,657	1,651	1,651

	79,188	79,188	70,752	71,807
Long-term debt	162,581	162,581	149,176	149,176
Other liabilities	5,492	5,492	6,085	6,085
Future income taxes(ii, iii, viii)	24,648	18,615	22,263	15,763

Total liabilities	271,909	265,876	248,276	242,831
Non-controlling interest	429	429	—	—
Shareholders’ equity	222,930	210,023	281,369	265,107

	$495,268	$476,328	$529,645	$507,938

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

22.	Differences between Canadian and United States generally accepted accounting principles (Continued)

Following are statements of operations for the year ended December 31 in accordance with U.S. GAAP:

	2005	2004	2003

Revenue	$381,000	$367,753	$397,188
Cost of goods and services	268,422	243,189	255,631

Gross margin	112,578	124,564	141,557

Selling, general and administrative	47,311	39,107	44,740
Rental expense	6,235	5,076	4,903
Bad debt expense	886	1,295	2,158
Depreciation and amortization	36,565	28,988	29,492
Write-off of deferred acquisition costs (Note 13)	—	—	7,285
Asset impairment charge (Note 13)	165	2,220	5,500
Equity in earnings of investee	(766)	—	—
Foreign exchange (gain) loss	(611)	337	(37)
Non-controlling interest	103	—	—
Other costs	373	2,854	3,155

	90,261	79,877	97,196

Earnings from operations	22,317	44,687	44,361

Interest expense	11,404	10,717	15,522
Interest rate swap	(1,055)	(4,470)	(5,268)
Gain on sale of Inmarsat investment (Note 13)	—	—	(9,845)
Adjustment to allowance for uncollectability (Note 13)	—	(1,500)	(5,857)
Receipt from former controlling shareholder (Note 13)	—	—	(7,000)

Net earnings before income taxes	11,968	39,940	56,809
Income tax expense	5,398	2,826	12,635

Net earnings	$6,570	$37,114	$44,174

Basic and diluted earnings per share in accordance with U.S. GAAP	$0.15	$0.75	$0.90

i)  Derivative instruments

The interest rate swap transactions described in Note 18 meet the criteria for hedge accounting and are accounted for as hedges under Canadian GAAP AcG13. Under U.S. GAAP all derivatives are recorded on the balance sheet at fair value and Statement of Financial Accounting Standards (“SFAS”) 133, Accounting for Derivative Instruments and Hedging Activities, establishes certain criteria to be met and documentation to be in place in order to designate a derivative instrument as a hedge and to deem a hedge as effective. As certain elements of the prescribed documentation were not in place in accordance with U.S. GAAP, related to the two swap transactions which expired December 2005, these interest rate swaps were not eligible for hedge accounting. As a result, under U.S. GAAP, any changes in fair value of the swaps were reflected as a charge or credit to income in the applicable period.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

22.	Differences between Canadian and United States generally accepted accounting principles (Continued)

Documentation in place for the new swap transactions entered into on January 14, 2005 and September 30, 2005 (Note 18) meet the requirements for hedge accounting under both Canadian and U.S. GAAP. Under U.S. GAAP, the fair value of these swap transactions are recorded on the balance sheet with an offsetting amount recorded in accumulated other comprehensive income.

In addition, in connection with the equity offering of common shares in 2002, the Corporation entered into a forward exchange contract in order to fix the U.S. dollar value of the anticipated net proceeds from the offering. Under Canadian GAAP, this forward contract was accounted for as a hedge of the Canadian dollar denominated net proceeds from the offering. Therefore, the proceeds from the offering were credited to capital stock at the contracted exchange rate. Under U.S. GAAP, this forward exchange contract did not meet the criteria necessary to be classified as a hedge. Therefore, under U.S. GAAP the proceeds from the offering were recorded at the exchange rate prevailing at the date the proceeds were received, and the loss on the forward exchange contract was charged to income in 2002.

ii)  Business combinations

As part of the business combinations completed prior to January 1, 2001, transition and integration costs, employee retention bonuses, and impairments in value of certain redundant assets of the Corporation related to business combinations were included as acquisition costs and accounted for using the purchase method. Under U.S. GAAP, transition and integration costs and asset impairment losses related to redundant assets of the acquirer corporation are expensed as incurred. Accordingly, the goodwill related to these acquisitions under U.S. GAAP is lower than that recorded under Canadian GAAP.

iii)  Deferred start-up and development costs

Under Canadian GAAP, start-up costs are deferred and amortized over periods not exceeding five years based on the expected period and pattern of benefit of the deferred expenditures. Certain development costs are capitalized and amortized over their estimated useful lives if they meet the criteria for deferral. Under U.S. GAAP, these costs are charged to expense in the period incurred. The difference between U.S. GAAP and Canadian GAAP represents the start-up and deferred development costs capitalized in the respective year, net of the reversal of amortization expense recorded for Canadian GAAP relating to amounts previously capitalized. This adjustment also resulted in a change in the future income tax liability for the period.

iv)  Deferred financing costs

Under Canadian GAAP, costs incurred in connection with securing debt financing are deferred and amortized to income on a straight line basis over the term of the related debt. Under U.S. GAAP, such deferred financing costs are amortized to income using the effective interest rate method.

v)  Stock-based compensation costs

As described in Note 2(b), during 2003 the Corporation elected to adopt the fair value method of accounting for stock options granted to directors, officers and employees on or after January 1, 2003 under Canadian GAAP. The Corporation also adopted fair value accounting for U.S. GAAP purposes under the prospective method.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

22.	Differences between Canadian and United States generally accepted accounting principles (Continued)

In accordance with the transitional provisions available under Canadian GAAP, the Corporation provides pro forma disclosures of net earnings and related per share amounts using the fair value method of accounting for such stock options granted in 2002. Under U.S. GAAP these pro forma disclosures are required to reflect, to the extent applicable, the impact of all options granted to directors, officers and employees since December 15, 1995, the effective date of SFAS 123, Accounting for Stock-based Compensation. Prior to January 1, 2003, the Corporation used the intrinsic value method of accounting for such stock options under U.S. GAAP.

In 2001, the Corporation reduced the exercise price of certain outstanding options to the then current market price of the Corporation’s common shares. As a result, all 137,500 of these repriced options are subject to variable accounting under the intrinsic value method until such time as they are exercised, expire or are forfeited. Consequently, any increases in the market price of the Corporation’s common shares subsequent to the date of the repricing are reflected as additional stock-based compensation costs and amortized to expense over the remaining vesting period of such repriced options. Any subsequent decreases in the market price of the Corporation’s common shares result in a reversal of previously recognized stock-based compensation expense. As of December 31, 2005, there were 5,625 such options outstanding (2004 — 32,300; 2003 — 137,500) with an exercise price of $10.25 Cdn per share.

For options granted in 2001 and prior periods, option grants to some individuals have been modified by the Corporation to extend the option life or accelerate the vesting period upon termination of employment. These modifications are measured by calculating a new intrinsic value for the awards concerned on the date of modification. Certain of these modifications have resulted in an additional expense and contributed surplus in prior periods under U.S. GAAP.

Contributed surplus was reduced by $0.4 million in 2004, with a corresponding increase in capital stock related to options exercised for which the related expense was credited to contributed surplus.

The following table sets out the pro forma net earnings and related basic and diluted earnings per share figures for the year ended December 31 in accordance with U.S. GAAP:

	2005	2004	2003

Net earnings as per U.S. GAAP	$6,570	$37,114	$44,174
Stock-based compensation expenses included in reported net earnings determined under the intrinsic value based method	(15)	33	265
Stock-based compensation expenses included in reported net earnings determined under the fair value based method	1,448	770	307
Total stock-based compensation expense determined under the fair value based method for all awards	(4,152)	(4,604)	(3,677)

Adjusted net earnings as per U.S. GAAP	$3,851	$33,313	$41,069

Adjusted basic earnings per share	$0.09	$0.68	$0.84

Adjusted diluted earnings per share	$0.09	$0.67	$0.83

vi)  Impairment of long-lived assets

The Corporation reviews its long-lived assets, which consist of capital assets and other assets, for impairment when events or changes in circumstances indicate that the carrying value of the related assets may

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

22.	Differences between Canadian and United States generally accepted accounting principles (Continued)

not be recoverable. Prior to adoption of the new accounting standard for impairment of long-lived assets on January 1, 2004, if an asset’s carrying value was in excess of the net undiscounted future cash flows expected to be generated by the assets, an impairment loss was recognized in the amount of such excess under Canadian GAAP. Under U.S. GAAP, if the carrying value of the asset exceeds the net undiscounted future cash flows an impairment loss is recognized, however, the amount of the impairment loss is determined as the excess of the carrying value of the assets over their fair value. Fair value is measured using a discounted cash flow approach. With respect to the impairment charges recorded in 2003, the application of the methodology under U.S. GAAP for measurement of asset impairment charges did not produce a different result than the methodology under Canadian GAAP.

Effective January 1, 2004, the Corporation implemented the accounting recommendations of the Canadian Institute of Chartered Accountants (“CICA”) with respect to impairment of long lived assets. As a result of adopting this standard, there is no longer a difference between Canadian and U.S. GAAP with respect to measurement of asset impairment charges.

vii)  Change in reporting currency

Effective January 1, 2001, the Corporation changed both its functional and reporting currencies from the Canadian dollar to the U.S. dollar. Under Canadian GAAP, financial statements of all periods prior to January 1, 2001 were translated into U.S. dollars in accordance with the translation of convenience method using the exchange rate as at December 31, 2000.

Under U.S. GAAP, these prior period financial statements are translated into U.S. dollars using the current rate method, as if the reporting currency had always been the U.S. dollar. The application of this change resulted in differences in individual balances within shareholders’ equity between Canadian and U.S. GAAP as of January 1, 2001; however, total shareholders’ equity was unchanged.

Accumulated other comprehensive income includes $3.8 million which arose as a result of this translation method. This amount has not changed since January 1, 2001.

viii)  Income taxes

Under Canadian GAAP, in the third quarter of 2004, the Corporation recognized a future tax asset in respect of previously unrecognized tax loss carryforwards as outlined in Note 14.

Under U.S. GAAP, the amount of the previously unrecognized benefit of tax loss carryforwards is increased due to the cumulative effect of prior year adjustments. The Corporation has determined that it is more likely than not that these unrecognized benefits will be realized in the future.

ix)  Advertising costs

Advertising costs are expensed as incurred.

b) The consolidated statements of cash flow comply with International Accounting Standard 7. However, there are certain differences under U.S. GAAP as a result of other reconciling items. A summary cash flow statement for the years ended December 31 in accordance with U.S. GAAP is presented below.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

22.	Differences between Canadian and United States generally accepted accounting principles (Continued)

	2005	2004	2003

Cash flows from operating activities in accordance with U.S. GAAP	$31,253	$86,445	$69,312

Cash flows from investing activities in accordance with U.S. GAAP	$(44,951)	$(28,458)	$(582)

Cash flows from financing activities in accordance with U.S. GAAP	$(52,512)	$11,226	$(78,789)

c) Proposed accounting standards

In December 2004, the FASB issued SFAS 123(R), “Share-Based Payments”, a revision to SFAS 123, “Accounting for Stock-Based Compensation”. SFAS 123(R) requires companies to expense the estimated fair value of stock options and similar equity instruments issued to employees. Currently, companies are required to calculate the estimated fair value of these share-based payments and can elect to either include the estimated cost in earnings or disclose the pro-forma effect in the footnotes to their financial statements. The Corporation chose to disclose the pro forma effect. SFAS 123(R) will be effective beginning in the first quarter of 2006. The Corporation will adopt the fair value recognition provisions of SFAS 123(R) using the modified prospective transition method with no restatement of prior periods. The adoption of this standard is not expected to have a material impact on the Corporation’s financial position or results of operations.

23.	Supplemental guarantor financial information

Certain of the Corporation’s subsidiaries (collectively, the “Guarantors”) have guaranteed the Corporation’s obligations to pay principal and interest with respect to the credit facilities outlined in Note 9. Separate financial statements of the Guarantors are not presented as we believe the summarized financial information for the year ended December 31, 2005 which follows is more meaningful in understanding the financial position of the Guarantors. Summarized financial information for the comparative periods of 2004 and 2003 is not presented as substantially all of the Corporation’s financial position and results of operations were represented by the Guarantors.

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

23.	Supplemental guarantor financial information (Continued)

The Corporation accounts for its investments in subsidiaries under the equity method in the following summarized financial information. U.S. GAAP was employed in the preparation of the summarized financial information.

	As at December 31, 2005
	Stratos		Non-
	Global	Guarantor	Guarantor
	Corporation	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current
Cash and cash equivalents	$591	$6,263	$7,618	$—	$14,472
Accounts receivable	—	54,824	1,466	—	56,290
Unbilled revenue	—	24,251	371	—	24,622
Due from affiliated companies	29,864	—	—	(29,864)	—
Derivative instruments	500	1,705	—	—	2,205
Inventory	—	5,724	2,072	—	7,796
Prepaids and other	(214)	20,225	746	—	20,757
Future income taxes	—	4,216	—	—	4,216

	30,741	117,208	12,273	(29,864)	130,358
Investments	178,681	—	—	(172,344)	6,337
Capital assets	—	125,013	6,252	—	131,265
Due from affiliated companies	144,393	94,910	—	(239,303)	—
Goodwill and other intangible assets	—	186,354	10,925	—	197,279
Other assets	3,937	7,152	—	—	11,089

	$357,752	$530,637	$29,450	$(441,511)	$476,328

Liabilities
Current
Payables and accruals	$5,717	$56,312	$7,926	$—	$69,955
Deferred revenue	—	6,248	1,328	—	7,576
Due to affiliated companies	—	13,392	11,454	(24,846)	—
Current portion of long-term debt	400	1,232	25	—	1,657

	6,117	77,184	20,733	(24,846)	79,188
Long-term debt	54,200	108,381	—	—	162,581
Due to affiliated companies	88,219	144,393	6,691	(239,303)	—
Other liabilities	—	4,570	922	—	5,492
Future income taxes	2,660	15,893	62	—	18,615

Total liabilities	151,196	350,421	28,408	(264,149)	265,876
Non-controlling interest	—	—	429	—	429
Shareholders’ equity
Capital stock	218,166	178,205	9,267	(187,472)	218,166
Contributed surplus	1,243	—	—	—	1,243
Accumulated other comprehensive earnings	(5,088)	3,467	—	—	(1,621)
Retained earnings	(7,765)	(1,456)	(8,654)	10,110	(7,765)

	$357,752	$530,637	$29,450	$(441,511)	$476,328

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

23.	Supplemental guarantor financial information (Continued)

	For the Year Ended December 31, 2005
	Stratos		Non-
	Global	Guarantor	Guarantor
	Corporation	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenue	$19	$353,220	$29,834	$(2,073)	$381,000
Cost of goods and services	—	249,011	19,776	(365)	268,422

Gross margin	19	104,209	10,058	(1,708)	112,578

Operating expenses	5,355	41,485	8,689	(1,708)	53,821
Interest expense	3,114	7,202	33	—	10,349
Intercompany interest expense (revenue)	(10,015)	9,449	566	—	—
Depreciation and amortization	—	32,594	3,971	—	36,565
Other costs (income)	1,586	(1,510)	462	—	538
Non-controlling interest	—	—	103	—	103
Equity in earnings of investee	(7,723)	—	—	6,957	(766)

	$(7,683)	$89,220	$13,824	$5,249	$100,610

Earnings (loss) before income taxes	$7,702	$14,989	$(3,766)	$(6,957)	$11,968
Income tax expense	1,132	3,865	401	—	5,398

Net earnings (loss)	$6,570	$11,124	$(4,167)	$(6,957)	$6,570

Notes to the Consolidated Financial Statements — (Continued)

December 31, 2005, 2004 and 2003
(U.S. dollars; tabular amounts in thousands except share and per share amounts)

23.	Supplemental guarantor financial information (Continued)

	For the Year Ended December 31, 2005
	Stratos		Non-
	Global	Guarantor	Guarantor
	Corporation	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Operating activities
Net cash flow from operations	$67,479	$(42,534)	$6,308	$—	$31,253

Investing activities
Business acquisitions (net of cash acquired)	(14,750)	—	2,696	—	(12,054)
Proceeds on disposal of investment	—	—	170	—	170
Capital asset expenditures	—	(24,884)	(940)	—	(25,824)
Deferred costs	(2,479)	(4,459)	(305)	—	(7,243)

	(17,229)	(29,343)	1,621	—	(44,951)

Financing activities
Long-term debt proceeds	15,000	—	—	—	15,000
Long-term debt repayments	(400)	(1,252)	(163)	—	(1,815)
Capital stock issuances	56	—	—	—	56
Share repurchase	(65,348)	—	—	—	(65,348)
Dividends paid	—	—	—	—	—
Other liabilities	—	(195)	(210)	—	(405)

	(50,692)	(1,447)	(373)	—	(52,512)

Change in cash and cash equivalents during the period	(442)	(73,324)	7,556	—	(66,210)
Cash and cash equivalents, beginning of period	1,035	79,586	61	—	80,682

Cash and cash equivalents, end of year	$593	$6,262	$7,617	$—	$14,472

Consolidated Balance Sheets

As at June 30, 2006 and December 31, 2005 (U.S. dollars; in thousands)
(Unaudited)
Incorporated under the laws of Canada

	2006	2005

Assets (Note 9)
Current
Cash and cash equivalents	$54,140	$14,472
Accounts receivable (Notes 18 and 20)	80,562	56,290
Unbilled revenue	41,095	24,622
Inventory	10,071	7,796
Prepaids and other	23,153	20,757
Future income taxes (Note 14)	8,754	4,216

	217,775	128,153
Investments (Note 5)	7,307	6,337
Capital assets (Note 4)	131,642	131,265
Goodwill and other intangible assets (Note 6)	411,380	218,081
Other assets (Note 7)	15,428	11,432

	$783,532	$495,268

Liabilities
Current
Payables and accruals (Note 8)	$156,057	$69,955
Deferred revenue	11,135	7,576
Current portion of long-term debt (Note 9)	2,381	1,657

	169,573	79,188
Long-term debt (Note 9(a))	223,287	162,581
Senior unsecured notes (Note 9(b))	150,000	—
Other liabilities (Note 10)	14,095	5,492
Future income taxes (Note 14)	31,225	24,648

Total liabilities	588,180	271,909
Non-controlling interest	487	429
Shareholders’ equity	194,865	222,930

	$783,532	$495,268

Commitments and contingencies (Note 19)

See accompanying notes

Consolidated Statements of Operations

Six months ended June 30 (U.S. dollars; in thousands, except per share amounts)
(Unaudited)

	2006	2005

Revenue	$258,580	$185,179
Cost of goods and services	194,635	129,548

Gross margin	63,945	55,631

Operating expenses	34,480	24,886
Interest expense (Note 12)	17,544	5,637
Depreciation and amortization	19,911	18,101
Other costs (Note 13)	25,285	440
Non-controlling interest	58	—
Equity in earnings of investee	(454)	(331)

	96,824	48,733

(Loss) earnings before income taxes	(32,879)	6,898
Income tax (recovery) expense (Note 14)	(3,954)	2,987

Net (loss) earnings	$(28,925)	$3,911

Basic and diluted (loss) earnings per share (Note 15)	$(0.69)	$0.09

See accompanying notes

Consolidated Statements of Shareholders’ Equity

Six months ended June 30 (U.S. dollars; in thousands)
(Unaudited)

	2006	2005

Retained earnings, beginning of period	$5,585	$26,163
Share repurchase (Note 11)	—	(25,983)
Net (loss) earnings	(28,925)	3,911

(Deficit) retained earnings, end of period	(23,340)	4,091
Capital stock (Note 11)	216,153	216,116
Contributed surplus	2,052	482

Total shareholders’ equity	$194,865	$220,689

See accompanying notes

Consolidated Statements of Cash Flow

Six months ended June 30 (U.S. dollars; in thousands)
(Unaudited)

	2006	2005

Operating activities
Net (loss) earnings	$(28,925)	$3,911
Items not requiring (generating) cash
Depreciation and amortization	19,911	18,101
Asset impairment charge (Note 13)	23,786	165
Foreign exchange gain	(523)	(300)
Future income tax (recovery) expense	(2,238)	994
Amortization of deferred financing costs (Note 12)	3,592	294
Equity in earnings of investee — net of dividends	(90)	(331)
Stock-based compensation expense	834	707
Other	766	532

	17,113	24,073
Change in non-cash working capital items related to operating activities (Note 16)	(2,804)	(6,755)

	14,309	17,318

Investing activities
Business acquisitions (net of cash acquired) (Note 3)	(162,037)	(12,054)
Capital asset expenditures	(12,141)	(12,611)
Deferred costs	(11,406)	(1,777)

	(185,584)	(26,442)

Financing activities
Long-term debt proceeds	225,000	15,000
Senior unsecured notes proceeds	150,000	—
Long-term debt repayments	(163,593)	(157)
Capital stock issuances (Note 11)	24	50
Share repurchase (Note 11)	—	(65,348)
Other liabilities	(488)	(81)

	210,943	(50,536)

Change in cash and cash equivalents during the period	39,668	(59,660)
Cash and cash equivalents, beginning of period	14,472	80,682

Cash and cash equivalents, end of period	$54,140	$21,022

Supplementary cash flow information
Interest paid	$8,771	$5,593
Income taxes (refunded) paid	$(831)	$858

See accompanying notes

Notes to the Consolidated Financial Statements

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

1.	Description of the business

Nature of operations and ownership

Stratos Global Corporation (the “Corporation” or “Stratos”) provides advanced mobile and fixed-site remote telecommunications services to customers operating beyond the reach of traditional terrestrial telecommunication networks. With its extensive portfolio of advanced satellite and microwave technologies, the Corporation provides Internet Protocol, data, and voice solutions to an array of diverse markets worldwide, which primarily include government and military, oil and gas, and maritime. The Corporation provides communications services and solutions for its customers through wholesale arrangements with a number of satellite system operators and its owned and operated telecommunications facilities.

Regulation

Stratos’ U.S. subsidiaries are subject to regulation by the U.S. Federal Communications Commission (“FCC”), which is responsible for most aspects of U.S. regulation of telecommunication services provided by private companies, including licensing of services and equipment, assigning of frequencies, regulatory implementation of communications statutes and adjudicating complaints alleging violation of those statutes. Stratos’ U.S. subsidiaries hold a number of U.S. common carrier and spectrum licenses to provide mobile satellite, fixed satellite and microwave services.

Stratos’ U.K. subsidiaries are subject to regulation by the U.K. Office of Communications (“Ofcom”), which in late 2003 replaced and consolidated the activities of several regulatory bodies, including the Office of Telecommunications and the Radiocommunications Agency, with respect to the provision of telecommunications services, operation of networks, and use of radio spectrum. Pursuant to a number of European Union directives, the U.K. adopted the Communications Act 2003 effective July 17, 2003, substantially replacing the Telecommunications Act 1984. Under this new regulatory regime, telecommunications licenses that were required under the previous legislation to operate networks or provide telecommunications services have been revoked and replaced with a series of general conditions of authorization to which all providers of public telecommunications networks and services (including Stratos Global Limited, the primary U.K. operating subsidiary) are subject. However, Stratos Global Limited is still required to hold a number of spectrum licenses for operation of satellite earth stations, which are issued by Ofcom.

Stratos provides telecommunications services in New Zealand through its operating subsidiary, Stratos New Zealand Limited. Satellite services in New Zealand are governed and regulated by two different industry-specific statutes: the Telecommunications Act 2001 and the Radiocommunications Act 1989. Except for radio and spectrum licenses required under the Radiocommunications Act 1989, no licenses or registrations are required to own or operate land earth stations or to provide public telecommunications services in New Zealand.

The Corporation’s Canadian subsidiary, Stratos Wireless Inc., is subject to regulation by the Canadian Radio-television and Telecommunications Commission (“CRTC”) with respect to the regulation of telecommunications in Canada and by Industry Canada with respect to the management and allocation of radio spectrum in Canada and the certification of radio equipment. It holds an international telecommunications service license issued by the CRTC and a spectrum license, various radio equipment certifications and various radio licenses issued by Industry Canada in respect of its satellite assets and services in Canada.

The Corporation’s subsidiaries in the Netherlands are subject to regulation under the Telecommunications Act 1998, which was revised on May 19, 2004 and is enforced by the Independent Post and

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

1.	Description of the business (Continued)

Telecommunications Authority. On July 26, 2004, Xantic B.V. was granted registrations as a public telecommunication network provider and a provider of telecommunication services.

The Corporation’s German subsidiaries are subject to regulation by the German Telecommunication Act 2004 in respect of very small aperture terminal (“VSAT”) satellite services. Stratos’ German subsidiaries hold various licenses in Germany, including a Class II license from the German telecommunications and postal regulatory authority, authorizing the operation of telecommunication services via satellite.

The Corporation’s Russian subsidiary is subject to regulation by the Russian communications ministry and holds various licenses in Russia in respect of its satellite communications operations.

2.	Summary of significant accounting policies

Basis of presentation

The unaudited consolidated interim financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) with respect to the preparation of interim financial statements and are in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) except as described in Note 22. The interim financial statements should be read in conjunction with the most recently prepared annual audited consolidated financial statements for the year ended December 31, 2005.

These interim financial statements follow the same accounting policies and methods of application as the most recent annual financial statements for the year ended December 31, 2005.

The consolidated financial statements include the accounts of the Corporation and its subsidiaries. As at June 30, 2006, the principal operating subsidiaries of the Corporation, all of which are directly or indirectly wholly owned unless otherwise noted below, are as follows:

Stratos Wireless Inc.
Stratos Mobile Networks, Inc.
Stratos Mobile Networks (USA), L.L.C.
Stratos Communications, Inc.
Stratos VSAT, Inc.
Stratos Offshore Services Company
Stratos Telecom, Inc.
Stratos Global Limited
Stratos Aeronautical Limited
Stratos Services Limited
Stratos New Zealand Limited
Stratos Communications (Australia) Pty Limited
Plenexis Holding GmbH
Plenexis Gesellschaft Fur Satelliten — Kommunikation mbH
Plenexis CIS GmbH
Plenexis Satellite — Communication AB
Moskowskij Teleport (75% ownership interest)
Xantic B.V.
Xantic Sales B.V.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

2.	Summary of significant accounting policies (Continued)

Translation of foreign currencies

The Corporation and each of its subsidiaries use the U.S. dollar as their currency of measurement and reporting as a substantial portion of the Corporation’s ongoing business is conducted in U.S. dollars.

Transactions which have occurred in currencies other than U.S. dollars have been converted to U.S. dollars at the exchange rate in effect at the transaction date. Carrying values of monetary assets and liabilities in currencies other than U.S. dollars have been converted at the U.S. rate at the balance sheet date and the resulting exchange gain or loss included in income. Monetary assets and liabilities denominated in foreign currencies and translated at exchange rates in effect at June 30, 2006 have been translated to U.S. dollars at Cdn $1.00 = U.S. $0.89; 1.00 GBP = U.S. $1.85; 1.00 Euros = U.S.$1.26 (December 31, 2005 — Cdn $1.00 = U.S. $0.86; 1.00 GBP = U.S. $1.77; 1.00 Euros = U.S.$1.20).

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, balances with banks, and investments in money market instruments with original maturities of less than 90 days that are readily convertible to known amounts of cash and are subject to an insignificant risk of a material change in value.

Unbilled revenue

Unbilled revenue represents the amounts receivable for telecommunications services provided to customers, which will become billable in accordance with contractual trade terms.

Inventory

Inventory consists of telecommunications equipment held for resale and is carried at the lower of average cost and net realizable value.

Capital assets

Capital assets are recorded at cost. Depreciation is computed using either the straight-line or declining-balance methods at rates that will reduce original cost to estimated residual value over the useful lives of the assets, principally as follows:

	Basis	Rate

Telecommunications equipment	Declining-balance	5% — 20%
Earth station equipment	Straight-line	10-12 years
Computer hardware and software	Declining-balance	30%
Furniture and other	Straight-line	5 years
Buildings	Declining-balance	4% — 5%

Impairment of long-lived assets

Impairment of long-lived assets is assessed using a two step approach. Under the first step, the impairment of capital assets and finite-life intangible assets is tested when events or changes in circumstances indicate that the asset’s carrying value is not recoverable and may be in excess of its fair value. The carrying

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

2.	Summary of significant accounting policies (Continued)

amount of a long-lived asset is not recoverable if its carrying value exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition.

If the asset’s carrying amount is in excess of the undiscounted cash flows, step two of the asset impairment test must be performed. Under step two of the test, impairment is measured as the excess of an asset’s carrying value over fair value. Fair value is measured using a discounted cash flow approach.

Asset retirement obligation

The fair value of legal obligations associated with the retirement of tangible long-lived assets is recognized in the financial statements in the period in which the liability is incurred. Upon initial recognition of a liability for an asset retirement obligation, a corresponding asset retirement cost is added to the carrying amount of the related asset, which is subsequently amortized to income over the remaining useful life of the asset. Following the initial recognition of an asset retirement obligation, the carrying amount of the liability is increased for the passage of time by applying an interest method of allocation to the liability with a corresponding accretion cost reflected in operating expenses.

Revisions to either the timing or the amount of the original estimate of undiscounted cash flows are recognized each period as an adjustment to the carrying amount of the asset retirement obligation and the related long-lived asset.

Investments

Long-term investments through which the Corporation exerts significant influence over the investee are accounted for by the equity method. Under this method, the investment is initially recorded at cost and the carrying value is adjusted thereafter to include the Corporation’s pro-rata share of post acquisition earnings of the investee. All other long-term investments are carried at cost and income on these investments is recognized only to the extent of dividends received. When there has been a decline in the value of an investment that is other than a temporary decline, the investment is written down to estimated net realizable value.

Goodwill and other intangible assets

Goodwill represents the excess of the cost of investments in subsidiaries over the fair value of the net identifiable tangible and intangible assets acquired. The Corporation reviews the goodwill of all its reporting units on at least an annual basis to ensure its fair value is in excess of its carrying value. Any impairment in the value of goodwill is charged to income in the period such impairment is determined.

Other intangible assets consist of licenses and customer relationships and contracts which have a limited life. Licenses reflect the cost of acquiring the right to transmit radio signals in a given licensed area. These are amortized over the shorter of the duration of the license term and their estimated economic lives ranging from three to ten years. Customer contracts represent the fair value of order backlogs and contracts acquired. Customer contracts acquired in connection with the acquisition of Plenexis Holding GmbH and its subsidiaries (“Plenexis”) are being amortized on a straight line basis over the expected period of benefit of three years. Customer relationships acquired in connection with the acquisition of Xantic B.V. and its subsidiaries (“Xantic”) are being amortized at varying percentages of cost based on the expected benefit to be derived in each year determined using the undiscounted cash flows expected from the customer relationships for the period from 2006 to 2018.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

2.	Summary of significant accounting policies (Continued)

As a percentage of the original cost, the annual average percentages used to determine amortization expense for customer relationships from 2006 to 2018 is as follows:

2006 — 2009	10%
2010 — 2013	9%
2014 — 2018	5%

Deferred financing costs

Costs incurred in connection with obtaining debt financing have been deferred and are amortized over the terms of the related debt.

Deferred start-up costs

Costs incurred in the start-up period of new business ventures are deferred until commercial viability is attained. These costs are amortized over a period not to exceed five years commencing on completion of the start-up period.

Government assistance

Government assistance related to capital assets is recorded as a deferred credit and amortized to income on the same basis as the related capital assets are depreciated.

Revenue recognition

The Corporation derives revenue principally from the sale of airtime, typically pursuant to service agreements or fixed-term contracts. The Corporation provides its customers with telecommunications services that are typically usage based, determined on metered bases such as the number of dedicated circuits or data lines provided or leased, data units transmitted, or minutes used. Revenues are recognized at the time service is provided to customers. Estimates are included to provide for that portion of fixed-to-mobile revenue that has not been reported or confirmed by domestic carriers. Revenue is subject to final determination and settlement with these carriers.

Revenues generated from sales of communications equipment are recognized as products are shipped. Revenues related to service agreements are recognized as the services are performed.

Payments received in advance for services to be provided in future periods are recorded in current or long-term deferred revenue in accordance with the duration of the service period and are recognized in revenue as the services are provided.

Employee benefits

The Corporation has defined contribution pension plans covering substantially all of its employees whereby the Corporation matches a portion of employee contributions to the plan. The Corporation’s contributions to the defined contribution pension plans including contributions to defined contribution pension plans acquired upon the acquisition of Xantic for the six months ended June 30, 2006 were $1.0 million (June 30, 2005 — $0.7 million).

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

2.	Summary of significant accounting policies (Continued)

As part of the acquisition of Plenexis, the Corporation assumed defined benefit pension plans which are unfunded. The unfunded defined benefit pension liability at June 30, 2006 was $0.4 million and covers one employee and five former employees. In valuing pension obligations for its defined benefit pension plans, the Corporation uses the projected unit credit method.

As part of the acquisition of Xantic, the Corporation also assumed defined benefit pension plans that were part of a multiemployer plan. Pension expense for these plans for the six months ended June 30, 2006 was $0.9 million.

The Corporation does not provide other post-retirement benefits. The cost of compensated absences and other employment benefits, such as health care, dental, and similar employee benefit plans, are expensed as employment services are rendered.

Income taxes

The Corporation follows the liability method of accounting for income taxes. Under the liability method, future income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities, and are measured using substantively enacted tax rates and laws that are expected to be in effect in the periods in which the future tax assets or liabilities are expected to be realized or settled. The effect of a change in income tax rates on future income tax assets and liabilities is recognized in income in the period that the change occurs. A valuation allowance is provided to the extent that it is more likely than not that future income tax assets will not be realized.

Earnings per share

Basic earnings per share is based on the weighted average number of common shares outstanding for the year. Diluted earnings per share is computed in accordance with the treasury stock method and based on the weighted average number of common shares and dilutive common share equivalents.

Stock-based compensation plans

The Corporation has three stock-based compensation plans which are described in Note 11.

(i) Stock Option Plan

The Corporation records compensation expense for stock options issued on or after January 1, 2003 using the fair value method. The Corporation discloses pro forma net earnings and earnings per share using the fair value method for stock-based compensation awards granted in 2002.

(ii) Deferred Share Unit Plan

The Corporation has a deferred share unit (“DSU”) plan for the non-employee directors of the Corporation with respect to a portion of directors’ compensation.

The Corporation uses the fair value method to determine compensation expense associated with DSUs. The DSU obligation is valued at the current market price of a common share. Changes in the market value of the DSU during the period are recorded in operating income and result in an increase or decrease in compensation expense.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

2.	Summary of significant accounting policies (Continued)

(iii) Performance Share Unit Plan

During the first quarter of 2005, the Corporation established a performance share unit (“PSU”) plan for certain senior employees. The Corporation uses the fair value method to determine compensation expense associated with such PSUs.

Derivative financial instruments

Derivative financial instruments may be utilized by the Corporation in the management of its foreign currency and interest rate exposures. The Corporation’s policy is not to utilize derivative financial instruments for trading or speculative purposes.

The Corporation formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives to specific assets and liabilities on the balance sheet or to specific firm commitments. The Corporation also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are effective in offsetting changes in fair values or cash flows of hedged items.

Foreign exchange translation gains and losses on foreign currency denominated derivative financial instruments used to hedge foreign currency investing and financing commitments are recorded as an adjustment to the applicable investing or financing activity.

Realized and unrealized gains or losses associated with derivative instruments, which have been terminated or cease to be effective prior to maturity, are deferred under other current, or non-current, assets or liabilities on the balance sheet and recognized in income in the period in which the underlying hedged transaction is recognized. In the event a designated hedged item is sold, extinguished or matures prior to the termination of the related derivative instrument and is not replaced, any realized or unrealized gain or loss on such derivative instrument is recognized in income.

The Corporation enters into interest rate swaps in order to reduce the impact of fluctuating interest rates on its long-term debt. These swap agreements require the periodic exchange of payments without the exchange of the notional principal amount on which the payments are based. The Corporation designates its interest rate swap agreements as hedges of the underlying debt. Interest expense on the debt is adjusted to include the payments made or received under the interest rate swaps.

In connection with the acquisition of Xantic, the Corporation assumed foreign exchange forward contracts used to manage foreign exchange risks. As the prescribed documentation for hedge accounting was not in place for these derivatives, changes in the fair value of the forward exchange contracts are recognized in income.

Use of accounting estimates

The preparation of financial statements in conformity with Canadian and U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring the use of management estimates include the determination of the allowance for uncollectability of accounts receivable and revenue

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

2.	Summary of significant accounting policies (Continued)

adjustments; the valuation of capital assets, intangibles and goodwill and the provision for income taxes. Actual results could differ from those estimates.

Comparative figures

Certain comparative figures have been reclassified to conform to the current year’s presentation.

Proposed accounting standards

In April 2005, the CICA released three new accounting standards related to “Financial instruments — recognition and measurement”, “Hedges” and “Comprehensive income”. These standards must be implemented no later than fiscal years beginning on or after October 1, 2006. Under the new standards, all financial instruments must be classified as held for trading, held to maturity, available for sale or loans and receivables. This classification determines how the financial instrument is measured and how gains and losses are recognized. The new standards require all derivatives to be recorded on the balance sheet at fair value. Off balance sheet treatment is no longer permitted. The method of hedge accounting which was previously unspecified must now be specified. Under the new standards, gains and losses resulting from any ineffectiveness in hedging relationships are required to be identified, measured and recognized in income immediately. As well, other comprehensive income has been introduced where certain gains and losses are temporarily presented outside of income. The impact the adoption of this standard will have on the Corporation’s financial position or results of operations is not determinable.

3.	Business acquisitions

Xantic

On February 14, 2006, the Corporation acquired all the issued and outstanding equity interests in Xantic for an aggregate purchase price of $184.8 million, net of cash acquired, including transaction costs of $6.7 million. The purchase consideration is subject to post-closing adjustments based on Xantic’s audited financial statements for the twelve months ended December 31, 2005 as provided for in the share purchase agreement.

The Xantic acquisition was accounted for using the purchase method and results of operations have been included in the consolidated statement of operations from the date of acquisition. The following table summarizes the preliminary purchase price allocation based on the estimated fair values of the assets acquired less liabilities assumed for the acquisition, and is subject to change. The determination of the final purchase consideration and purchase price allocation is subject to post-closing adjustments. The Corporation engaged external valuation specialists to assist in the valuation of capital assets and intangibles. Estimated restructuring

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

3.	Business acquisitions (Continued)

and integration costs of $11.0 million are included in the purchase price allocation of which a liability for $9.3 million remains outstanding at June 30, 2006.

Details of the estimates of the fair value of assets and liabilities acquired are as follows:

Purchase
Consideration

Fair value of assets acquired
Current assets	$43,350
Capital assets	26,239
Intangible assets including customer relationships	83,600
Future income taxes	6,792
Investment	879

$160,860

Less: Liabilities assumed
Current liabilities	$71,706
Long-term liabilities	8,678
Future income taxes	11,069

$91,453

Fair value of net assets acquired	$69,407
Goodwill	115,385

Purchase consideration (net of cash acquired)	$184,792

Plenexis

Effective January 31, 2005, the Corporation acquired 100% of the outstanding shares of Plenexis, a European VSAT service provider. The purchase price of the Plenexis shares, including transaction costs, together with the assumption of debt was $6.0 million net of cash acquired. The debt assumed on purchase totalling $7.3 million was settled by the Corporation subsequent to closing. Restructuring and integration costs of $3.0 million were included in the purchase price allocation of which a liability of $0.3 million remains outstanding at June 30, 2006.

The Plenexis acquisition was accounted for using the purchase method and results of operations have been included in the consolidated statement of operations from the date of acquisition. The following table summarizes the purchase price allocation based on the estimated fair values of the assets acquired less liabilities assumed for the acquisition.

Purchase
Consideration

Cash — share purchase	$217
Transaction costs	1,151

Total purchase consideration	$1,368

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

3.	Business acquisitions (Continued)

Details of the fair value of assets and liabilities acquired are as follows:

Purchase
Consideration

Fair value of assets acquired
Cash and cash equivalents	$2,696
Current assets	5,062
Capital assets and other	7,199
Intangible assets including customer contracts	5,849

$20,806

Less: Liabilities assumed
Current liabilities	$17,354
Debt assumed on purchase	7,304
Long-term liabilities	1,343
Non-controlling interest	326

$26,327

Fair value of net liabilities acquired	$(5,521)
Goodwill	6,889

Purchase consideration	$1,368

Navarino Telecom SA and NTS Maritime Limited (“Navarino”)

Effective January 13, 2005, the Corporation acquired a 49% ownership interest in Navarino, a maritime distributor operated from Athens, Greece. The cash purchase price for the minority interest in Navarino was $6.1 million, including transaction costs of $0.2 million. The Corporation has an option to acquire the remaining ownership interest in Navarino, which expires January 13, 2008.

The investment in Navarino is subject to significant influence and accordingly has been accounted for using the equity method. Goodwill implicit in the purchase price at acquisition totaled $5.8 million and is not deductible for tax purposes.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

4.	Capital assets

	June 30, 2006
		Accumulated	Net Book
	Cost	Depreciation	Value

Telecommunications equipment	$149,608	$88,589	$61,019
Earth station equipment	113,789	69,069	44,720
Computer hardware and software	50,289	34,871	15,418
Furniture and other	7,803	5,895	1,908
Buildings	11,471	3,900	7,571
Land	1,006	—	1,006

	$333,966	$202,324	$131,642

	December 31, 2005
		Accumulated	Net Book
	Cost	Depreciation	Value

Telecommunications equipment	$142,239	$81,551	$60,688
Earth station equipment	91,459	46,117	45,342
Computer hardware and software	44,555	27,912	16,643
Furniture and other	8,079	5,556	2,523
Buildings	8,526	3,463	5,063
Land	1,006	—	1,006

	$295,864	$164,599	$131,265

Depreciation expense related to capital assets for the six months ended June 30, 2006 was $15.5 million (June 30, 2005 — $16.6 million). Accumulated depreciation at June 30, 2006 includes $22.3 million (June 30, 2005 — $0.2 million) related to impairment of capital assets (Note 13).

Amortization of capital assets under development totaling $2.4 million (June 30, 2005 — $2.6 million) will commence when they are put into productive use.

5.	Investments

	June 30,	December 31,
	2006	2005

Long-term investment, at equity	$6,428	$6,337
Long-term investment, at cost	879	—

	$7,307	$6,337

Cash dividends received for the six months ended June 30, 2006 totaled $0.4 million (June 30, 2005 — $Nil)

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

6.	Goodwill and other intangible assets

	June 30,	December 31,
	2006	2005

Goodwill	$325,713	$210,329
Customer relationships, contracts and other	83,697	3,890
Licenses	1,970	3,862

	$411,380	$218,081

Amortization expense related to intangible assets for the six months ended June 30, 2006 was $4.2 million (June 30, 2005 — $1.1 million). Accumulated amortization related to intangibles was $13.8 million at June 30, 2006 (June 30, 2005 — $6.4 million). Accumulated amortization at June 30, 2006 includes $1.8 million (June 30, 2005 — $Nil) related to impairment of licenses (Note 13).

Estimated aggregate amortization expense related to intangibles for the next five years from June 30 is as follows:

2006	2007	2008	2009	2010

$9,743	$10,650	$9,360	$9,283	$8,706

7.	Other assets

	June 30,	December 31,
	2006	2005

Deferred financing costs	$12,540	$4,950
Deferred start-up costs	163	343
Deferred acquisition costs	—	2,754
Other	2,725	3,385

	$15,428	$11,432

Amortization expense related to other assets for the six months ended June 30, 2006 was $0.2 million (June 30, 2005 — $0.4 million).

8.	Payables and accruals

	June 30,	December 31,
	2006	2005

Trade accounts payable	$139,851	$60,438
Accrued employee costs	11,690	6,407
Other accrued liabilities	4,516	3,110

	$156,057	$69,955

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

9.	Long-term debt

	Interest Rate at	June 30,	December 31,
	June 30, 2006	2006	2005

Term B facility	LIBOR + 2.75%	$225,000	$148,500
Revolving operating facility	N/A	—	15,000
Mortgage obligation	7.03%	654	684
Bank loan	13.00%	—	25
Capital lease obligations	7.10%	14	29

		225,668	164,238
Less: long-term debt due within one year		2,381	1,657

		$223,287	$162,581

a) Senior credit facilities

Effective February 13, 2006, the Corporation entered into an amended and restated credit agreement to finance a portion of the Xantic acquisition and refinance its existing credit facilities. The refinanced senior credit facilities consist of: (i) a five year $25.0 million revolving operating facility; (ii) a five year Term A facility of up to $20.0 million; and (iii) a six year Term B facility of $225.0 million. The refinanced senior credit facilities are provided by a syndicate of financial institutions. A portion of the proceeds from the amended and restated Term B facility were principally used to repay the remaining $148.5 million of the former Term B facility and $15.0 million of the former revolving operating facility then outstanding.

Term B facility

The indebtedness under the amended and restated Term B facility matures February 2012, and bears interest at LIBOR plus an applicable margin, which currently is 275 basis points per annum based on the Corporation’s leverage ratio. An improvement in this ratio to 3.5:1 would result in a reduction of the margin rate to 250 basis points as defined in the credit agreement. The applicable LIBOR rates at June 30, 2006 and December 31, 2005 were 5.5% and 4.39%, respectively. At June 30, 2006, the Corporation had in place interest rate swap agreements to exchange LIBOR floating interest rates on $125.0 million of its amended and restated Term B facility. LIBOR floating rates of 5.5% are exchanged for fixed rates of 3.95% and 4.28% on notional amounts of $75.0 million and $50.0 million, respectively (Note 18).

Revolving operating facility

The amended and restated revolving operating facility has a term of five years and matures in February 2011. The revolving operating facility is available to the Corporation in Canadian or U.S. dollars and bears interest at varying base rates plus 100 — 225 basis points per annum, based on the Corporation’s leverage ratio as set out in the credit agreement. As at June 30, 2006, no amounts were drawn on the revolving operating facility. If any amounts had been drawn on the revolving operating facility, as at June 30, 2006, the applicable interest rate would have been LIBOR plus 225 basis points. The $25.0 million revolving operating facility at June 30, 2006 is subject to an annual standby fee of 50 basis points. This rate is subject to change based on the Corporation’s leverage ratio as set out in the credit agreement. Letters of credit totaling $0.8 million were in place at June 30, 2006 leaving $24.2 million of credit available to the Corporation at June 30, 2006.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

9.	Long-term debt (Continued)

Term A facility

The Term A facility is only available to fund purchase price adjustments related to the Xantic acquisition, if required, and expires 180 days after closing unless extended. Any unused portion of the Term A facility will be terminated after the purchase price adjustments, if any, have been finalized.

Any indebtedness drawn under the Term A facility will mature in February 2011 and bear interest at varying base rates plus 100-225 basis points per annum depending on the Corporation’s leverage ratio as set out in the credit agreement. Principal amounts drawn on the facility are required to be repaid in equal payments of 20% per year to maturity in 2011. The Term A facility is subject to an annual standby fee of 50 basis points, which is subject to change based on the Corporation’s leverage ratio. If any amounts had been drawn on the Term A facility as at June 30, 2006, the applicable rate would have been LIBOR plus 225 basis points.

As collateral for the amended and restated revolving operating facility and the amended and restated Term B facility, the Corporation has provided a first priority perfected security interest over all of the assets of the Corporation and its subsidiaries, with the exception of Plenexis and its subsidiaries, Stratos Communications (Australia) Pty Limited and Stratos Global (Japan) KK. Concurrent with the acquisition of Xantic, the Corporation supplemented the collateral securing the credit facilities with a first priority perfected security interest on its equity interest in Xantic. As additional security, all of the subsidiaries of the Corporation other than Plenexis and its subsidiaries, Xantic and its subsidiaries, Stratos Communications (Australia) Pty Limited and Stratos Global (Japan) KK, have guaranteed obligations under the refinanced senior credit facilities.

Under the refinanced senior credit facilities, the Corporation is subject to certain financial covenants. The Corporation is permitted to make additional borrowings, payments related to dividends, as well as redemptions and repurchases of equity interests of the Corporation provided it maintains certain financial covenants as set out in the credit agreement. In addition to scheduled repayments, if leverage ratios exceed certain thresholds, specified proceeds from new debt and equity issuances as well as a stated percentage of excess cash flows, as defined in the credit agreement, are to be applied to indebtedness outstanding under the facilities.

Mortgage obligation

The first mortgage bears interest at a rate of 7.03% per annum, is repayable in blended monthly installments of $15.0 thousand Cdn., matures in April 2011, is amortized over a 10 year period, and is collateralized by land and a building owned by the Corporation.

The mortgage obligation is denominated in Canadian dollars. The Canadian dollar equivalent was $0.7 million at June 30, 2006 (December 31, 2005 — $0.8 million).

Bank loan

The bank loan was assumed as part of the Plenexis acquisition and related to the Moskowskij Teleport. This loan matured on February 27, 2006.

Capital lease obligations

Capital lease obligations bear interest at a rate of 7.10% per annum, are repayable in monthly installments, mature in March 2007, and are collateralized by specific assets of the Corporation.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

9.	Long-term debt (Continued)

b) Senior unsecured notes

On February 13, 2006, the Corporation issued $150.0 million of senior unsecured notes (the “Notes”) to finance the remainder of the Xantic acquisition. The Notes bear interest at a rate of 9.875% per annum, payable semi-annually in arrears on February 15 and August 15, commencing August 15, 2006 and maturing on February 15, 2013.

The Notes are unsecured obligations of the Corporation and are subordinated to all existing and any future secured indebtedness of the Corporation including borrowings under the senior credit facilities. The Notes rank equally with any future, unsecured, unsubordinated senior indebtedness of the Corporation. The Notes are guaranteed jointly and severally by the same subsidiaries which have guaranteed the Corporation’s obligations under the refinanced senior credit facilities.

At any time on or before February 15, 2009, the Corporation may at its option on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes within 60 days of an equity offering, with the net proceeds of such offering, at a redemption price of 109.875% of the principal amount thereof, plus accrued and unpaid interest, provided that immediately after giving effect to such redemption, at least 65% of the original principal amount of the Notes remain outstanding.

In addition, at any time, the Corporation may at its option redeem all or part of the Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable premium and any accrued and unpaid interest.

The Corporation is required to file a registration statement under the U.S. Securities Act of 1933 (the “Registration Statement”) relating to another series of debt securities of the Corporation, with terms substantially identical as the Notes, to be offered in exchange for the Notes (the “Exchange Offer”). If the Registration Statement has not been filed and declared effective within 270 days of February 13, 2006 or if the Exchange Offer has not been consummated within 30 days after the applicable Registration Statement is declared effective, the rate of interest on the Notes will increase by 0.25% per year during the 90 day period immediately following the occurrence of either of these situations, and the interest rate shall increase by 0.25% per year at the end of each subsequent 90 day period, but in no event shall the increase exceed 1% per year. On July 11, 2006, the Corporation submitted a draft Registration Statement to the United States Securities and Exchange Commission and expects a final Registration Statement to be filed and declared effective during the third quarter of 2006.

Repayment requirements

The following outlines the annual principal repayment requirements related to the total debt obligations over the next five years from June 30:

2006	2007	2008	2009	2010	Thereafter

$2,381	$2,376	$2,385	$2,395	$2,381	$363,750

The effective interest rate on total debt for the six months ended June 30, 2006 was 8.66% (June 30, 2005 — 6.61%).

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

10.	Other liabilities

	June 30,	December 31,
	2006	2005

Asset retirement obligation	$3,075	$3,920
Government assistance, net of accumulated amortization of $1,050 (2005 — $1,029)	527	556
Defined benefit pension obligation	403	388
Defined benefit pension obligation — multiemployer plan	6,385	—
Other employment benefits	866	—
Restructuring provision	1,100	—
Other	1,739	628

	$14,095	$5,492

In the Mobile Satellite Services (“MSS”) segment, the Corporation has lease contracts in connection with its Inmarsat Land Earth Stations (“LESs”). Long-lived assets employed at these sites include various LES and telecommunications equipment. Upon termination of these lease contracts, the Corporation is required to satisfy certain asset retirement obligations including removal of equipment such as antennas from the buildings and land and restoration of land and premises to their original condition.

The total estimated undiscounted cash flows at June 30, 2006 required to settle the asset retirement obligations in the MSS segment are $2.5 million. These obligations are expected to be settled over various future periods as follows:

Estimated Undiscounted
Range of Expected Settlement Dates	Cash Flows

2009 — 2010	$404
2014 — 2015	2,067

$2,471

Credit adjusted risk-free rates, based on the period over which the liability will be settled, used to discount these cash flows ranged from 6.84% to 9.61%.

In the Broadband Services (“Broadband”) segment, the Corporation has microwave equipment, rental equipment and towers installed at various leased customer sites. Asset retirement obligations relate to the requirement for removal of the equipment upon termination of the leases.

The total estimated undiscounted cash flows at June 30, 2006 required to settle the asset retirement obligations in the Broadband segment are $5.2 million. These obligations are expected to be settled over various future periods as follows:

Estimated Undiscounted
Range of Expected Settlement Dates	Cash Flows

2007 — 2011	$551
2015 — 2016	4,109
2021	572

$5,232

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

10.	Other liabilities (Continued)

Credit adjusted risk-free rates, based on the period over which the liability will be settled, used to discount these cash flows ranged from 5.50% to 9.43%.

The asset retirement obligation associated with long-lived assets is as follows:

	June 30, 2006	December 31, 2005

Asset retirement obligation, beginning of period	$3,920	$3,329
Asset retirement obligation assumed on acquisition	33	312
Revision in estimated cash flows and timing of settlement	468	—
Accretion expense	154	279

Asset retirement obligation, end of period	4,575	3,920
Less: asset retirement obligation due within one year (included in payables and accruals)	1,500	—

	$3,075	$3,920

11.	Capital Stock

The Corporation is authorized to issue an unlimited number of preferred shares, issuable in series, and an unlimited number of common shares with no par value. No preferred shares have been issued, while the issued common shares were as follows:

	June 30, 2006		December 31, 2005
		Stated		Stated
	Number	Value	Number	Value

Beginning of period	41,991,874	$216,128	49,379,103	$254,147
Issued pursuant to exercise of options	6,333	24	12,771	56
Shares repurchased and cancelled	—	—	(7,400,000)	(38,088)
Transfers from contributed surplus related to exercise of options	—	1	—	13

End of period	41,998,207	$216,153	41,991,874	$216,128

On February 28, 2005, the Corporation completed a substantial issuer bid transaction resulting in the repurchase and cancellation of 7,400,000 common shares of the Corporation for a purchase price of $10.75 Cdn per share. Total cash paid to repurchase the shares of $64.5 million ($79.6 million Canadian dollars) and transaction costs of $0.8 million were funded from available cash on hand and a $15.0 million drawdown under the Corporation’s former revolving credit facility (Note 9).

The substantial issuer bid transaction reduced the components of shareholders’ equity as follows:

Capital stock	$38,088
Retained earnings	25,983
Contributed surplus	1,277

$65,348

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

11.  Capital Stock (Continued)

Stock based compensation

(i) Stock Option Plan

The Corporation has a stock-based compensation plan under which stock options to acquire common shares in the Corporation have been granted to certain senior employees, officers and directors. Effective February 11, 2003, stock options are no longer granted to non-employee directors under the Corporation’s stock option plan.

Total common shares reserved for issuance under the Corporation’s stock option plan is 5,500,000, of which 1,090,641 common shares remain available for grant at June 30, 2006. The options are granted at exercise prices equivalent to or above the fair market value of the Corporation’s common shares as of the date the options are granted, and have varying vesting terms. The maximum term over which options may be held under the plan before they are exercised is 10 years from the date of grant.

Pursuant to an amendment to the plan implemented in 2004, tandem stock appreciation rights (“SARs”) may be issued at or after the grant of the related stock options. The SARs entitle the participant to receive an amount equal to the excess of the fair market value of a common share over the exercise price of the related option, which is payable at the discretion of the Board, in cash or common shares. In the event the participant elects to exercise the SAR, the related option is cancelled. Effective on February 17, 2005, these tandem SARs were retroactively attached to all options to purchase common shares of the Corporation that were previously granted and remain outstanding in accordance with the Corporation’s stock option plan.

Details of stock options outstanding are as follows:

	June 30, 2006		December 31, 2005
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price

Outstanding at beginning of period	1,814,165	$9.99	2,064,535	$9.59
Granted	236,200	8.19	166,745	8.59
Exercised	(6,333)	6.68	(12,771)	7.47
Forfeited, cancelled or expired	(114,927)	9.94	(404,344)	9.29

Outstanding at end of period	1,929,105	$10.10	1,814,165	$9.99

Exercisable at end of period	1,167,328	$10.92	985,952	$10.85

Weighted average fair value of options granted during the period		$3.43		$3.54

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

11.  Capital Stock (Continued)

The following table summarizes information about stock options outstanding and exercisable at June 30, 2006:

	Options Outstanding			Options Exercisable
		Weighted	Weighted		Weighted
		Average	Average		Average
	Number	Remaining	Exercise	Number	Exercise
Range of Exercise Price	Outstanding	Life (Years)	Price	Exercisable	Price

$ 7.25 — $ 9.74	1,503,120	6	$8.45	789,224	$8.75
$ 9.75 — $12.24	87,250	8	10.74	80,583	10.66
$12.25 — $16.25	338,735	6	14.32	297,521	14.47

	1,929,105		$10.10	1,167,328	$10.92

The Corporation issues stock options with both U.S. and Canadian dollar exercise prices. The Corporation’s common shares and stock options are denominated in Canadian dollars. Exercise prices have been translated to U.S. dollars at the period end exchange rates disclosed in Note 2.

Stock-based compensation expense recognized in income for the six months ended June 30, 2006 related to stock options granted on or after January 1, 2003 was $0.8 million (June 30, 2005 — $0.7 million) with a corresponding increase in contributed surplus.

The following outlines the pro forma net earnings and basic and diluted earnings per share impact for the six months ended June 30, 2006 and 2005 had the Corporation used the fair value method of accounting for stock-based compensation awards issued in 2002. The pro forma adjustments presented below exclude stock options granted after 2002, for which compensation expense was recorded.

	June 30, 2006	June 30, 2005

Reported net (loss) earnings	$(28,925)	$3,911
Stock based compensation expense	(205)	(190)

Adjusted net earnings	$(29,130)	$3,721

Adjusted basic and diluted (loss) earnings per share	$(0.69)	$0.08

The fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions used for options granted during the six months ended June 30:

	2006	2005

Risk free interest rate	4.63%	4.31%
Expected life	6.00 yrs	6.00 yrs
Expected volatility	35.9%	34.0%
Expected dividends	0.0%	0.0%

(ii) Deferred Share Unit Plan

The Corporation has established a DSU Plan requiring non-employee members of the Board of Directors to receive a minimum of 50% of their directors’ compensation in the form of DSUs. Directors may elect to receive a greater proportion of their compensation in DSUs by filing an election with the Corporation. The

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

11.  Capital Stock (Continued)

number of DSUs granted is determined by dividing the portion of the fees to be paid in DSUs by the market value of the DSU. The market value of a DSU on any particular date is equal to the average closing price of a common share of the Corporation on the preceding five trading days on the Toronto Stock Exchange. Additional DSUs are to be granted if dividends are paid.

The DSUs vest immediately upon issue and are required to be settled in cash. DSUs are redeemed when a director ceases to be a member of the Board of Directors. The cash value to be paid for each DSU is equivalent to the market value of the DSU on the redemption date.

DSUs, in respect of directors’ fees, payable for the quarter ended June 30, 2006, will be issued in July 2006. Compensation expense (recovery) recognized in income for the six months ended June 30, 2006 related to DSUs that have been issued up to June 30, 2006 was $(0.3) million. The amount recorded in current liabilities at June 30, 2006 related to DSUs was $0.6 million (June 30, 2005 — $0.4 million).

(iii) Performance Share Unit Plan

Effective in the first quarter of 2005, the Corporation established a PSU plan for certain senior employees. The PSU plan, in conjunction with a separate Grant Agreement executed between the Corporation and the employee, gives the employee the right to receive compensation, subject to the achievement of performance targets specified in the agreement. The compensation will consist of shares of the Corporation or at the Corporation’s discretion, a cash payment equal to the fair market value of the PSU. The amount of compensation expense recognized in income for the six months ended June 30, 2006 related to PSUs was $0.4 million (June 30, 2005 — $0.1 million). The amount recorded in current liabilities at June 30, 2006 related to PSU’s was $0.6 million (June 30, 2005 — $0.4 million).

12.	Interest expense

The components of interest expense for the six months ended June 30 are as follows:

	2006	2005

Long-term debt	$13,753	$5,231
Amortization of deferred financing costs	3,592	294
Bank indebtedness	199	112

	$17,544	$5,637

Amortization of deferred financing costs for the six months ended June 30, 2006 includes $2.8 million related to the first quarter write-off of costs deferred in connection with credit facilities in place prior to the refinancing on February 13, 2006.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

13.	Other costs (income)

Other costs (income) for the six months ended June 30 are comprised of the following:

	2006	2005

Severance and other costs	$1,499	$615
Asset impairment charge	23,786	165
Commercial settlement	—	(2,038)
Provision for legal claim	—	1,698

	$25,285	$440

Severance and other costs

Severance and other costs in 2006 included costs associated with the integration of Xantic and related to the elimination of redundant positions which existed in the MSS segment prior to the acquisition as well as the geographic restructuring of the sales and operations groups within the Broadband segment and restructuring at the Corporate level.

Severance and other costs of $0.6 million recorded in 2005 related primarily to restructuring activities in the MSS sales support group and the Broadband European sales management group.

As at June 30, 2006, the remaining unpaid balance related to severance and other costs incurred in the current and prior periods was $1.1 million (December 31, 2005 — $0.7 million).

Asset impairment charge

Coincident with the acquisition of Xantic, management completed an evaluation of the Corporation’s consolidated post-acquisition LES network infrastructure. As a result, in the first quarter of 2006, the Corporation recorded an asset impairment charge of $19.6 million in connection with capital assets and licences used in its LES in Goonhilly, England.

The Corporation also recorded an asset impairment charge of $4.2 million in the first quarter of 2006 related to the write-off of capital assets, representing costs incurred under a project to customize and integrate customer relationship management software for use within the mobile satellite business. The Corporation has filed a claim in the Supreme Court of Newfoundland and Labrador, Canada, for U.S. $7.0 million in damages, plus costs and interest due to a third party consultant’s breach of contract. During the second quarter of 2005, the Corporation recorded an asset impairment charge at the Corporate level of $0.2 million related to impairment in certain software assets which were not compatible with enhancements being made to its platform for value added services.

Commercial settlement

During the first quarter of 2005 the Corporation successfully concluded a commercial settlement with a third party related to the licensing and use of certain technology. Total settlement proceeds were $3.0 million, of which $1.0 million was recorded as a recovery of professional fees and the remaining $2.0 million recorded as other income.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

13.  Other costs (income) (Continued)

Provision for legal claim

During the second quarter of 2005, the Corporation recorded a provision of $1.7 million consisting of damages, interest and costs associated with a court ruling in favor of a former director and officer of the Corporation regarding the sale of a subsidiary to such individual in 1998. The Corporation has appealed this ruling and is currently awaiting a decision from the appeals court. The Supreme Court of Newfoundland and Labrador stayed payment of the judgment to the former director and ordered the funds to be paid directly to the court pending the outcome of the appeal. The Corporation paid the judgment amount and interest to the court in July 2005.

14.	Income taxes

Reconciliation to statutory rates

The following is a reconciliation of income taxes, calculated at the Canadian combined federal and provincial statutory income tax rates, to the income tax provision recorded in the consolidated statements of operations for the six months ended June 30:

	2006	2005

(Loss) earnings before income taxes	$(32,879)	$6,898
Income tax (recovery) expense based upon statutory rates	(11,836)	2,483
Increase (decrease) in income taxes resulting from:
Non-taxable items	(751)	(1,522)
Benefit of current years’ non-capital losses not recognized	8,659	1,670
Difference in foreign tax rates	(85)	137
Capital tax	59	219

Income tax (recovery) expense	$(3,954)	$2,987

Provision for income taxes

The components of the provision for income taxes for the six months ended June 30 are as follows:

	2006	2005

Canadian
Current taxes	$(518)	$12
Future income taxes	(2,969)	1,020

	$(3,487)	$1,032

Foreign
Current taxes	$(1,198)	$1,981
Future income taxes	731	(26)

	(467)	1,955

Income tax (recovery) expense	$(3,954)	$2,987

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

14.  Income taxes (Continued)

Future income taxes

The tax effects of temporary differences which give rise to future tax assets and liabilities are as follows:

	June 30, 2006	December 31, 2005

Loss carry-forwards	$47,122	$26,296
Capital assets	(4,527)	(10,254)
Goodwill and other intangible assets	(43,885)	(18,333)
Current assets	2,544	3,060
Asset retirement obligation	1,010	1,277
Other	888	290
Current liabilities	4,949	(42)
Valuation allowance	(30,572)	(22,726)

Total future income taxes	$(22,471)	$(20,432)

Future income taxes comprise:

	June 30, 2006	December 31, 2005

Future income tax asset — current portion	$8,754	$4,216
Future income tax liability — long-term portion	(31,225)	(24,648)

Net future income tax liability	$(22,471)	$(20,432)

Tax losses

The Corporation has estimated non-capital tax losses carried forward at June 30, 2006 amounting to approximately $128.2 million of which $50.7 million arises in subsidiaries outside Canada, the U.S. and the Netherlands and can be carried forward indefinitely. The balance of $77.5 million arises in subsidiaries in Canada, the U.S. and the Netherlands, and expire at various dates from 2008 to 2020. The use of approximately $2.6 million of these losses is limited to an annual amount on a straight line basis over twenty years as prescribed by tax legislation. The Corporation has a net capital loss of $6.2 million which can only be utilized against capital gains and will be available commencing in 2007.

The valuation allowance at June 30, 2006 primarily relates to the potential future benefits in respect of net loss carryforwards of $47.8 million or $18.2 million of the valuation allowance (December 31, 2005 — $42.4 million or $16.1 million of the valuation allowance) and in respect of other deductible differences of $41.1 million or $12.3 million of the valuation allowance (December 31, 2005 — $21.8 million or $6.6 million of the valuation allowance). These tax assets will be recognized in future periods when it becomes more likely than not that the benefits will be realized.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

15.	Per share information

	June 30, 2006	June 30, 2005

Net (loss) earnings	$(28,925)	$3,911

Weighted average common shares used in the calculation of basic earnings per share	41,995	44,452
Incremental common shares calculated in accordance with the treasury stock method	—	60

Weighted average common shares used in the calculation of diluted earnings per share	41,995	44,512

Basic and diluted (loss) earnings per share	$(0.69)	$0.09

Options to purchase 1,929,105 common shares were outstanding at June 30, 2006 (June 30, 2005 — 1,950,415). Options to purchase 1,638,850 common shares were not included in the computation of diluted earnings per share for the six months ended June 30, 2006 (June 30, 2005 — 1,271,745), because the exercise prices of such options were greater than or equal to the average market price of the common shares during the period.

16.	Change in non-cash working capital

	June 30, 2006	June 30, 2005

Accounts receivable	$10,238	$4,055
Unbilled revenue	(9,875)	(1,502)
Inventory	(1,501)	(232)
Prepaids and other	(928)	(1,909)
Payables and accruals	(789)	(7,734)
Deferred revenue	51	567

	$(2,804)	$(6,755)

17.	Business segments

The Corporation’s reportable segments are MSS and Broadband.

The MSS segment includes the sale of airtime and equipment for Stratos’ Inmarsat, MSV, Iridium, aeronautical and other mobile satellite operations. The Broadband segment includes the sale of airtime, equipment and services for Stratos’ microwave and VSAT operations.

The Corporation evaluates performance and allocates resources based on segment earnings before interest expense, depreciation and amortization, other costs (income), non-controlling interest, equity in earnings of

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

17.  Business segments (Continued)

investee, and income taxes (“Segment earnings”). Intersegment transactions are not significant and are eliminated upon consolidation.

	June 30, 2006	June 30, 2005

Revenue
MSS	$195,212	$126,321
Broadband	63,368	58,858

	$258,580	$185,179

Segment earnings
MSS	$24,000	$22,428
Broadband	5,465	8,317

	$29,465	$30,745

Interest expense	$17,544	$5,637
Depreciation and amortization	19,911	18,101
Other costs (income)	25,285	440
Non-controlling interest	58	—
Equity in earnings of investee	(454)	(331)

	$62,344	$23,847

(Loss) earnings before income taxes	$(32,879)	$6,898

	June 30, 2006	December 31, 2005

Total identifiable assets
MSS	$333,071	$163,179
Broadband	124,748	121,760

	$457,819	$284,939

Goodwill
MSS	$277,976	$162,591
Broadband	47,737	47,738

	$325,713	$210,329

	$783,532	$495,268

	June 30, 2006	June 30, 2005

Geographic Information — Revenue
United States	$105,360	$101,469
United Kingdom	33,646	32,494
Canada	9,789	8,194
Other	109,785	43,022

	$258,580	$185,179

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

17.  Business segments (Continued)

	June 30, 2006	December 31, 2005

Geographic Information — Capital Assets and Goodwill
United States	$99,148	$99,914
United Kingdom	132,082	151,955
Canada	48,501	52,265
Netherlands	130,867	—
Other	46,757	37,460

	$457,355	$341,594

Revenues are attributed to different countries based on the billing address of the customer for whom the service was provided.

18.	Financial instruments

Risk management

The Corporation’s earnings and cash flow may be negatively impacted by fluctuations in interest and foreign currency exchange rates. In special investing and financing situations, the Corporation enters into foreign currency forward contracts in order to mitigate earnings volatility associated with foreign currency fluctuations and match the timing of cash flow requirements.

Derivative financial instruments entered into by the Corporation are subject to standard credit terms and conditions, financial controls, and risk monitoring procedures. The Corporation does not hold or issue derivative financial instruments for speculative or trading purposes.

Interest rate exposures

The Term B facility is issued at floating rates of interest and is therefore subject to risks associated with fluctuating interest rates. The Corporation has entered into, for hedging purposes, two interest rate swap transactions as at June 30, 2006.

One of the swap transactions was entered into with a U.S. bank and expires on January 14, 2009. This swap transaction involves the exchange of the underlying three month U.S. dollar LIBOR rate for a fixed rate of 3.95%. The notional amount of this swap transaction is $75.0 million which remains fixed throughout its term. The fair value of this swap transaction at June 30, 2006 was a $2.8 million receivable.

The Corporation entered into the second swap transaction with a Canadian chartered bank. This swap transaction involves the exchange of the underlying three month U.S. dollar LIBOR rate for a fixed rate of 4.28% and expires March 31, 2008. The notional amount of this swap transaction is $50.0 million which remains fixed throughout its term. The fair value of this swap transaction at June 30, 2006 was a $1.0 million receivable.

During the quarter ended March 31, 2006, when the Corporation was engaged in the refinancing of its Term B credit facility, certain of the terms of the underlying debt did not match the terms of the swap transaction entered into on January 14, 2005. As a result, the hedging relationship became ineffective and a mark to market adjustment to the date of redesignation in April 2006 resulted in the recognition of a $0.5 million gain in income for the six months ended June 30, 2006. Upon redesignation of the January 14,

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

18.	Financial instruments (Continued)

2005 swap transaction as a hedge of the Term B facility in April 2006, the hedging relationship became eligible for hedge accounting.

Foreign currency exposures

The Corporation has long-term debt that is denominated primarily in U.S. dollars, as disclosed in Note 9, which is therefore not subject to risks associated with fluctuating foreign currency rates of exchange since the Corporation’s reporting and functional currency is U.S. dollars.

The Corporation operates internationally and is therefore exposed to market risks related to foreign currency exchange rate fluctuations. Concurrent with the acquisition of Xantic, the Corporation assumed foreign exchange forward contracts to buy Euros and sell U.S. dollars. These contracts were put in place to manage exposure to exchange rate fluctuations pertaining to Xantic’s future net cash flows from operations. The notional value of these foreign exchange forward contracts at June 30, 2006 was 9.0 million Euros. These forward contracts will expire in increments of 1.5 million Euros monthly from July 2006 to December 2006. The fair market value of these foreign exchange forward contracts at June 30, 2006 was $0.6 million receivable.

Credit exposure

The Corporation is exposed to credit risk in the event of non-performance by counterparties to its derivative financial instruments. Non-performance is not anticipated since these counterparties are highly rated financial institutions.

The Corporation is also exposed to credit risk with respect to accounts receivable from customers. The Corporation provides services to many customers across different geographic areas. No customer accounted for 10% or more of the Corporation’s accounts receivable at June 30, 2006.

The Corporation has credit evaluation, approval and monitoring processes intended to mitigate potential credit risks, and maintains provisions for potential credit losses that are assessed on an ongoing basis. The allowance for uncollectability of accounts receivable and revenue adjustments at June 30, 2006 was $14.4 million (December 31, 2005 — $14.1 million).

Fair values

Fair value estimates are made as of a specific point in time, using available information about the financial instruments and current market conditions. The estimates are subjective in nature involving uncertainties and significant judgment.

The carrying values of financial instruments included in current assets and current liabilities in the consolidated balance sheets approximate their fair values, reflecting the short-term maturity and normal trade credit terms of these instruments. The fair value of the long-term debt is based on current pricing of financial instruments with comparable terms. This fair value reflects a point-in-time estimate that may not be relevant in predicting the Corporation’s future income or cash flows. As at June 30, 2006 and December 31, 2005, the estimated fair value of long-term debt corresponds to its carrying value.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

19.	Commitments and contingencies

Commitments

The estimated future minimum payments for operating leases, maintenance contracts, committed capital expenditures and purchase obligations for the next five years and thereafter from June 30, 2006 are $93.3 million, payable as follows:

2006	$54.2
2007	$18.8
2008	$8.1
2009	$3.0
2010	$2.1
Thereafter	$7.1

Telecommunications agreements

The Corporation is party to various telecommunications service agreements in the normal course of business, as required to interconnect with other carriers and to allow Stratos to provide diverse multi-network telecommunications services to its customers. These agreements are subject to normal commercial terms as negotiated from time to time, which establish the terms of service and settlement with regards to interconnection and other services provided.

Contingencies

In the normal course of operations, the Corporation is subject to litigation and claims from third parties, customers, suppliers and former employees. Management believes that adequate provisions have been recorded in the accounts where required.

20.	Related party transactions

In the normal course of operations, the Corporation engages in transactions with its equity owned investee, Navarino. These transactions represent sales of airtime and equipment and are measured at the amounts exchanged.

Revenue from the related party for the six months ended June 30, 2006 was $7.3 million (June 30, 2005 — $6.9 million). The amount receivable from the related party at June 30, 2006 was $5.7 million (December 31, 2005 — $6.0 million).

21.	Subsequent event

On September 14th, 2006, the Corporation entered into an interest rate swap with a notional amount of $75.0 million to hedge the interest payments on a portion of its long-term debt. The swap involves the exchange of the underlying three months U.S. dollar LIBOR rates for a fixed rate of 5.15%. The swap transaction expires December 31, 2008.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

22.	Differences between Canadian and United States generally accepted accounting principles

The consolidated financial statements have been prepared in accordance with Canadian GAAP which differ in certain respects from those principles that the Corporation would have followed had its financial statements been prepared in accordance with U.S. GAAP. This note summarizes these differences as they relate to the Corporation.

a) The reconciliation of net earnings in accordance with Canadian GAAP to conform to U.S. GAAP for the six months ended June 30 is as follows:

	2006	2005

Net (loss) earnings in accordance with Canadian GAAP	$(28,925)	$3,911
Interest rate swap(i)	—	827
Deferred start-up costs(iii)	180	258
Deferred development costs(iii)	—	47
Stock-based compensation costs(iv)	(396)	15
Income tax impact of the above(i, iii)	(6)	(350)

Net (loss) earnings U.S. GAAP	$(29,147)	$4,708

The impact of these adjustments on the shareholders’ equity accounts of the Corporation at June 30 is as follows:

	2006	2005

Shareholders’ equity in accordance with Canadian GAAP	$194,865	$220,689
Interest rate swap(i)	—	(228)
Business combinations(ii)	(20,802)	(20,802)
Deferred start-up costs(iii)	(163)	(600)
Income tax impact of the above(i, ii, iii)	6,027	6,150
Accumulated other comprehensive income(i)	3,162	—

Shareholders’ equity in accordance with U.S. GAAP	$183,089	$205,209

The components of shareholders’ equity at June 30 are as follows:

	2006	2005

Capital stock	$218,191	$218,154
Deficit	(36,912)	(9,627)
Contributed surplus(v)	2,474	508
Other comprehensive income(v)	(664)	(3,826)

Shareholders’ equity in accordance with U.S. GAAP	$183,089	$205,209

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

22.	Differences between Canadian and United States generally accepted accounting principles (Continued)

The balance sheets in accordance with U.S. GAAP at June 30, 2006 and December 31, 2005 are as follows:

	2006		2005
	Canadian	U.S.	Canadian	U.S.
	GAAP	GAAP	GAAP	GAAP

Assets
Current
Cash and cash equivalents	$54,140	$54,140	$14,472	$14,472
Accounts receivable	80,562	80,562	56,290	56,290
Unbilled revenue	41,095	41,095	24,622	24,622
Derivative instruments(i)	1,081	4,432	—	2,205
Inventory	10,071	10,071	7,796	7,796
Prepaids and other	22,072	22,072	20,757	20,757
Future income taxes	8,754	8,754	4,216	4,216

	217,775	221,126	128,153	130,358
Investments	7,307	7,118	6,337	6,337
Capital assets	131,642	131,642	131,265	131,265
Goodwill and other intangible assets(ii)	411,380	390,578	218,081	197,279
Other assets(iii)	15,428	15,265	11,432	11,089

	$783,532	$765,729	$495,268	$476,328

Liabilities
Current
Payables and accruals	$156,057	$156,057	$69,955	$69,955
Deferred revenue	11,135	11,135	7,576	7,576
Current portion of long-term debt	2,381	2,381	1,657	1,657

	169,573	169,573	79,188	79,188
Long-term debt	223,287	223,287	162,581	162,581
Senior unsecured notes	150,000	150,000	—	—
Other liabilities	14,095	14,095	5,492	5,492
Future income taxes(ii, iii)	31,225	25,198	24,648	18,615

Total liabilities	588,180	582,153	271,909	265,876
Non-controlling interest	487	487	429	429
Shareholders’ equity	194,865	183,089	222,930	210,023

	$783,532	$765,729	$495,268	$476,328

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

22.	Differences between Canadian and United States generally accepted accounting principles (Continued)

Following are statements of operations for the six months ended June 30 in accordance with U.S. GAAP:

	2006	2005

Revenue	$258,580	$185,179
Costs of goods and services	191,887	128,127

Gross margin	66,693	57,052

Selling, general and administrative	33,273	22,365
Rental expense	4,370	3,137
Bad debt expense	324	785
Depreciation and amortization	19,911	18,101
Asset impairment charge (Note 13)	23,786	165
Equity in earnings of investee	(454)	(331)
Foreign exchange (gain) loss	(523)	(300)
Non-controlling interest	58	—
Other costs (income)	1,499	275

	82,244	44,197

(Loss) earnings from operations	(15,551)	12,855
Interest expense	17,544	5,637
Interest rate swap	—	(827)

Net (loss) earnings before income taxes	(33,095)	8,045
Income tax (recovery) expense	(3,948)	3,337

Net (loss) earnings	$(29,147)	$4,708

Basic and diluted (loss) earnings per share in accordance with U.S. GAAP	$(0.69)	$0.11

i) Derivative instruments

The interest rate swap transactions described in Note 18 meet the criteria for hedge accounting and are accounted for as hedges under Canadian GAAP AcG 13. Under U.S. GAAP all derivatives are recorded on the balance sheet at fair value and Statement of Financial Accounting Standards (“SFAS”) 133, Accounting for Derivative Instruments and Hedging Activities, establishes certain criteria to be met and documentation to be in place in order to designate a derivative instrument as a hedge and to deem a hedge as effective. As certain elements of the prescribed documentation were not in place in accordance with U.S. GAAP, related to the two swap transactions which expired December 2005, the interest rate swaps were not eligible for hedge accounting. As a result, under U.S. GAAP, any changes in fair value of the swaps were reflected as a charge or credit to income in the applicable period.

Documentation in place for the new swap transactions entered into on January 14, 2005 and September 30, 2005 (Note 18) meet the requirements for hedge accounting under both Canadian and U.S. GAAP. Under

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

22.	Differences between Canadian and United States generally accepted accounting principles (Continued)

U.S. GAAP, the fair value of these swap transactions are recorded on the balance sheet with an offsetting amount recorded in accumulated other comprehensive income.

In addition, in connection with the equity offering of common shares in 2002, the Corporation entered into a forward exchange contract in order to fix the U.S. dollar value of the anticipated net proceeds from the offering. Under Canadian GAAP, this forward contract was accounted for as a hedge of the Canadian dollar denominated net proceeds from the offering. Therefore, the proceeds from the offering were credited to capital stock at the contracted exchange rate. Under U.S. GAAP, this forward exchange contract did not meet the criteria necessary to be classified as a hedge. Therefore, under U.S. GAAP the proceeds from the offering were recorded at the exchange rate prevailing at the date the proceeds were received, and the loss on the forward exchange contract was charged to income in 2002.

ii) Business combinations

As part of the business combinations completed prior to January 1, 2001, transition and integration costs, employee retention bonuses, and impairments in value of certain redundant assets of the Corporation related to business combinations were included as acquisition costs and accounted for using the purchase method. Under U.S. GAAP, transition and integration costs and asset impairment losses related to redundant assets of the acquirer corporation are expensed as incurred. Accordingly, the goodwill related to these acquisitions under U.S. GAAP is lower than that recorded under Canadian GAAP.

iii) Deferred start-up and development costs

Under Canadian GAAP, start-up costs are deferred and amortized over periods not exceeding five years based on the expected period and pattern of benefit of the deferred expenditures. Under U.S. GAAP, these costs are charged to expense in the period incurred. The difference between U.S. GAAP and Canadian GAAP represents the start-up costs capitalized in the respective year, net of the reversal of amortization expense recorded for Canadian GAAP relating to amounts previously capitalized. This adjustment also resulted in a change in the future income tax liability for the period.

iv) Stock-based compensation costs

As described in Note 2, during 2003 the Corporation elected to adopt the fair value method of accounting for stock options granted to directors, officers and employees on or after January 1, 2003 under Canadian GAAP.

In accordance with the transitional provisions available under Canadian GAAP, the Corporation provides pro forma disclosures of net earnings and related per share amounts using the fair value method of accounting for such stock options granted in 2002.

Prior to January 1, 2006, for U.S. GAAP purposes, the Corporation adopted fair value accounting under the prospective method as permitted under SFAS 123, Accounting for Stock-based Compensation. Under U.S. GAAP pro forma disclosures were required to reflect, to the extent applicable, the impact of all options granted to directors, officers and employees since December 15, 1995, the effective date of SFAS 123. Prior to January 1, 2003, the Corporation used the intrinsic value method of accounting for such stock options under U.S. GAAP.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

22.	Differences between Canadian and United States generally accepted accounting principles (Continued)

The following table sets out the pro forma net earnings and related basic and diluted earnings per share figures for the six months ended June 30, 2005 as a result of applying the original provisions of SFAS 123.

Six Months Ended
June 30, 2005

Net earnings as per U.S. GAAP	$4,708
Stock-based compensation expenses included in reported net earnings determined under the intrinsic value based method	(15)
Stock-based compensation expenses included in reported net earnings determined under the fair value based method	707
Total stock-based compensation expenses determined under the fair value based method for all awards	(2,121)

Adjusted net earnings as per U.S. GAAP	$3,279

Adjusted basic and diluted earnings per share	$0.07

Effective January 1, 2006, the Corporation adopted the fair value recognition provisions of SFAS 123(R), Share-Based Payment, using the modified prospective transition method. Under this transition method, stock-based compensation expense recognized for the six months ended June 30, 2006 includes compensation cost for all stock options issued prior to January 1, 2006 but not yet vested as of January 1, 2006 as well as compensation cost for options issued on or after January 1, 2006. Results for prior periods have not been restated. The adoption of this standard resulted in an increase in stock based compensation expense of $0.4 million or $0.01 per share for the six months ended June 30, 2006.

In 2001, the Corporation reduced the exercise price of certain outstanding options to the then current market price of the Corporation’s common shares. As a result, all 137,500 of these repriced options are subject to variable accounting under the intrinsic value method until such time as they are exercised, expire or are forfeited. Consequently, any increases in the market price of the Corporation’s common shares subsequent to the date of the repricing are reflected as additional stock-based compensation costs and amortized to expense over the remaining vesting period of such repriced options. Any subsequent decreases in the market price of the Corporation’s common shares result in a reversal of previously recognized stock-based compensation expense. As of June 30, 2006, there were 5,625 such options outstanding (December 31, 2005  — 5,625) with an exercise price of $10.25 Cdn per share.

v) Change in reporting currency

Effective January 1, 2001, the Corporation changed both its functional and reporting currencies from the Canadian dollar to the U.S. dollar. Under Canadian GAAP, financial statements of all periods prior to January  1, 2001 were translated into U.S. dollars in accordance with the translation of convenience method using the exchange rate as at December 31, 2000.

Under U.S. GAAP, these prior period financial statements are translated into U.S. dollars using the current rate method, as if the reporting currency had always been the U.S. dollar. The application of this change resulted in differences in individual balances within shareholders’ equity between Canadian and U.S. GAAP as of January 1, 2001; however, total shareholders’ equity was unchanged.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

22.	Differences between Canadian and United States generally accepted accounting principles (Continued)

Accumulated other comprehensive income includes $3.8 million which arose as a result of this translation method. This amount has not changed since January 1, 2001.

vi) Advertising costs

Advertising costs are expensed as incurred.

b) The consolidated statements of cash flow comply with International Accounting Standard 7. However, there are certain differences under U.S. GAAP as a result of other reconciling items. A summary cash flow statement for the six months ended June 30 in accordance with U.S. GAAP is presented below.

	2006	2005

Cash flows from operating activities in accordance with U.S. GAAP	$14,489	$17,623

Cash flows from investing activities in accordance with U.S. GAAP	$(185,764)	$(26,747)

Cash flows from financing activities in accordance with U.S. GAAP	$210,943	$(50,536)

23.	Supplemental guarantor financial information

Certain of the Corporation’s subsidiaries (collectively, the “Guarantors”) have guaranteed the Corporation’s obligations to pay principal and interest with respect to the credit facilities outlined in Note 9. Separate financial statements of the Guarantors are not presented as we believe the summarized financial information for the six months ended June 30, 2006 and 2005 which follows is more meaningful in understanding the financial position of the Guarantors.

The Corporation accounts for its investments in subsidiaries under the equity method in the following summarized financial information. U.S. GAAP was employed in the preparation of the summarized financial information.

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

23.	Supplemental guarantor financial information (Continued)

	As at June 30, 2006
	Stratos		Non-
	Global	Guarantor	Guarantor
	Corporation	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current
Cash and cash equivalents	$—	$10,018	$46,333	$(2,211)	$54,140
Accounts receivable	—	52,321	28,241	—	80,562
Unbilled revenue	—	22,902	18,193	—	41,095
Due from affiliated companies	49,982	—	—	(49,982)	—
Derivative instruments	1,050	2,797	585	—	4,432
Inventory	—	7,966	2,105	—	10,071
Prepaids and other	294	20,072	1,706	—	22,072
Future income taxes	—	3,846	4,902	6	8,754

	51,326	119,922	102,065	(52,187)	221,126
Investments	151,415	217,973	691	(362,961)	7,118
Capital assets	—	99,427	32,215	—	131,642
Due from affiliated companies	336,002	95,269	—	(431,271)	—
Goodwill and other intangible assets	—	184,500	206,078	—	390,578
Other assets	2,028	13,237	—	—	15,265

	$540,771	$730,328	$341,049	$(846,419)	$765,729

Liabilities
Current
Bank indebtedness	$2,211	$—	$—	$(2,211)	$—
Payables and accruals	2,395	76,944	76,718	—	156,057
Deferred revenue	—	6,697	4,438	—	11,135
Due to affiliated companies	—	33,121	11,839	(44,960)	—
Current portion of long-term debt	1,161	1,220	—	—	2,381

	5,767	117,982	92,995	(47,171)	169,573
Long-term debt	264,939	108,348	—	—	373,287
Due to affiliated companies	88,219	336,002	7,050	(431,271)	—
Other liabilities	—	3,246	10,849	—	14,095
Future income taxes	2,631	13,388	9,179	—	25,198

Total liabilities	361,556	578,966	120,073	(478,442)	582,153
Non-controlling interest	—	—	487	—	487
Shareholders’ equity
Capital stock	218,191	178,205	138,881	(317,086)	218,191
Contributed surplus	2,474	—	—	—	2,474
Accumulated other comprehensive earnings	(4,538)	4,063	(189)	—	(664)
Retained earnings	(36,912)	(30,906)	81,797	(50,891)	(36,912)

	$540,771	$730,328	$341,049	$(846,419)	$765,729

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

23.	Supplemental guarantor financial information (Continued)

	For the six months ended June 30, 2006
	Stratos		Non-
	Global	Guarantor	Guarantor
	Corporation	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenue	$15	$174,044	$86,717	$(2,196)	$258,580
Cost of goods and services	—	127,986	65,492	(1,591)	191,887

Gross margin	$15	$46,058	$21,225	$(605)	$66,693

Operating expenses	2,769	23,421	11,859	(605)	37,444
Interest expense	11,351	6,193	—	—	17,544
Intercompany interest expense (revenue)	(11,305)	10,996	309	—	—
Depreciation and amortization	—	13,858	6,053	—	19,911
Other costs	—	24,859	426	—	25,285
Non-controlling interest	—	—	58	—	58
Equity in earnings of investee	26,906	—	—	(27,360)	(454)

	$29,721	$79,327	$18,705	$(27,965)	$99,788

Earnings (loss) before income taxes	$(29,706)	$(33,269)	$2,520	$27,360	$(33,095)
Income tax expense (recovery)	(559)	(3,819)	430	—	(3,948)

Net earnings (loss)	$(29,147)	$(29,450)	$2,090	$27,360	$(29,147)

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

23.	Supplemental guarantor financial information (Continued)

	For the six months ended June 30, 2006
	Stratos		Non-
	Global	Guarantor	Guarantor
	Corporation	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Operating activities
Net cash flow from operations	$(23,751)	$30,616	$7,624	$—	$14,489

Investing activities
Business acquisitions (net of cash acquired)	—	(195,218)	33,181	—	(162,037)
Capital asset expenditures	—	(10,357)	(1,784)	—	(12,141)
Deferred costs	1,032	(12,458)	(160)	—	(11,586)

	1,032	(218,033)	31,237	—	(185,764)

Financing activities
Long-term debt proceeds	116,100	108,900	—	—	225,000
Senior unsecured notes proceeds	150,000	—	—	—	150,000
Long-term debt repayments	(54,600)	(108,968)	(25)	—	(163,593)
Capital stock issuances	24	—	—	—	24
Other liabilities	(191,607)	191,240	(121)	—	(488)

	19,917	191,172	(146)	—	210,943

Change in cash and cash equivalents during the period	(2,802)	3,755	38,715	—	39,668
Cash and cash equivalents, beginning of period	591	6,263	7,618	—	14,472

Cash and cash equivalents, end of period	$(2,211)	$10,018	$46,333	$—	$54,140

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

23.	Supplemental guarantor financial information (Continued)

	As at June 30, 2005
	Stratos		Non-
	Global	Guarantor	Guarantor
	Corporation	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Current
Cash and cash equivalents	$1,378	$17,037	$2,607	$—	$21,022
Accounts receivable	—	49,627	1,553	—	51,180
Unbilled revenue	—	23,995	1,142	—	25,137
Due from affiliated companies	27,389	—	—	(27,389)	—
Inventory	—	5,137	1,719	—	6,856
Prepaids and other	326	17,709	196	(210)	18,021
Future income taxes	—	2,994	—	—	2,994

	29,093	116,499	7,217	(27,599)	125,210
Investments	177,219	—	129	(170,782)	6,566
Capital assets	—	131,011	6,119	—	137,130
Due from affiliated companies	144,542	95,060	—	(239,602)	—
Goodwill and other intangible assets	—	186,508	14,756	—	201,264
Other assets	1,734	5,655	—	—	7,389

	$352,588	$534,733	$28,221	$(437,983)	$477,559

Liabilities
Current
Payables and accruals	$3,609	$55,150	$14,019	$—	$72,778
Derivative instruments	228	—	—	—	228
Deferred revenue	—	6,136	2,401	—	8,537
Due to affiliated companies	—	21,112	1,476	(22,588)	—
Current portion of long-term debt	400	1,256	98	—	1,754

	4,237	83,654	17,994	(22,588)	83,297
Long-term debt	54,600	109,497	—	—	164,097
Due to affiliated companies	88,219	144,543	6,840	(239,602)	—
Other liabilities	—	6,192	1,083	—	7,275
Future income taxes	2,085	15,248	—	22	17,355

Total liabilities	149,141	359,134	25,917	(262,168)	272,024
Non-controlling interest	—	—	326	—	326
Shareholders’ equity
Capital stock	218,154	178,205	9,267	(187,472)	218,154
Contributed surplus	508	—	—	—	508
Accumulated other comprehensive earnings	(5,588)	1,762	—	—	(3,826)
Retained earnings	(9,627)	(4,368)	(7,289)	11,657	(9,627)

	$352,588	$534,733	$28,221	$(437,983)	$477,559

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

23.	Supplemental guarantor financial information (Continued)

	For the six months ended June 30, 2005
	Stratos		Non-
	Global	Guarantor	Guarantor
	Corporation	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Revenue	$19	$171,939	$14,160	$(939)	$185,179
Cost of goods and services	—	118,534	9,593	—	128,127

Gross margin	$19	$53,405	$4,567	$(939)	$57,052

Operating expenses	$1,929	$20,396	$4,601	$(939)	$25,987
Interest expense	1,306	3,460	44	—	4,810
Intercompany interest expense (revenue)	(3,957)	3,694	263	—	—
Depreciation and amortization	—	15,978	2,123	—	18,101
Other (income) costs	1,573	(1,400)	267	—	440
Equity in earnings of investee	(5,883)	—	—	5,552	(331)

	$(5,032)	$42,128	$7,298	$4,613	$49,007

Earnings (loss) before income taxes	$5,051	$11,277	$(2,731)	$(5,552)	$8,045
Income tax expense	343	2,898	72	24	3,337

Net earnings (loss)	$4,708	$8,379	$(2,803)	$(5,576)	$4,708

Notes to the Consolidated Financial Statements — (Continued)

June 30, 2006 (U.S. dollars; tabular amounts in thousands except share and per share amounts)
(Unaudited)

23.	Supplemental guarantor financial information (Continued)

	For the six months ended June 30, 2005
	Stratos		Non-
	Global	Guarantor	Guarantor
	Corporation	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Operating activities
Net cash flow from operations	$65,603	$(48,154)	$174	$—	$17,623

Investing activities
Business acquisitions (net of cash acquired)	(14,750)	—	2,696	—	(12,054)
Capital asset expenditures	—	(12,459)	(152)	—	(12,611)
Deferred costs	(201)	(1,798)	(83)	—	(2,082)

	(14,951)	(14,257)	2,461	—	(26,747)

Financing activities
Long-term debt proceeds	15,000	—	—	—	15,000
Long-term debt repayments	—	(68)	(89)	—	(157)
Capital stock issuances	50	—	—	—	50
Share repurchase	(65,348)	—	—	—	(65,348)
Other liabilities	(11)	(70)	—	—	(81)

	(50,309)	(138)	(89)	—	(50,536)

Change in cash and cash equivalents during the period	343	(62,549)	2,546	—	(59,660)
Cash and cash equivalents, beginning of period	1,035	79,586	61	—	80,682

Cash and cash equivalents, end of period	$1,378	$17,037	$2,607	$—	$21,022

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Xantic B.V.

We have audited the consolidated balance sheet of Xantic B.V., The Hague, The Netherlands, as of December 31, 2005 and the related consolidated statements of income and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of Xantic B.V., The Hague, The Netherlands for the year ended December 31, 2004 were audited by other auditors whose report dated December 28, 2005, except for the restatement disclosed in Notes 18 and 19 thereof, as to which the date is May 11, 2006, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Xantic B.V. at December 31, 2005 and of the consolidated results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the Netherlands and comply with the financial reporting requirements included in Part 9 of Book 2 of the Netherlands Civil Code.

As discussed in Consolidation and Accounting Principles and Note 8 to the consolidated financial statements, the Company changed its method of calculating its pension benefits in 2005.

Accounting principles generally accepted in the Netherlands vary in certain significant respects from accounting principles generally accepted in the United States of America and Canada. Information regarding the nature and effect of such differences in relation to accounting principles generally accepted in the United States of America is presented in Note 21 to the consolidated financial statements and in relation to accounting principles generally accepted in Canada in Note 22 to the financial statements.

/s/  Ernst & Young Accountants

Rotterdam
May 11, 2006

Xantic B.V. The Hague
Consolidated financial statements 2005

Consolidated balance sheet

(Prior to proposed appropriation of net income)

	December 31,		December 31,
	2005		2004
	(In thousands of US dollars)

ASSETS
Fixed assets
Intangible fixed assets(1)
Goodwill		13,305		14,792
Tangible fixed assets(2)
Land and buildings	2,667		3,024
Property, plant and equipment	19,706		19,282
Other	3,190		5,058
Assets under construction	1,943		7,787

		27,506		35,151
Financial fixed assets(3)
Investments		939		—

Total fixed assets		41,750		49,943
Current assets
Inventory(4)	44		1,481
Receivables(5)	20,367		35,953
Prepayments and accrued income(6)	14,376		14,189
Deferred taxes(19)	11,441		5,235
Cash and cash equivalents	73,094		55,141

Total current assets		119,322		111,999

Total assets		161,072		161,942

GROUP EQUITY AND LIABILITIES
Group equity(7)		89,748		50,078
Provisions
Pension provisions(8)	7,523		6,249
Deferred taxes(19)	—		189
Other provisions(9)	7,281		33,795

Total provisions		14,804		40,233
Current liabilities
Accounts payable and other liabilities(10)	38,211		43,891
Accruals and deferred income	18,309		27,740

Total current liabilities		56,520		71,631

Total group equity and liabilities		161,072		161,942

Xantic B.V. The Hague
Consolidated financial statements 2005

Consolidated income statement

	2005		2004
	(In thousands of US dollars)

Net sales (12)		201,002		224,754
Work contracted out and other external expenses	123,956		132,177
Salaries and social security contributions(13)	23,963		44,976
Selling, general and administrative expenses(14)	12,951		32,288
Depreciation, amortisation and impairments(15)	8,931		10,338

Total operating expenses		169,801		219,779

Operating income		31,201		4,975
Interest receivable and similar income(16)	2,374		4,151
Interest payable and similar expenses(17)	(666)		(676)

Financial income		1,708		3,475
Result from sale of subsidiaries(18)		3,084		—

Income from normal operations before taxes		35,993		8,450
Taxes(19)		4,450		(610)

Net income		40,443		7,840

Xantic B.V. The Hague
Consolidated financial statements 2005

Consolidated cash flow statement

	2005		2004
	(In thousands of US dollars)

Operating income		31,201		4,975
Income tax paid		(1,252)		(1,435)
Depreciation and amortisation		7,084		10,338
Impairments of tangible assets		1,847		—
Changes in provisions		(21,459)		1,219
Changes in working capital:
— Inventory	551		854
— Receivables and other current assets (excluding cash movements)	14,998		21,923
— Current liabilities (excluding short-term financing)	(12,696)		(14,389)

		2,853		8,388

Net cash flow from operating activities		20,274		23,485
Interest received	2,374		4,151
Net additions to tangible fixed assets	(2,203)		(8,064)
Disposals	120		—
Refunds on prior year fixed assets projects	1,850		—
Sale of subsidiaries	(3,957)		—

Net cash flow from investing activities		(1,816)		(3,913)
Interest paid	(569)		(676)
Translation differences foreign subsidiaries	64		174

Net cash flow from financing activities		(505)		(502)

Changes in cash and cash equivalents		17,953		19,070
Cash and cash equivalents beginning of year		55,141		36,071

Cash and cash equivalents end of year		73,094		55,141

Xantic B.V. The Hague
Consolidated financial statements 2005

Consolidation and accounting principles

Introduction

Xantic B.V. (“Xantic”) is domiciled in The Hague, The Netherlands. Xantic provides its customers with communications solutions at sea and in areas where terrestrial telecommunications facilities are unreliable or unavailable. Xantic’s three operating segments are the Airtime (Mobile Satellite Services), AMOS (ERP software solutions for the Maritime markets), and MUT (Fixed Satellite Services) businesses. Xantic primarily conducts business in Europe, Asia Pacific, and North and South America.

Shares in Xantic are held by KPN Satcom B.V. (65%), ultimately held by Koninklijke KPN N.V. (“KPN”), and Telstra Corporation Limited (35%) (“Telstra”). KPN consolidates the financial statements of Xantic and its subsidiaries in its consolidated financial statements. The financial statements of Xantic have been prepared in accordance with the provisions of Book 2, Part 9, of the Dutch Civil Code and the Guidelines for Annual Reporting in the Netherlands.

In May 2005, Xantic sold its AMOS business. The sale included several wholly owned subsidiaries including Xantic Holding B.V. (as of May 2005 AMOS Holding B.V.) and Xantic Group B.V. (as of May 2005 AMOS Group B.V.).

In August 2005, KPN and Telstra signed a letter of intent with Stratos Global Corporation Limited (“Stratos”) for the sale of Xantic. The Share Sale and Purchase Agreement was signed on December 28, 2005. The transaction closing date was on February 14, 2006.

Basis of presentation

These financial statements reflect the activities of Xantic B.V. and its branch office in Australia, and the wholly owned legal entities as listed below. Where companies are indicated as “sold”, these companies have been sold in conjunction with the AMOS business sale as of May 4, 2005. These consolidated financial statements include the results of these businesses up until the date of divestment.

Name	Statutory Residence

Xantic Sales B.V	The Hague, The Netherlands
Xantic Broadcast B.V	The Hague, The Netherlands
Xantic Consultancy B.V	The Hague, The Netherlands
Xantic Holding B.V	The Hague, The Netherlands
Xantic Brasil Ltda	Rio de Janeiro, Brazil
Xantic GmbH	Hamburg, Germany
Xantic Satellite Communications Greece S.A.	Piraeus of Attica, Greece
Xantic Hong Kong Ltd	Hong Kong, China
Xantic Mobile Satellite Services Singapore Pte Ltd	Singapore, Singapore
Marinor Boff	Pasic City, Philippines
Xantic Spain S.A.	Madrid, Spain
Xantic Norway AS	Baerum, Norway
Xantic Solutions Ltd	Nairobi, Kenya
Xantic UK Ltd	Sheffield, United Kingdom
Xantic Holding Inc	Washington, USA
Xantic USA Inc	Washington, USA
AMOS Group B.V., including its branch office in Norway (sold)	The Hague, The Netherlands

Xantic B.V. The Hague
Consolidated financial statements 2005

Consolidation and accounting principles — (Continued)

Name	Statutory Residence

AMOS Holding B.V. (sold)	The Hague, The Netherlands
AMOS Italy Spa (sold)	La Spezia, Italy
AMOS Software Asia Pacific Pte Ltd (sold)	Singapore, Singapore
AMOS Norway AS (sold)	Baerum, Norway
AMOS Russia Ltd (sold)	St. Petersburg, Russia
AMOS Sweden AB (sold)	Goteburg, Sweden
AMOS UK Ltd (sold)	Cardiff, United Kingdom
AMOS Consultancy Pty Ltd (sold)	Queensland, Australia
AMOS Cyprus Ltd (sold)	Limmasol, Cyprus
Xantic Americas Inc (sold)	Connecticut, USA
AMOS USA Inc (sold)	Tallahassee, USA

All amounts are reflected in thousands of United States dollars (“USD”) with the exception of per share data and headcount data, unless otherwise stated.

Accounting principles

General

All amounts included in these consolidated financial statements are presented in accordance with accounting principles generally accepted in The Netherlands (“Dutch GAAP”), which differ in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”) and accounting principles generally accepted in Canada (“CDN GAAP”). See note 21 for a description of the differences between Dutch GAAP and US GAAP and note 22 for a description of the differences between Dutch GAAP and CDN GAAP affecting Xantic’s net income and equity. The accounting principles are based on historical cost. Unless indicated otherwise, assets and liabilities are stated at face value.

An asset is recognised in the balance sheet when it is probable that the future economic benefits will flow to the enterprise and the asset can be measured reliably. A liability is recognised in the balance sheet when it is probable that an outflow of resources embodying economic benefits will result from the settlement of a present obligation, and the amount at which the settlement will take place can be measured reliably. If the criteria for recognition are no longer met, the assets and liabilities are derecognised.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in The Netherlands requires Xantic to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent and other liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, Xantic reviews its estimates based upon currently available information. Actual results could differ from those estimates.

Consolidation

The consolidated financial statements of Xantic include all companies that form an organisational and economic entity and are controlled by Xantic. Control is presumed to exist when Xantic has, directly or indirectly through group companies, more than one half of the voting power, or otherwise exercises effective

Xantic B.V. The Hague
Consolidated financial statements 2005

Consolidation and accounting principles — (Continued)

control. The financial statements of these companies are consolidated in full on a line-by-line basis, using uniform accounting principles. Participating interests to be consolidated are consolidated in the financial statements from the date of their acquisition up to the date of their disposal. All intercompany balances and transactions between group companies are eliminated in consolidation. The principal group companies are listed in the basis of presentation note. Transactions with KPN and Telstra and their subsidiaries are reflected as related party transactions.

Foreign currencies

The functional currency of Xantic is the USD as the cash flows are mainly in USD. Transactions denominated in currencies other than the functional currency and any resulting receivables, debts, revenues, expenses, profits or losses are recognised at the rate prevailing at the date of the transaction. Exchange rate differences are recognised net in the income statement as Interest receivable and similar income (in case of gains) or as Interest payable and similar expenses (in case of losses).

Assets and liabilities denominated in other currencies than USD are restated to USD at the exchange rates prevailing on the balance sheet date. Exchange rate differences are recognised net in the income statement as Interest receivable and similar income (in case of gains) or as Interest payable and similar expenses (in case of losses).

The cumulative translation differences resulting from the translation of foreign currency financial statements of group companies from local currencies to the reporting currency USD are recognised in the exchange rate differences reserve in equity. Effective January 1, 2005, as a result of a change in accounting principle, upon sale of foreign entities, Xantic released the related cumulative translation differences to the income statement to the financial results. Prior to January 1, 2005, Xantic would have released these cumulative translation differences to retained earnings (accumulated losses).

Intangible fixed assets

Acquisitions of companies are accounted for using the purchase method of accounting. Goodwill represents the excess of the purchase costs over the fair value of assets less liabilities of acquired companies. Goodwill arising from acquisitions is valued at the lower of historical cost less amortisation or permanently lower recoverable value. Goodwill is amortised over its estimated useful life for a period not to exceed 20 years on a straight-line basis.

All costs incurred to establish the technological feasibility of software to be sold are charged to expense as incurred. Software development is capitalised to the extent that these costs do not exceed the expected realisable value of the software once the technological feasibility of the software has been established, until such time as the product is available for general release to customers. To date, no such amounts have been capitalised.

Tangible fixed assets

Tangible fixed assets are valued at the lower of historical cost less depreciation or permanently lower recoverable value. Additions and improvements that extend the lives of depreciable assets are capitalised. Maintenance and repair expenditures are charged to expense in the period incurred; replacements, renewals and betterments are capitalised.

Assets internally developed are valued at manufacturing cost. This includes direct costs (materials, direct labour and work contracted out), as well as some of the indirect costs, insofar as they can be directly attributed to this activity.

Xantic B.V. The Hague
Consolidated financial statements 2005

Consolidation and accounting principles — (Continued)

Xantic buildings are depreciated over a period of 10 years, machinery and equipment is depreciated over a period of 5-10 years, computer software is depreciated over a period of 3 years, and furniture and fixtures are depreciated over a period of 3-5 years. All depreciation is calculated on the straight-line basis over the economic useful life of the asset.

Upon sale or other retirement of depreciable property, the costs and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the results of operations in Selling, general and administrative expenses.

Xantic does not capitalise interest costs associated with the construction of its assets. However, had Xantic capitalised interest costs, the amounts would have been insignificant.

Financial fixed assets

Investments in which significant influence can be exercised are stated at net asset value, based on the accounting principles of Xantic.

Effective January 1, 2005, as a result of a change in Dutch law, long term securities are allowed to be stated at fair value. Prior to January 1, 2005, these investments were stated by Xantic at the lower of cost or market value. The changes in fair value are recognised to the revaluation reserve, a component of equity.

Impairment of fixed assets

Xantic reviews the carrying value of fixed assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and residual value. In cases where expected future cash flows are less than the carrying value, an impairment loss is recognised equal to an amount by which the carrying value exceeds the fair value of assets. Impairments based on a permanently lower value are reversed if and to the extent that the impairment no longer exists.

Inventory

Parts and finished goods are valued at the lower of historical cost or net realisable value. Inventory and work in progress produced in-house are valued at the cost of materials plus the cost of work contracted out and staff costs. Results on work in progress are recognised according to the percentage of completion method. Xantic records an allowance for obsolete inventory.

Receivables

Receivables are stated at face value less a provision for doubtful receivables determined on a customer specific basis, if deemed necessary.

Cash and cash equivalents

Cash and cash equivalents include all highly liquid investments purchased with original maturity dates of three months or less.

Fair value disclosure

The carrying value of receivables, prepaid expenses, and current liabilities approximates fair value because of the short maturity of these instruments.

Pensions and other long-term employee benefits

As of January 1, 2005, the new Dutch GAAP guideline RJ 271 is applicable for employee benefits. Under this new guideline, companies that also have to prepare a US GAAP based balance sheet and income statement for reporting purposes are allowed to use SFAS 87 for employee benefits in their otherwise Dutch GAAP

Xantic B.V. The Hague
Consolidated financial statements 2005

Consolidation and accounting principles — (Continued)

based statutory financial statements. Since Xantic also prepares US GAAP based figures for reporting purposes, and to align with the reporting requirements of Xantic’s new parent company in 2006, Xantic chose to adopt SFAS 87 as of January 1, 2005. The effects of this change in accounting principle on the opening balance of 2005 are disclosed in the notes to the balance sheet. The company has opted not to change the comparative numbers, as allowed by RJ 271.

For Dutch employees participating in one of the KPN pension plans, Xantic is charged a pension premium by KPN. The assets and liabilities of the KPN administered plans are combined with those related to other KPN businesses. Therefore, the pension plan qualifies as a multi employer plan and is treated as a defined contribution plan. As a result, no pension assets or liabilities are reflected on the Xantic consolidated balance sheet. Pension expense is recognised as the pension premium charged to Xantic from KPN, based on employee salaries, and is reflected in the income statement as salaries and social security contributions.

Xantic’s Dutch early retirement plan is neither funded nor insured through a third party, but is paid directly to early retirement employees. Xantic recognises a provision for all benefits that will become a payment obligation within a period equal to the duration of the then prevailing collective labour agreement. The provision for early retirement is calculated using the projected unit credit method.

Contributions paid to other defined contribution plans are recognised as salaries and social security contributions in the income statement. Insurance premiums paid for disability plans are recognised as salaries and social security contributions in the income statement.

Provisions

Pensions, redundancy payments, other pension-related benefits and restructuring provisions are stated at net present value.

The provision for onerous contracts is determined as the unavoidable cost associated with contractual commitments, reduced by the net positive cash flows, if any, estimated to be generated from sales activities during the commitment period. These cash flows are discounted and the provision is stated at net present value.

Xantic may be subject to stringent laws and regulations in the various countries in which it operates. Xantic on a periodic basis throughout the year evaluates the liability for future environmental remediation costs. Xantic accrues amounts for environmental remediation costs, which represent its best estimate of the probable and reasonably estimable costs relating to environmental remediation. Estimates of the amount and timing of future costs of environmental remediation requirements are necessarily imprecise because of the continuing evolution of environmental laws and regulatory requirements, the availability and application of technology and the identification of presently unknown remediation sites and the allocation of costs among the potentially responsible parties.

Other provisions are stated at their nominal value.

Income taxes

The corporate income tax charge is based on the income for financial reporting purposes in accordance with the prevailing provisions and rates, taking into account permanent differences between income for tax purposes and income for financial reporting purposes.

Deferred tax assets and liabilities, arising from timing differences between the value of assets and liabilities for financial reporting purposes and for tax purposes, are calculated on the basis of current corporate income tax rates. Deferred tax assets are recognised for all deductible temporary differences and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the unused tax losses can be utilised.

The carrying amount of deferred income tax assets is reviewed at each balance sheet date and reduced to the extent that is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilised. Unrecognised deferred income tax assets are reassessed at each

Xantic B.V. The Hague
Consolidated financial statements 2005

Consolidation and accounting principles — (Continued)

balance sheet date and are recognised to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Revenue recognition

Revenue from product sales is recognised when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed and determinable, and collection of the resulting receivable is considered probable. For contracts including multiple deliverables, Xantic allocates the total arrangement consideration to each separate deliverable based on its relative fair value. Xantic then recognises revenue based on the revenue recognition policy for the respective deliverable.

Net sales represent the revenues from services rendered and goods delivered to third parties, less discounts and sales taxes. Revenues from airtime (incoming and outgoing traffic) are recognised when the service is rendered. Revenues from sales of telecommunications equipment are recognised upon delivery to the customer or activation of the line, as appropriate. Revenues from support and other consulting services are recognised when the services are performed.

Revenues from license fees for standard software are recognised as revenues when the software is installed and acceptance is confirmed by the customer. Revenues from services provided in connection with the supply of standard software are recognised when the services are performed. These services include installation, implementation, reporting and database building.

Revenues from long-term construction contracts (constructions of land-earth stations, antennas, etcetera) are recognised utilising the percentage-of-completion accounting method. Revenues and costs related to these contracts are recognised based on costs incurred to date compared to total estimated costs at completion or based on contract milestones, depending on whichever provides the most reliable and meaningful measure that is available for determining a project’s progress toward completion. Revenues for software that require significant production, customisation, or modification are generally also recognised using the percentage-of-completion method.

Amounts received in advance of services/products provided are reflected as Accruals and deferred income and amounts earned but not invoiced are reflected as Prepayments and accrued income on the consolidated balance sheet.

Operating expenses

Operating expenses are determined based on the aforementioned valuation principles and are allocated to the year to which they relate. Research expenses are expensed as incurred in the reporting year.

Share-based compensation

Xantic employees participate in the KPN share option plan. No options were granted with exercise prices below market value, and accordingly no compensation expense was recognised. Under Dutch GAAP, compensation charges for the issuance of share options are generally recorded only to the extent that the market value of the common stock exceeds the exercise price on the date of grant. However, under Dutch GAAP, Xantic is not obligated to recognise any compensation expense related to KPN options granted to Xantic employees, as this is a plan administered by KPN and all related compensation expense is recognised at the KPN level.

Derivative instruments

Xantic enters into foreign currency forward contracts to manage foreign currency exposures related to sales to foreign currency customers. Gains and losses on the foreign exchange contracts are recognised in the income statement upon settlement of the foreign currency forward contract.

Xantic B.V. The Hague
Consolidated financial statements 2005

Consolidation and accounting principles — (Continued)

Concentration of business risk

Financial instruments, which potentially subject Xantic to concentrations of credit risk, are principally accounts receivable. Concentrations of credit risk with respect to accounts receivable — trade are limited due to the geographical spread of Xantic and the diversity of its customers. Xantic performs ongoing evaluations of its customers’ financial condition, monitors its exposure for credit losses and maintains allowances for anticipated losses.

Cash flows

The cash flow statement has been prepared according to the indirect method. Cash flows denominated in currencies other than the functional currency have been translated at average exchange rates. Income and expenses relating to interest and tax on profits are included in the cash flow from operating activities.

The costs of newly acquired group companies and subsidiaries, insofar as paid for in cash, are included in the cash flow from investing activities. Cash flows resulting from group companies acquired or disposed of are disclosed separately.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated balance sheet

Assets

Fixed assets

(1)	Intangible fixed assets

Statement of changes in intangible fixed assets:

Goodwill
(In thousands
of US dollars)

Balance as of January 1, 2005	14,792
Amortisation	(1,487)

Balance as of December 31, 2005	13,305

Historical cost	21,020
Accumulated amortisation	(7,715)

Balance as of December 31, 2005	13,305

Amortisation rate	5-20%

(2)	Tangible fixed assets

Statement of changes in tangible fixed assets:

		Property,		Assets
	Land and	Plant and		Under
	Buildings	Equipment	Other	Construction	Total
	(In thousands of US dollars)

Balance as of January 1, 2005	3,024	19,282	5,058	7,787	35,151
Additions	49	432	123	1,599	2,203
Finished assets own construction	—	2,548	1,198	(3,746)	—
Exchange rate differences	—	—	(14)	—	(14)
Reclassifications	—	643	(643)	—	—
Deconsolidation	—	—	(420)	—	(420)
Disposals	—	(5)	(115)	—	(120)
Refunds on prior year projects	—	—	—	(1,850)	(1,850)
Impairments	—	—	—	(1,847)	(1,847)
Depreciation	(406)	(3,194)	(1,997)	—	(5,597)

Balance as of December 31, 2005	2,667	19,706	3,190	1,943	27,506

Historical cost	4,775	71,759	21,030	1,943	99,507
Accumulated depreciation	(2,108)	(52,053)	(17,840)	—	(72,001)

Balance as of December 31, 2005	2,667	19,706	3,190	1,943	27,506

Depreciation rate	10%	10-20%	20-33%

Xantic has the economic ownership of the satellite communication antennas and related equipment located in Burum in The Netherlands. Insofar as they are considered real estate under Dutch Law, KPN Satcom B.V. holds the legal ownership. This equipment is included in Property, plant and equipment.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated balance sheet — (Continued)

In May 2005, the main part of the Order-To-Cash (“OTC”) program that started early in 2004 and is included in the assets under construction was aborted. Xantic was partly credited by the supplier and the remaining balance of the aborted part of the OTC project was impaired in 2005.

(3)	Financial fixed assets

Xantic owns 150,000 shares of USD 0.01 par value in the New York stock exchange listed company New ICO Global Communications (Holdings) Ltd (“ICO”). At December 31, 2005, the fair value of Xantic’s investment in ICO was USD 939 (December 31, 2004: USD 76.5). Prior to January 1, 2005, the ICO investment was stated by Xantic at the lower of cost or market value. The acquisition price of the shares was nil. A revaluation reserve is formed in equity for the unrealised gains or losses. As a result of the change in accounting principle for the ICO shares in 2005, the total unrealised gains of USD 939 were added to the revaluation reserve, of which USD 76.5 relates to previous years.

The valuation gains on the ICO shares are not taxable.

Current assets

(4)	Inventory

Specification is as follows:

	2005	2004
	(In thousands of US dollars)

Work in progress	9	1,395
Trade inventory	35	86

Balance as of December 31	44	1,481

Work in progress relates to installation of software and systems under construction for third parties.

(5)	Receivables

Specification is as follows:

	2005	2004
	(In thousands of
	US dollars)

Accounts receivable	20,273	35,227
VAT	—	413
Other	94	313

Balance as of December 31	20,367	35,953

Accounts receivable are stated net of an allowance for bad debts to the amount of USD 2.0 million (2004: USD 9.0 million).

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated balance sheet — (Continued)

(6)	Prepayments and accrued income

Specification is as follows:

	2005	2004
	(In thousands of
	US dollars)

Amounts to be invoiced	12,319	11,885
Prepayments	2,057	2,304

Balance as of December 31	14,376	14,189

Amounts to be invoiced mainly relate to communications services performed in December, which have been invoiced in January.

Group equity and liabilities

(7)	Group equity

Statement of changes in group equity:

	Issued	Additional
	Share	Paid-in	Exchange	Revaluation	Accumulated	Net
	Capital	Capital	Rate Diff.	Reserve	Losses	Income	Total
	(In thousands of US dollars)

Balance as of January 1, 2005	186	167,224	857	—	(126,029)	7,840	50,078
Changes in accounting principles	—	—	—	77	(1,412)	—	(1,335)

Adjusted balance as of January 1	186	167,224	857	77	(127,441)	7,840	48,743
Appropriation of net income	—	—	—	—	7,840	(7,840)	—
Translation differences subsidiaries	—	—	50	—	—	—	50
Release of translation differences	—	—	(350)	—	—	—	(350)
Additions for the year	—	—	—	862	—	—	862
Net income 2005	—	—	—	—	—	40,443	40,443

Balance as of December 31, 2005	186	167,224	557	939	(119,601)	40,443	89,748

The share capital consists of 600 shares of EUR 1,000 par value, of which 200 shares have been issued and paid-in. The issued capital is divided into 130 shares “A” and 70 shares “B”. At December 31, 2005 and 2004, the “A” shares are owned by KPN Satcom B.V. and the “B” shares by Telstra. Certain protective rights have been granted to “B” shareholders.

In 2005, Xantic released an amount of USD 350 of exchange rate differences to the income statement as a result of the sale of subsidiaries in the sale of the AMOS business.

The movements and the effect of the change in accounting principle through the revaluation reserve are further explained in note 3, financial fixed assets. The effect of the change in accounting principle through the accumulated losses is related to the adoption of RJ 271 for employee benefits and is further explained in note 8, pension provisions, and note 19, taxes.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated balance sheet — (Continued)

Specification of the comprehensive income is as follows:

	2005	2004
	(In thousands of US dollars)

Net income	40,443	7,840
Effect of changes in accounting principles	(1,335)	—
Revaluation of fixed assets	862	—
Translation differences	(300)	174

Total	39,670	8,014

Provisions

(8)	Pension provisions

Statement of changes in pension provisions:

	Pensions	Other
	and Early	Long Term
	Retirement	Employee Benefits	Total
	(In thousands of US dollars)

Balance as of January 1, 2005	5,204	1,045	6,249
Effect of change to RJ271	2,018	—	2,018

Adjusted balance as of January 1, 2005	7,222	1,045	8,267
Additions	1,703	283	1,986
Releases	(494)	—	(494)
Usage	(745)	—	(745)
Revaluation	(994)	(60)	(1,054)
Deconsolidation	—	(437)	(437)

Balance as of December 31, 2005	6,692	831	7,523

Change in accounting principle

As of January 1, 2005, Xantic adopted the option to use SFAS 87 as allowed by the new Dutch GAAP guideline RJ 271 for employee benefits. Under this new guideline, companies that have to comply with Dutch GAAP, but also have to prepare a US GAAP based balance sheet and income statement for reporting purposes, are allowed to use SFAS 87 for employee benefits in their statutory financial statements.

The effect of the change to the new accounting principle on the early retirement provision of USD 2,018 is shown in the adjusted opening balance in above movement schedule. The tax effect of the change in accounting principle of USD 606 is shown in note 19, deferred taxes. The net effect on equity is USD 1,412 and is disclosed in note 7. The impact of the change in accounting principle on the net income of 2005 is not significant.

Pensions

Dutch employees of Xantic that are covered under a collective labour agreement participate in the main KPN pension plan (BPF), which is externally funded in the foundation of ‘Stichting Bedrijfspensioenfonds KPN’. The pension plan is a defined benefit, average pay plan, with a retirement age of 62 for salaries up to EUR 45,378. For salaries above EUR 45,378 a defined contribution plan is applicable.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated balance sheet — (Continued)

Dutch employees of Xantic with an individual employment contract (not subject to the collective labour agreement) participate in a second KPN pension plan (OPF), which is externally funded in the foundation of ‘Stichting Ondernemingspensioenfonds KPN’. This plan covers all individual employment contract employees age 25 or older and is comparable to the pension plan for employees who are subject to a collective labour agreement.

Only KPN contributes to both of these funds. The contributions made by KPN are based upon actuarial assumptions. KPN charges its subsidiaries, including Xantic, a monthly “pension premium” which is based on an allocation of contributions paid for Xantic employees. The assets and liabilities of the KPN administered plans are combined with those related to other KPN businesses. Therefore, the pension plan qualifies as multi employer plan and should be treated as a defined contribution plan. As a result, no pension assets or liabilities are reflected on the Xantic consolidated balance sheet. Pension expense is recognised as the pension premium charged to Xantic from KPN and is reflected in the income statement.

Other employees of Xantic, located outside of the Netherlands, participate in defined contribution plans or state run plans that are accounted for as defined contribution plans, as Xantic is obligated to make a specified contribution on behalf of its employees. Xantic has no further obligations to these plans or to the employees once the contribution is made.

Early retirement

Dutch employees of Xantic are also eligible for early retirement benefits. The early retirement plan is neither funded nor insured through a third party, but is paid directly by the company to early retirement employees. Xantic recognises a provision for all benefits that will become a payment obligation within a period equal to the duration of the then prevailing collective labour agreement.

As a result of the change to RJ 271, the early retirement provision as of January 1, 2005 is USD 2,018 higher than under the Dutch GAAP rules applied in the 2004 consolidated financial statements. This effect, net of taxes, has been charged to the accumulated losses in equity.

The provision for early retirement is calculated using the projected unit credit method. The discount rate used is 3.40%, which is based on a 30-year interest on high-quality bonds in the euro zone. Actuarial gains and losses are immediately recognised in the current year. The expected increase in salaries is 1.5% for 2006 and 2007 and 2.5% for 2008 and further.

The short term part of the provision for early retirement is USD 0.7 million. The long term portion of the provision that will be used after 5 years is approximately USD 3.0 million.

Other long term employee benefits

As required under the Federal Award in Australia, employees of Xantic B.V. branch Australia are entitled to a long service leave of 13 weeks after 15 years of service or a pro rata payment if they leave an employer after 10 years continuous service. However, the Australian employees of Xantic are entitled to a long service leave of 3 months after only 10 years service, then 9 days per year for each additional year of service. Also, if an employee leaves Xantic after only 5 years of continuous service they are entitled to a pro rata payment. Under Dutch GAAP Xantic provides for an employee’s long service leave benefits when an employee has had 5 years continuous service with Xantic. This provision has a long term nature of more than 5 years.

Xantic employees entitled to disability benefits are covered under a local insurance plan.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated balance sheet — (Continued)

(9)	Other provisions

Statement of changes in other provisions:

		Onerous
	Restructuring	Contracts	Miscellaneous	Total
	(In thousands of US dollars)

Balance as of January 1, 2005	15,024	13,271	5,500	33,795
Additions	394	—	195	589
Releases	(4,663)	(1,508)	(13)	(6,184)
Usage	(4,281)	(9,925)	(987)	(15,193)
Revaluation	(1,010)	—	—	(1,010)
Accretion	—	646	—	646
Deconsolidation	(2,862)	—	(2,500)	(5,362)

Balance as of December 31, 2005	2,602	2,484	2,195	7,281

Restructuring provision

In November 2003, after the restructuring programs of 2001 and 2002 (restructuring 0), Xantic started a new restructuring program (restructuring I), in order to change the loss-making performance into long-term sustainable and profitable business. The restructuring has lead to an organisational split between the airtime business and the software solutions business and will lead to the closing of the majority of the foreign offices and reductions of personnel costs, as well as reductions in other costs. Most of the costs relate to redundancy payments of staff.

As a result of the continuous weakening USD, Xantic decided in 2004 to extend its restructuring efforts and to reduce its personnel further. An additional 16 employees (“full time equivalents”) were reduced as part of restructuring II, on top of the existing restructuring programs. All costs of restructuring II relate to redundancy payments of staff.

The short term part of the restructuring provision is USD 0.6 million. The provisions are expected to be used within 5 years.

Onerous contracts

This provision refers to the unavoidable costs associated with commitments relating to teleporting and private networking activities, insofar as they cannot be recovered from expected future operating revenues in the period until their phase out. The provision has been determined based on a discount rate of 9.4%. The short term part of the provision is USD 1.8 million. The provision will be used within 5 years.

Miscellaneous

Xantic is a party to various claims and litigations arising from the normal course of business. Miscellaneous refers to claims from customers and suppliers connected with Xantic’s services. Xantic provides for these contingencies in the period when it becomes probable that a liability has been incurred and the amounts are reasonably estimable. The short term part of the provision is USD 0.2 million. The provisions are expected to be used within 5 years.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated balance sheet — (Continued)

Current liabilities

(10)	Accounts payable and other liabilities

Specification is as follows:

	2005	2004
	(In thousands of US dollars)

Accounts payable	30,767	34,582
Current account shareholders	333	1,766
Taxes and social securities	6,447	7,165
Other debts	664	378

Balance as of December 31	38,211	43,891

The current account with shareholders is further discussed in note 20. Corporate income tax is further explained in note 19.

(11)	Off-balance-sheet commitments

Specification is as follows:

	Up to 1 Year	1 to 5 Years	Over 5 Years	Total
	(In thousands of US dollars)

Commitments by virtue of:
— purchase obligations	1,741	—	—	1,741
— rental and lease contracts	4,864	6,011	5,278	16,153

Total	6,605	6,011	5,278	17,894

Purchase obligations

The purchase obligations mainly relate to maintenance contracts for mobile satellite communication services. The space segment purchase commitments are included in the provision for onerous contracts.

Rental and lease contracts

These operating lease and rental commitments mainly relate to office buildings, cars and computer equipment.

Forward exchange contracts

Xantic entered into forward exchange contracts to mitigate part of the EUR exposure for 2006. The total amount of the contracts is USD 21.2 million as per balance sheet date. The unrealised exchange rate result as per balance sheet date is USD 0.7 million (loss). All contracts expire within one year.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated balance sheet — (Continued)

Legal proceedings

Xantic is a party to various claims and litigations arising from the normal course of business. Xantic accrues for contingencies in the period when it becomes probable that a liability has been incurred and the amounts are reasonably estimable. While there can be no certainty that Xantic may not ultimately incur charges in excess of presently established accruals, Xantic believes that such additional charges, if any, will not have a material adverse effect on the Xantic’s financial position, results of operations, or cash flows.

Taxes

Xantic B.V. is part of a fiscal unity for corporate income tax with Xantic Holding B.V. (former Veha B.V.), Xantic Sales B.V., Xantic Consultancy B.V. and Xantic Broadcast B.V. (as of March 2004), and as such is liable for any corporate income taxes for the fiscal unity as a whole.

Xantic B.V is part of a fiscal unity for VAT with Xantic Sales B.V. and as such is liable for any VAT for the fiscal unity as a whole.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement

(12)	Net sales

The breakdown of net sales per segment is as follows:

	2005	2004

Airtime	94%	76%
AMOS	3%	9%
MUT	3%	15%

Total	100%	100%

The revenues for AMOS in 2005 were USD 5.4 million (2004: USD 19.2 million), operating expenses were USD 8.1 million (2004: USD 23.5 million) and the net loss for 2005 was USD 0.2 million (2004: USD 3.3 million loss).

Since the AMOS business has been sold in May 2005 and the MUT business is no longer significant, no further segmented information is disclosed.

The following shows the distribution of the Xantic’s consolidated sales by geographical market based on the country where the customers reside:

	2005	2004

Asia Pacific	37%	27%
Northern Europe	24%	32%
Southern Europe	17%	17%
Americas	10%	10%
Nordics, Baltic and Russia	7%	7%
Middle East and Africa	5%	7%

Total	100%	100%

(13)	Salaries and social security contributions

Specification is as follows:

	2005	2004
	(In thousands of US dollars)

Salaries	25,996	37,580
Pension charges	1,361	2,725
Social security contributions	571	3,029
Movement in restructuring provisions	(3,965)	1,642

Total	23,963	44,976

In 2005, an amount of USD 4.0 million was released from the restructuring provisions, mainly as a result of higher than expected voluntary leaves and revised redundancy of Xantic employees, resulting in lower severance payments. The restructuring provisions are further discussed in note 9.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

The average number of personnel is:

	2005	2004

Marketing and sales	218	373
Support	166	217

Total	384	590

Share based compensation

Dutch employees and management of Xantic are entitled to participate in the share option plan of KPN. The main features of the option plans for the employees of Xantic are:

•	exercise price is equal to the market value of a share on the grant date;

•	options vest immediately, as exercising the option is not contingent on the employee remaining employed for the three year period, and become exercisable after three years;

•	when employees leave before the third year after the grant date, options are exercisable from this date and expire three months later;

•	when employees remain employed three years after the grant date, options are exercisable three years after the grant date and expire five years from the grant date; and

•	each option gives the right to one ordinary share.

Management options features are the same as noted above except that options cliff vest in full after a three year service period. Options forfeit if an employee leaves during the three year service period.

Each year, the KPN Board of Management, under approval of the KPN Supervisory Board, will take a decision as to whether the option scheme is to be continued and, if so, to what extent. Option rights granted will remain valid until expiry date. The KPN options granted to Xantic employees do not result in any compensation expense recognition for Xantic under Dutch GAAP. Therefore, exercise of the options by employees will not affect the company’s result of operation or financial position. Every option granted under the plan equals the right to buy one KPN share listed on the Euronext Amsterdam exchange against a fixed exercise price. Employees that were employed by KPN before Xantic was demerged from KPN (April 1, 2000) can still have option rights granted from before the legal demerger of Xantic. If employees move to another KPN company, or vice versa, the option rights do not lapse.

No options have been granted to the director of Xantic.

The movement in the number of employee share options is shown in the following table:

	Number of	Average Exercise
	Options	Price
		(In EUR)

Balance as of January 1, 2005	184,827	14.04
Options granted	20,750	6.73
Options exercised	(48,710)	5.09
Options expired	(21,400)	57.43
Options forfeited	(30,602)	15.86

Balance as of December 31, 2005	104,865	7.37

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

At December 31, 2005, the range of exercise prices and weighted average remaining contracted life of outstanding options was EUR 5.07 - 14.71 and 2 years, respectively.

(14)	Selling, general and administrative expenses

The selling, general and administrative expenses included, amongst others, the following items:

•	Improved ageing of debtors, resulting in a release of the bad debt provision in 2005 of USD 3.5 million, compared to a bad debt expense in 2004 of USD 2.4 million.

•	Reimbursement for the aborted OTC program of USD 2.5 million.

•	Loss from the sale of MUT assets of USD 1.6 million.

(15)	Depreciation, amortisation and impairments

Specification is as follows:

	2005	2004
	(In thousands of US dollars)

Depreciation tangible fixed assets	5,597	8,852
Amortisation intangible fixed assets	1,487	1,486
Impairment OTC project	1,847	—

Total	8,931	10,338

(16)	Interest receivable and similar income

Specification is as follows:

	2005	2004
	(In thousands of US dollars)

Exchange rate results	1,433	3,897
Interest receivable and similar income	941	254

Total	2,374	4,151

(17)	Interest payable and similar expenses

Specification is as follows:

	2005	2004
	(In thousands of US dollars)

Accretion of provisions	646	—
Other interest	20	676

Total	666	676

A substantial part of the expenses are in euro. As a result of the rate development of the euro during 2005 Xantic has incurred (unrealised and realised) currency gains.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

(18)	Result from sale of subsidiaries

In May 2005, Xantic sold all of its shares in AMOS group companies and the related assets and liabilities of the AMOS business. Xantic received USD 2.8 million in cash for compensation of AMOS operational expenses incurred in 2005. Further, Xantic had to write off or release assets and liabilities related to the AMOS business. The total gain realised with the sale of AMOS is USD 3.1 million.

(19)	Taxes

The tax benefit is USD 4,450, i.e. -12.4% of the income from normal operations before taxes. The differences between this effective tax rate and the Dutch corporate income tax rate of 31.5% (2004: 34.5%) can be broken down as follows:

	2005	2004
	(In percentages)

Dutch corporate income tax rate	31.5%	34.5%
Changes in non-valued deferred tax assets	(48.8)%	(27.3)%
Permanent differences:
— Non-deductable part of result on sale of AMOS	4.9%	—

Effective tax rate	(12.4)%	7.2%

Taxes on result from normal operations can be broken down as follows:

	2005	2004
	(In thousands of US dollars)

Current tax	(1,252)	(1,435)
Changes in deferred taxes	5,702	825

Taxes on result from normal operations	4,450	(610)

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

Deferred taxes

Specification of the changes in deferred taxes is as follows:

	Assets for Timing
	Differences and	Liabilities for	Total
	Future Loss	Timing	Deferred
	Compensation	Differences	Taxes
	(In thousands of US dollars)

Balance as of January 1	5,235	(189)	5,046
Effect of change to RJ 271	—	606	606
Reversal of netting 2004	3,147	(3,147)	—

Adjusted balance as of January 1	8,382	(2,730)	5,652

Additions	24,034	—	24,034
Withdrawals	(18,912)	509	(18,403)
Tax rate changes	(5)	76	71
Reclassifications	432	(432)	—

Subtotal changes through tax	5,549	153	5,702

Exchange rate differences	(109)	12	(97)
Deconsolidation	(5)	189	184

Subtotal other movements	(114)	201	87

Nominal balance as of December 31	13,817	(2,376)	11,441
Netting 2005	(2,376)	2,376	—

Net balance as of December 31, 2005	11,441	—	11,441

Change in accounting principle

As of January 1, 2005, Xantic adopted the option to use SFAS 87 as allowed by the new Dutch GAAP guideline RJ 271 for employee benefits. Under this new guideline, companies that have to comply with Dutch GAAP, but also have to prepare a US GAAP based balance sheet and income statement for reporting purposes, are allowed to use SFAS 87 for employee benefits in their statutory financial statements.

The tax effect of the change in accounting principle of USD 606 is shown in the movement schedule above.

Deferred taxes

The deferred tax liabilities are caused by timing differences between fiscal and commercial depreciation of goodwill, and differences in fiscal and commercial accounting principles for the pension provisions.

The deferred tax assets related to timing differences are caused by costs that were capitalised for tax purposes in the past. The capitalised costs lead to a deductible depreciation for tax purposes.

The deferred tax assets for future loss compensation are caused by taxable losses that will be carried forward and are expected to be realised within a reasonable term. The total amount of fiscal losses at December 31, 2005 for the Dutch fiscal unity amounts to approximately USD 90 million (2004: USD 130 million), of which approximately USD 36 million has been valued (2004: USD 21 million). Approximately USD 5 million of deferred taxes is expected to be realised within one year.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

(20)	Related party transactions

Receivables from and debts to KPN and Telstra are netted as a current account and disclosed in the balance sheet at face value. These accounts are settled on a monthly basis and do not bear interest.

The financial current account with KPN of USD 57.9 million as at December 31, 2005 (2004: USD 42.8 million), yields interest at a variable interest rate on the net outstanding amount. The funds available in the financial current account with KPN are available immediately upon request and therefore classified under cash. The position with shareholders as at December 31, 2005, including the amount classified under cash, amounts to a receivable of USD 57.6 million (2004: USD 39.4 million).

Xantic’s shareholders serve as originating and terminating carriers for significant portions of Xantic’s communication services, which have resulted in approximately USD 9.9 million revenues and USD 10.2 million costs in 2005 (2004: USD 11.6 million and USD 11.9 million, respectively). In addition, Xantic makes use of certain of its shareholders’ corporate services functions, such as treasury services, fiscal affairs, payroll and pension accounting, which have resulted in expenses of approximately USD 0.2 million in 2005 (2004: USD 0.4 million). Xantic has lease agreements with KPN and Telstra for the use of its premises in The Netherlands and Australia, which have resulted in expenses of approximately USD 5.4 million in 2005 (2004: USD 6.0 million). Transactions with shareholders are negotiated on at arm’s length basis and are entered into in the ordinary course of business.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

Application of US GAAP

(21)	Application of US GAAP

Xantic’s financial statements have been prepared in accordance with Dutch GAAP (“DGAAP”), which differ in certain significant respects from US GAAP.

The effect of the application of US GAAP on net income, as reported under Dutch GAAP, is set out in the table below.

	2005	2004
	(In thousands of US dollars)

Net income reported under Dutch GAAP	40,443	7,840

US GAAP adjustments
— Provisions — onerous contracts(a)	(2,385)	(5,047)
— Derivatives(b)	(2,255)	(2,858)
— Provisions — restructuring(c)	(559)	(2,782)
— Employee benefits — early retirement(d)	214	(1,755)
— Business combinations(e)	540	(816)
— Internally developed software(f)	512	(755)
— Employee benefits — pensions(g)	(291)	(373)
— Employee benefits — share-based compensation(h)	(10)	(217)
— Discontinued operations and related depreciation(i)	122	67
— Employee benefits — long service leave(j)	82	(30)
— Leases(k)	20	6
— Asset retirement obligations(l)	(4)	(4)
— Revenue recognition(m)	68	—
— Results on sale of shares(o)	(3,051)	—
— Deferred tax effect on US GAAP adjustments(p)	2,334	4,441
— Valuation allowance for deferred tax assets(p)	(8,824)	(4,024)

Total US GAAP adjustments	(13,487)	(14,147)

Net income (loss) under US GAAP	26,956	(6,307)

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

The effect of the application of US GAAP on group equity, as reported under Dutch GAAP, is set out in the table below.

	2005	2004
	(In thousands of US dollars)

Group equity reported under Dutch GAAP	89,748	50,078

US GAAP adjustments
— Provisions — onerous contracts(a)	1,547	3,933
— Derivatives(b)	(667)	1,588
— Provisions — restructuring(c)	3,181	3,740
— Employee benefits — early retirement(d)	(1,344)	(3,576)
— Business combinations(e)	(5,048)	(5,588)
— Internally developed software(f)	172	(339)
— Discontinued operations and related depreciation(i)	189	67
— Employee benefits — long service leave(j)	—	(82)
— Leases(k)	(109)	(129)
— Asset retirement obligations(l)	(13)	(9)
— Revenue recognition(m)	—	(68)
— Available-for-sale securities(n)	—	77
— Results on sale of shares(o)	(3,051)	—
— Deferred tax effect on US GAAP adjustments(p)	1,114	(1,220)
— Valuation allowance for deferred tax assets(p)	(11,579)	(2,151)

Total US GAAP adjustments	(15,608)	(3,757)

Group equity under US GAAP	74,140	46,321

Changes in group equity under US GAAP are as follows:

	2005	2004
	(In thousands of US dollars)

Group equity under US GAAP at beginning of year	46,321	51,865
Net income (loss)	26,956	(6,307)
Other comprehensive income (loss):
— Unrealised gain (loss) on available-for-sale securities(n)	862	(1)
— Foreign currency translation adjustments, net of tax	(300)	174
Additional paid-in capital attributable to:
— Employee benefits — pensions	291	373
— Employee benefits — share-based compensation	10	217

Group equity under US GAAP at end of year	74,140	46,321

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

Comprehensive income (loss) under US GAAP, Statement of Financial Accounting Standards (“SFAS”) 130, “Reporting Comprehensive Income” is as follows:

	2005	2004
	(In thousands of US dollars)

Net income (loss) in accordance with US GAAP	26,956	(6,307)
Other comprehensive income (loss):
— Unrealised gain (loss) on available-for-sale securities(n)	862	(1)
— Foreign currency translation adjustments, net of tax	(300)	174

Comprehensive income (loss)	27,518	(6,134)

The cumulative effects on significant consolidated balance sheet captions of differences between Dutch GAAP and US GAAP are as follows:

	December 31, 2005		December 31, 2004
	DGAAP	USGAAP	DGAAP	USGAAP
	(In thousands of US dollars)

Assets
Fixed assets
Goodwill(e)	13,305	7,169	14,792	7,169
Other intangible fixed assets(e)	—	1,088	—	2,035
Land and buildings	2,667	2,667	3,024	3,024
Property, plant and equipment(i)(k)(l)	19,706	20,095	19,282	19,853
Other tangible fixed assets(f)(i)(k)	3,190	3,370	5,058	4,767
Tangible fixed assets under construction(f)	1,943	1,943	7,787	7,263
Available-for-sale securities(n)	939	939	—	77

Total fixed assets	41,750	37,271	49,943	44,188

Current assets
Inventory(i)	44	44	1,481	595
Receivables(e)(i)	20,367	20,367	35,953	29,813
Receivables — related party(q)	—	57,883	—	42,767
Prepayments and accrued income(b)(i)(k)(m)	14,376	14,380	14,189	14,952
Deferred taxes(p)	11,441	976	5,235	1,864
Cash and cash equivalents(i)(q)	73,094	15,211	55,141	7,672
Assets held for sale(i)	—	—	—	13,473

Total current assets	119,322	108,861	111,999	111,136

Total assets	161,072	146,132	161,942	155,324

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

	December 31, 2005		December 31, 2004
	DGAAP	USGAAP	DGAAP	USGAAP
	(In thousands of US dollars)

Group equity and liabilities
Group equity	89,748	74,140	50,078	46,321

Provisions
Pension provisions(d)(i)(j)(r)	7,523	8,035	6,249	8,802
Deferred taxes(i)	—	—	189	—
Other provisions(a)(c)(l)(o)(r)	7,281	4,298	33,795	11,742

Total provisions	14,804	12,333	40,233	20,544

Long-term liabilities
Other long-term debts(i)(k)	—	381	—	564

Total long-term liabilities	—	381	—	564

Current liabilities
Accounts payable and other liabilities(i)	38,211	38,211	43,891	41,319
Accruals and deferred income(a)(b)(i)(k)(m)	18,309	19,086	27,740	32,213
Current provisions(i)(r)	—	1,981	—	8,779
Liabilities held for sale(i)	—	—	—	5,584

Total current liabilities	56,520	59,278	71,631	87,895

Total group equity and liabilities	161,072	146,132	161,942	155,324

Explanatory Notes

For the years ended December 31, 2005 and 2004, net cash in investing and financing activities did not differ significantly from Dutch GAAP to US GAAP with the exception of translation differences which are not reported within operating, investing or financing activities under US GAAP. Although the net income changed significantly under US GAAP, cash flow from operating activities under Dutch GAAP and US GAAP are similar, except for the effect of the reclassification of cash and cash equivalents as described in Note 21(q) and the exclusion of interest payments and receipts from operating activities under Dutch GAAP. Interest payments and receipts are included in financing and investing activities, respectively, under Dutch GAAP. The differences in net income (loss) are mainly the result of the effect of timing differences between Dutch GAAP and US GAAP for recognising profits and losses.

The following notes summarise adjustments that reconcile net income and equity from Dutch GAAP to US GAAP.

(a)	Provisions — onerous contracts

Under Dutch GAAP, the provision for onerous contracts is determined as the unavoidable cost associated with contractual commitments, reduced by the net positive cash flows, if any, estimated to be generated from sales activities during the commitment period. These cash flows are discounted and the provision is stated at net present value.

Under US GAAP, SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities” (SFAS 146) , a liability for costs that will continue to be incurred without economic benefit to Xantic shall be

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

recognised when Xantic ceases use of the rights conveyed by the contract. Furthermore, a liability for costs to terminate a contract before the end of its term shall be recognised and measured at its fair value when the entity terminates the contract in accordance with the contract terms.

The application of US GAAP result in a lower provision for onerous contracts, as the provision cannot be recognised until Xantic terminates the contract and ceases use of the asset. As such, for the years ended December 31, 2005 and 2004, the net impact under US GAAP was an additional expense of USD 2.4 million and USD 5.0 million, respectively, as a portion of these costs were recognised in prior periods for Dutch GAAP purposes. At December 31, 2005 and 2004, Xantic recorded a provision for onerous contracts and termination fees relating to its transponder bandwidths in the amount of USD 0.9 million and USD 9.4 million, respectively. At December 31, 2005 and 2004, under US GAAP, the provision for onerous contracts in which Xantic ceased use of the rights conveyed by the contract, was USD 0.9 million and USD 4.3 million, respectively. At December 31, 2005 and 2004, the provision for termination fees in which Xantic is obligated to pay as a result of cancelling leases was nil and USD 5.1 million, respectively.

(b)	Derivatives

In accordance with Dutch GAAP, recognition of gains and losses on foreign exchange contracts are deferred until settlement of the foreign currency forward contract. For the year ended December 31, 2005, under Dutch GAAP, Xantic recognised losses on foreign exchange contracts in the amount of USD 1.5 million and for the year ended December 31, 2004 gains in the amount of USD 3.7 million.

Under US GAAP, Xantic applies SFAS 133, “Accounting for Derivative Instruments” (SFAS 133) as amended. SFAS 133 requires every derivative instrument to be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative’s fair value be recognised currently in earnings unless specific hedge accounting criteria are met. Xantic does not designate its derivatives for hedge accounting in accordance with US GAAP. Accordingly, changes in fair value of derivative instruments are recognised currently in earnings.

For the year ended December 31, 2005, under US GAAP, Xantic recognised losses on foreign exchange contracts in the amount of USD 0.9 million and for the year ended December 31, 2004 gains in the amount of USD 0.9 million. At December 31, 2005 Xantic recorded a liability in the amount of USD 0.7 million and at December 31, 2004 an asset of USD 1.6 million pertaining to the fair value of its derivatives.

(c)	Provisions — restructuring

The regulations for recognising restructuring provisions differ significantly between Dutch GAAP and US GAAP. Under Dutch GAAP, reorganisation and restructuring provisions must be recorded for all expected costs of planned reorganisations, if certain criteria are met. As such, Xantic has recognised provisions for vacated premises and the termination of rental contracts, severance payments and costs associated with the closure of foreign offices in the year ended December 31, 2003.

Under US GAAP, the post-employment plans for redundancies in the Netherlands and Australia are subject to SFAS 112, “Employers’ Accounting for Post employment Benefits” (SFAS 112). Under this guidance, a provision for severance payments can be formed as of December 31, 2003 for the obligations incurred by Xantic at that date if certain conditions are met. SFAS 146 is applicable to one-time benefit arrangements for other Xantic employees. Under this guidance, the severance payment obligation must be recognised pro-rata over the remaining employment period. SFAS 146 is also applicable to the provision recognised for the closing of foreign offices and the provision recognised for the vacated premises and the termination of the lease agreements of its head office in The Hague. SFAS 146 states that the costs associated with terminating a contract before the end of the term can be recognised and measured when Xantic gives

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

notice to the lessor of their decision to terminate the lease and Xantic ceases using the right conveyed by the contract. Upon meeting these criteria, Xantic would record a liability for costs that will continue to be incurred for the remaining terms of the lease without economic benefit.

The application of US GAAP results in a lower provision for restructuring. At December 31, 2005 and 2004, Xantic has recorded provisions for restructuring in the amount of USD 2.3 million and USD 11.3 million, respectively. At December 31, 2005 and 2004, Xantic has recorded a difference in the provision in the amount of nil and USD 1.4 million, respectively, pertaining to the termination of its rental contracts under SFAS 146. At December 31, 2005 and 2004, Xantic has recorded a difference in the provision in the amount of USD 2.3 million and USD 9.9 million respectively, pertaining to its SFAS 112 plans. For the years ended December 31, 2005 and 2004, under US GAAP, Xantic recorded a difference in the restructuring expenses in the amount of USD 0.4 million and USD 2.7 million, respectively, as a result of applying SFAS 146. A difference in the amount of USD 0.2 million and USD 0.1 million, respectively, was recorded as a result of applying SFAS 112.

(d)	Employee benefits — early retirement

Xantic’s Dutch early retirement plan is neither funded nor insured through a third party, but is paid directly to early retirement employees. In accordance with Dutch GAAP, Xantic recognises a provision for all benefits that will become a payment obligation within a period equal to the duration of the then prevailing Collective Labour Agreement.

Under Dutch GAAP, as of January 1, 2005, Xantic adopted the option to use the US GAAP guidance of SFAS 87, “Employers’ Accounting for Pensions” (SFAS 87) to comply with the new Dutch GAAP guidance “Richtlijnen voor de Jaarverslaggeving 271” (“RJ 271”) for employee benefits. Under this new guideline, companies that have to comply with Dutch GAAP, but also have to prepare a US GAAP based balance sheet and income statement for reporting purposes, are allowed to use SFAS 87 for employee benefits in their statutory financial statements. Since Xantic also prepares US GAAP based figures for reporting purposes, and to align with the reporting requirements of Xantic’s new parent company in 2006, Xantic chose to adopt SFAS 87 as of January 1, 2005 on a stand alone basis. The effect of the change to the new accounting principle on the early retirement provision of USD 2.0 million is shown in the adjusted opening balance in the movement schedule below. The tax effect of the change in accounting principle of USD 0.6 million is shown in Note 21 (p) to these consolidated financial statements. The net effect on group equity is USD 1.4 million.

As a result of the change to RJ 271, the early retirement provision as of January 1, 2005 is USD 2.0 million higher than under the Dutch GAAP rules applied in the consolidated financial statements for the year ended December 31, 2004. This effect, net of taxes, has been charged to the accumulated losses in group equity under Dutch GAAP.

Under US GAAP the early retirement plan is accounted for under the guidance of SFAS 87, which requires standardised accounting and actuarial valuations to determine the accounting for early retirement costs. For the year ended December 31, 2005, Xantic recorded additional income of USD 0.2 million and for the year ended December 31, 2004 additional expense of USD 1.8 million under US GAAP. The amount recorded includes a portion of the unrealized gains and losses and unrealized prior service costs as calculated by KPN. KPN allocates to Xantic a portion of the KPN early retirement provision calculated under SFAS 87 for US GAAP. The allocation is based on total projected benefit obligation (“PBO”) for Xantic employees to total PBO for KPN employees. Xantic believes that such allocation has been made on a reasonable basis.

The effect of the application of US GAAP on group equity, as reported under Dutch GAAP, with respect to employee benefits for early retirement, is set out in the table below.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

(In thousands of
US dollars)

US GAAP adjustment as of January 1, 2005	(3,576)
Effect of change to RJ 271	2,018

Adjusted opening balance January 1, 2005	(1,558)
Release (US GAAP adjustment on net income 2005)	214

US GAAP adjustment as of December 31, 2005	(1,344)

At December 31, 2005 and 2004, under US GAAP, Xantic recorded a provision pertaining to its early retirement plan of USD 8.0 million and USD 8.8 million, respectively.

(e)	Business combinations

Since the formation of Xantic in 2000, Xantic has made several acquisitions in an effort to expand its business. During May and September of 2000 Xantic acquired certain net assets from Telstra and Visma Marine ASA (“AMOS”), respectively. During July 2001, Xantic acquired the net assets of Elkco Marine Shipping & Trading Ltd and Elkco Marine Consultants Ltd (collectively referred to as “Elkco Marine”). During October 2001 Xantic’s parent company KPN sold one of its subsidiaries, KPN Broadcast B.V., to Xantic.

Under Dutch GAAP, for the Telstra, AMOS and Elkco Marine acquisitions, Xantic recorded the tangible fixed assets and inventory at fair market value. The difference between the purchase price and the fair market value of the net assets was recorded as goodwill. Under Dutch GAAP, no assessment of acquired intangible assets was performed at the time of each acquisition as intangible assets and goodwill were accounted for in the same manner and therefore were not separated.

Under Dutch GAAP, Xantic amortised goodwill arising from both the Telstra and Elkco Marine acquisitions over a period not exceeding 20 years. As required under Dutch GAAP, goodwill is tested for impairment when certain indicators of impairment exist. When such indicators are identified, the impairment is determined by comparing the carrying value of goodwill with the recoverable amount of the cash-generating unit that contains the goodwill. If the recoverable amount of the cash-generating unit is less than the carrying value of the goodwill, an impairment charge is recorded for the difference.

Under US GAAP, the Telstra and AMOS acquisition would have been accounted for under the guidance of “Accounting Principles Board Opinion (APB) 16, “Business Combinations” requiring the purchase accounting method. As the Elkco Marine acquisition occurred subsequent to July 1, 2001, the guidance of SFAS 141, “Business Combinations” (SFAS 141) was applicable and also required the purchase method of accounting. Under US GAAP, the acquisition of KPN Broadcast is not accounted for as a business combination under SFAS 141 but rather is accounted for as a transaction between entities under common control. Xantic initially recognised the assets and liabilities transferred at their carrying amounts in the accounts of KPN at the date of transfer.

In applying the guidance of purchase accounting for the acquisitions of Telstra, AMOS and Elkco Marine, Xantic is required to identify intangible assets apart from goodwill. As such, Xantic recognised software (fair valued at USD 5.2 million) and customer relationships (fair valued at USD 8.0 million) as separate identifiable intangible fixed assets acquired in the Telstra and Elkco Marine acquisitions. Xantic recognised goodwill in the aggregate amount of USD 7.8 million as a result of these acquisitions. At December 31, 2005, the carrying value of the goodwill as recognised under US GAAP is USD 7.2 million. At December 31, 2005 and 2004, the intangible assets recognised under US GAAP have a carrying value of USD 1.1 million and USD 2.0 million, respectively.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

Prior to 2001, US GAAP, APB 17, “Intangible Assets”, required that intangible assets, including goodwill, with finite lives be amortised over their estimated useful lives on a straight-line basis, not to exceed forty years. On adoption of SFAS 142, “Goodwill and Other Intangible Assets” (SFAS 142) as of 2001, intangible assets, excluding goodwill, with finite lives are required to be amortised over the estimated useful lives consistent in a manner in which the economic benefits are consumed. Xantic identified intangible assets of customer contracts and software, which are amortised on a straight-line basis over 5-8, and 5 years, respectively.

Under US GAAP, SFAS 142 specifies that goodwill and other intangible assets with an indefinite life are no longer amortised but rather tested for impairment on an annual basis and whenever certain triggering events are identified. SFAS 142 requires a two-step impairment test to analyse whether or not goodwill has been impaired. The first step tests for potential impairment and requires that the fair value of each identified reporting unit be compared to its carrying value. Xantic estimates the fair value of each reporting unit using a discounted cash flow valuation technique. If the fair value of the reporting unit is higher than the book value of the reporting unit, including goodwill, no impairment is recognised. If the fair value of the reporting unit is lower than the book value, the second step is to measure the amount of the impairment loss through preparation of a hypothetical purchase price allocation to determine the implied fair value of goodwill. The implied fair value of goodwill is then compared to the carrying value of goodwill. If the implied fair value of goodwill is lower than the carrying value of goodwill, impairment must be recorded for the difference. As of December 31, 2005 and 2004, Xantic performed an impairment analysis on its goodwill balance and noted no impairment under US GAAP.

Due to the adoption of SFAS 142 as of 2001, the US GAAP adjustment reverses the amortisation expense taken on goodwill that was recorded under Dutch GAAP for the Telstra acquisition and the Elkco Marine acquisition on January 1, 2002 and July 1, 2001, respectively. The effect on the net income for the years ended December 31, 2005 and 2004 amounts to an increase to net income of USD 0.5 million and a decrease to net income of USD 0.9 million, respectively. Adjustments also arose from the identification of intangible assets whose amortisation periods differed from those used for the amortisation of goodwill under Dutch GAAP. The net effect on the total carrying value of goodwill and other intangible assets at December 31, 2005 and 2004 amounts to USD 5.0 million and USD 5.6 million, respectively.

(f)	Internally developed software for internal use

Under Dutch GAAP, Xantic expenses internal costs and capitalises external costs associated with software developed for internal use and website development. Under US GAAP, SFAS 86, “Accounting for the Cost of Computer software to be sold, leased, or otherwise marketed”, “SOP 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and EITF 00-02, “Accounting for Website Development Costs” state that certain direct costs relating to the development and implementation of software for internal use and certain costs associated with the development of Xantic’s website should be capitalised and amortised over the estimated useful life of the asset (3 years). As such, for the year ended December 31, 2005, Xantic recorded an adjustment under US GAAP of USD 0.5 million, which is comprised of USD 0.4 million to record the difference in the impairment under Dutch GAAP relating to the projects that were abandoned in the OTC program and an adjustment of USD 0.1 million for the net amount of its capitalised internal costs incurred during the development and implementation phases of the remaining projects in the OTC program. For the year ended December 31, 2004, Xantic recorded an adjustment to expense the external costs associated with the planning and post-implementation phases of its projects, which were capitalized under Dutch GAAP and recorded an adjustment to capitalise its internal costs incurred during the development and implementation phase.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

At December 31, 2005 and 2004, Xantic recorded unamortised software and website development costs in the amount of USD 0.2 million and USD 0.2 million, respectively.

(g)	Employee benefits — pensions

Dutch employees of Xantic participate in KPN pension plans, for which KPN charges Xantic a monthly pension premium based on an allocation of the Dutch GAAP pension expense determined for Xantic’s employees. The assets and liabilities of the KPN administered plans are combined with those related to other KPN businesses. Therefore, the pension plan qualifies as a multi-employer plan and is treated as a defined contribution plan. As a result, no pension assets or liabilities are reflected on Xantic’s consolidated balance sheet. Pension expense is recognised as the pension premium charged to Xantic from KPN, based on employee salaries, and is reflected in the income statement as salaries and social security contributions.

As of January 1, 2005, the new Dutch GAAP guideline RJ 271 is applicable for employee benefits. Under this new guideline, companies that also have to prepare a US GAAP based balance sheet and income statement for reporting purposes are allowed to use SFAS 87, for employee benefits in their otherwise Dutch GAAP based statutory financial statements. Since Xantic also prepares US GAAP based figures for reporting purposes, and to align with the reporting requirements of Xantic’s new parent company in 2006, Xantic chose to adopt SFAS 87 as of January 1, 2005 under Dutch GAAP.

Under US GAAP, the KPN pension plans are accounted for as defined benefit plans under the guidance of SFAS 87. Standardised accounting and actuarial valuations determine the accounting for pension costs. Actuaries use various assumptions, including: employee turnover, mortality, retirement ages, discount rates, expected long-term returns on plan assets, and future wage increases, which are updated annually at the beginning of each fiscal year, to calculate pension obligations.

However, since the assets and liabilities of the KPN administered plans are combined with those related to other KPN businesses, Xantic has accounted for the plans in a manner consistent with the guidance on multi-employer accounting. Under the guidance of multi-employer accounting Xantic allocates a portion of the KPN pension expense calculated under SFAS 87 for US GAAP. The allocation is based on total active Xantic employees’ salaries to total active KPN employees’ salaries. Xantic believes that such allocation has been made on a reasonable basis.

For the years ended December 31, 2005 and 2004, an amount of USD 0.3 million and USD 0.4 million, respectively, has been allocated to Xantic under US GAAP in order to properly reflect the expenses of Xantic incurred on its behalf by KPN. A corresponding amount has been reflected in group equity as additional paid-in capital as KPN funded these amounts and Xantic is not expected to repay this amount to KPN.

(h)	Employee benefits — share-based compensation

KPN sponsors a Management Option Plan and an Employee Share Option Plan in which certain employees of Xantic participate. Prior to 2003 these options were accounted for under US GAAP using the intrinsic value recognition and measurement provisions of APB 25, “Accounting for Stock Issued to Employees”, and related interpretations. Starting January 2003 these options were accounted for under US GAAP using the fair value recognition provisions of SFAS 123, “Accounting for Stock Based Compensation” (SFAS 123). All awards for which Xantic employees participate in are equity-classified awards under SFAS 123.

For the years ended December 31, 2005 and 2004, an amount of USD 10 and USD 217, respectively, of share-based compensation is recorded as expense under US GAAP in order to properly reflect the expenses of Xantic incurred on its behalf by KPN. A corresponding amount has been reflected in group equity as

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

additional paid-in capital as KPN funded these amounts and Xantic is not expected to repay this amount to KPN.

(i)	Discontinued operations and related depreciation

As of May 2005, Xantic has disposed of its AMOS business. The activities of this business have been consolidated in the Dutch GAAP consolidated financial statements on a line-by-line basis.

Under US GAAP, SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144), the AMOS business activities qualified as discontinued operations as of December 31, 2004. Additionally, as a result of deciding to discontinue and dispose of this business, the assets and liabilities associated with this business are accounted for and classified as held for sale as certain criteria were met at December 31, 2004. Assets that are classified as held for sale are measured at the lower of carrying amount or fair value, less cost to sell. A significant portion of the long-lived assets of AMOS were fully impaired prior to the date the assets would have been classified as held for sale and re-measured. In applying SFAS 144, the depreciation as included under Dutch GAAP for the AMOS long-lived assets that were not fully impaired would have ceased as of November 2004, the date that the assets were considered held for sale under US GAAP. As a result, for the years ended December 31, 2005 and 2004, depreciation of assets for an amount of USD 122 and USD 67, respectively, which was recorded under Dutch GAAP was reversed in the consolidated income statement for US GAAP.

The US GAAP adjustments for discontinued operations reflect the amounts to be reclassified from the consolidated line items to a separate line item in accordance with SFAS 144. For US GAAP purposes, consolidated balance sheet items related to discontinued operations are reclassified to assets or liabilities held for sale. In the consolidated income statement, the line items are reclassified to income (loss) from discontinued operations. There have been no corporate expenses (including advertising expense) included in expenses from discontinued operations.

Revenues and net loss from the discontinued operations under US GAAP were as follows:

	2005	2004
	(In thousands of US dollars)

Net sales	5,410	19,288
Operating expenses	(8,324)	(25,413)
Interest and other financial income	(566)	(2,695)
Income tax	(93)	(233)
Result from sale of shares (see note 21(o))	33	—

Net loss from discontinued operations	(3,540)	(9,053)

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

Assets and liabilities held for sale included in the consolidated balance sheet are as follows:

	December 31, 2005	December 31, 2004
	Total	Total
	(In thousands of US dollars)

Assets
Assets held for sale
Property, plant and equipment	—	132
Other tangible fixed assets	—	568
Inventory	—	886
Receivables	—	6,140
Prepayments and accrued income	—	1,045
Deferred taxes	—	—
Cash and cash equivalents	—	4,702

Total assets held for sale	—	13,473

	December 31, 2005	December 31, 2004
	Total	Total

Liabilities
Liabilities held for sale
Pension provisions	—	414
Deferred taxes	—	189
Other long-term liabilities	—	138
Accounts payable and other liabilities	—	2,572
Accruals and deferred income	—	2,240
Current provisions	—	31

Total liabilities held for sale	—	5,584

As of May 31, 2005, Xantic disposed of the majority of the assets of its MUT Business, which did not qualify for discontinued operations treatment under SFAS 144. The above receivables for the year ended December 31, 2004 include an amount of USD 1.0 million relating to the portion of the MUT business that was later disposed of in May 2005.

For the years ended December 31, 2005 and 2004, net income from continuing operations under US GAAP amounts to USD 30.5 million and USD 7.2 million, respectively.

(j)	Employee benefits — long service leave

Under Dutch GAAP, Xantic only begins to provide for an employee’s long service leave benefits when an employee has had 5 years continuous service with Xantic. Under US GAAP, the long service leave benefits earned by Xantic’s Australian employees are accounted for under the guidance of SFAS 43, “Accounting for Compensated Absences” and SFAS 112, “Employers’ Accounting for Postemployment Benefits”. The vested and accumulated benefits earned by employees are recognised as they accumulate and provided for on the consolidated balance sheet. For the year ended December 31, 2005 and 2004, Xantic recorded a reduction in expense for long service leave in the amount of USD 82 and an additional expense in the amount of USD 30, respectively. At December 31, 2005 and 2004, under US GAAP, Xantic recorded an additional liability for long service leave in the amount of nil and USD 82, respectively.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

(k)	Leases

Under US GAAP, leases are accounted for in accordance with SFAS 13, “Accounting for Leases” (SFAS 13). This standard establishes criteria for determining the classification of leases as either capital or operating. SFAS 13 also requires that minimal lease payments of operating leases, which provide for fixed step rent increases, be straight-lined over the related lease terms.

Under Dutch GAAP, the criteria for determining the classification of capital leases are different from US GAAP. Also, Dutch GAAP does not require the minimum lease payments to be straight lined over the related lease terms. As a result, there are reconciling differences between the accounting for leases under US GAAP and Dutch GAAP. At December 31, 2005 and 2004, under US GAAP, Xantic recorded an asset as a result of applying SFAS 13 for an amount of USD 0.4 million and USD 0.7 million and a related lease liability for an amount of USD 0.5 million and USD 0.8 million, respectively. For the years ended December 31, 2005 and 2004, the net income effect under US GAAP as a result of applying SFAS 13 amounts to additional income of USD 20 and USD 6, respectively.

(l)	Asset retirement obligations

Under Dutch GAAP, asset retirement obligations (“ARO”) are not recognised. Under US GAAP, Xantic applied SFAS 143, “Accounting for Asset Retirement Obligation”. Xantic is required to record the fair value of a legal obligation for an ARO in the period it is incurred. The removal costs is initially capitalised and depreciated on a straight-line basis over the remaining life of the underlying asset, while the interest component of the liability is accreted over the remaining period until settlement is expected to occur. Once the obligation is ultimately settled, any difference between the final costs and the recorded liability is recognised as income or loss on disposition. Under US GAAP, Xantic is required to account for an ARO regarding several of its antennas on its Burum land earth station site. As such, at December 31, 2005 and 2004, Xantic recorded a net increase in tangible fixed assets of USD 20 and USD 22, respectively, and related provisions of USD 33 and USD 31, respectively. For the years ended December 31, 2005 and 2004, the net impact of depreciating the tangible fixed asset and accreting the provision amount to additional expense of USD 4 and USD 4, respectively.

(m)	Revenue recognition

Under Dutch GAAP, revenue from the sale of any hardware related to the MUT activities is recognised at the date of shipment of hardware. Under US GAAP, Xantic applies EITF 00-21 “Accounting for Multiple Element Arrangements”. Xantic has determined that certain contracts contain multiple-element arrangements, including hardware that is sold together with transponder capacity. These arrangements do not meet the separation criteria as outlined in EITF 00-21. Therefore, Xantic has accounted for these multiple deliverables as one unit of accounting. As such, Xantic has deferred the revenue and costs relating to the sale of the hardware and will recognise these amounts as the undelivered items are provided. At December 31, 2005 and 2004, Xantic recorded prepayments in the amount of nil and USD 216, respectively, and related deferred income of nil and USD 283, respectively. In 2005, Xantic sold these arrangements when it disposed of the majority of its MUT business. Xantic subsequently released all recorded prepayments and deferred income to the income statement.

(n)	Available-for-sale securities

Under US GAAP, certain investments are classified as available-for-sale and accounted for under the guidance of SFAS 115, “Accounting for Certain Available-for-sale securities in Debt and Equity Securities” (SFAS 115). Under SFAS 115, available-for-sale securities are initially recorded on the balance sheet at historical cost, which is also the original basis. For each subsequent reporting period available-for-sale

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

securities are marked to market through other comprehensive income as unrecognised gains or losses, whereas under Dutch GAAP these investments were accounted for at historical cost with no subsequent fair value measurement until 2005. As a result of a change in Dutch law in 2005, investments are marked to market, with changes in the valuation going through equity under Dutch GAAP as of January 1, 2005.

At December 31, 2005 and 2004 all available-for-sale securities held by Xantic have a cost basis of less than USD 1 for both Dutch GAAP and US GAAP. At December 31, 2004, under US GAAP, Xantic recorded the fair value of all available-for-sale securities amounting to USD 77. At December 31, 2005, under Dutch GAAP and US GAAP, Xantic has valued its available-for-sale securities at the fair value amounting to USD 0.9 million.

Under US GAAP, Xantic recognised unrealised gains and losses through other comprehensive income (loss). For the year ended December 31, 2005 and 2004, Xantic recorded an unrecognised gain in the amount of USD 862 in other comprehensive income and an unrecognised loss in the amount of USD 1 in other comprehensive loss, respectively.

(o)	Result on sale of shares

As of May 2005, Xantic had disposed of all of its AMOS business. At December 31, 2004, Xantic recorded an adjustment to the restructuring provision under US GAAP relating to the AMOS business. As a consequence, the result on the sale of the shares in 2005 in one of the AMOS entities is adjusted under US GAAP. Xantic recorded a profit on the sale of shares under US GAAP of USD 33. Under Dutch GAAP a profit of USD 3.1 million was recorded.

(p)	Deferred tax effect on US GAAP adjustments and valuation allowance for deferred tax assets

Under Dutch GAAP, deferred tax assets for future loss compensation are recognised to the extent that it is probable that future taxable profit will be available, against which the unused future loss compensation can be utilised. Available evidence includes internal projections of future earnings, which are utilised to assess the probability that the deferred tax assets will not be realised. Under US GAAP, SFAS 109, “Accounting for Income Taxes” (SFAS 109), deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realised. SFAS 109 requires that the weight given to the potential effect of negative and positive evidence be commensurate with the extent to which it can be objectively verified and indicates that cumulative losses in recent years is a significant piece of negative evidence that is difficult to overcome, thereby requiring positive evidence of sufficient quality and quantity to support a conclusion that, based on the weight of all available evidence, a valuation allowance is not needed. A projection of future taxable income is inherently subjective and will generally not be sufficient to overcome negative evidence that includes cumulative losses in recent years, particularly if the projected future taxable income is dependant on an anticipated turnaround to operating profitability that has not yet been demonstrated.

The deferred tax effect on US GAAP adjustments represents the temporary differences as a result of applying US GAAP. For US GAAP purposes, Xantic has cumulative losses in recent years in several tax jurisdictions. Therefore, Xantic has recorded a full valuation allowance on its deferred tax assets at December 31, 2005 and 2004 for entities in such jurisdictions. For purposes of US GAAP, the valuation allowance is increased by USD 11.6 million and USD 2.1 million at December 31, 2005 and 2004, respectively.

The effect of the change in accounting principle for employee benefits under Dutch GAAP on the valuation allowance for deferred tax assets as reported under US GAAP is set out in the table below.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

(In thousands of
US dollars)

US GAAP adjustment as of January 1, 2005	(2,151)
Effect of change to RJ 271	(604)

Adjusted opening balance January 1, 2005	(2,755)
Additions (US GAAP adjustment on net income 2005)	(8,824)

US GAAP adjustment as of December 31, 2005	(11,579)

(q)	Reclassification of cash and cash equivalents

Under Dutch GAAP, the financial current account with KPN is included as cash and cash equivalents. Under US GAAP, SFAS 95, “Statement of Cash Flows”, cash held in the financial current account with KPN is presented as related party receivable, as opposed to cash and cash-equivalents, as the demand deposits with KPN are not directly held with a bank or other financial institution. At December 31, 2005 and 2004, Xantic reclassified USD 57.9 million and USD 42.8 million, respectively, from Cash and cash equivalents to Receivables — related party.

(r)	Short-term portion of provisions

Under Dutch GAAP, Xantic has reflected certain short-term liabilities as provisions on the consolidated balance sheet. However, Xantic expects to settle certain amounts within the next year, therefore, such amounts have been reclassified from Other provisions to Current liabilities in accordance with US GAAP. At December 31, 2005 and 2004, under US GAAP, Xantic reclassified USD 1.9 million and USD 8.8 million, respectively.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

Application of CDN GAAP

(22)	Application of CDN GAAP

Xantic’s financial statements have been prepared in accordance with Dutch GAAP (“DGAAP”), which differ in certain significant respects from CDN GAAP.

The effect of the application of CDN GAAP on net income (loss), as reported under Dutch GAAP, is set out in the table below.

	2005	2004
	(In thousands of
	US dollars)

Net income reported under Dutch GAAP	40,443	7,840

CDN GAAP adjustments
— Provisions — onerous contracts(a)	(2,385)	(5,047)
— Derivatives(b)	(2,255)	1,588
— Provisions — restructuring(c)	(559)	(2,782)
— Employee benefits — early retirement(d)	214	(1,755)
— Business combinations(e)	540	(816)
— Internally developed software(f)	512	(755)
— Employee benefits — pensions(g)	(291)	(373)
— Employee benefits — share-based compensation(h)	(10)	(217)
— Discontinued operations and related depreciation(i)	122	67
— Employee benefits — long service leave(j)	82	(30)
— Leases(k)	20	6
— Asset retirement obligations(l)	(4)	(4)
— Revenue recognition(m)	68	—
— Results on sale of shares(o)	(3,051)	—
— Future income tax effect on CDN GAAP adjustments(p)	2,334	3,040
— Valuation allowance for future income tax assets(p)	(8,824)	(2,623)

Total CDN GAAP adjustments	(13,487)	(9,701)

Net income (loss) under CDN GAAP	26,956	(1,861)

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

The effect of the application of CDN GAAP on group equity, as reported under Dutch GAAP, is set out in the table below.

	2005	2004
	(In thousands of
	US dollars)

Group equity reported under Dutch GAAP	89,748	50,078

CDN GAAP adjustments
— Provisions — onerous contracts(a)	1,547	3,933
— Derivatives(b)	(667)	1,588
— Provisions — restructuring(c)	3,181	3,740
— Employee benefits — early retirement(d)	(1,344)	(3,576)
— Business combinations(e)	(5,048)	(5,588)
— Internally developed software(f)	172	(339)
— Discontinued operations and related depreciation(i)	189	67
— Employee benefits — long service leave(j)	—	(82)
— Leases(k)	(109)	(129)
— Asset retirement obligations(l)	(13)	(9)
— Revenue recognition(m)	—	(68)
— Investments(n)	(939)	—
— Results on sale of shares(o)	(3,051)	—
— Future income tax effect on CDN GAAP adjustments(p)	1,114	(1,220)
— Valuation allowance for future income tax assets(p)	(11,579)	(2,151)

Total CDN GAAP adjustments	(16,547)	(3,834)

Group equity under CDN GAAP	73,201	46,244

Changes in group equity under CDN GAAP are as follows:

	2005	2004
	(In thousands of
	US dollars)

Group equity under CDN GAAP at beginning of year	46,244	47,341
Net income (loss)	26,956	(1,861)
Foreign currency translation adjustments, net of tax	(300)	174
Additional paid-in capital attributable to:
— Employee benefits — pensions	291	373
— Employee benefits — share-based compensation	10	217

Group equity under CDN GAAP at end of year	73,201	46,244

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

The cumulative effects on significant consolidated balance sheet captions of differences between Dutch GAAP and CDN GAAP are as follows.

	December 31, 2005		December 31, 2004
		CDN		CDN
	DGAAP	GAAP	DGAAP	GAAP
	(In thousands of US dollars)

Assets
Fixed assets
Goodwill(e)	13,305	7,169	14,792	7,169
Other intangible fixed assets(e)	—	1,088	—	2,035
Land and buildings	2,667	2,667	3,024	3,024
Property, plant and equipment(i)(k)(l)	19,706	20,095	19,282	19,853
Other tangible fixed assets(f)(i)(k)	3,190	3,370	5,058	4,767
Tangible fixed assets under construction(f)	1,943	1,943	7,787	7,263
Financial fixed assets(n)	939	—	—	—

Total fixed assets	41,750	36,332	49,943	44,111

Current assets
Inventory(i)	44	44	1,481	595
Receivables(e)(i)	20,367	20,367	35,953	29,813
Receivables — related party(q)	—	57,883	—	42,767
Prepayments and accrued income(b)(i)(k)(m)	14,376	14,380	14,189	14,952
Future income taxes(p)	11,441	976	5,235	1,864
Cash and cash equivalents(i)(q)	73,094	15,211	55,141	7,672
Assets held for sale(i)	—	—	—	13,473

Total current assets	119,322	108,861	111,999	111,136

Total assets	161,072	145,193	161,942	155,247

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

	December 31, 2005		December 31, 2004
		CDN		CDN
	DGAAP	GAAP	DGAAP	GAAP
	(In thousands of US dollars)

Group equity and liabilities
Group equity	89,748	73,201	50,078	46,244

Provisions
Pension provisions(d)(i)(j)(r)	7,523	8,035	6,249	8,802
Future income taxes(i)	—	—	189	—
Other provisions(a)(c)(l) (o)(r)	7,281	4,298	33,795	11,742

Total provisions	14,804	12,333	40,233	20,544

Long-term liabilities
Other long-term debts(i)(k)	—	381	—	564

Total long-term liabilities	—	381	—	564

Current liabilities
Accounts payable and other liabilities(i)	38,211	38,211	43,891	41,319
Accruals and deferred income(a)(b)(i)(k)(m)	18,309	19,086	27,740	32,213
Current provisions(i)(r)	—	1,981	—	8,779
Liabilities held for sale(i)	—	—	—	5,584

Total current liabilities	56,520	59,278	71,631	87,895

Total group equity and liabilities	161,072	145,193	161,942	155,247

Explanatory Notes

For the years ended December 31, 2005 and 2004, net cash in investing and financing activities did not differ significantly from Dutch GAAP to CDN GAAP with the exception of translation differences which are not reported within operating, investing or financing activities under CDN GAAP. Although the net income changed significantly under CDN GAAP, cash flow from operating activities under Dutch GAAP and CDN GAAP are similar, except for the effect of the reclassification of cash and cash equivalents as described in Note 22(q) and the exclusion of interest payments and receipts from operating activities under Dutch GAAP. The differences in net income (loss) are mainly the result of the effect of timing differences between Dutch GAAP and CDN GAAP for recognising profits and losses.

The following notes summarise adjustments that reconcile net income and equity from Dutch GAAP to CDN GAAP.

(a)	Provisions — onerous contracts

Under Dutch GAAP, the provision for onerous contracts is determined as the unavoidable cost associated with contractual commitments, reduced by the net positive cash flows, if any, estimated to be generated from sales activities during the commitment period. These cash flows are discounted and the provision is stated at net present value.

Under CDN GAAP Emerging Issues Committee (“EIC”) 135, “Accounting for Costs Associated with Exit or Disposal Activities (Including Costs Incurred in a Restructuring)”, a liability for costs that will continue to be incurred without economic benefit to Xantic shall be recognised when Xantic ceases use of the rights

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

conveyed by the contract. Furthermore, a liability for costs to terminate a contract before the end of its term shall be recognised and measured at its fair value when the entity terminates the contract in accordance with the contract terms.

The application of CDN GAAP result in a lower provision for onerous contracts, as the provision cannot be recognised until Xantic terminates the contract and ceases use of the asset. As such, for the year ended December 31, 2005 and 2004, the net impact under CDN GAAP was an additional expense of USD 2.4 million and USD 5.0 million, respectively as a portion of these costs were recognised in prior periods for Dutch GAAP purposes. At December 31, 2005 and 2004, Xantic recorded a provision for onerous contracts and termination fees relating to its transponder bandwidths in the amount of USD 0.9 million and USD 9.4 million, respectively. At December 31, 2005 and 2004, under CDN GAAP, the provision for onerous contracts in which Xantic ceased use of the rights conveyed by the contract, was USD 0.9 million and USD 4.3 million, respectively. At December 31, 2005 and 2004, the provision for termination fees in which Xantic is obligated to pay as a result of cancelling leases was nil and USD 5.1 million, respectively.

(b)	Derivatives

In accordance with Dutch GAAP, recognition of gains and losses on foreign exchange contracts are deferred until settlement of the foreign currency forward contract. For the year ended December 31, 2005, under Dutch GAAP, Xantic recognised losses on foreign exchange contracts in the amount of USD 1.5 million and for the year ended December 31, 2004 gains in the amount of USD 3.7 million.

Under CDN GAAP, Xantic applies EIC 128, “Accounting For Trading, Speculative or Non-Hedging Derivative Financial Instruments” and Accounting Guidelines (“AcG”) 13, “Hedging Relationships”. These establish accounting and reporting standards for derivative instruments and hedging activities. Derivative instruments that do not meet hedging criteria are marked to market with changes in fair value recorded in income.

Up to December 31, 2003 there are no differences in accounting treatment between Dutch GAAP and CDN GAAP. Upon adoption of the new Canadian GAAP standard as at January 1, 2004, the existing derivative instrument was recorded at its fair value along with a corresponding deferred gain. The deferred gain will be recognised in the income statement at the same time as the hedged item. For the year ended December 31, 2005, under CDN GAAP, Xantic recognised losses on foreign exchange contracts in the amount of USD 0.9 million and for the year ended December 31, 2004 gains in the amount of USD 5.5 million. At December 31, 2005 Xantic recorded a liability in the amount of USD 0.7 million and at December 31, 2004 an asset of USD 1.6 million pertaining to the fair value of its derivatives.

(c)	Provisions — restructuring

The regulations for recognising restructuring provisions differ significantly between Dutch GAAP and CDN GAAP. Under Dutch GAAP, reorganisation and restructuring provisions must be recorded for all expected costs of planned reorganisations, if certain criteria are met. As such, Xantic has recognised provisions for the vacated premises and the termination of rental contracts, severance payments and costs associated with the closure of foreign offices as of December 31, 2003.

Under CDN GAAP, the post-employment plans for redundancies in the Netherlands and Australia are subject to Canadian Institute of Chartered Accountants Handbook Section (“HB”) 3461, “Employee Future Benefits”, EIC 134, “Accounting for Severance and Termination Benefits” and EIC 135, “Accounting for Costs Associated with Exit and Disposal Activities (Including Costs Incurred in a Restructuring)”. Under this guidance, a provision for severance payments can be formed as of December 31, 2003 for the obligations incurred by Xantic at that date if certain conditions are met. EIC 134 is applicable to one-time benefit

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

arrangements for other Xantic employees. Under this guidance, the severance payment obligation must be recognised pro-rata over the remaining employment period. EIC 135 is also applicable to the provision recognised for the closing of foreign offices and the provision recognised for the vacated premises and the termination of the lease agreements of its head office in The Hague. EIC 135 states that the costs associated with terminating a contract before the end of the term can be recognised and measured when Xantic gives notice to the lessor of their decision to terminate the lease and Xantic ceases using the right conveyed by the contract. Upon meeting these criteria, Xantic would record a liability for costs that will continue to be incurred for the remaining terms of the lease without economic benefit.

The application of CDN GAAP results in a lower provision for restructuring. At December 31, 2005 and 2004, Xantic has recorded provisions for restructuring in the amount of USD 2.3 million and USD 11.3 million, respectively. At December 31, 2005 and 2004, Xantic has recorded a difference in the provision in the amount of USD nil and USD 1.4 million, respectively, pertaining to the termination of its rental contracts under EIC 135. At December 31, 2005 and 2004, Xantic has recorded a difference in the provision in the amount of USD 2.3 million and USD 9.9 million respectively, pertaining to its EIC 134 plans. For the year ended December 31, 2005 and 2004, under CDN GAAP, Xantic recorded a difference in the restructuring expenses in the amount of USD 0.4 million and USD 2.7 million, respectively, as a result of applying EIC 135. A difference in the amount of USD 0.2 million and USD 0.1 million, respectively, was recorded as a result of applying EIC 134.

(d)	Employee benefits — early retirement

Xantic’s Dutch early retirement plan is neither funded nor insured through a third party, but is paid directly to early retirement employees. In accordance with Dutch GAAP, Xantic recognises a provision for all benefits that will become a payment obligation within a period equal to the duration of the then prevailing Collective Labour Agreement.

Under Dutch GAAP, as of January 1, 2005, Xantic adopted the option to use the US GAAP guidance of SFAS 87 “Employers’ Accounting for pensions” (SFAS 87) to comply with the new Dutch GAAP guidance “Richtlijnen voor de Jaarverslaggeving 271” (“RJ 271”) for employee benefits. Under this new guideline, companies that have to comply with Dutch GAAP, but also have to prepare a US GAAP based balance sheet and income statement for reporting purposes, are allowed to use SFAS 87 for employee benefits in their statutory financial statements. Since Xantic also prepares US GAAP based figures for reporting purposes, and to align with the reporting requirements of Xantic’s new parent company in 2006, Xantic chose to adopt SFAS 87 as of January 1, 2005 on a standalone basis. The effect of the change to the new accounting principle on the early retirement provision of USD 2.0 million is shown in the adjusted opening balance in the movement schedule below. The tax effect of the change in accounting principle of USD 0.6 million is shown in Note 22 (p) to these consolidated financial statements. The net effect on group equity is USD 1.4 million.

As a result of the change to RJ 271, the early retirement provision as of January 1, 2005 is USD 2.0 million higher than under the Dutch GAAP rules applied in the consolidated financial statements for the year ended December 31, 2004. This effect, net of taxes, has been charged to the accumulated losses in group equity under Dutch GAAP.

Under CDN GAAP the early retirement plan is accounted for under the guidance of HB 3461, “Employee Future Benefits”, which requires standardised accounting and actuarial valuations to determine the accounting for early retirement costs. For the year ended December 31, 2005, Xantic recorded additional income of USD 0.2 million and for the year ended December 31, 2004 additional expense of USD 1.8 million under CDN GAAP. The amount recorded includes a portion of the unrealized gains/losses and unrealized prior service costs as calculated by KPN. Xantic allocates a portion of the KPN early retirement provision calculated under HB 3461 for CDN GAAP. The allocation is based on total projected benefit obligation (“PBO”) for Xantic

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

employees to total PBO for KPN employees. Xantic believes that such allocation has been made on a reasonable basis.

The effect of the application of CDN GAAP on group equity, as reported under Dutch GAAP, with respect to employee benefits for early retirement, is set out in the table below.

(In thousands
of US dollars)

CDN GAAP adjustment as of January 1, 2005	(3,576)
Effect of change to RJ 271	2,018

Adjusted opening balance January 1, 2005	(1,558)
Release (CDN GAAP adjustment on net income 2005)	214

CDN GAAP adjustment as of December 31, 2005	(1,344)

At December 31, 2005 and 2004, under CDN GAAP, Xantic recorded a provision pertaining to its early retirement plan of USD 8.0 million and USD 8.8 million, respectively.

(e)	Business combinations

Since the formation of Xantic in 2000, Xantic has made several acquisitions in an effort to expand its business. During May and September of 2000 Xantic acquired certain net assets from Telstra and Visma Marine ASA (“AMOS”), respectively. During July 2001, Xantic acquired the net assets of Elkco Marine Shipping & Trading Ltd and Elkco Marine Consultants Ltd (collectively referred to as “Elkco Marine”). During October 2001 Xantic’s parent company KPN sold one of its subsidiaries, KPN Broadcast B.V., to Xantic.

Under Dutch GAAP, for the Telstra, AMOS and Elkco Marine acquisitions, Xantic recorded the tangible fixed assets and inventory at fair market value. The difference between the purchase price and the fair market value of the net assets was recorded as goodwill. Under Dutch GAAP, no assessment of acquired intangible assets was performed at the time of each acquisition as intangible assets and goodwill were accounted for in the same manner and therefore were not separated.

Under Dutch GAAP, Xantic amortised goodwill arising from both the Telstra and Elkco Marine acquisitions over a period not exceeding 20 years. As required under Dutch GAAP, goodwill is tested for impairment when certain indicators of impairment exist. When such indicators are identified, the impairment is determined by comparing the carrying value of goodwill with the recoverable amount of the cash-generating unit that contains the goodwill. If the recoverable amount of the cash-generating unit is less than the carrying value of the goodwill, an impairment charge is recorded for the difference.

Under CDN GAAP, the Telstra and AMOS acquisition would have been accounted for under the guidance of HB 1580, “Business Combinations” requiring the purchase accounting method. As the Elkco Marine acquisition occurred subsequent to July  1, 2001, the guidance of HB 1581, “Business Combinations” was applicable and also required the purchase method of accounting. Under CDN GAAP, the acquisition of KPN Broadcast is accounted for under EIC 89, “Exchanges of Ownership Interests between Enterprises under Common Control — Wholly and Partially-owned Subsidiaries”. Xantic initially recognised the assets and liabilities transferred at their carrying amounts in the accounts of KPN at the date of transfer. Under EIC 89, this accounting is referred to as “continuity-of-interests” and does not result in any goodwill being recorded.

In applying the guidance of purchase accounting for the acquisitions of Telstra, AMOS and Elkco Marine, Xantic is required to identify intangible assets apart from goodwill. As such, Xantic recognised software (fair valued at USD 5.2 million) and customer relationships (fair valued at USD 8.0 million) as separate identifiable

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

intangible fixed assets acquired in the Telstra and Elkco Marine acquisitions. Xantic recognised goodwill in the aggregate amount of USD 7.8 million as a result of these acquisitions. At December 31, 2003, the carrying value of the goodwill as recognised under CDN GAAP is USD 7.2 million. At December 31, 2005 and 2004, the intangible assets recognised under CDN GAAP have a carrying value of USD 1.1 million and USD 2.0 million, respectively.

Prior to 2001, CDN GAAP, HB 3060, “Capital Assets”, required that intangible assets, including goodwill, with finite lives be amortised over their estimated useful lives on a straight-line basis, not to exceed forty years. On adoption of HB 3062, “Goodwill and Other Intangible Assets” as of 2001, intangible assets, excluding goodwill, with finite lives are required to be amortised over the estimated useful lives consistent in a manner in which the economic benefits are consumed. Xantic identified intangible assets of customer contracts and software, which are amortised on a straight-line basis over 5-8, and 5 years, respectively.

Under CDN GAAP, HB 3062 specifies that goodwill and other intangible assets with an indefinite life are no longer amortised but rather tested for impairment on an annual basis and whenever certain triggering events are identified. HB 3062 requires a two-step impairment test to analyse whether or not goodwill has been impaired. The first step tests for potential impairment and requires that the fair value of each identified reporting unit be compared to its carrying value. Xantic estimates the fair value of each reporting unit using a discounted cash flow valuation technique. If the fair value of the reporting unit is higher than the book value of the reporting unit, including goodwill, no impairment is recognised. If the fair value of the reporting unit is lower than the book value, the second step is to measure the amount of the impairment loss through preparation of a hypothetical purchase price allocation to determine the implied fair value of goodwill. The implied fair value of goodwill is then compared to the carrying value of goodwill. If the implied fair value of goodwill is lower than the carrying value of goodwill, impairment must be recorded for the difference. As of December 31, 2005 and 2004, Xantic performed an impairment analysis on its goodwill balance and noted no impairment under CDN GAAP.

Due to the adoption of HB 3062 as of 2001, the CDN GAAP adjustment reverses the amortisation expense taken on goodwill that was recorded under Dutch GAAP for the Telstra acquisition and the Elkco Marine acquisition on January 1, 2002 and July 1, 2001, respectively. The effect on the net income for the year ended December 31, 2005 and 2004 amounts to an increase to net income of USD 0.5 million and a decrease to net income of USD 0.9 million, respectively. Adjustments also arose from the identification of intangible assets whose amortisation periods differed from those used for the amortisation of goodwill under Dutch GAAP. The net effect on the total carrying value of goodwill and other intangible assets at December 31, 2005 and 2004 amounts to USD 5.0 million and USD 5.6 million, respectively.

(f)	Internally developed software for internal use

Under Dutch GAAP, Xantic expenses internal costs and capitalises external costs associated with software developed for internal use and website development. Under CDN GAAP, HB 3062, “Goodwill and Other Intangible Assets”, EIC 86, “Accounting for the Costs of a Business Reengineering Project” and EIC 118, “Accounting for Costs Incurred to Develop a Web Site” state that certain direct costs relating to the development and implementation of software for internal use and certain costs associated with the development of Xantic’s website should be capitalised and amortised over the estimated useful life of the asset (3 years). As such, for the year ended December 31, 2005, Xantic recorded an adjustment under CDN GAAP of USD 0.4 million to record the difference in the impairment under Dutch GAAP relating to the projects that were abandoned in the OTC program and an adjustment of USD 0.1 million for the net amount of its capitalised internal costs incurred during the development and implementation phases of the remaining projects in the OTC program. For the year ended December 31, 2004, Xantic recorded an adjustment to expense the external costs associated with the planning and post-implementation phases of its projects, which were

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

capitalized under Dutch GAAP and recorded an adjustment to capitalise its internal costs incurred during the development and implementation phase.

At December 31, 2005 and 2004, Xantic recorded unamortised software and website development costs in the amount of USD 0.2 million and USD 0.2 million, respectively.

(g)	Employee benefits — pensions

Dutch employees of Xantic participate in KPN pension plans, for which KPN charges Xantic a monthly pension premium based on an allocation of the Dutch GAAP pension expense determined for Xantic’s employees. The assets and liabilities of the KPN administered plans are combined with those related to other KPN businesses. Therefore, the pension plan qualifies as a multi-employer plan and is treated as a defined contribution plan. As a result, no pension assets or liabilities are reflected on Xantic’s consolidated balance sheet. Pension expense is recognised as the pension premium charged to Xantic from KPN, based on employee salaries, and is reflected in the income statement as salaries and social security contributions.

As of January 1, 2005, the new Dutch GAAP guideline RJ 271 is applicable for employee benefits. Under this new guideline, companies that also have to prepare a US GAAP based balance sheet and income statement for reporting purposes are allowed to use SFAS 87 for employee benefits in their otherwise Dutch GAAP based statutory financial statements. Since Xantic also prepares US GAAP based figures for reporting purposes, and to align with the reporting requirements of Xantic’s new parent company in 2006, Xantic chose to adopt SFAS 87 as of January 1, 2005 under Dutch GAAP.

Under CDN GAAP, the KPN pension plans are accounted for as defined benefit plans under the guidance of HB 3461 “Employee Future Benefits”. Standardised accounting and actuarial valuations determine the accounting for pension costs. Actuaries use various assumptions, including: employee turnover, mortality, retirement ages, discount rates, expected long-term returns on plan assets, and future wage increases, which are updated annually at the beginning of each fiscal year, to calculate pension obligations.

However, since the assets and liabilities of the KPN administered plans are combined with those related to other KPN businesses, Xantic has accounted for the plans in a manner consistent with the guidance on multi-employer accounting. Under the guidance of multi-employer accounting Xantic allocates a portion of the KPN pension expense calculated under HB 3461 for CDN GAAP. The allocation is based on total active Xantic employees’ salaries to total active KPN employees’ salaries. Xantic believes that such allocation has been made on a reasonable basis.

For the year ended December 31, 2005 and 2004, an amount of USD 0.3 million and USD 0.4 million, respectively, has been allocated to Xantic under CDN GAAP in order to properly reflect the expenses of Xantic incurred on its behalf by KPN. A corresponding amount has been reflected in group equity as additional paid-in capital as KPN funded these amounts and Xantic is not expected to repay this amount to KPN.

(h)	Employee benefits — share-based compensation

KPN sponsors a Management Option Plan and an Employee Share Option Plan in which certain employees of Xantic participate. Prior to 2003 these options were accounted for under CDN GAAP using the intrinsic value recognition and measurement provisions of HB 3870, “Stock-based Compensation and Other Stock-based Payments”, and related interpretations. Starting January 2003 these options were accounted for under CDN GAAP using the fair value recognition provisions of HB 3870. All awards for which Xantic employees participate in are equity-classified awards under HB 3870.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

For the year ended December 31, 2005 and 2004, an amount of USD 10 and USD 217, respectively of share-based compensation is recorded as expense for CDN GAAP in order to properly reflect the expenses of Xantic incurred on its behalf by KPN. A corresponding amount has been reflected in group equity as additional paid-in capital as KPN funded these amounts and Xantic is not expected to repay this amount to KPN.

(i)	Discontinued operations and related depreciation

As of May 2005, Xantic has disposed of its AMOS business. The activities of this business have been consolidated in the Dutch GAAP consolidated financial statements on a line-by-line basis.

Under CDN GAAP, HB 3475, “Disposal of Long-Lived Assets and Discontinued Operations”, the AMOS business activities qualified as discontinued operations as of December 31, 2004. Additionally, as a result of deciding to discontinue and dispose of this business, the assets and liabilities associated with this business are accounted for and classified as held for sale as certain criteria were met at December 31, 2004. Assets that are classified as held for sale are measured at the lower of carrying amount or fair value, less cost to sell. A significant portion of the long-lived assets of AMOS were fully impaired prior to the date the assets would have been classified as held for sale and re-measured. In applying HB 3475, the depreciation as included under Dutch GAAP for the AMOS long-lived assets that were not fully impaired would have ceased as of November 2004, the date that the assets were considered held for sale under CDN GAAP. As a result, for the years ended December 31, 2005 and 2004, depreciation of assets for an amount of USD 122 and USD 67, respectively, which was recorded under Dutch GAAP was reversed in the consolidated income statement for CDN GAAP.

The CDN GAAP adjustments for discontinued operations reflect the amounts to be reclassified from the consolidated line items to a separate line item in accordance with HB 3475. For CDN GAAP purposes, consolidated balance sheet items related to discontinued operations are reclassified to assets or liabilities held for sale. In the consolidated income statement, the line items are reclassified to income (loss) from discontinued operations. There have been no corporate expenses (including advertising expense) included in expenses from discontinued operations.

Revenues and net loss from the discontinued operations under CDN GAAP were as follows:

	2005	2004
	(In thousands of
	US dollars)

Net sales	5,410	19,288
Operating expenses	(8,324)	(25,413)
Interest and other financial income	(566)	(2,695)
Income tax	(93)	(233)
Result from sale of shares (see note 22(o))	33	—

Net loss from discontinued operations	(3,540)	(9,053)

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

Assets and liabilities held for sale included in the consolidated balance sheet are as follows:

	December 31,	December 31,
	2005	2004
	Total	Total
	(In thousands of US dollars)

Assets
Assets held for sale
Property, plant and equipment	—	132
Other tangible fixed assets	—	568
Inventory	—	886
Receivables	—	6,140
Prepayments and accrued income	—	1,045
Future income taxes	—	—
Cash and cash equivalents	—	4,702

Total assets held for sale	—	13,473

Liabilities
Liabilities held for sale
Pension provisions	—	414
Future income taxes	—	189
Other long-term liabilities	—	138
Accounts payable and other liabilities	—	2,572
Accruals and deferred income	—	2,240
Current provisions	—	31

Total liabilities held for sale	—	5,584

As of May 31, 2005, Xantic disposed of the majority of the assets of its MUT Business, which did not qualify for discontinued operations treatment under HB 3475. The above receivables for the year ended December 31, 2004 include an amount of USD 1.0 million relating to the portion of the MUT business that was later disposed of in May 2005.

For the year ended December 31, 2005 and 2004, net income from continuing operations under CDN GAAP amounts to USD 30.5 million and USD 7.2 million, respectively.

(j)	Employee benefits — long service leave

Under Dutch GAAP, Xantic only begins to provide for an employee’s long service leave benefits when an employee has had 5 years continuous service with Xantic. Under CDN GAAP, the long service leave benefits earned by Xantic’s Australian employees are accounted for under the guidance of HB 3461, “Employee Future Benefits”. The vested and accumulated benefits earned by employees are recognised as they accumulate and provided for on the consolidated balance sheet. For the year ended December 31, 2005 and 2004, Xantic recorded a reduction in expense for long service leave in the amount of USD 82 and an additional expense in the amount of USD 30, respectively. At December 31, 2005 and 2004, under CDN GAAP, Xantic recorded an additional liability for long service leave in the amount of nil and USD 82, respectively.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

(k)	Leases

Under CDN GAAP, leases are accounted for in accordance with HB 3065, “Leases”. This standard establishes criteria for determining the classification of leases as either capital or operating. EIC 150, “Determining Whether an Arrangement Contains a Lease” discusses the scope of arrangements to be included. HB 3065 also requires that minimal lease payments of operating leases, which provide for fixed step rent increases, be straight-lined over the related lease terms.

Under Dutch GAAP, the criteria for determining the classification of capital leases are different from CDN GAAP. Also, Dutch GAAP does not require the minimum lease payments to be straight lined over the related lease terms. As a result, there are reconciling differences between the accounting for leases under CDN GAAP and Dutch GAAP. At December 31, 2005 and 2004, under CDN GAAP, Xantic recorded an asset as a result of applying HB 3065 for an amount of USD 0.4 million and USD 0.7 million and a related lease liability for an amount of USD 0.5 million and USD 0.8 million, respectively. For the years ended December 31, 2005 and 2004, the net income effect under CDN GAAP as a result of applying HB 3065 amounts to additional income of USD 20 and USD 6, respectively.

(l)	Asset retirement obligations

Under Dutch GAAP, asset retirement obligations (“ARO”) are not recognised. Under CDN GAAP, Xantic early adopted HB 3110, “Asset Retirement Obligations” effective January 1, 2003. Xantic is required to record the fair value of a legal obligation for an ARO in the period it is incurred. The removal costs is initially capitalised and depreciated on a straight-line basis over the remaining life of the underlying asset, while the interest component of the liability is accreted over the remaining period until settlement is expected to occur. Once the obligation is ultimately settled, any difference between the final costs and the recorded liability is recognised as income or loss on disposition. Under CDN GAAP, Xantic is required to account for an ARO regarding several of its antennas on its Burum land earth station site. As such, as at December 31, 2005 and 2004, Xantic recorded a net increase in tangible fixed assets of USD 20 and USD 22, respectively, and related provisions of USD 33 and USD 31, respectively. For the years ended December 31, 2005 and 2004, the net impact of depreciating the tangible fixed asset and accreting the provision amount to additional expense of USD 4 and USD 4, respectively.

(m)	Revenue recognition

Under Dutch GAAP, revenue from the sale of any hardware related to the MUT activities is recognised at the date of shipment of hardware. Under CDN GAAP, Xantic applies HB 3400, “Revenue” and EIC 142, “Revenue Arrangements with Multiple Deliverables”. Xantic has determined that certain contracts contain multiple-element arrangements, including hardware that is sold together with transponder capacity. These arrangements do not meet the separation criteria as outlined in EIC 142. Therefore, Xantic has accounted for these multiple deliverables as one unit of accounting. As such, Xantic has deferred the revenue and costs relating to the sale of the hardware and will recognise these amounts as the undelivered items are provided. At December 31, 2005 and 2004, Xantic recorded prepayments in the amount of nil and USD 216, respectively, and related deferred income of nil and USD 283, respectively. In 2005, Xantic sold these arrangements when it disposed of the majority of its MUT business. Xantic subsequently released all recorded prepayments and deferred income to the income statement.

(n)	Investments

For CDN GAAP, certain equity security investments are accounted for under the guidance of HB 3050 “Long Term Investments”. These investments are classified as a portfolio investment and recorded at cost less declines in market value that are other than temporary.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

Under Dutch GAAP, up until 2004 these investments are accounted for at historical cost with no subsequent fair value measurement. As a result of a change in Dutch law in 2005, financial fixed assets are marked to market, with changes in the valuation going through equity under Dutch GAAP as from January 1, 2005.

At December 31, 2004 all financial fixed assets held by Xantic have a cost basis of less than USD 1 for both Dutch GAAP and CDN GAAP. At December 31, 2005, under Dutch GAAP, Xantic has valued its financial fixed assets at the fair value amounting to USD 0.9 million. A reconciling difference exists for CDN GAAP, as the investment should be recorded at cost for December 31, 2005.

Under CDN GAAP, investments in the common stock of entities for which the Company has significant influence over the investee’s operating and financial policies, but less than a controlling voting interest, are accounted for under the equity method. Significant influence is generally presumed to exist when the Company owns between 20% and 50% of the investee’s voting stock. Xantic has no investments that are considered having a significant influence.

(o)	Result on sale of shares

As of May 2005, Xantic had disposed of all of its AMOS business. At December 31, 2004, Xantic recorded an adjustment to the restructuring provision under CDN GAAP relating to the AMOS business. As a consequence, the result on the sale of the shares in 2005 in one of the AMOS entities is adjusted under CDN GAAP. Xantic recorded a profit on the sale of shares under CDN GAAP of USD 33. Under Dutch GAAP a profit of USD 3.1 million was recorded.

(p)	Future income tax effect on CDN GAAP adjustments and valuation allowance for future income tax assets

Under Dutch GAAP, deferred tax assets for future loss compensation are recognised to the extent that it is probable that future taxable profit will be available, against which the unused future loss compensation can be utilised. Available evidence includes internal projections of future earnings, which are utilised to assess the probability that the deferred tax assets will not be realised. Under CDN GAAP, HB 3465, “Income Taxes” future income tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the future income tax assets will not be realised. HB 3465 requires that the weight given to the potential effect of negative and positive evidence be commensurate with the extent to which it can be objectively verified and HB 3465 indicates that cumulative losses in recent years is a significant piece of negative evidence that is difficult to overcome, thereby requiring positive evidence of sufficient quality and quantity to support a conclusion that, based on the weight of all available evidence, a valuation allowance is not needed. A projection of future taxable income is inherently subjective and will generally not be sufficient to overcome negative evidence that includes cumulative losses in recent years, particularly if the projected future taxable income is dependant on an anticipated turnaround to operating profitability that has not yet been demonstrated.

The future income tax effect on CDN GAAP adjustments represents the temporary differences as a result of applying CDN GAAP. For CDN GAAP purposes, Xantic has cumulative losses in recent years in several tax jurisdictions. Therefore, Xantic has recorded a full valuation allowance on its future income tax assets at December 31, 2005 and 2004 for entities in such jurisdictions. For purposes of CDN GAAP, the valuation allowance is increased by USD 11.6 million and USD 2.1 million at December 31, 2005 and 2004, respectively.

Xantic B.V. The Hague
Consolidated financial statements 2005

Notes to the consolidated income statement — (Continued)

The effect of the change in accounting principle for employee benefits under Dutch GAAP on the valuation allowance for future income tax assets as reported under CDN GAAP is set out in the table below.

(In thousands of
US dollars)
CDN GAAP adjustment as of January 1, 2005	(2,151)
Effect of change to RJ 271	(604)

Adjusted opening balance January 1, 2005	(2,755)
Additions (CDN GAAP adjustment on net income 2005)	(8,824)

CDN GAAP adjustment as of December 31, 2005	(11,579)

(q)	Reclassification of cash and cash equivalents

Under Dutch GAAP, the financial current account with KPN is included as cash and cash equivalents. Under CDN GAAP, cash held in the financial current account with KPN is presented as related party receivable, as opposed to cash and cash-equivalents, as the demand deposits with KPN are not directly held with a bank or other financial institution.

At December 31, 2005 and 2004, Xantic reclassified USD 57.9 million and USD 42.8 million, respectively, from Cash and cash equivalents to Receivables — related party.

(r)	Short-term portion of provisions

Under Dutch GAAP, Xantic has reflected certain short-term liabilities as provisions on the consolidated balance sheet. However, Xantic expects to settle certain amounts within the next year, therefore, such amounts have been reclassified from Other provisions to Current liabilities in accordance with CDN GAAP. At December 31, 2005 and 2004, under CDN GAAP, Xantic reclassified USD 1.9 million and USD 8.8 million, respectively.

Report of Independent Auditors

To the Board of Directors and Shareholders of Xantic B.V.:

We have audited the accompanying consolidated balance sheets of Xantic B.V. and its subsidiaries, as of December 31, 2004 and 2003, and the related consolidated statements of income and of cash flow for the years then ended. These financial statements are the responsibility of the Xantic B.V.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Xantic B.V. and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in The Netherlands.

Accounting principles generally accepted in The Netherlands vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effects of such differences is presented in Note 18 to the consolidated financial statements.

Accounting principles generally accepted in The Netherlands vary in certain significant respects from accounting principles generally accepted in Canada. Information relating to the nature and effects of such differences is presented in Note 19 to the consolidated financial statements.

PricewaterhouseCoopers Accountants N.V.
/s/  F.P.Izeboud RA CPA

Amsterdam, The Netherlands
December 28, 2005, except for restatement disclosed in Note 18 and 19, as to which the date is May 11, 2006

Xantic B.V., The Hague
Consolidated financial statements

Consolidated balance sheet

	December 31, 2004		December 31, 2003
	(In thousands of US dollars)

ASSETS
Fixed assets
Intangible fixed assets(1)
Goodwill		14,792		16,278
Tangible fixed assets(2)
Land and buildings	3,024		3,608
Machinery and equipment	19,282		20,352
Other	5,058		8,265
Assets under construction	7,787		3,714

		35,151		35,939

Total fixed assets		49,943		52,217
Current assets
Inventory(3)	1,481		2,335
Receivables(4)	41,188		60,405
Prepayments and accrued income(5)	14,189		16,070
Cash and cash equivalents	55,141		36,071

Total current assets		111,999		114,881

Total assets		161,942		167,098

GROUP EQUITY AND LIABILITIES
Group equity(6)		50,078		42,064
Provisions
Pension provisions(7)	6,249		1,535
Deferred taxes(15)	189		189
Other provisions(8)	33,795		37,290

Total provisions		40,233		39,014
Current liabilities
Accounts payable and other liabilities(9)	43,891		45,344
Accruals and deferred income	27,740		40,676

Total current liabilities		71,631		86,020

Total group equity and liabilities		161,942		167,098

The accompanying notes are an integral part of these consolidated financial statements.

Xantic B.V., The Hague
Consolidated financial statements

Consolidated income statement

		2004		2003
	(In thousands of US dollars)

Net sales(11)		224,754		236,032
Cost of materials	—		1,545
Work contracted out and other external expenses	132,177		186,608
Salaries and social security contributions(12)	44,976		55,359
Selling, general and administrative expenses	32,288		4,773
Depreciation, amortisation and impairments	10,338		32,276

Total operating expenses		219,779		280,561

Operating income (loss)		4,975		(44,529)
Interest and other financial income(13)	4,151		415
Interest expenses(13)	(676)		(7,405)
Result from investments(14)	—		29,683

Financial result		3,475		22,693

Income (loss) before taxes		8,450		(21,836)
Taxes(15)		(610)		586

Net income (loss)		7,840		(21,250)

The accompanying notes are an integral part of these consolidated financial statements.

Xantic B.V., The Hague
Consolidated financial statements

Consolidated cash flow statement

		2004		2003
	(In thousands of US dollars)
Net income (loss)		7,840		(21,250)
Depreciation, amortisation and impairments		10,338		32,276
Changes in provisions		1,219		13,674
Deferred taxes		(825)		(627)
Changes in working capital:
— Inventory	854		4,339
— Receivables	20,042		14,212
— Prepayments and accrued income	1,881		5,906
— Accounts payable	466		(17,963)
— Other liabilities	(1,919)		(2,470)
— Accruals and deferred income	(12,936)		7,657

		8,388		11,681

Net cash flow from operating activities		26,960		35,754
Movements financial fixed assets	—		57,251
Purchases of tangible fixed assets	(8,064)		(6,471)
Exchange rate differences on subsidiaries	174		167

Net cash flow from investing activities		(7,890)		50,947
Net cash flow from financing activities
Loans redeemed	—		(75,000)
Net cash flow from financing activities		—		(75,000)

Changes in cash and cash equivalents		19,070		11,701
Cash and cash equivalents beginning of year		36,071		24,370

Cash and cash equivalents end of year		55,141		36,071

The accompanying notes are an integral part of these consolidated financial statements.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Consolidation and accounting principles

Introduction

Xantic B.V. (“Xantic”) is domiciled in The Hague, The Netherlands. Xantic provides its customers with communications solutions at sea and in areas where terrestrial telecommunications facilities are unreliable or unavailable. Xantic’s three operating segments are the Airtime (Mobile Satellite Services), AMOS (ERP software solutions for the Maritime markets), and MUT (Fixed Satellite Services) businesses. Xantic primarily conducts business in Europe, Asia Pacific, and North and South America.

Shares in Xantic are held by KPN Satcom B.V. (65%), ultimately held by Koninklijke KPN N.V. (“KPN”), and Telstra Corporation Limited (35%) (“Telstra”).

In August 2005, KPN and Telstra signed a letter of intent with Stratos Global Corporation Ltd. (“Stratos”) for the sale of Xantic (see note 17). These financial statements have been prepared as a result of the letter of intent and do not represent Xantic’s statutory financial statements as of and for the years ended December 31, 2004 and 2003, which have been filed with the Chamber of Commerce in The Hague on March 18, 2005 and February 1, 2005, respectively.

Basis of presentation

These consolidated financial statements reflect the activities of Xantic and include the wholly owned legal entities as listed below.

Name	Statutory residence

Xantic B.V.	The Hague, The Netherlands
Xantic Group B.V.	The Hague, The Netherlands
Xantic Holding B.V.	The Hague, The Netherlands
Xantic Sales B.V.	The Hague, The Netherlands
Xantic Broadcast B.V.	The Hague, The Netherlands
Xantic Consultancy B.V.	The Hague, The Netherlands
Veha B.V.	Dordrecht, The Netherlands
Xantic Consultancy Pty Ltd	Queensland, Australia
Xantic Ltd	Limmasol, Cyprus
Xantic Brasil Ltda	Rio de Janeiro, Brazil
Xantic GmbH	Hamburg, Germany
Xantic Telecommunications Services Hellas S.A.	Piraeus of Attica, Greece
Xantic Hong Kong Ltd	Hong Kong, China
Xantic Pte Ltd	Singapore, Singapore
Marinor Shipping Offshore Systems Pte Ltd	Singapore, Singapore
Marinor Boff	Pasic City, Philippines
Xantic Solutions Ltd	Nairobi, Kenya
Xantic Spa	La Spezia, Italy
Xantic S.A.	Madrid, Spain
Xantic Middle East AS	Baerum, Norway
Xantic AS	Baerum, Norway
Xantic Ltd	St. Petersburg, Russia

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Consolidation and accounting principles — (Continued)

Name	Statutory residence

Xantic AB	Goteburg, Sweden
Xantic Ltd	Cardiff, United Kingdom
Xantic Connecticut Inc	Connecticut, USA
Xantic Inc	Tallahassee, USA

Based on a restructuring plan in 2003, Xantic decided to no longer deploy the MUT activities and to gradually phase out this business. In 2004, Xantic divested main parts of its MUT business. Furthermore Xantic divested its non-core AMOS business in May of 2005. These consolidated financial statements include the results of these businesses up until the date of divestment.

All amounts are reflected in thousands of United States dollars (“USD”) with the exception of per share data and headcount data.

Accounting principles

A summary of the significant accounting policies used in the preparation of the accompanying consolidated financial statements are as follows:

General

All amounts included in these consolidated financial statements are presented in accordance with accounting principles generally accepted in The Netherlands (“Dutch GAAP”), which differ in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”) and accounting principles generally accepted in Canada (“CDN GAAP”). See note 18 for a description of the differences between Dutch GAAP and US GAAP and note 19 for a description of the differences between Dutch GAAP and CDN GAAP affecting Xantic’s net income and equity.

The accounting principles are based on historical cost. Unless indicated otherwise, assets and liabilities are stated at face value.

An asset is recognised in the balance sheet when it is probable that the future economic benefits will flow to the enterprise and the asset can be measured reliably. A liability is recognised in the balance sheet when it is probable that an outflow of resources embodying economic benefits will result from the settlement of a present obligation, and the amount at which the settlement will take place can be measured reliably. If the criteria for recognition are no longer met, the assets and liabilities are derecognised.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in The Netherlands requires Xantic to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent and other liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, Xantic reviews its estimates based upon currently available information. Actual results could differ from those estimates.

Consolidation

The consolidated financial statements of Xantic include all companies that form an organisational and economic entity and are controlled by Xantic. Control is presumed to exist when Xantic has, directly or

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Consolidation and accounting principles — (Continued)

indirectly through group companies, more than one half of the voting power, or otherwise exercises effective control. The financial statements of these companies are consolidated in full on a line-by-line basis, using uniform accounting principles. Participating interests to be consolidated are consolidated in the financial statements from the date of their acquisition up to the date of their disposal. All intercompany balances and transactions between group companies are eliminated in consolidation. The principal group companies are listed in the basis of presentation note. No significant changes took place in the Xantic group in 2004 or 2003. Transactions with KPN and Telstra and their subsidiaries are reflected as related party transactions.

Foreign currencies

The functional currency of Xantic and some of its subsidiaries is the United States dollar (“USD”) as the cash flows are mainly in USD. Transactions denominated in currencies other than the functional currency and any resulting receivables, debts, revenues, expenses, profits or losses are recognised at the rate prevailing at the date of the transaction. Exchange rate differences are recognised net in the income statement as Interest and other financial income (in case of gains) or as Interest and other financial expenses (in case of losses).

Assets and liabilities denominated in currencies other than USD are restated to USD at the exchange rates prevailing on the balance sheet date. Exchange rate differences are recognised net in the income statement as Interest and other financial income (in case of gains) or as Interest and other financial expenses (in case of losses).

Assets and liabilities of foreign subsidiaries, whose functional currency is not the USD, are translated to USD at the exchange rate prevailing on the balance sheet date. Revenues, expenses, profits and losses generated or incurred by these companies are translated at the average exchange rate for the year, or for the period of consolidation if shorter. Results arising from these translations are recognised net in equity under Exchange rate differences.

Intangible fixed assets

Acquisitions of companies are accounted for using the purchase method of accounting. Goodwill represents the excess of the purchase costs over the fair value of assets less liabilities of acquired companies. Goodwill arising from acquisitions is valued at the lower of historical cost less amortisation or permanently lower recoverable value. Goodwill is amortised over its estimated useful life for a period not to exceed 20 years on a straight-line basis.

If software is recognised under Intangible fixed assets, it relates to the software developed for sale to third parties. This does not include the software Xantic uses for satellite communication, which is recognised under Machinery and equipment, or for office PC applications, which is recognised under Other tangible fixed assets. Software is valued at the lower of historical cost less amortisation or permanently lower recoverable value. Amortisation of software developed for sale is calculated according to the straight-line method based on estimated useful life, generally 3 years.

All costs incurred to establish the technological feasibility of software to be sold are charged to expense as costs as incurred. Software development is capitalised to the extent that these costs do not exceed the expected realisable value of the software once the technological feasibility of the software has been established, until such time as the product is available for general release to customers. To date, no such amounts have been capitalised.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Consolidation and accounting principles — (Continued)

Tangible fixed assets

Tangible fixed assets are valued at the lower of historical cost less depreciation or permanently lower recoverable value. Additions and improvements that extend the lives of depreciable assets are capitalised. Maintenance and repair expenditures are charged to expense in the period incurred; replacements, renewals and betterments are capitalised.

Assets internally developed are valued at manufacturing cost. This includes direct costs (materials, direct labour and work contracted out), as well as some of the indirect costs, insofar as they can be directly attributed to this activity.

Xantic buildings are depreciated over a period of 10 years, machinery and equipment is depreciated over a period of 5-10 years, computer software is depreciated over a period of 3 years, and furniture and fixtures are depreciated over a period of 3-5 years. All depreciation is calculated on the straight-line basis over the economic useful life of the asset.

Upon sale or other retirement of depreciable property, the costs and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the results of operations in Selling, general and administrative expenses. For the years ended December 31, 2004 and 2003, Xantic did not have any sale of tangible fixed assets.

Xantic does not capitalise interest costs associated with the construction of its assets. However, had Xantic capitalised interest costs, the amounts would have been insignificant.

Financial fixed assets

Investments in which no significant influence can be exercised are valued at cost or permanently lower recoverable value. Investments in which significant influence can be exercised are stated at net asset value, based on the accounting principles of Xantic.

At December 31, 2004 and 2003 the value of Xantic’s financial fixed assets is nil.

Impairment of long-lived assets

Xantic reviews the carrying value of fixed assets for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and residual value. In cases where expected future cash flows are less than the carrying value, an impairment loss is recognised equal to an amount by which the carrying value exceeds the fair value of assets. Impairments based on a permanently lower value are reversed if and to the extent that the impairment no longer exists.

For the year ended December 31, 2004, Xantic did not have any impairment nor reversed any previous impairment charges in the current year or prior years. For the year ended December 31, 2003, Xantic impaired the remaining goodwill for the AMOS software business, which is further discussed in note 1 Intangible fixed assets, and impaired long-lived assets related to the teleporting and private networking business, which is further discussed in note 2 Tangible fixed assets.

Inventory

Parts and finished goods are valued at the lower of historical cost or net realisable value. Inventory and work in progress produced in-house are valued at the cost of materials plus the cost of work contracted out and staff costs. Xantic records an allowance for obsolete inventory.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Consolidation and accounting principles — (Continued)

Receivables

Receivables are stated at face value less a provision for doubtful receivables determined on a customer specific basis, if deemed necessary.

Cash and cash equivalents

Cash and cash equivalents include all highly liquid investments purchased with original maturity dates of three months or less.

Fair value disclosure

The carrying value of receivables, prepaid expenses, and current liabilities approximates fair value because of the short maturity of these instruments.

Pensions and other long-term employee benefits

For Dutch employees participating in one of the KPN pension plans, Xantic is charged a pension premium by KPN. This pension premium is based on the Dutch GAAP calculation. The Dutch GAAP calculation is based on actuarial valuations and a dynamic model, which includes assumption for future expectations of return on assets, rate of compensation increases, and other assumptions. The assets and liabilities of the KPN administered plans are combined with those related to other KPN businesses. As a result, no pension assets or liabilities are reflected on the Xantic consolidated balance sheet. Pension expense is recognised as the pension premium charged to Xantic from KPN and is reflected in the income statement as salaries and social security contributions.

Xantic’s Dutch early retirement plan is neither funded nor insured through a third party, but is paid directly to early retirement employees. In accordance with Dutch GAAP, Xantic recognises a provision for all benefits that will become a payment obligation within a period equal to the duration of the then prevailing collective labour agreement.

Contributions paid to other defined contribution plans are recognised as salaries and social security contributions in the income statement.

Insurance premiums paid for disability plans are recognised as salaries and social security contributions in the income statement.

Provisions

Pensions, redundancy payment, other pension-related benefits and restructuring provisions are stated at net present value.

The provision for onerous contracts is determined as the unavoidable cost associated with contractual commitments, reduced by the net positive cash flows, if any, estimated to be generated from sales activities during the commitment period. These cash flows are discounted and the provision is stated at net present value.

Xantic may be subject to stringent laws and regulations in the various countries in which it operates. Xantic on a periodic basis throughout the year evaluates the liability for future environmental remediation costs. Xantic accrues amounts for environmental remediation costs, which represent its best estimate of the probable and reasonably estimable costs relating to environmental remediation. Estimates of the amount and timing of future costs of environmental remediation requirements are necessarily imprecise because of the

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Consolidation and accounting principles — (Continued)

continuing evolution of environmental laws and regulatory requirements, the availability and application of technology and the identification of presently unknown remediation sites and the allocation of costs among the potentially responsible parties.

Other provisions are stated at their nominal value.

Income taxes

Xantic is part of a fiscal unity for corporate income tax with Xantic Holding B.V. (as of May 2005 AMOS Holding B.V.), Xantic Group B.V. (as of May 2005 AMOS Group B.V.), Xantic Sales B.V., Xantic Consultancy B.V., Veha B.V. (as of May 2005 Xantic Holding B.V.) and Xantic Broadcast B.V. (as of March 2004).

The corporate income tax charge is based on the income for financial reporting purposes in accordance with the prevailing provisions and rates, taking into account permanent differences between income for tax purposes and income for financial reporting purposes.

Deferred tax assets and liabilities, arising from timing differences between the value of assets and liabilities for financial reporting purposes and for tax purposes, are calculated on the basis of current corporate income tax rates. Deferred tax assets are recognised if it may reasonably be assumed that they are expected to be offset against taxes payable within a reasonable term. Deferred tax assets and liabilities for which a legal right to offset exists are offset in the balance sheet.

Revenue recognition

Net sales represent the revenues from services rendered and goods delivered to third parties, less discounts and sales taxes. Revenues from airtime (incoming and outgoing traffic) are recognised when the service is rendered. Revenues from sales of telecommunications equipment are recognised upon delivery to the customer or activation of the line, as appropriate. Revenues from support and other consulting services are recognised as the services are performed.

Revenues from perpetual license fees for standard software are recognised as revenues when the software is installed and acceptance is confirmed by the customer. Revenues from services provided in connection with the supply of standard software are recognised when the services are performed. These services include installation, implementation, reporting and database building.

Revenues from long-term construction contracts (constructions of land-earth stations, antennas, etcetera) are recognised utilising the percentage-of-completion accounting method. Revenues and costs related to these contracts are recognised based on costs incurred to date compared to total estimated costs at completion or based on contract milestones, depending on whichever provides the most reliable and meaningful measure that is available for determining a project’s progress toward completion. Revenues for software that require significant production, customisation, or modification are generally also recognised using the percentage-of-completion method.

Amounts received in advance of services/products provided are reflected as Accruals and deferred income and amounts earned but not invoiced are reflected as Prepayments and accrued income on the consolidated balance sheet.

Share-based compensation

Xantic employees participate in the KPN share option plan. No options were granted with exercise prices below market value, and accordingly no compensation expense was recognised. Under Dutch GAAP,

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Consolidation and accounting principles — (Continued)

compensation charges for the issuance of share options are generally recorded only to the extent that the market value of the common stock exceeds the exercise price on the date of grant. However, under Dutch GAAP, Xantic is not obligated to recognise any compensation expense related to KPN options granted to Xantic employees, as this is a plan administered by KPN and all related compensation expense is recognised at the KPN level. Xantic is only required to disclose movements in the number of options outstanding for Xantic employees.

Derivative instruments

Xantic enters into foreign currency forward contracts to manage foreign currency exposures related to sales to foreign currency customers. Gains and losses on the foreign exchange contracts are recognised in the income statement upon settlement of the foreign currency forward contract.

Concentration of business risk

Financial instruments, which potentially subject Xantic to concentrations of credit risk, are principally accounts receivable. Concentrations of credit risk with respect to accounts receivable — trade are limited due to the geographical spread Xantic and the diversity of its customers. Xantic performs ongoing evaluations of its customers’ financial condition, monitors its exposure for credit losses and maintains allowances for anticipated losses.

Cash flows

The cash flow statement has been prepared according to the indirect method. Cash flows denominated in currencies other than the functional currency have been translated at average exchange rates. Income and expenses relating to interest and tax on profits are included in the cash flow from operating activities.

The costs of newly acquired group companies and subsidiaries, insofar as paid for in cash, are included in the cash flow from investing activities. Cash flows resulting from group companies acquired or disposed of are disclosed separately.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated balance sheet

Assets

Fixed assets

(1) Intangible fixed assets

Statement of changes in intangible fixed assets:

Goodwill
(In thousands of
US dollars)

Balance as of January 1, 2004	16,278
Amortisation	(1,486)

Balance as of December 31, 2004	14,792

Historical cost	89,046
Accumulated amortisation	(74,254)

Balance as of December 31, 2004	14,792

Amortisation rate	5-20%

	Goodwill	Software	Total
	(In thousands of US dollars)

Balance as of January 1, 2003	24,660	2,117	26,777
Amortisation and impairment	(8,382)	(2,117)	(10,499)

Balance as of December 31, 2003	16,278	—	16,278

Historical cost	89,046	7,621	96,667
Accumulated amortisation	(72,768)	(7,621)	(80,389)

Balance as of December 31, 2003	16,278	—	16,278

Amortisation rate	5-20%	33%

Goodwill that was fully impaired before the financial year 2003, is excluded from the cumulative historical costs and amortisation amounts.

In 2003, the remaining goodwill paid for the acquisition of the Spectec solutions business (AMOS software) was impaired based on the financial outlook for the software solutions business within Xantic. As a consequence an impairment was recognized of the related goodwill, based on the discounted future cash flows and the book value of the assets related to this business, for an amount of USD 6.5 million.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated balance sheet — (Continued)

(2)	Tangible fixed assets

Statement of changes in tangible fixed assets:

	Land and	Machinery and		Assets under
	Buildings	Equipment	Other	Construction	Total
	(In thousands of US dollars)

Balance as of January 1, 2004	3,608	20,352	8,265	3,714	35,939
Additions	—	—	239	7,926	8,165
Finished assets under construction	24	2,531	1,298	(3,853)	—
Disposals	—	(92)	(9)	—	(101)
Depreciation	(608)	(3,509)	(4,735)	—	(8,852)

Balance as of December 31, 2004	3,024	19,282	5,058	7,787	35,151

Historical cost	4,726	77,387	24,146	7,787	114,046
Accumulated depreciation	(1,702)	(58,105)	(19,088)	—	(78,895)

Balance as of December 31, 2004	3,024	19,282	5,058	7,787	35,151

Depreciation rate	10%	10-20%	20-33%

	Land and	Machinery and		Assets Under
	Buildings	Equipment	Other	Construction	Total
	(In thousands of US dollars)

Balance as of January 1, 2003	3,700	27,718	13,568	6,259	51,245
Additions	617	358	2,144	3,352	6,471
Finished assets under construction	—	5,093	804	(5,897)	—
Disposals	—	—	(131)	—	(131)
Depreciation	(709)	(8,888)	(4,755)	—	(14,352)
Impairments	—	(3,929)	(3,365)	—	(7,294)

Balance as of December 31, 2003	3,608	20,352	8,265	3,714	35,939

Historical cost	4,702	78,254	22,049	3,714	108,719
Accumulated depreciation	(1,094)	(57,902)	(13,784)	—	(72,780)

Balance as of December 31, 2003	3,608	20,352	8,265	3,714	35,939

Depreciation rate	10%	10-20%	20-33%

Under Dutch Law, legal title of all fixtures that are permanently attached to land belongs to the legal owner of the land. KPN Satcom B.V. holds the legal ownership of the land located in Burum in The Netherlands, however, as Xantic has the economic ownership of the satellite communication antennas and related equipment on that land, and as a result of a contractual arrangement between the two parties, these assets have been reflected in the consolidated financial statements of Xantic.

Xantic reviewed the recoverable value of the teleporting and private networking activities, based upon discounted future cash flows and compared this recoverable amount with the carrying value of our investments. Based on expected negative cash flows up to the moment of phase-out of these activities, an impairment of tangible fixed assets mainly related to teleporting and private networking of USD 6.8 million has been recognised.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated balance sheet — (Continued)

Also, an extra amount of USD 0.5 million related to ERP systems was written off to reflect a shorter useful live. As a result of the restructuring program it will be replaced by new systems in 2005.

The following shows the carrying amount of tangible fixed assets by geographical area in which the tangible fixed assets are located:

	2004	2003

Americas (0%), Northern Europe (65%), Nordics, Baltic and Russia (1%)	66%	66%
Southern Europe (1%), Middle East and Africa (0%)	1%	1%
Asia Pacific	33%	33%

Total	100%	100%

Current assets

(3)	Inventory

Inventory, net consists of the following:

	2004	2003
	(In thousands of US dollars)

Work in progress	1,395	2,222
Trade inventory	86	113

Balance as of December 31	1,481	2,335

Work in progress relates to installation of software and systems under construction for third parties.

Inventory is stated net of a provision for obsolete inventory. At December 31, 2004 and 2003, the provision for obsolete inventory amounts to USD nil and USD 263, respectively.

(4)	Receivables

Receivables consist of the following:

	2004	2003
	(In thousands of
	US dollars)

Accounts receivable	35,227	55,150
Deferred tax assets(15)	5,235	4,410
Other	726	845

Balance as of December 31	41,188	60,405

Accounts receivable are stated net of an allowance for bad debts. At December 31, 2004 and 2003, the allowance for bad debts amounts to USD 9.0 million and USD 15.1 million, respectively.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated balance sheet — (Continued)

(5)	Prepayments and accrued income

Prepayments and accrued income consist of the following:

	2004	2003
	(In thousands of
	US dollars)

Accrued income	11,885	12,956
Prepayments	2,304	3,114

Balance as of December 31	14,189	16,070

Group equity and liabilities

  (6)  Group equity

Statement of changes in group equity is as follows:

	Issued	Additional
	Share	Paid-in	Exchange Rate	Accumulated
	Capital	Capital	Differences	Losses	Total
	(In thousands of US dollars)

Balance as of January 1, 2004	186	167,224	683	(126,029)	42,064
Exchange rate differences on subsidiaries	—	—	174	—	174
Net result	—	—	—	7,840	7,840

Balance as of December 31, 2004	186	167,224	857	(118,189)	50,078

	Issued	Additional
	Share	Paid-in	Exchange Rate	Accumulated
	Capital	Capital	Differences	Losses	Total
	(In thousands of US dollars)

Balance as of January 1, 2003	186	167,224	516	(104,779)	63,147
Exchange rate differences on subsidiaries	—	—	167	—	167
Net loss	—	—	—	(21,250)	(21,250)

Balance as of December 31, 2003	186	167,224	683	(126,029)	42,064

The share capital consists of 600 shares of EUR 1,000 par value, of which 200 shares have been issued and paid-in. The issued capital is divided into 130 shares “A” and 70 shares “B”. The “A” shares are owned by KPN Satcom B.V. and the “B” shares by Telstra. Certain protective rights have been granted to “B” shareholders.

The conversion rate between Euro and USD has been fixed at the time of conversion from the Euro to the USD as functional currency. Consequently, the USD amount of the issued capital will not be adjusted to reflect changes in the Euro-USD exchange rate.

Provisions

(7)	Pensions

Dutch employees of Xantic that are covered under a collective labour agreement participate in the main KPN pension plan (BPF), which is externally funded in the foundation of ’Stichting Bedrijfspensioenfonds

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated balance sheet — (Continued)

KPN’. The pension plan is a defined benefit, average pay plan, with a retirement age of 62 for salaries up to EUR 45,378. For salaries above EUR 45,378 a defined contribution plan is applicable.

Dutch employees of Xantic with an individual employment contract (not subject to the collective labour agreement) participate in a second KPN pension plan (OPF), which is externally funded in the foundation of ‘Stichting Ondernemingspensioenfonds KPN’. This plan covers all individual employment contract employees age 25 or older and is comparable to the pension plan for employees who are subject to a collective labour agreement.

Only the employer, KPN, contributes to both of these funds. The contributions made by KPN are based upon actuarial assumptions. KPN charges its subsidiaries, including Xantic, a monthly “pension premium” which is based on an allocation of contributions paid for Xantic employees. The assets and liabilities of the KPN administered plans are combined with those related to other KPN businesses. As a result, no pension assets or liabilities are reflected on the Xantic consolidated balance sheet. Pension expense is recognised as the pension premium charged to Xantic from KPN and is reflected in the income statement. For the years ended December 31, 2004 and 2003, KPN allocated USD 1.6 million and USD 1.4 million to Xantic for Xantic employees participating in a KPN defined benefit plan.

Dutch employees of Xantic are also eligible for early retirement benefits. The early retirement plan is neither funded nor insured through a third party, but is paid directly by the company to early retirement employees. Under Dutch GAAP, Xantic recognises a provision for all benefits that will become a payment obligation within a period equal to the duration of the then prevailing collective labour agreement.

Other employees of Xantic, located outside of the Netherlands, participate in defined contribution plans or state run plans that are accounted for as defined contribution plans, as Xantic is obligated to make a specified contribution on behalf of its employees. Xantic has no further obligations to these plans or to the employees once the contribution is made.

As required under the Federal Award in Australian, employees of Xantic B.V. branch Australia are entitled to a long service leave of 13 weeks after 15 years of service or a pro rata payment if they leave an employer after 10 years continuous service. However, the Australian employees of Xantic are entitled to a long service leave of 3 months after only 10 years service, then 9 days per year for each additional year of service. Also, if an employee leaves Xantic after only 5 years of continuous service they are entitled to a pro rata payment. Under Dutch GAAP Xantic provides for an employee’s long service leave benefits when an employee has had 5 years continuous service with Xantic. At December 31, 2004 and 2003, the provision for long service leave amounts to USD 0.6 million and USD 0.7 million, respectively.

Xantic employees entitled to disability benefits are covered under a local insurance plan.

Statement of changes in pension provisions:

	2004	2003
	(In thousands of US dollars)

Balance as of January 1	1,535	1,042
Additions	4,671	755
Releases	(99)	(74)
Usage	(466)	(206)
Other	608	18

Balance as of December 31	6,249	1,535

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated balance sheet — (Continued)

At December 31, 2004 and 2003, approximately USD 5.2 million and USD 1.1 million of the provision relate to early retirement commitments by virtue of pre-pension payments and commitments by virtue of future payments to employees who wish to take early retirement, respectively.

The additions for 2004 include a settlement with KPN for transferring an early retirement provision relating to Xantic personnel from KPN to Xantic, for an amount of USD 2.7 million. Xantic received compensation from KPN for this obligation for the same amount. Xantic has expensed the costs associated with establishing this provision in prior years.

The “other” movement is a reclassification from short-term liabilities to provisions.

All provisions are mainly of a long-term nature.

(8)	Other provisions

Statement of changes in other provisions:

		Onerous
	Restructuring	Contracts	Miscellaneous	Total
	(In thousands of US dollars)

Balance as of January 1, 2004	19,733	13,557	4,000	37,290
Additions	2,568	204	1,500	4,272
Releases	(579)	—	—	(579)
Usage	(5,824)	(490)	—	(6,314)
Foreign currency effects	651	—	—	651
Reclassifications	(1,525)	—	—	(1,525)

Balance as of December 31, 2004	15,024	13,271	5,500	33,795

		Onerous
	Restructuring	Contracts	Miscellaneous	Total
	(In thousands of US dollars)

Balance as of January 1, 2003	4,102	16,551	3,456	24,109
Additions	16,387	—	1,000	17,387
Releases	(368)	(2,994)	—	(3,362)
Usage	(388)	—	(456)	(844)

Balance as of December 31, 2003	19,733	13,557	4,000	37,290

Restructuring provision

In November 2003, Xantic started a restructuring program (restructuring I), in order to change the loss-making performance into long-term sustainable and profitable business. The restructuring has lead to an organisational split between the airtime business and the software solutions business and will lead to the closing of the majority of the foreign offices and reductions of personnel costs, as well as reductions in other costs. Most of the costs relate to redundancy payments of staff. As part of the restructuring I program, the number of personnel will worldwide be further reduced by 247 full time employees to 433 full time employees by fiscal year 2006.

As a result of the continuous weakening of the USD, Xantic decided in 2004 to extend its restructuring efforts and to reduce its personnel by an additional 15 full time employees as part of a restructuring II program. During 2004, Xantic recorded charges of USD 1.6 million for future estimated costs associated with severance benefits related to the restructuring II program.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated balance sheet — (Continued)

At December 31, 2004 and 2003, the remaining restructuring provision amounts to USD 15.0 million and USD 19.7 million, respectively, of which USD 5.3 million is expected to be paid within one year.

Onerous contracts

This provision refers to the unavoidable costs associated with commitments relating to teleporting and private networking activities, insofar as they cannot be recovered from expected future operating revenues in the period until their phase out. The provision has been determined based on a post-tax discount rate of 9.4%. As a result of the actual business developments within the teleporting and private networking activities, the provision was adjusted as at December 31, 2003 and an amount of USD 2,994 was released to the Selling, general and administrative expenses.

Miscellaneous

Xantic is a party to various claims and litigations arising from the normal course of business. Miscellaneous refers to claims from customers and suppliers connected with Xantic’s services. Xantic provides for these contingencies in the period when it becomes probable that a liability has been incurred and the amounts are reasonably estimable.

Current liabilities

(9)	Accounts payable and other liabilities

Accounts payable and other liabilities consist of the following:

	2004	2003
	(In thousands of
	US dollars)

Accounts payable	34,582	27,820
Accounts payable — related parties	1,766	8,062
Taxes and social securities	7,165	7,048
Other liabilities	378	2,414

Balance as of December 31	43,891	45,344

Accounts payable — related parties is further discussed in note 16. Corporate income tax is further explained in note 15.

(10)	Commitments and contingencies

Off balance sheet commitments consist of the following:

	Up to 1 Year	1 to 5 Years	Over 5 Years	Total
	(In thousands of US dollars)

Commitments by virtue of:
— purchase obligations	2,183	—	—	2,183
— rental and lease contracts	6,803	8,833	7,530	23,166

Total	8,986	8,833	7,530	25,349

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated balance sheet — (Continued)

Purchase obligations

The purchase obligations mainly relate to maintenance contracts for mobile satellite communication services. The space segment purchase commitments are included in the provision for onerous contracts.

Rental and lease contracts

Xantic enters into operating lease and rental commitments mainly related to office buildings, cars and computer equipment under varying terms and conditions.

Forward exchange contracts

Xantic entered into forward exchange contracts to mitigate part of the EUR exposure for 2005. At December 31, 2004 and 2003, the contracts are valued at USD 38.1 million and USD 39.5 million, respectively. The unrealised exchange rate result for the year ended December 31, 2004 and 2003 is USD 1.6 million (profit) and USD 4.5 million (profit), respectively. Under Dutch GAAP, these contracts are not recorded on the balance sheet and any gain or loss is recorded in the income statement only upon settlement.

Legal proceedings

Xantic is a party to various claims and litigations arising from the normal course of business. Xantic accrues for contingencies in the period when it becomes probable that a liability has been incurred and the amounts are reasonably estimable. While there can be no certainty that Xantic may not ultimately incur charges in excess of presently established accruals, Xantic believes that such additional charges, if any, will not have a material adverse effect on the Xantic’s financial position, results of operations, or cash flows.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement

(11)	Net sales

Business segment and geographical information

Xantic provides its customers with communications solutions at sea and in areas where terrestrial telecommunications facilities are unreliable or unavailable. Xantic’s three operating segments are the Airtime (Mobile Satellite Services), AMOS (ERP software solutions for the Maritime markets), and MUT (Fixed Satellite Services) businesses.

Net sales per operating segment are as follows:

	2004	2003

Airtime	76%	72%
AMOS	9%	9%
MUT	15%	19%

Total	100%	100%

The following shows the distribution of the Xantic’s consolidated sales by geographical market based on the country where the customers reside:

	2004	2003

Americas (10%), Northern Europe (32%), Nordics, Baltic and Russia (7%)	49%	64%
Southern Europe (17%), Middle East and Africa (7%)	24%	15%
Asia Pacific	27%	21%

Total	100%	100%

(12)	Salaries and social security contributions

Salaries and social security contributions consist of the following:

	2004	2003
	(In thousands of US dollars)

Salaries	37,580	39,034
Pension charges	2,725	2,274
Social security contributions	3,029	2,374
Restructuring provision II(8)	1,642	—
Restructuring provision I	—	11,677

Total	44,976	55,359

The average number of personnel is:

	2004	2003

Marketing and sales	373	371
Support	217	241

Total	590	612

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

Remuneration of the sole Director and the Supervisory Board

Xantic does not compensate the Supervisory Board in any financial way for its activities, neither do members of the Board have any options or other rights to shares of Xantic. In accordance with article 383 of book 2, title 9 of the Dutch Civil Code, the remuneration of Xantic’s sole statutory director is not disclosed.

Share based compensation

Dutch employees and management of Xantic are entitled to participate in the share option plan of KPN. The main features of the option plans (excluding management options and options granted on December 10, 2001) for the employees of Xantic are:

•	exercise price is equal to the market value of a share on the grant date;

•	options vest immediately, as exercising the option is not contingent on the employee remaining employed for the three year period, and become exercisable after three years;

•	when employees leave before the third year after the grant date, options are exercisable from this date and expire three months later;

•	when employees remain employed three years after the grant date, options are exercisable three years after the grant date and expire five years from the grant date; and

•	each option gives the right to one ordinary share.

For management options, except the 2002 management options, and options granted on December 10, 2001 the features are the same as noted above except that options cliff vest in full after a three year service period. Options forfeit if an employee leaves during the three year service period. The 2002 management options are exercisable immediately but profits, if any, from any exercise prior to the third anniversary of the date of issue will be held in escrow until the third anniversary of the issue, at which time such profits will be released to the relevant individuals, provided that the individuals remain employed.

Each year, the KPN Board of Management, under approval of the KPN Supervisory Board, will take a decision as to whether the option scheme is to be continued and, if so, to what extent. Option rights granted will remain valid until expiry date. The KPN options granted to Xantic employees do not result in any compensation expense recognition for Xantic under Dutch GAAP. Therefore, exercise of the options by employees will not affect the company’s result of operation or financial position. Every option granted under the plan equals the right to buy one KPN share listed on the Dutch AEX exchange against a fixed exercise price. Employees that were employed by KPN before Xantic was demerged from KPN (April 1, 2000) can still have option rights granted from before the legal demerger of Xantic. If employees move to another KPN company, or vice versa, the option rights do not lapse.

No options have been granted to the Board of Directors of Xantic.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

The movement in the number of employee share options is shown in the following table:

Number of
Options

Balance as of January 1, 2004	275,694
Options granted	19,950
Options exercised	(37,495)
Options expired	(27,524)
Options forfeited	(45,798)

Balance as of December 31, 2004	184,827

At December 31, 2004, the range of exercise prices and weighted average remaining contractual life of outstanding options was Euro 5.07-57.43 and 2 years, respectively.

At December 31, 2004, the numbers of options exercisable was 184,827 and the weighted average exercise price of those options was Euro 14.04.

(13)	Interest and other financial income

Interest and other financial income consists of the following:

	2004	2003
	(In thousands of US dollars)

Exchange rate results	3,897	—
Interest and other financial income	254	415

Total	4,151	415

Interest expenses consists of the following:

	2004	2003
	(In thousands of US dollars)

Exchange rate results	—	2,735
Interest to shareholders	—	3,685
Other interest	676	985

Total	676	7,405

A substantial part of the expenses are in Euro. As a result of the rate development of the Euro during 2004 Xantic has incurred (unrealised and realised) currency profits (2003: losses).

(14)	Result from investments

The amount of USD 29,683 in 2003 relates to the profit on the sale of the Inmarsat shares in December 2003. The profit is covered by the participation exemption, meaning that this profit is not subject to Dutch corporate income tax.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

(15)	Taxes

Income tax expense in the Dutch Fiscal unity and other entities is as follows:

	2004	2003
	(In thousands of US dollars)

Pre-tax income (loss)
Dutch fiscal unity	9,537	(15,726)
Adjustment for profit on sale Inmarsat (exempt for income tax)	—	(29,683)
Other	(1,087)	(6,110)

	8,450	(51,519)

Income tax expense
Dutch fiscal unity	(377)	627
Other	(233)	(41)

	(610)	586

Current income tax expense
Dutch fiscal unity	(1,202)	—
Other	(233)	(41)

	(1,435)	(41)

Deferred income tax expense
Dutch fiscal unity	825	627
Other	—	—

	825	627

The difference between income tax expenses computed at statutory rates in The Netherlands (34.5% for 2004 and 2003) and income tax expense provided on earnings is due to the following:

	2004	2003
	(In percentages)

Dutch corporate income tax rate	34.5%	34.5%
Adjustment to statutory rate:
— Valuation allowance net losses carried forward	(27.3)%	(78.7)%
— Non-taxable profit sale investment	—	46.9%

Effective tax rate	7.2%	2.7%

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

Deferred taxes

Specification of the changes in net deferred taxes is as follows:

	Deferred Tax	Deferred Tax	Net Deferred
	Asset	Liabilities	Taxes
	(In thousands of US dollars)

Nominal balance as of January 1, 2004	7,451	(3,230)	4,221
Netting 2003	(3,041)	3,041	—

Net balance as of January 1, 2004	4,410	(189)	4,221
Reversal of netting 2003	3,041	(3,041)	—
Additions	1,257	(951)	306
Tax rate changes	(42)	504	462
Withdrawals	(284)	341	57

Nominal balance as of December 31, 2004	8,382	(3,336)	5,046
Netting 2004	(3,147)	3,147	—

Net balance as of December 31, 2004	5,235	(189)	5,046

	Deferred Tax	Deferred Tax	Net Deferred
	Asset	Liabilities	Taxes
	(In thousands of US dollars)

Nominal balance as of January 1	5,195	(1,601)	3,594
Netting 2002	(1,412)	1,412	—

Net balance as of January 1, 2003	3,783	(189)	3,594
Reversal of netting 2002	1,412	(1,412)	—
Additions	16,082	(1,709)	14,373
Withdrawals	(13,826)	80	(13,746)

Nominal balance as of December 31	7,451	(3,230)	4,221
Netting 2003	(3,041)	3,041	—

Net balance as of December 31, 2003	4,410	(189)	4,221

The deferred tax assets related to timing differences are caused by costs that were capitalised for tax purposes in the past. The capitalised costs lead to a deductible depreciation for tax purposes.

The deferred tax assets for future loss compensation are caused by taxable losses that will be carried forward and are expected to be realised within a reasonable term. In 2004 Xantic’s group company Xantic Broadcast B.V. was included in the Dutch fiscal unity with Xantic B.V. At January 1, 2004, the net operating losses carried forward by Xantic Broadcast B.V. amount to approximately USD 13 million. At December 31, 2004 and 2003, the total amount of fiscal losses for the Dutch fiscal unity amounts to approximately USD 130 million and USD 130 million, respectively.

(16)	Related party transactions

Receivables from and debts to KPN and Telstra are netted as a current account and disclosed in the balance sheet at face value. These accounts do not bear interest.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

At December 31, 2004 and 2003, the financial current account with KPN was USD 42.8 million and USD 25.5 million, respectively. The current account yields interest at a variable interest rate on the net outstanding amount. The funds available in the financial current account with KPN are available immediately upon request and therefore classified under cash.

Xantic’s shareholders serve as originating and terminating carriers for significant portions of Xantic’s communication services. For the year ended December 31, 2004, these services amount to approximately USD 8 million revenues (2003 — USD 13 million) and USD 8 million costs (2003 — USD 12 million). In addition, Xantic makes use of certain of its shareholders’ corporate services functions, such as treasury services, fiscal affairs, payroll and pension accounting. For the year ended December 31, 2004, these services amount to approximately USD 2 million (2003 — USD 1 million) and have been charged based upon hours incurred.

Xantic has lease agreements with KPN and Telstra for the use of its premises in The Netherlands and Australia. For the year ended December 31, 2004, these services amount to approximately USD 4 million (2003 — USD 4 million). Transactions with shareholders are contracted on at arm’s length basis and are entered into in the ordinary course of business.

(17)	Subsequent events

In May 2005, Xantic sold its AMOS business. The sale included several wholly owned subsidiaries including Xantic Holding B.V. (as of May 2005 AMOS Holding B.V.) and Xantic Group B.V. (as of May 2005 AMOS Group B.V.).

In August 2005, KPN and Telstra signed a letter of intent with Stratos for the sale of Xantic. The Share Sale and Purchase Agreement was signed on December 28, 2005.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

Application of US GAAP

(18)	Application of US GAAP

Xantic’s financial statements have been prepared in accordance with Dutch GAAP, which differ in certain significant respects from US GAAP.

The effect of the application of US GAAP on net income (loss), as reported under Dutch GAAP, is set out in the table below.

2004
As restated
(In thousands of US dollars)

Net income reported under Dutch GAAP	7,840
US GAAP adjustments
— Provisions — onerous contracts(a)	(5,047)
— Derivatives(b)	(2,858)
— Provisions — restructuring(c)	(2,782)
— Employee benefits — early retirement(d)	(1,755)
— Business combinations(e)	(816)
— Internally developed software(f)	(755)
— Employee benefits — pensions(g)	(373)
— Employee benefits — share-based compensation(h)	(217)
— Discontinued operations and related depreciation(i)	67
— Employee benefits — long service leave(j)	(30)
— Leases(k)	6
— Asset retirement obligations(l)	(4)
— Deferred tax effect on US GAAP adjustments(o)	4,441
— Valuation allowance for deferred tax assets(o)	(4,024)

Total US GAAP adjustments	(14,147)

Net loss under US GAAP	(6,307)

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

The effect of the application of US GAAP on equity, as reported under Dutch GAAP, is set out in the table below.

	2004	2003
	As restated
	(In thousands of US dollars)

Equity reported under Dutch GAAP	50,078	42,064

US GAAP adjustments:
— Provisions — onerous contracts(a)	3,933	8,980
— Derivatives(b)	1,588	4,446
— Provisions — restructuring(c)	3,740	6,522
— Employee benefits — early retirement(d)	(3,576)	(1,821)
— Business combinations(e)	(5,588)	(4,772)
— Internally developed software(f)	(339)	416
— Discontinued operations and related depreciation(i)	67	—
— Employee benefits — long service leave(j)	(82)	(52)
— Leases(k)	(129)	(135)
— Asset retirement obligations(l)	(9)	(5)
— Revenue recognition(m)	(68)	(68)
— Investments(n)	77	78
— Deferred tax effect on US GAAP adjustments(o)	(1,220)	(5,661)
— Valuation allowance for deferred tax assets(o)	(2,151)	1,873

Total US GAAP adjustments	(3,757)	9,801

Equity under US GAAP	46,321	51,865

Changes in equity under US GAAP is as follows:

As restated
(In thousands of US dollars)

Equity under US GAAP at December 31, 2003	51,865
Net loss	(6,307)
Other comprehensive income (loss):
— Unrealised loss on available for sale securities(n)	(1)
— Foreign currency translation adjustments, net of tax	174
Additional paid-in capital attributable to:
— Employee benefits — pensions	373
— Employee benefits — share-based compensation	217

Equity under US GAAP at December 31, 2004	46,321

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

Comprehensive loss under US GAAP, SFAS 130, “Reporting Comprehensive Income” for the year ended December 31, 2004 is as follows:

2004
As restated
(In thousands of US dollars)

Net loss in accordance with US GAAP	(6,307)
Other comprehensive income (loss):
— Unrealised loss on available for sale securities(n)	(1)
— Foreign currency translation adjustments, net of tax	174

Comprehensive loss	(6,134)

The cumulative effects on significant consolidated balance sheet captions of differences between Dutch GAAP and US GAAP adjustments are as follows:

	December 31, 2004		December 31, 2003
	DGAAP	USGAAP	DGAAP	USGAAP
		As restated
	(In thousands of US dollars)

Assets
Fixed assets
Goodwill and intangible fixed assets(e)	14,792	7,169	16,278	7,169
Other intangible fixed assets(e)	—	2,035	—	4,472
Land and buildings	3,024	3,024	3,608	3,608
Machinery and equipment(i)(k)(l)	19,282	19,853	20,352	20,918
Other tangible fixed assets(f)(i)(k)	5,058	4,767	8,265	7,917
Tangible fixed assets under construction(f)	7,787	7,263	3,714	3,714
Financial fixed assets(n)	—	77	—	78

Total fixed assets	49,943	44,188	52,217	47,876

Current assets
Inventory(i)	1,481	595	2,335	1,411
Receivables(e)(i)(o)	41,188	31,677	60,405	48,265
Receivables — related party(p)	—	42,767	—	25,455
Prepayments and accrued income(b)(i)(k)(m)	14,189	14,952	16,070	19,519
Cash and cash equivalents(i)(p)	55,141	7,672	36,071	7,642
Assets held for sale(i)	—	13,473	—	14,352

Total current assets	111,999	111,136	114,881	116,644

Total assets	161,942	155,324	167,098	164,520

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

	December 31, 2004		December 31, 2003
	DGAAP	USGAAP	DGAAP	USGAAP
		As restated
	(In thousands of US dollars)

Group Equity and Liabilities
Group equity	50,078	46,321	42,064	51,865

Provisions
Pension provisions(d)(i)(j)(q)	6,249	8,802	1,535	2,493
Deferred taxes(i)	189	—	189	—
Other provisions(a)(c)(l)(q)	33,795	11,742	37,290	16,927

Total provisions	40,233	20,544	39,014	19,420

Long-term liabilities
Other long-term debts(i)(k)	—	564	—	618

Total long-term liabilities	—	564	—	618

Current liabilities
Accounts payable and other liabilities(i)	43,891	41,319	45,344	41,579
Accruals and deferred income(a)(i)(k)(m)	27,740	32,213	40,676	38,128
Current provisions(i)(q)	—	8,779	—	5,411
Liabilities held for sale(i)	—	5,584	—	7,499

Total current liabilities	71,631	87,895	86,020	92,617

Total group equity and liabilities	161,942	155,324	167,098	164,520

For the year ended December 31, 2004, net cash in investing and financing activities did not differ significantly from Dutch GAAP to US GAAP. Although the net income changed significantly under US GAAP, cash flow from operating activities under Dutch GAAP and US GAAP are similar. The difference in net income (loss) is mainly the result of the effect of timing differences between Dutch GAAP and US GAAP for recognising profits and losses.

Restatement

Amounts previously reported as net loss in accordance with US GAAP differ from the amounts shown in these financial statements. When the company determined that certain contracts were onerous contracts — see (a) below — an expense and liability were recorded. When the payments in connection with these onerous contracts were made, the company also recorded an expense but did not reduce the liability. Accordingly, the expense was recorded twice and a liability was reflected in the originally issued financial statements for this item. These consolidated financial statements have been amended to correct the overstatement of the expense.

The table set forth below summarises the impact of the adjustment required in connection with the restatement to Xantic’s US GAAP balance sheet at December 31, 2004 and its US GAAP net loss for the year ended December 31, 2004:

	December 31, 2004		December 31, 2004
	Originally Reported	Adjustment	as Restated
	(In thousands of US dollars)

Other provisions	13,268	(1,526)	11,742
Receivables	31,677	—	31,677
Equity	44,795	1,526	46,321
Net loss	(7,833)	1,526	(6,307)

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

Other than the foregoing amendment, these consolidated financial statements do not amend, update or restate any other line items and also do not reflect events occurring after the previous issuance of these consolidated financial statements.

Explanatory notes

The following statements summarise adjustments that reconcile net income and equity from that reported under Dutch GAAP to that which would have been reported had US GAAP been applied.

(a)	Provisions — onerous contracts (as restated)

Under Dutch GAAP, the provision for onerous contracts is determined as the unavoidable cost associated with contractual commitments, reduced by the net positive cash flows, if any, estimated to be generated from sales activities during the commitment period. These cash flows are discounted and the provision is stated at net present value.

Under US GAAP, SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities”, a liability for cost that will continue to be incurred without economic benefit to Xantic shall be recognised when Xantic ceases use of the rights conveyed by the contract. Furthermore, a liability for costs to terminate a contract before the end of its term shall be recognised and measured at its fair value when the entity terminates the contract in accordance with the contract terms.

The more prescriptive regulations under US GAAP result in a lower provision for onerous contracts, as the provision cannot be recognised until Xantic terminates the contract and ceases use of the asset. As such, for the year ended December 31, 2004, the net impact under US GAAP was an additional expense of USD 5.0 million, as a portion of these costs were recognised in prior periods for Dutch GAAP purposes. At December 31, 2004 and 2003, Xantic recorded a provision for onerous contracts and termination fees relating to its transponder bandwidths in the amount of USD 9.4 million and USD 4.6 million, respectively. At December 31, 2004 and 2003, under US GAAP the provision for onerous contracts, in which Xantic ceased use of the rights conveyed by the contract, offset by sublease income, was USD 3.1 million and USD 4.6 million, respectively. At December 31, 2004 and 2003, the provision for termination fees in which Xantic is obligated to pay as a result of cancelling the leases was USD 6.3 million and USD nil, respectively.

(b)	Derivatives

In accordance with Dutch GAAP, recognition of gains and losses on the foreign exchange contracts are deferred until settlement of the foreign currency forward contract. For the year ended December 31, 2004, under Dutch GAAP, Xantic recognised gains on foreign exchange contracts in the amount of USD 3.7 million.

Under US GAAP, Xantic applies SFAS 133, “Accounting for Derivative Instruments” as amended. This Statement establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS 133 requires every derivative instrument to be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative’s fair value be recognised currently in earnings unless specific hedge accounting criteria are met. Xantic does not designate its derivatives for hedge accounting in accordance with US GAAP. Accordingly, changes in fair value of derivative instruments are recognised currently in earnings. For the year ended December 31, 2004, under US GAAP, Xantic recognised gains on foreign exchange contracts in the amount of USD 0.9 million.

At December 31, 2004 and 2003, Xantic recorded an asset in the amount of USD 1.6 million and USD 4.4 million, respectively, pertaining to the fair value of its financial instruments.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

(c)	Provisions — restructuring

The regulations for recognising restructuring provisions differ significantly between Dutch GAAP and US GAAP. Under Dutch GAAP, reorganisation and restructuring provisions must be recorded for all expected costs of planned reorganisations, if certain criteria are met. As such, Xantic has recognised provisions for the vacated premises and the termination of rental contracts, severance payments and costs associated with the closure of foreign offices as of December 31, 2003. Under US GAAP, the post-employment plans for redundancies in the Netherlands and Australia are subject to SFAS 112, “Employers’ Accounting for Postemployment Benefits”. Under this guidance, a provision for severance payments can be formed as of December 31, 2003 for the obligations incurred by Xantic at that date if certain conditions are met. SFAS 146, “Accounting for Costs Associated with exit or Disposal Activities” is applicable to one-time benefit arrangements for other Xantic employees. Under this guidance, the severance payment obligation must be recognised pro-rata over the remaining employment period. SFAS 146 is also applicable to the provision recognised for the closing of foreign offices and the provision recognised for the vacated premises and the termination of the lease agreements of its head office in The Hague. SFAS 146 states that the costs associated with terminating a contract before the end of the term can be recognised and measured when Xantic gives notice to the lessor of their decision to terminate the lease and Xantic ceases using the right conveyed by the contract. Upon meeting these criteria, Xantic would record a liability for costs that will continue to be incurred for the remaining terms of the lease without economic benefit.

The more prescriptive regulations under US GAAP result in a lower provision for restructuring. At December 31, 2004 and 2003, Xantic has recorded provisions for restructuring in the amount of USD 11.3 million and USD 13.2 million, respectively. At December 31, 2004 and 2003, Xantic has recorded a provision in the amount of USD 1.4 million and USD 1.6 million, respectively pertaining to the termination of its rental contracts under SFAS 146. At December 31, 2004 and 2003, Xantic has recorded a provision in the amount of USD 9.9 million and USD 11.6 million, respectively, pertaining to its SFAS 112 plans. For the year ended December 31, 2004, under US GAAP, Xantic recorded restructuring expenses in the amount of USD 2.7 million as a result of applying SFAS 146 and USD 0.1 million as a result of applying SFAS 112. Under Dutch GAAP, these costs are charged against the provision.

(d)	Employee benefits — early retirement

Xantic’s Dutch early retirement plan is neither funded nor insured through a third party, but is paid directly to early retirement employees. In accordance with Dutch GAAP, Xantic recognises a provision for all benefits that will become a payment obligation within a period equal to the duration of the then prevailing Collective Labour Agreement. Under US GAAP the early retirement plan is accounted for under the guidance of SFAS 87, “Employers’ Accounting for Pensions”, which requires standardised accounting and actuarial valuations to determine the accounting for early retirement costs. For the year ended December 31, 2004, Xantic recorded an additional expense of USD 1.8 million under SFAS 87.

At December 31, 2004 and 2003, under US GAAP, Xantic recorded a provision pertaining to its early retirement plan of USD 8.8 million and USD 7.1 million, respectively.

(e)	Business combinations

Since the formation of Xantic in 2000, Xantic has made several acquisitions in an effort to expand its business. During May and September of 2000 Xantic acquired certain net assets from Telstra and Visma Marine ASA (“AMOS”), respectively. During July 2001, Xantic acquired net assets of Elkco Marine Shipping & Trading, Ltd and Elkco Marine Consultants, Ltd (collectively referred to as “Elkco Marine”). During October 2001, Xantic’s parent company KPN sold one of its subsidiaries, KPN Broadcast B.V., to Xantic.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

Under Dutch GAAP, for the Telstra, AMOS and Elkco Marine acquisitions, Xantic recorded the tangible fixed assets and inventory at fair market value. The difference between the purchase price and the fair market value of the net assets was recorded as goodwill. Under Dutch GAAP, no assessment of acquired intangible assets was performed at the time of each acquisition as intangible assets and goodwill were accounted for in the same manner and therefore were not separated.

Under Dutch GAAP, Xantic amortised goodwill arising from both the Telstra and Elkco Marine acquisitions over a period not exceeding 20 years. As required under Dutch GAAP, goodwill is tested for impairment when certain indicators of impairment exist. When such indicators are identified, the impairment is determined by comparing the carrying value of goodwill with the recoverable amount of the cash-generating unit that contains the goodwill. If the recoverable amount of the cash-generating unit is less than the carrying value of the goodwill, an impairment charge is recorded for the difference.

Under US GAAP, the Telstra and AMOS acquisition would have been accounted for under the guidance of APB 16, “Business Combinations” requiring the purchase accounting method. As the Elkco Marine acquisition occurred subsequent to July 1, 2001, the guidance of SFAS 141, “Business Combinations” was applicable and also required the purchase method of accounting. Under US GAAP, the acquisition of KPN Broadcast is not accounted for as a business combination under SFAS 141 but rather is accounted for as a transaction between entities under common control. As such, Xantic initially recognised the assets and liabilities transferred at their carrying amounts in the accounts of KPN at the date of transfer.

In applying the guidance of purchase accounting for the acquisitions of Telstra, AMOS and Elkco Marine, Xantic is required to identify intangible assets apart from goodwill. As such, Xantic recognised software (fair valued at USD 5.2 million) and customer relationships (fair valued at USD 8.0 million) as separate identifiable intangible fixed assets acquired in the Telstra and Elkco Marine acquisitions. Xantic recognised goodwill in the aggregate amount of USD 7.8 million as a result of these acquisitions. At December 31, 2003, the carrying value of the goodwill as recognised under US GAAP is USD 7.2 million. There were no US GAAP differences arising from the acquisition and subsequent impairment of the net assets purchased in the AMOS acquisition, as all net assets, including the goodwill balance, were fully impaired as of 2003 under Dutch GAAP and US GAAP. At December 31, 2004 and 2003, the intangible assets recognised under US GAAP have a carrying value of USD 2.0 million and USD 4.5 million, respectively.

Prior to 2001, US GAAP, APB 17, “Intangible Assets”, required that intangible assets, including goodwill, with finite lives are amortised over their estimated useful lives on a straight-line basis, not to exceed forty years. On adoption of SFAS 142, “Goodwill and Other Intangible Assets” as of January 1, 2002, intangible assets, excluding goodwill, with finite lives are required to be amortised over the estimated useful life in a manner in which the economic benefits are consumed. Xantic identified intangible assets of customer contracts and software, which are amortised on a straight-line basis over 5-8, and 5 years, respectively.

Under US GAAP, SFAS 142 specifies that goodwill and other intangibles with an indefinite life are no longer amortised but rather tested for impairment on an annual basis and whenever certain triggering events are identified. SFAS 142 requires a two-step impairment test to analyse whether or not goodwill has been impaired. The first step tests for potential impairment and requires that the fair value of each identified reporting unit be compared to its carrying value. Xantic estimates the fair value of each reporting unit using a discounted cash flow valuation technique. If the fair value of the reporting unit is higher than the book value of the reporting unit, including goodwill, no impairment is recognised. If the fair value of the reporting unit is lower than the book value, the second step is to measure the amount of the impairment loss through preparation of a hypothetical purchase price allocation to determine the implied fair value of goodwill. The implied fair value of goodwill is then compared to the carrying value of goodwill. If the implied fair value of goodwill is lower than the carrying value of goodwill, impairment must be recorded for the difference. As of

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

December 31, 2002, 2003 and 2004, Xantic performed an impairment analysis on its goodwill balance and noted no impairment under US GAAP.

The US GAAP adjustment reverses the amortisation expense taken on goodwill that was recorded under Dutch GAAP for the Telstra acquisition and the Elkco Marine acquisition since the adoption of SFAS 142 on January 1, 2002 and July 1, 2001, respectively. The effect on the net income for the year ended December 31, 2004 amounts to USD 0.9 million. Adjustments also arose from the identification of intangible assets whose amortisation periods differed from those used for the amortisation of goodwill under Dutch GAAP. The net effect on the total carrying value of goodwill and other intangible assets at December 31, 2004 and December 31, 2003 amounts to USD 5.6 million and USD 4.8 million, respectively.

(f)	Internally developed software for internal use

Under Dutch GAAP, Xantic expenses internal costs and capitalises external costs associated with software developed for internal use and website development. Under US GAAP, SOP 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and EITF 00-02, “Accounting for Website Development Costs”, certain direct costs relating to the development and implementation of software for internal use and certain costs associated with the development of Xantic’s website should be capitalised and amortised over the estimated useful life of 3 years. As such, Xantic recorded an adjustment to expense the external costs associated with the planning and post-implementation phases of its projects, which were capitalised under Dutch GAAP and recorded an adjustment to capitalise its internal costs incurred during the development and implementation phases. At December 31, 2004 and 2003, Xantic recorded unamortised software and website development costs in the amount of USD 0.2 million and USD 0.4 million, respectively.

(g)	Employee benefits — pensions

Dutch employees of Xantic participate in one of two pension plans administered by KPN and for which KPN charges Xantic a monthly pension premium based on an allocation of the Dutch GAAP pension expense determined for Xantic employees. This expense is recognised in the Dutch income statement of Xantic as pension expense.

Under US GAAP, pensions are accounted for in accordance with SFAS 87, “Employers’ Accounting for Pensions”. Standardised accounting and actuarial valuations determine the accounting for pension costs. Actuaries use various assumptions, including: employee turnover, mortality, retirement ages, discount rates, expected long-term returns on plan assets, and future wage increases, which are updated annually at the beginning of each fiscal year, to calculate pension obligations.

Under US GAAP, the KPN pension plans are accounted for as defined benefit plans under the guidance of SFAS 87. However, since the assets and liabilities of the KPN administered plans are combined with those related to other KPN businesses, Xantic has accounted for the plans in a manner consistent with the SFAS 87 guidance on multiemployer accounting. Under the guidance of multiemployer accounting Xantic allocates a portion of the KPN pension expense calculated under SFAS 87. The allocation is based on total active Xantic employees’ salaries to total active KPN employees’ salaries. Xantic believes that such allocation has been made on a reasonable basis.

For the year ended December 31, 2004, an amount of USD 0.4 million has been allocated to Xantic under US GAAP. A corresponding amount has been reflected in equity as additional paid-in capital as KPN funded these amounts and Xantic is not expected to repay this amount to KPN.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

(h)	Employee benefits — share-based compensation

KPN sponsors a Management Option Plan and an Employee Share Option Plan in which certain employees of Xantic participate. Prior to 2003 these options were accounted for under US GAAP using the intrinsic value recognition and measurement provisions of APB Opinion 25, “Accounting for Stock Issued to Employees”, and related interpretations. In 2003, KPN adopted under US GAAP the fair value recognition provisions of SFAS 123, “Accounting for Stock Based Compensation”, applying the retroactive restatement method allowed by SFAS 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”. All awards for which Xantic employees participate in are equity-classified awards under SFAS 123. For these consolidated financial statements of Xantic, a portion of the total 2004 KPN compensation expense has been allocated to Xantic. The allocation of compensation expense was calculated by award, using the percentage of total Xantic options outstanding to total options outstanding. Xantic believes that such allocation has been made on a reasonable basis.

For the year ended December 31, 2004, an amount of USD 0.2 million has been allocated to Xantic under US GAAP. A corresponding amount has been reflected in equity as an additional paid-in capital as KPN funded these amounts and Xantic is not expected to repay this amount to KPN.

(i)	Discontinued operations and related depreciation

As of January 2005, Xantic had disposed of the majority of its MUT business and as of May 2005 has disposed of all of its AMOS business. The activities of these businesses have been consolidated in these Dutch GAAP consolidated financial statements on a line-by-line basis.

In accordance with US GAAP, SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” the MUT and AMOS business activities qualified as discontinued operations as of December 31, 2004. Additionally, as a result of deciding to discontinue and dispose of a business, the assets and liabilities associated with these businesses are accounted for and classified as held for sale as certain criteria were met at December 31, 2004 and 2003. Assets that are classified as held for sale, are measured at the lower of carrying amount or fair value, less cost to sell. All fixed assets relating to the MUT business had been fully impaired as of December 31, 2002 under Dutch GAAP and resulted in no US GAAP difference. A significant portion of the long-lived assets of AMOS were also fully impaired prior to the date the assets would have been classified as held for sale and re-measured. In applying SFAS 144, the depreciation as included under Dutch GAAP for the AMOS long-lived assets that were not fully impaired would have ceased as of November 2004, the date that the assets were considered held for sale under US GAAP. As a result, depreciation of assets for an amount of USD 67.4 that was recorded under Dutch GAAP was reversed in the income statement of 2004 for US GAAP.

At September 30, 2005, Xantic no longer expects to be able to sell the remaining portion of the MUT business. Accordingly, the assets and liabilities held for sale for the remaining MUT business have been reclassified to assets and liabilities held for use on a line-by-line basis. At December 31, 2004, Xantic has reclassified receivables, prepayments and accrued income, other provisions, accounts payables and other liabilities, accruals and deferred income, and current provisions in the amount of USD 1.3 million, USD 0.2 million, USD 2.3 million, USD 3.8 million, USD 6.6 million and USD 2.2 million, respectively. At December 31, 2003, Xantic has reclassified receivables, prepayments and accrued income, other provisions, accounts payables and other liabilities, accruals and deferred income, and current provisions in the amount of USD 4.2 million, USD 0.3 million, USD 3.2 million, USD 6.3 million, USD 0.3 million and USD 1.4 million, respectively.

Additionally, as a result of Xantic not selling the remaining MUT business and as cash flows from the MUT business were not eliminated, coupled with the fact that cash flows of the remaining MUT business are

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

considered to be significant, Xantic has determined that the MUT business would no longer qualify as discontinued operations under SFAS 144. As such, Xantic has reclassified the entire MUT business from discontinued to continued operations for the year ended December 31, 2004. Xantic reclassified from discontinued operations to net sales, operating expenses and interest expenses related to the MUT business in the amount of USD 33.6 million, USD 37.4 million and USD 0.5 million, respectively.

The US GAAP adjustments for discontinued operations reflect the amounts to be reclassified from the consolidated line items to a separate line item in accordance with SFAS 144. For US GAAP purposes, balance sheet items related to discontinued operations are reclassified to assets or liabilities held for sale. In the income statement, the line items are reclassified to income from discontinued operations. There have been no corporate expenses (including advertising expense) included in expenses from discontinued operations.

Revenues and net income (loss) from the discontinued operations were as follows:

	MUT	AMOS	Total
	(In thousands of US dollars)

Net sales	—	19,288	19,288
Operating expenses	—	(25,413)	(25,413)
Interest expenses	—	(2,695)	(2,695)
Income tax	—	(233)	(233)

Net loss from discontinued operations	—	(9,053)	(9,053)

Assets and liabilities held for sale included in the consolidated balance sheet are as follows:

	December 31, 2004			December 31, 2003
	MUT	AMOS	Total	MUT	AMOS	Total
	(In thousands of US dollars)

Assets
Assets held for sale
Machinery and equipment	—	132	132	—	134	134
Other tangible fixed assets	—	568	568	—	855	855
Inventory	—	886	886	—	924	924
Receivables	1,023	5,117	6,140	317	7,900	8,217
Prepayments and accrued income	—	1,045	1,045	—	1,248	1,248
Cash and cash equivalents	—	4,702	4,702	—	2,974	2,974

Total assets held for sale	1,023	12,450	13,473	317	14,035	14,352

	December 31, 2004			December 31, 2003
	MUT	AMOS	Total	MUT	AMOS	Total
	(In thousands of US dollars)

Liabilities
Liabilities held for sale
Pension provisions	—	414	414	—	326	326
Deferred taxes	—	189	189	—	189	189
Other long-term debts	—	138	138	—	135	135
Accounts payable and other liabilities	—	2,572	2,572	—	3,765	3,765
Accruals and deferred income	—	2,240	2,240	—	3,016	3,016
Current provisions	—	31	31	—	68	68

Total liabilities held for sale	—	5,584	5,584	—	7,499	7,499

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

For the year ended December 31, 2004, net income under US GAAP for continuing operations is USD 1.2 million.

(j)	Employee benefits — long service leave

Under Dutch GAAP, Xantic only begins to provide for an employee’s long service leave benefits when an employee has had 5 years continuous service with Xantic. Under US GAAP, the long service leave benefits earned by Xantic’s Australian employees are accounted for under the guidance of SFAS 43, “Accounting for Compensated Absences” and SFAS 112, “Employers’ Accounting for Post employment Benefits”. The vested and accumulated benefits earned by employees are recognised as they accumulate and provided for on the balance sheet. For the year ended December 31, 2004, Xantic recorded an additional expense for long service leave in the amount of USD 29.5.

At December 31, 2004 and 2003, under US GAAP, Xantic recorded an additional liability for long service leave of USD 82.0 and USD 52.5, respectively.

(k)	Leases

Under US GAAP, leases are accounted for in accordance with SFAS 13, “Accounting for Leases”. SFAS 13 establishes criteria for determining the classification of leases as either capital or operating. SFAS 13 also requires that minimal lease payments of operating leases, which provide for fixed step rent increases, be straight-lined over the related lease terms.

Under Dutch GAAP, the criteria for determining the classification of capital leases are different from US GAAP. Also, Dutch GAAP does not require the straight-lining of minimum lease payments. As a result, there are reconciling differences between the accounting for lease under US GAAP and Dutch GAAP.

At December 31, 2003 and 2004, under US GAAP, Xantic capitalised leases for an amount of USD 0.8 million and USD 0.7 million, respectively. Furthermore at December 31, 2004 and 2003, related lease liabilities were recognised for an amount of USD 0.8 million and USD 0.9 million, respectively. For the year ended December 31, 2004, the net income effect as a result of applying SFAS 13 amounts to additional income of USD 6.4 under US GAAP.

(l)	Asset retirement obligations

Under Dutch GAAP, asset retirement obligations (“ARO”) are not recognised. Under US GAAP, SFAS 143, “Accounting for Asset Retirement Obligation”, Xantic is required to record the fair value of a legal obligation for an ARO in the period it is incurred. The removal costs is initially capitalised and depreciated on a straight-line basis over the remaining life of the underlying asset, while the interest component of the liability is accreted over the remaining period until settlement is expected to occur. Once the obligation is ultimately settled, any difference between the final costs and the recorded liability is recognised as income or loss on disposition. Under US GAAP, Xantic is required to account for an ARO regarding several of its antennas on its Burum land earth station site. As such, at December 31, 2004 and 2003, Xantic recorded a net increase in tangible fixed assets of USD 21.7 and USD 23.8, respectively, and related provisions of USD 30.3 and USD 28.3, respectively. For the year ended December 31, 2004, the net impact of depreciating the tangible fixed asset and accreting the provision amounts to additional expense of USD 4.1.

(m)	Revenue recognition

Under Dutch GAAP, revenue from the sale of any hardware related to the MUT activities is recognised at the date of shipment of hardware. Under US GAAP, EITF 00-21, “Accounting for Multiple Element Arrangements” Xantic has determined that certain contracts contain multiple-element arrangements, including

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

hardware that is sold together with transponder capacity. These arrangements do not meet the separation criteria as outlined in EITF 00-21, therefore, Xantic has accounted for these multiple deliverables as one unit of accounting. As such, Xantic has deferred the revenue and costs relating to the sale of the hardware and will recognise these amounts as the undelivered items are provided. At December 31, 2004 and 2003, Xantic recorded prepayments of USD 0.2 million and USD 0.3 million, respectively, and related deferred income of USD 0.3 million and USD 0.3 million, respectively. At December 31, 2004, deferred revenue of USD 35.5 and deferred costs of USD 34.7 were recognised in the income statement.

(n)	Investments

Under US GAAP, certain investments are classified as available for sale securities and accounted for under the guidance of SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities”. Available for sale securities are initially recorded on the Balance Sheet at historical cost, which is also the original basis. For each subsequent reporting period available for sale securities are marked to market through other comprehensive income as unrecognised gains or losses. Under SFAS 115 if available for sale securities become other-than-temporarily-impaired they are written down with an impairment charge through the income statement and the written-down amount becomes the new basis for the shares. Under Dutch GAAP these investments are accounted for at historical cost with no subsequent fair value measurement.

At December 31, 2004 all available for sale securities held by Xantic have a cost basis of less than USD 1 for both Dutch GAAP and US GAAP. The fair value of all available for sale securities at December 31, 2004 and 2003 was USD 76.5 and USD 77.9, respectively. Reconciling differences arise from the US GAAP recognition of unrealised (gains) and losses through other comprehensive income (loss).

For the year ended December 31, 2004, Xantic recorded an unrecognised loss in the amount of USD 1 in other comprehensive loss.

(o)	Deferred tax effect on US GAAP adjustments and valuation allowance for deferred tax assets (as restated)

Under Dutch GAAP, deferred tax assets for future loss compensation are recognised to the extent that it is probable that future taxable profit will be available, against which the unused future loss compensation can be utilised. Available evidence includes internal projections of future earnings, which are utilised to assess the probability that the deferred tax assets will not be realised. Under US GAAP, SFAS 109, “Accounting for Income Taxes” deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realised. SFAS 109 requires that the weight given to the potential effect of negative and positive evidence be commensurate with the extent to which it can be objectively verified and SFAS 109 indicates that cumulative losses in recent years is a significant piece of negative evidence that is difficult to overcome, thereby requiring positive evidence of sufficient quality and quantity to support a conclusion that, based on the weight of all available evidence, a valuation allowance is not needed. A projection of future taxable income is inherently subjective and will generally not be sufficient to overcome negative evidence that includes cumulative losses in recent years, particularly if the projected future taxable income is dependant on an anticipated turnaround to operating profitability that has not yet been demonstrated.

The deferred tax effect on US GAAP adjustments represents the temporary differences as a result of applying US GAAP. For US GAAP purposes, Xantic has cumulative losses in recent years and incurred a loss for the year ended December 31, 2004 in the Dutch tax jurisdiction. Therefore, Xantic has recorded a full valuation allowance on its deferred tax assets at December 31, 2004 and 2003 in its Dutch tax jurisdiction. For purposes of US GAAP, the valuation allowance is increased by USD 2.1 million and USD 1.9 million at December 31, 2004 and 2003, respectively.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

(p)	Reclassification of cash and cash equivalents

Under Dutch GAAP, the financial current account with KPN is included as cash and cash equivalents. Under US GAAP, SFAS 95, “Statement of Cash Flow”, cash held in the financial current account with KPN is presented as related party receivable, as opposed to cash and cash-equivalents, as the demand deposits with KPN are not directly held with a bank or other financial institution.

At December 31, 2004 and 2003, Xantic reclassified USD 42.8 million and USD 25.5 million respectively, from Cash and cash equivalents to Receivables — related party.

(q)	Short-term portion of provisions

Under Dutch GAAP, Xantic has reflected certain short-term liabilities as provisions on the consolidated balance sheet. However, Xantic expects to settle certain amounts within the next year, therefore, such amounts have been reclassified from Other provisions to Current liabilities in accordance with US GAAP. At December 31, 2004 and 2003, under US GAAP, Xantic reclassified USD 8.8 million and USD 5.5 million, respectively.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

Application of CDN GAAP

(19)	Application of CDN GAAP

Xantic’s financial statements have been prepared in accordance with Dutch GAAP, which differ in certain significant respects from CDN GAAP.

The effect of the application of CDN GAAP on net income (loss), as reported under Dutch GAAP, is set out in the table below.

2004

As restated
(In thousands of
US dollars)

Net income reported under Dutch GAAP	7,840
CDN GAAP adjustments
— Provisions — onerous contracts(a)	(5,047)
— Derivatives(b)	1,588
— Provisions — restructuring(c)	(2,782)
— Employee benefits — early retirement(d)	(1,755)
— Business combinations(e)	(816)
— Internally developed software(f)	(755)
— Employee benefits — pensions(g)	(373)
— Employee benefits — share-based compensation(h)	(217)
— Discontinued operations and related depreciation(i)	67
— Employee benefits — long service leave(j)	(30)
— Leases(k)	6
— Asset retirement obligations(l)	(4)
— Future income tax effect on CDN GAAP adjustments(n)	3,040
— Valuation allowance for future income tax assets(n)	(2,623)

Total CDN GAAP adjustments	(9,701)

Net loss under CDN GAAP	(1,861)

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

The effect of the application of CDN GAAP on equity, as reported under Dutch GAAP, is set out in the table below.

	2004	2003
	As restated
	(In thousands of
	US dollars)

Equity reported under Dutch GAAP	50,078	42,064

CDN GAAP adjustments
— Provisions — onerous contracts(a)	3,933	8,980
— Derivatives(b)	1,588	—
— Provisions — restructuring(c)	3,740	6,522
— Employee benefits — early retirement(d)	(3,576)	(1,821)
— Business combinations(e)	(5,588)	(4,772)
— Internally developed software(f)	(339)	416
— Discontinued operations and related depreciation(i)	67	—
— Employee benefits — long service leave(j)	(82)	(52)
— Leases(k)	(129)	(135)
— Asset retirement obligations(l)	(9)	(5)
— Revenue recognition(m)	(68)	(68)
— Future income tax effect on CDN GAAP adjustments(n)	(1,220)	(4,260)
— Valuation allowance for future income tax assets(n)	(2,151)	472

Total CDN GAAP adjustments	(3,834)	5,277

Equity under CDN GAAP	46,244	47,341

Changes in equity under CDN GAAP is as follows:

(In thousands of
US dollars)

Equity under CDN GAAP at December 31, 2003	47,341
Net loss	(1,861)
Foreign currency translation adjustments, net of tax	174
Additional paid-in capital attributable to:
— Employee benefits — pensions	373
— Employee benefits — share-based compensation	217

Equity under CDN GAAP at December 31, 2004	46,244

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

The cumulative effects on significant consolidated balance sheet captions of differences between Dutch GAAP and CDN GAAP are as follows.

	December 31, 2004		December 31, 2003
		CDN		CDN
	DGAAP	GAAP	DGAAP	GAAP
		As restated
	(In thousands of US dollars)

Assets
Fixed assets
Goodwill and intangible fixed assets(e)	14,792	7,169	16,278	7,169
Other intangible fixed assets(e)	—	2,035	—	4,472
Land and buildings	3,024	3,024	3,608	3,608
Machinery and equipment(i)(k)(l)	19,282	19,853	20,352	20,918
Other tangible fixed assets(f)(i)(k)	5,058	4,767	8,265	7,917
Tangible fixed assets under construction(f)	7,787	7,263	3,714	3,714

Total fixed assets	49,943	44,111	52,217	47,798

Current assets
Inventory(i)	1,481	595	2,335	1,411
Receivables(e)(i)(n)	41,188	31,677	60,405	48,265
Receivables — related party(o)	—	42,767	—	25,455
Prepayments and accrued income(b)(i)(k)(m)	14,189	14,952	16,070	15,073
Cash and cash equivalents(i)(o)	55,141	7,672	36,071	7,642
Assets held for sale(i)	—	13,473	—	14,352

Total current assets	111,999	111,136	114,881	112,198

Total assets	161,942	155,247	167,098	159,996

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

	December 31, 2004		December 31, 2003
		CDN		CDN
	DGAAP	GAAP	DGAAP	GAAP
		As restated
	(In thousands of US dollars)

Group Equity and Liabilities
Group equity	50,078	46,244	42,064	47,341

Provisions
Pension provisions(d)(i)(j)(p)	6,249	8,802	1,535	2,493
Future income taxes(i)	189	—	189	—
Other provisions(a)(c)(l)(p)	33,795	11,742	37,290	16,927

Total provisions	40,233	20,544	39,014	19,420

Long-term liabilities
Other long-term debts(i)(k)	—	564	—	618

Total long-term liabilities	—	564	—	618

Current liabilities
Accounts payable and other liabilities(i)	43,891	41,319	45,344	41,579
Accruals and deferred income(a)(i)(k)(m)	27,740	32,213	40,676	38,128
Current provisions(i)(p)	—	8,779	—	5,411
Liabilities held for sale(i)	—	5,584	—	7,499

Total current liabilities	71,631	87,895	86,020	92,617

Total group equity and liabilities	161,942	155,247	167,098	159,996

For the year ended December 31, 2004, net cash in investing and financing activities did not differ significantly from Dutch GAAP to CDN GAAP. Although the net income changed significantly under CDN GAAP, cash flow from operating activities under Dutch GAAP and CDN GAAP are similar. The difference in net income (loss) is mainly the result of the effect of timing differences between Dutch GAAP and CDN GAAP for recognising profits and losses.

Restatement

Amounts previously reported as net loss in accordance with CDN GAAP differ from the amounts shown in these financial statements. When the company determined that certain contracts were onerous contracts — see (a) below — an expense and liability were recorded. When the payments in connection with these onerous contracts were made, the company also recorded an expense but did not reduce the liability. Accordingly, the expense was recorded twice and a liability was reflected in the originally issued financial statements for this item. These consolidated financial statements have been amended to correct the overstatement of the expense.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

The table set forth below summarises the impact of the adjustment required in connection with the restatement to Xantic’s CDN GAAP balance sheet at December 31, 2004 and its CDN GAAP net loss for the year ended December 31, 2004:

	December 31, 2004
	Originally Reported	Adjustment	December 31, 2004
			As restated
	(In thousands of US dollars)

Other provisions	13,268	(1,526)	11,742
Receivables	31,677	—	31,677
Equity	44,718	1,526	46,244
Net loss	(3,387)	1,526	(1,861)

Other than the foregoing amendment, these consolidated financial statements do not amend, update or restate any other line items and also do not reflect events occurring after the previous issuance of these consolidated financial statements.

Explanatory notes

The following statements summarise adjustments that reconcile net income and equity from that reported under Dutch GAAP to that which would have been reported had CDN GAAP been applied.

(a)	Provisions — onerous contracts (as restated)

Under Dutch GAAP, the provision for onerous contracts is determined as the unavoidable cost associated with contractual commitments, reduced by the net positive cash flows, if any, estimated to be generated from sales activities during the commitment period. These cash flows are discounted and the provision is stated at net present value.

Under CDN GAAP Emerging Issues Committee (“EIC”) 135, “Accounting for Costs Associated with Exit or Disposal Activities (Including Costs Incurred in a Restructuring)”, a liability for cost that will continue to be incurred without economic benefit to Xantic shall be recognised when Xantic ceases use of the rights conveyed by the contract. Furthermore, a liability for costs to terminate a contract before the end of its term shall be recognised and measured at its fair value when the entity terminates the contract in accordance with the contract terms.

The more prescriptive regulations under CDN GAAP result in a lower provision for onerous contracts, as the provision cannot be recognised until Xantic terminates the contract and ceases use of the asset. As such, for the year ended December 31, 2004, the net impact under CDN GAAP was an additional expense of USD 5.0 million, as a portion of these costs were recognised in prior periods for Dutch GAAP purposes. At December 31, 2004 and 2003, Xantic recorded a provision for onerous contracts and termination fees relating to its transponder bandwidths in the amount of USD 9.4 million and USD 4.6 million, respectively. At December 31, 2004 and 2003, under CDN GAAP, the provision for onerous contracts in which Xantic ceased use of the rights conveyed by the contract, was USD 3.1 million and USD 4.6 million, respectively. At December 31, 2004 and 2003, the provision for termination fees in which Xantic is obligated to pay as a result of cancelling the leases was USD 6.3 million and USD nil, respectively.

(b)	Derivatives

In accordance with Dutch GAAP, recognition of gains and losses on the foreign exchange contracts are deferred until settlement of the foreign currency forward contract. For the year ended December 31, 2004, under Dutch GAAP, Xantic recognised gains on foreign exchange contracts in the amount of USD 3.7 million.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

Under CDN GAAP, Xantic applies EIC 128, “Accounting For Trading, Speculative or Non-Hedging Derivative Financial Instruments” and Accounting Guidelines (“AcG”) 13, “Hedging Relationships”. These establish accounting and reporting standards for derivative instruments and hedging activities. Derivative instruments that do not meet hedging criteria are marked to market with changes in fair value recorded in income.

Up to December 31, 2003 there are no differences in accounting treatment between Dutch GAAP and CDN GAAP. Upon adoption of the new Canadian GAAP standard as at January 1, 2004, the existing derivative instrument was recorded at its fair value along with a corresponding deferred gain. The deferred gain will be recognised in the income statement at the same time as the hedged item. For the year ended December 31, 2004, under CDN GAAP, Xantic recognised gains on foreign exchange contracts in the amount of USD 5.3 million.

At December 31, 2004 and 2003, Xantic recorded an asset in the amount of USD 1.6 million and USD nil, respectively, pertaining to the fair value of its derivatives.

(c)	Provisions — restructuring

The regulations for recognising restructuring provisions differ significantly between Dutch GAAP and CDN GAAP. Under Dutch GAAP, reorganisation and restructuring provisions must be recorded for all expected costs of planned reorganisations, if certain criteria are met. As such, Xantic has recognised provisions for the vacated premises and the termination of rental contracts, severance payments and costs associated with the closure of foreign offices as of December 31, 2003.

Under CDN GAAP, Xantic applies Canadian Institute of Chartered Accountants Handbook Section (“HB”) 3461, “Employee Future Benefits”, EIC 134, “Accounting for Severance and Termination Benefits” and EIC 135, “Accounting for Costs Associated with Exit and Disposal Activities (Including Costs Incurred in a Restructuring)”. Under this guidance, a provision for severance payments for Dutch and Australian employees, which qualify as ongoing benefit arrangements, would be recorded as of December 31, 2003. The obligations incurred by Xantic at that date can be recognised if certain conditions are met. If the obligation at the actual redundancy date differs, the difference should be recognised pro-rata over the remaining employment period. EIC 134 is applicable to one-time benefit arrangements for other Xantic employees. Under this guidance, the severance payment obligation must be recognised pro-rata over the remaining employment period. EIC 135 is applicable to the provision recognised for the closing of foreign offices and the provision recognised for the vacated premises and the termination of the lease agreements of its head office in The Hague. EIC 135 states that the costs associated with terminating a contract before the end of the term can be recognised and measured when Xantic gives notice to the lessor of their decision to terminate the lease and Xantic ceases using the right conveyed by the contract. Upon meeting these criteria, Xantic would record a liability for costs that will continue to be incurred for the remaining terms of the lease without economic benefit.

The more prescriptive regulations under CDN GAAP result in a lower provision for restructuring. At December 31, 2004 and 2003, Xantic has recorded provisions for restructuring in the amount of USD 11.3 million and USD 13.2 million, respectively. At December 31, 2004 and 2003, Xantic has recorded a provision in the amount of USD 1.4 million and USD 1.6 million, respectively pertaining to the termination of its rental contracts under EIC 135. At December 31, 2004 and 2003, Xantic has recorded a provision in the amount of USD 9.9 million and USD 11.6 million respectively, pertaining to its EIC 134 plans. For the year ended December 31, 2004, under CDN GAAP, Xantic recorded restructuring expenses in the amount of USD 2.7 million as a result of applying EIC 135 and USD 0.1 million as a result of applying EIC 134. Under Dutch GAAP, these costs are charged against the provision.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

(d)	Employee benefits — early retirement

Xantic’s Dutch early retirement plan is neither funded nor insured through a third party, but is paid directly to early retirement employees. In accordance with Dutch GAAP, Xantic recognises a provision for all benefits that will become a payment obligation within a period equal to the duration of the then prevailing Collective Labour Agreement. Under CDN GAAP the early retirement plan is accounted for under the guidance of HB 3461, “Employee Future Benefits”, which requires standardised accounting and actuarial valuations to determine the accounting for early retirement costs. For the year ended December 31, 2004, Xantic recorded an additional expense of USD 1.8 million under HB 3461.

At December 31, 2004 and 2003, under CDN GAAP, Xantic recorded a provision pertaining to its early retirement plan of USD 8.8 million and USD 7.1 million, respectively

(e)	Business combinations

Since the formation of Xantic in 2000, Xantic has made several acquisitions in an effort to expand its business. During May and September of 2000 Xantic acquired certain net assets from Telstra and Visma Marine ASA (“AMOS”), respectively. During July 2001, Xantic acquired the net assets of Elkco Marine Shipping & Trading Ltd and Elkco Marine Consultants Ltd (collectively referred to as “Elkco Marine”). During October 2001 Xantic’s parent company KPN sold one of its subsidiaries, KPN Broadcast B.V., to Xantic.

Under Dutch GAAP, for the Telstra, AMOS and Elkco Marine acquisitions, Xantic recorded the tangible fixed assets and inventory at fair market value. The difference between the purchase price and the fair market value of the net assets was recorded as goodwill. Under Dutch GAAP, no assessment of acquired intangible assets was performed at the time of each acquisition as intangible assets and goodwill were accounted for in the same manner and therefore were not separated.

Under Dutch GAAP, Xantic amortised goodwill arising from both the Telstra and Elkco Marine acquisitions over a period not exceeding 20 years. As required under Dutch GAAP, goodwill is tested for impairment when certain indicators of impairment exist. When such indicators are identified, the impairment is determined by comparing the carrying value of goodwill with the recoverable amount of the cash-generating unit that contains the goodwill. If the recoverable amount of the cash-generating unit is less than the carrying value of the goodwill, an impairment charge is recorded for the difference.

Under CDN GAAP, the Telstra and AMOS acquisition would have been accounted for under the guidance of HB 1580, “Business Combinations” requiring the purchase accounting method. As the Elkco Marine acquisition occurred subsequent to issuing HB 1581, “Business Combinations”, the purchase method of accounting was also applicable and so required. Under CDN GAAP, the acquisition of KPN Broadcast is accounted for under EIC 89, “Exchanges of Ownership Interests between Enterprises under Common Control — Wholly and Partially-owned Subsidiaries”. Xantic initially recognised the assets and liabilities transferred at their carrying amounts in the accounts of KPN at the date of transfer. Under EIC 89, this accounting is referred to as “continuity-of-interests” and does not result in any goodwill being recorded.

In applying the guidance of purchase accounting for the acquisitions of Telstra, AMOS and Elkco Marine, Xantic is required to identify intangible assets apart from goodwill. As such, Xantic recognised software (fair valued at USD 5.2 million) and customer relationships (fair valued at USD 8.0 million) as separate identifiable intangible fixed assets acquired in the Telstra and Elkco Marine acquisitions. Xantic recognised goodwill in the aggregate amount of USD 7.8 million as a result of these acquisitions. At December 31, 2003, the carrying value of the goodwill as recognised under CDN GAAP is USD 7.2 million. There were no CDN GAAP differences arising from the acquisition and subsequent impairment of the net assets purchased in the AMOS acquisition, as all net assets, including the goodwill balance, were fully impaired as of 2003 under Dutch

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

GAAP and CDN GAAP. At December 31, 2004 and 2003, the intangible assets recognised under CDN GAAP have a carrying value of USD 2.0 million and USD 4.5 million, respectively.

Prior to 2001, CDN GAAP, HB 3060, “Capital Assets”, required that intangible assets, including goodwill, with finite lives are amortised over their estimated useful lives on a straight-line basis, not to exceed forty years. On adoption of HB 3062, “Goodwill and Other Intangible Assets” as of 2001, intangible assets, excluding goodwill, with finite lives are required to be amortised over the estimated useful life consistent with the pattern in which the economic benefits are consumed. Xantic identified intangible assets of customer contracts and software, which are amortised on a straight-line basis over 5-8, and 5 years, respectively.

Under CDN GAAP, HB 3062 specifies that goodwill and other intangible assets with an indefinite life are no longer amortised but rather tested for impairment on an annual basis and whenever certain triggering events are identified. HB 3062 requires a two-step impairment test to analyse whether or not goodwill has been impaired. The first step tests for potential impairment and requires that the fair value of each identified reporting unit be compared to its carrying value. Xantic estimates the fair value of each reporting unit using a discounted cash flow valuation technique. If the fair value of the reporting unit is higher than the book value of the reporting unit, including goodwill, no impairment is recognised. If the fair value of the reporting unit is lower than the book value, the second step is to measure the amount of the impairment loss through preparation of a hypothetical purchase price allocation to determine the implied fair value of goodwill. The implied fair value of goodwill is then compared to the carrying value of goodwill. If the implied fair value of goodwill is lower than the carrying value of goodwill, impairment must be recorded for the difference. As of December 31, 2002, 2003 and 2004, Xantic performed an impairment analysis on its goodwill balance and noted no impairment under CDN GAAP.

The CDN GAAP adjustment reverses the amortisation expense taken on goodwill that was recorded under Dutch GAAP for the Telstra acquisition and the Elkco Marine acquisition since the adoption of HB 3062 on January 1, 2002 and July 1, 2001, respectively. The effect on the net income for the year ended December 31, 2004 amounts to USD 0.9 million. Adjustments also arose from the identification of intangible assets whose amortisation periods differed from those used for the amortisation of goodwill under Dutch GAAP. The net effect on the total carrying value of goodwill and other intangible assets at December 31, 2004 and December 31, 2003 amounts to USD 5.6 million and USD 4.8 million, respectively.

(f)	Internally developed software for internal use

Under Dutch GAAP, Xantic expenses internal costs and capitalises external costs associated with software developed for internal use and website development. Under CDN GAAP, HB 3062, “Goodwill and Other Intangible Assets”, EIC 86, “Accounting for the Costs of a Business Reengineering Project” and EIC 118, “Accounting for Costs Incurred to Develop a Web Site” state that certain direct costs relating to the development and implementation of software for internal use and certain costs associated with the development of Xantic’s website should be capitalised and amortised over the estimated useful life of 3 years. As such, Xantic recorded an adjustment to expense the external costs associated with the planning and post-implementation phases of its projects, which were capitalised under Dutch GAAP and recorded an adjustment to capitalise its internal costs incurred during the development and implementation phases.

At December 31, 2004 and 2003, Xantic recorded unamortised software and website development costs in the amount of USD 0.2 million and USD 0.4 million, respectively.

(g)	Employee benefits — pensions

Dutch employees of Xantic participate in one of two pension plans administered by KPN and for which KPN charges Xantic a monthly pension premium based on an allocation of the Dutch GAAP pension expense

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

determined for Xantic employees. This expense is recognised in the Dutch income statement of Xantic as pension expense.

Under CDN GAAP, pensions are accounted for in accordance with HB 3461, “Employee Future Benefits”, which determines the accounting for pension costs. Under CDN GAAP, the KPN pension plans are accounted for as defined benefit plans under the guidance of HB 3461. Actuaries use various assumptions, including: employee turnover, mortality, retirement ages, discount rates, expected long-term returns on plan assets, and future wage increases, which are updated annually at the beginning of each fiscal year, to calculate pension obligations.

However, since the assets and liabilities of the KPN administered plans are combined with those related to other KPN businesses, Xantic has accounted for the plans in a manner consistent with the guidance on multi-employer accounting. Under the guidance of multi-employer accounting Xantic allocates a portion of the KPN pension expense calculated under HB 3461 for CDN GAAP. The allocation is based on total active Xantic employees’ salaries to total active KPN employees’ salaries. Xantic believes that such allocation has been made on a reasonable basis.

For the year ended December 31, 2004, an amount of USD 0.4 million has been allocated to Xantic under CDN GAAP. A corresponding amount has been reflected in equity as additional paid-in capital as KPN funded these amounts and Xantic is not expected to repay this amount to KPN.

(h)	Employee benefits — share-based compensation

KPN sponsors a Management Option Plan and an Employee Share Option Plan in which certain employees of Xantic participate. Prior to 2003 these options were accounted for under CDN GAAP using the intrinsic value recognition and measurement provisions of HB 3870, “Stock-based Compensation and Other Stock-based Payments”, and related interpretations. In 2003 these options were accounted for under CDN GAAP using the fair value recognition provisions of HB 3870, which permitted Xantic to adopt using the retrospective application. All awards for which Xantic employees participate in are equity-classified awards under HB 3870. For the year ended December 31, 2004, an amount of USD 0.2 million of share-based compensation is recorded in income for CDN GAAP. A corresponding amount has been reflected in equity as additional paid-in capital as KPN funded these amounts and Xantic is not expected to repay this amount to KPN.

(i)	Discontinued operations and related depreciation

As of January 2005, Xantic had disposed of the majority of its MUT business and as of May 2005 has disposed of all of its AMOS business. The activities of these businesses have been consolidated in these Dutch GAAP consolidated financial statements on a line-by-line basis.

Under CDN GAAP, HB 3475, “Disposal of Long-Lived Assets and Discontinued Operations”, the MUT and AMOS business activities qualified as discontinued operations as of December 2004. Additionally, as a result of deciding to discontinue and dispose of a business, the assets and liabilities associated with these businesses are accounted for and classified as held for sale as certain criteria were met at December 31, 2004 and 2003. Assets that are classified as held for sale, are measured at the lower of carrying amount or fair value, less cost to sell. All fixed assets relating to the MUT business had been fully impaired as of December 31, 2002 under Dutch GAAP and resulted in no CDN GAAP difference. A significant portion of the long-lived assets of AMOS were also fully impaired prior to the date the assets would have been classified as held for sale and re-measured. In applying HB 3475, the depreciation as included under Dutch GAAP for the AMOS long-lived assets that were not fully impaired would have ceased as of November 2004, the date that the assets were considered held for sale under CDN GAAP. As a result, depreciation of assets for an

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

amount of USD 67.4 that was recorded under Dutch GAAP was reversed in the income statement of 2004 for CDN GAAP.

At September 30, 2005, Xantic no longer expects to be able to sell the remaining portion of the MUT business. Accordingly, the assets and liabilities held for sale for the remaining MUT business have been reclassified to assets and liabilities held for use on a line-by-line basis. At December 31, 2004, Xantic has reclassified receivables, prepayments and accrued income, other provisions, accounts payables and other liabilities, accruals and deferred income, and current provisions in the amount of USD 1.3 million, USD 0.2 million, USD 2.3 million, USD 3.8 million, USD 6.6 million and USD 2.2 million, respectively. At December 31, 2003, Xantic has reclassified receivables, prepayments and accrued income, other provisions, accounts payables and other liabilities, accruals and deferred income, and current provisions in the amount of USD 4.2 million, USD 0.3 million, USD 3.2 million, USD 6.3 million, USD 0.3 million and USD 1.4 million, respectively.

Additionally, as a result of Xantic not selling the remaining MUT business and as cash flows from the MUT business were not eliminated, coupled with the fact that cash flows of the remaining MUT business are considered to be significant, Xantic has determined that the MUT business would no longer qualify as discontinued operations under HB 3475. As such, Xantic has reclassified the entire MUT business from discontinued to continued operations for the year ended December 31, 2004. Xantic reclassified from discontinued operations to net sales, operating expenses and interest expenses related to the MUT business in the amount of USD 33.6 million, USD 37.4 million and USD 0.5 million, respectively.

The CDN GAAP adjustments for discontinued operations reflect the amounts to be reclassified from the consolidated line items to a separate line item in accordance with HB 3475. For CDN GAAP purposes, balance sheet items related to discontinued operations are reclassified to assets or liabilities held for sale. In the income statement, the line items are reclassified to income from discontinued operations. There have been no corporate expenses (including advertising expense) included in expenses from discontinued operations.

Revenues and net income (loss) from the discontinued operations were as follows:

	MUT	AMOS	Total
	(In thousands of US dollars)

Net sales	—	19,288	19,288
Operating expenses	—	(25,413)	(25,413)
Interest expenses	—	(2,695)	(2,695)
Income tax	—	(233)	(233)

Net loss from discontinued operations	—	(9,053)	(9,053)

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

Assets and liabilities held for sale included in the consolidated balance sheet are as follows:

	December 31, 2004			December 31, 2003
	MUT	AMOS	Total	MUT	AMOS	Total
	(In thousands of US dollars)

Assets
Assets held for sale
Machinery and equipment	—	132	132	—	134	134
Other tangible fixed assets	—	568	568	—	855	855
Inventory	—	886	886	—	924	924
Receivables	1,023	5,117	6,140	317	7,900	8,217
Prepayments and accrued income	—	1,045	1,045	—	1,248	1,248
Cash and cash equivalents	—	4,702	4,702	—	2,974	2,974

Total assets held for sale	1,023	12,450	13,473	317	14,035	14,352

	December 31, 2004			December 31, 2003
	MUT	AMOS	Total	MUT	AMOS	Total
	(In thousands of US dollars)

Liabilities
Liabilities held for sale
Pension provisions	—	414	414	—	326	326
Future income taxes	—	189	189	—	189	189
Other long-term liabilities	—	138	138	—	135	135
Accounts payable and other liabilities	—	2,572	2,572	—	3,765	3,765
Accruals and deferred income	—	2,240	2,240	—	3,016	3,016
Current provisions	—	31	31	—	68	68

Total liabilities held for sale	—	5,584	5,584	—	7,499	7,499

For the year ended December 31, 2004, net income under CDN GAAP for continuing operations is USD 5.7 million.

(j)	Employee benefits — long service leave

Under Dutch GAAP, Xantic only begins to provide for an employee’s long service leave benefits when an employee has had 5 years continuous service with Xantic. Under CDN GAAP, the long service leave benefits earned by Xantic’s Australian employees are accounted for under the guidance of HB 3461, “Employee Future Benefits”. The vested and accumulated benefits earned by employees are recognised as they accumulate and provided for on the balance sheet. For the year ended December 31, 2004, Xantic recorded an additional expense for long service leave in the amount of USD 29.5

At December 31, 2004 and 2003, under CDN GAAP, Xantic recorded an additional liability for long service leave in the amount of USD 82.0 and USD 52.5, respectively.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

(k)	Leases

Under CDN GAAP, leases are accounted for in accordance with HB 3065, “Leases”. This standard establishes criteria for determining the classification of leases as either capital or operating. EIC 150, “Determining Whether an Arrangement Contains a Lease” discusses the scope of arrangements to be included. HB 3065 also requires that minimal lease payments of operating leases, which provide for fixed step rent increases, be straight-lined over the related lease terms.

Under Dutch GAAP, the criteria for determining the classification of capital leases are different from CDN GAAP. Also, Dutch GAAP does not require the straight lining of minimum lease payments. As a result, there are reconciling differences between the accounting for lease under CDN GAAP and Dutch GAAP. At December 31, 2004 and 2003, under CDN GAAP, Xantic capitalised leases in the amount of USD 0.7 million and USD 0.8 million, respectively. Furthermore at December 31, 2004 and 2003, related lease liabilities were recognised for an amount of USD 0.8 million and USD 0.9 million, respectively. For the year ended December 31, 2004, the net income effect as a result of applying HB 3065 amounts to additional income of USD 6.4 under CDN GAAP.

(l)	Asset retirement obligations

Under Dutch GAAP, asset retirement obligations (“ARO”) are not recognised. Under CDN GAAP, Xantic early adopted HB 3110, “Asset Retirement Obligations” effective January 1, 2003. Xantic is required to record the fair value of a legal obligation for an ARO in the period it is incurred. The removal costs is initially capitalised and depreciated on a straight-line basis over the remaining life of the underlying asset, while the interest component of the liability is accreted over the remaining period until settlement is expected to occur. Once the obligation is ultimately settled, any difference between the final costs and the recorded liability is recognised as income or loss on disposition. Under CDN GAAP, Xantic is required to account for an ARO regarding several of its antennas on its Burum land earth station site. As such, as at December 31, 2004 and 2003, Xantic recorded a net increase in tangible fixed assets of USD 21.7 and USD 23.8, respectively, and related provisions of USD 30.3 and USD 28.3, respectively. For the year ended December 31, 2004, the net impact of depreciating the tangible fixed asset and accreting the provision amount to additional expense of USD 4.1.

(m)	Revenue recognition

Under Dutch GAAP, revenue from the sale of any hardware related to the MUT activities is recognised at the date of shipment of hardware. Under CDN GAAP, Xantic applies HB 3400, “Revenue” and EIC 142, “Revenue Arrangements with Multiple Deliverables”. Xantic has determined that certain contracts contain multiple-element arrangements, including hardware that is sold together with transponder capacity. These arrangements do not meet the separation criteria as outlined in EIC 142, therefore, Xantic has accounted for these multiple deliverables as one unit of accounting. As such, Xantic has deferred the revenue and costs relating to the sale of the hardware and will recognise these amounts as the undelivered items are provided. At December 31, 2004 and 2003, Xantic recorded prepayments in the amount of USD 0.2 million and USD 0.3 million, respectively, and related deferred income of USD 0.3 million and USD 0.3 million, respectively. At December 31, 2004, deferred revenue of USD 35.5 and deferred costs of USD 34.7 were recognised in the income statement.

Xantic B.V., The Hague
Consolidated financial statements 2004 and 2003

Notes to the consolidated income statement — (Continued)

(n)	Future income tax effect on CDN GAAP adjustments and valuation allowance for future income tax assets (as restated)

Under Dutch GAAP, deferred tax assets for future loss compensation are recognised to the extent that it is probable that future taxable profit will be available, against which the unused future loss compensation can be utilised. Available evidence includes internal projections of future earnings, which are utilised to assess the probability that the deferred tax assets will not be realised. Under CDN GAAP, HB 3465, “Income Taxes” future income tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the future income tax assets will not be realised. HB 3465 requires that the weight given to the potential effect of negative and positive evidence be commensurate with the extent to which it can be objectively verified and HB 3465 indicates that cumulative losses in recent years is a significant piece of negative evidence that is difficult to overcome, thereby requiring positive evidence of sufficient quality and quantity to support a conclusion that, based on the weight of all available evidence, a valuation allowance is not needed. A projection of future taxable income is inherently subjective and will generally not be sufficient to overcome negative evidence that includes cumulative losses in recent years, particularly if the projected future taxable income is dependant on an anticipated turnaround to operating profitability that has not yet been demonstrated.

The future income tax effect on CDN GAAP adjustments represents the temporary differences as a result of applying CDN GAAP. For CDN GAAP purposes, Xantic has cumulative losses in recent years and incurred a loss for the year ended December 31, 2004 in the Dutch tax jurisdiction. Therefore, Xantic has recorded a full valuation allowance on its future income tax assets at December 31, 2004 and 2003 in its Dutch tax jurisdiction. For purposes of CDN GAAP, the valuation allowance is increased by USD 2.1 million and USD 0.4 million at December 31, 2004 and 2003, respectively.

(o)	Reclassification of cash and cash equivalents

Under Dutch GAAP, the financial current account with KPN is included as cash and cash equivalents. Under CDN GAAP, cash held in the financial current account with KPN is presented as related party receivable, as opposed to cash and cash-equivalents, as the demand deposits with KPN are not directly held with a bank or other financial institution.

At December 31, 2004 and 2003, Xantic reclassified USD 42.8 million and USD 25.5 million, respectively, from Cash and cash equivalents to Receivables — related party.

(p)	Short-term portion of provisions

Under Dutch GAAP, Xantic has reflected certain short-term liabilities as provisions on the consolidated balance sheet. However, Xantic expects to settle certain amounts within the next year, therefore, such amounts have been reclassified from Other provisions to Current liabilities in accordance with CDN GAAP. At December 31, 2004 and 2003, under CDN GAAP, Xantic reclassified USD 8.8 million and USD 5.4 million.

Until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and regarding their unsold allotments or subscriptions.

          , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under the Canada Business Corporations Act, or the CBCA, a corporation may indemnify a present or former director or officer of such corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, provided that the individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. An individual referred to above is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity, as described above, if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfils.

In accordance with the CBCA, our by-laws, a copy of which is filed as Exhibit 3(b) to this registration statement, provide that we must indemnify a director or officer of ours, a former director or officer of ours or any person who acts or acted at our request as a director or officer, or another person acting in a similar capacity, of another entity, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administration, investigative or other proceeding to which he or she is made a party by reason of being or having been associated with us or such other entity if (1) he or she acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which he or she acted as a director or officer or in a similar capacity at our request, and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. We must also indemnify such person in such other circumstances as the CBCA or law permits or requires. Subject to the CBCA, we may purchase and maintain insurance for the benefit of any person referred to above against any liability incurred by him or her in his or her capacity as a director or officer of ours or of another entity where he or she acts or acted in that capacity at our request and in such amounts as the board may from time to time determine and as are permitted by the CBCA.

Our policy of directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims based upon any error, misstatement, misleading statement, act, omission, neglect or breach of duty committed, attempted or allegedly committed or attempted as directors and officers of us, including liabilities arising under the Securities Act, and also reimburses us for payments made pursuant to the indemnity provisions under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and financial statement schedules.

(a) A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

(b) Financial statement schedules are not submitted because they are not applicable or because the required information is included in the consolidated financial statements or notes thereto.

Item 22.	Undertakings.

Each undersigned registrant hereby undertakes:

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.

(8) To arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in paragraph (2) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Global Corporation

By:	/s/ Alfred C. Giammarino
Alfred C. Giammarino
Executive Vice President & Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Global Corporation, a company incorporated under the laws of Canada, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James J. Parm James J. Parm	Director, President & Chief Executive Officer	September 18, 2006

/s/ Charles W. Bissegger Charles W. Bissegger	Director	September 18, 2006

/s/ Josef J. Fridman Josef J. Fridman	Director	September 18, 2006

/s/ John M. Green John M. Green	Director	September 18, 2006

/s/ Janice I. Obuchowski Janice I. Obuchowski	Director	September 18, 2006

/s/ David R. Oliver, Jr. David R. Oliver, Jr.	Director	September 18, 2006

/s/ Edward Reevey Edward Reevey	Director	September 18, 2006

Name	Title	Date

/s/ Frank L. Salizzoni Frank L. Salizzoni	Director	September 18, 2006

/s/ Stephen G. Wetmore Stephen G. Wetmore	Director	September 18, 2006

/s/ Charles W. White Charles W. White	Director	September 18, 2006

/s/ Robert Walmsley Robert Walmsley	Director	September 18, 2006

/s/ Michael J. Bayer Michael J. Bayer	Director	September 18, 2006

/s/ Alfred C. Giammarino Alfred C. Giammarino	Executive Vice President & Chief Financial Officer	September 18, 2006

/s/ Paula M. Sturge Paula M. Sturge	Senior Vice President, Finance	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Canada Inc.

By:	/s/ Paula M. Sturge
Paula M. Sturge
Vice President, Finance

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Canada Inc., a company incorporated under the laws of Canada, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James J. Parm James J. Parm	Director & President	September 18, 2006

/s/ Paula M. Sturge Paula M. Sturge	Director & Vice President, Finance	September 18, 2006

/s/ William H. Holden William H. Holden	Director & Treasurer	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Wireless Inc.

By:	/s/ Paula M. Sturge
Paula M. Sturge
Vice President, Finance

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Wireless Inc., a company incorporated under the laws of Canada, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David J. Oake David J. Oake	Director & President	September 18, 2006

/s/ Paula M. Sturge Paula M. Sturge	Director & Vice President, Finance	September 18, 2006

/s/ William H. Holden William H. Holden	Director & Treasurer	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Funding Company

By:	/s/ Paula M. Sturge
Paula M. Sturge
Vice President, Finance

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Funding Company, a company incorporated under the laws of the Province of Nova Scotia, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James J. Parm James J. Parm	Director & President	September 18, 2006

/s/ Paula M. Sturge Paula M. Sturge	Director & Vice President, Finance	September 18, 2006

/s/ David J. Oake David J. Oake	Director	September 18, 2006

/s/ William H. Holden William H. Holden	Treasurer	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Holdings (Cyprus) Limited

By:	/s/ Eleni K. Chrysostomides
Eleni K. Chrysostomides
Director

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Holdings (Cyprus) Limited, a company incorporated under the laws of Cyprus, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Eleni K. Chrysostomides Eleni K. Chrysostomides	Director	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Finance (Ireland) Limited

By:	/s/ Patrick Stronge
Patrick Stronge
Director

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Finance (Ireland) Limited, a company incorporated under the laws of Ireland, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Patrick Stronge Patrick Stronge	Director	September 18, 2006

/s/ Maury D. Shenk Maury D. Shenk	Director	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos LFC S.A.

By:	/s/ James J. Parm
James J. Parm
Director

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos LFC S.A., a company incorporated under the laws of Luxembourg, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James J. Parm James J. Parm	Director	September 18, 2006

/s/ Alex Schmitt Alex Schmitt	Director	September 18, 2006

/s/ Chantal Keereman Chantal Keereman	Director	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Investments B.V.

By:	/s/ J.C. Kleij
J.C. Kleij
Managing Director

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Investments B.V., a company organized under the laws of The Netherlands, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ J.C. Kleij J.C. Kleij	Managing Director	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos New Zealand Limited

By:	/s/ John M. Mackey
John M. Mackey
Director

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos New Zealand Limited, a company incorporated under the laws of New Zealand, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John M. Mackey John M. Mackey	Director	September 18, 2006

/s/ Eric G. Jones Eric G. Jones	Director	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos NZ Holdings Limited

By:	/s/ John M. Mackey
John M. Mackey
Director

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos NZ Holdings Limited, a company incorporated under the laws of New Zealand, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John M. Mackey John M. Mackey	Director	September 18, 2006

/s/ Eric G. Jones Eric G. Jones	Director	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Aeronautical Limited

By:	/s/ David J. Oake
David J. Oake
Director

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Aeronautical Limited, a company incorporated under the laws of England, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David J. Oake David J. Oake	Director	September 18, 2006

/s/ Ian A. Canning Ian A. Canning	Director	September 18, 2006

/s/ Maury D. Shenk Maury D. Shenk	Director	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Global Holdings Limited

By:	/s/ David J. Oake
David J. Oake
Director

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Global Holdings Limited, a company incorporated under the laws of England, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David J. Oake David J. Oake	Director	September 18, 2006

/s/ Ian A. Canning Ian A. Canning	Director	September 18, 2006

/s/ Maury D. Shenk Maury D. Shenk	Director	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Global Limited

By:	/s/ David J. Oake
David J. Oake
Director

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Global Limited, a company incorporated under the laws of England, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David J. Oake David J. Oake	Director	September 18, 2006

/s/ Ian A. Canning Ian A. Canning	Director	September 18, 2006

/s/ Maury D. Shenk Maury D. Shenk	Director	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Services Limited

By:	/s/ David J. Oake
David J. Oake
Director

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Services Limited, a company incorporated under the laws of England, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of New York.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David J. Oake David J. Oake	Director	September 18, 2006

/s/ Ian A. Canning Ian A. Canning	Director	September 18, 2006

/s/ Maury D. Shenk Maury D. Shenk	Director	September 18, 2006

Authorized representative in the United States:

/s/ Richard E. Harris Richard E. Harris		September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Communications, Inc.

By:	/s/ Alfred C. Giammarino
Alfred C. Giammarino
Vice President & Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Communications, Inc., a company incorporated under the laws of the State of Delaware, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James J. Parm James J. Parm	Director & President	September 18, 2006

/s/ Alfred C. Giammarino Alfred C. Giammarino	Director, Vice President & Chief Financial Officer	September 18, 2006

/s/ John D. Prentice John D. Prentice	Director & Vice President	September 18, 2006

/s/ David J. Oake David J. Oake	Director & Vice President	September 18, 2006

/s/ William H. Holden William H. Holden	Treasurer	September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Financial, LLC

By:	/s/ Alfred C. Giammarino
Alfred C. Giammarino
Chief Financial Officer & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Financial, LLC, a company organized under the laws of the State of Delaware, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Richard E. Harris Richard E. Harris	Manager	September 18, 2006

/s/ James J. Parm James J. Parm	President	September 18, 2006

/s/ Alfred C. Giammarino Alfred C. Giammarino	Chief Financial Officer & Treasurer	September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Financing LUX, LLC

By:	/s/ Alfred C. Giammarino
Alfred C. Giammarino
Chief Financial Officer & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Financing LUX, LLC, a company organized under the laws of the State of Delaware, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James J. Parm James J. Parm	Manager & President	September 18, 2006

/s/ Richard E. Harris Richard E. Harris	Manager & Secretary	September 18, 2006

/s/ John D. Prentice John D. Prentice	Manager	September 18, 2006

/s/ Alfred C. Giammarino Alfred C. Giammarino	Chief Financial Officer & Treasurer	September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Funding LLC

By:	/s/ Alfred C. Giammarino
Alfred C. Giammarino
Chief Financial Officer & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Funding LLC, a company organized under the laws of the State of Delaware, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James J. Parm James J. Parm	Manager & President	September 18, 2006

/s/ Richard E. Harris Richard E. Harris	Manager & Secretary	September 18, 2006

/s/ John D. Prentice John D. Prentice	Manager	September 18, 2006

/s/ Alfred C. Giammarino Alfred C. Giammarino	Chief Financial Officer & Treasurer	September 18, 2006

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Funding LP

By:	Stratos Global Corporation,
Sole General Partner

By:	/s/ Alfred C. Giammarino
Alfred C. Giammarino
Executive Vice President &
Chief Financial Officer

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Government Services, Inc.

By:	/s/ Robert J. Roe
Robert J. Roe
President & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Government Services, Inc., a company incorporated under the laws of the State of Delaware, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James J. Parm James J. Parm	Director	September 18, 2006

/s/ Robert J. Roe Robert J. Roe	President & Secretary	September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Holdings, Inc.

By:	/s/ Alfred C. Giammarino
Alfred C. Giammarino
Vice President & Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Holdings, Inc., a company incorporated under the laws of the State of Delaware, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James J. Parm James J. Parm	Director & President	September 18, 2006

/s/ Alfred C. Giammarino Alfred C. Giammarino	Director, Vice President & Chief Financial Officer	September 18, 2006

/s/ John D. Prentice John D. Prentice	Director & Vice President	September 18, 2006

/s/ David J. Oake David J. Oake	Director & Vice President	September 18, 2006

/s/ William H. Holden William H. Holden	Treasurer	September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Mobile Networks, Inc.

By:	/s/ Alfred C. Giammarino
Alfred C. Giammarino
Vice President & Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Mobile Networks, Inc., a company incorporated under the laws of the State of Delaware, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James J. Parm James J. Parm	Director & President	September 18, 2006

/s/ Alfred C. Giammarino Alfred C. Giammarino	Director, Vice President & Chief Financial Officer	September 18, 2006

/s/ John D. Prentice John D. Prentice	Director & Vice President	September 18, 2006

/s/ David J. Oake David J. Oake	Director & Vice President	September 18, 2006

/s/ William H. Holden William H. Holden	Treasurer	September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Mobile Networks (USA), LLC

By:	/s/ Alfred C. Giammarino
Alfred C. Giammarino
Chief Financial Officer & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Mobile Networks (USA), LLC, a company organized under the laws of the State of Delaware, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James J. Parm James J. Parm	Manager & President	September 18, 2006

/s/ Richard E. Harris Richard E. Harris	Manager	September 18, 2006

/s/ Alfred C. Giammarino Alfred C. Giammarino	Chief Financial Officer & Treasurer	September 18, 2006

Signatures and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 18, 2006.

Stratos Offshore Services Company

By:	/s/ Alfred C. Giammarino
Alfred C. Giammarino
Vice President & Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Stratos Offshore Services Company, a company incorporated under the laws of the State of Delaware, hereby constitutes and appoints Alfred C. Giammarino and Richard E. Harris, and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement or any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned director might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James J. Parm James J. Parm	Director & President	September 18, 2006

/s/ Alfred C. Giammarino Alfred C. Giammarino	Director, Vice President & Chief Financial Officer	September 18, 2006

/s/ John D. Prentice John D. Prentice	Director & Vice President	September 18, 2006

/s/ David J. Oake David J. Oake	Director & Vice President	September 18, 2006

/s/ William H. Holden William H. Holden	Treasurer	September 18, 2006

Exhibit Index

Exhibit
Number	Description of Exhibit

2(a)	Share Sale and Purchase Agreement, dated December 28, 2005, among Stratos Global Corporation, KPN Satcom B.V. and Telstra Corporation Limited(1) (2)
3(a)	Amended and Restated Articles of Incorporation of Stratos Global Corporation(1)
3(b)	Amended and Restated Bylaws of Stratos Global Corporation(1)
3(c)	Articles of Incorporation of Stratos Canada Inc.(1)
3(d)	Bylaws of Stratos Canada Inc.(1)
3(e)	Articles of Incorporation of Stratos Wireless Inc.(1)
3(f)	Bylaws of Stratos Wireless Inc.(1)
3(g)	Certificate of Incorporation of Stratos Funding Company(1)
3(h)	Memorandum and Articles of Association of Stratos Funding Company(1)
3(i)	Memorandum and Articles of Association of Stratos Holdings (Cyprus) Limited(1)
3(j)	Certificate of Incorporation of Stratos Finance (Ireland) Limited(1)
3(k)	Memorandum and Articles of Association of Stratos Finance (Ireland) Limited(1)
3(l)	Articles of Incorporation of Stratos LFC S.A.(1)
3(m)	Articles of Association of Stratos Investments B.V.(1)
3(n)	Certificate of Incorporation of Stratos New Zealand Limited(1)
3(o)	Constitution of Stratos New Zealand Limited(1)
3(p)	Certificate of Incorporation of Stratos NZ Holdings Limited(1)
3(q)	Constitution of Stratos NZ Holdings Limited(1)
3(r)	Certificate of Incorporation of Stratos Aeronautical Limited(1)
3(s)	Memorandum and Articles of Association of Stratos Aeronautical Limited(1)
3(t)	Certificate of Incorporation of Stratos Global Holdings Limited(1)
3(u)	Memorandum and Articles of Association of Stratos Global Holdings Limited(1)
3(v)	Certificate of Incorporation of Stratos Global Limited(1)
3(w)	Memorandum and Articles of Association of Stratos Global Limited(1)
3(x)	Certificate of Incorporation of Stratos Services Limited(1)
3(y)	Memorandum and Articles of Association of Stratos Services Limited(1)
3(z)	Certificate of Incorporation, as amended, of Stratos Communications, Inc.(1)
3(aa)	Amended and Restated Bylaws of Stratos Communications, Inc.(1)
3(bb)	Certificate of Formation of Stratos Financial, LLC(1)
3(cc)	Limited Liability Company Agreement, as amended, of Stratos Financial, LLC(1)
3(dd)	Certificate of Formation of Stratos Financing LUX, LLC(1)
3(ee)	Limited Liability Company Agreement of Stratos Financing LUX, LLC(1)
3(ff)	Certificate of Formation of Stratos Funding LLC(1)
3(gg)	Limited Liability Company Agreement of Stratos Funding LLC(1)
3(hh)	Certificate of Limited Partnership of Stratos Funding LP(1)
3(ii)	Limited Partnership Agreement of Stratos Funding LP(1)
3(jj)	Certificate of Incorporation of Stratos Government Services, Inc.(1)
3(kk)	Bylaws of Stratos Government Services, Inc.(1)
3(ll)	Certificate of Incorporation, as amended, of Stratos Holdings, Inc.(1)
3(mm)	Bylaws, as amended, of Stratos Holdings, Inc.(1)
3(nn)	Certificate of Incorporation, as amended, of Stratos Mobile Networks, Inc.(1)
3(oo)	Amended and Restated Bylaws of Stratos Mobile Networks, Inc.(1)
3(pp)	Certificate of Formation of Stratos Mobile Networks (USA), L.L.C.(1)
3(qq)	Limited Liability Company Agreement of Stratos Mobile Networks (USA), L.L.C.(1)
3(rr)	Certificate of Incorporation of Stratos Offshore Services Company(1)

Exhibit
Number	Description of Exhibit

3(ss)	Bylaws of Stratos Offshore Services Company(1)
4(a)	Indenture, dated as of February 13, 2006, by and among Stratos Global Corporation, the Guarantors named therein and J.P. Morgan Trust Company, National Association, as Trustee, relating to the 9 7/8 Senior Notes due 2013 of Stratos Global Corporation(1)
4(b)	Form of 9 7/8 Senior Note due 2013 of Stratos Global Corporation (included in 4(a))
4(c)	Registration Rights Agreement, dated as of February 13, 2006, by and among Stratos Global Corporation, the Guarantors named therein, RBC Capital Markets Corporation, Banc of America Securities LLC, CIBC World Markets Corp. and Scotia Capital (USA) Inc.(1)
5(a)	Opinion of Blake Cassels & Graydon LLP, special Canadian counsel to Stratos Global Corporation(1)
5(b)	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to Stratos Global Corporation(1)
10(a)	Commercial Framework Agreement among Stratos Wireless, Inc., Inmarsat Ventures plc and Inmarsat Ltd, dated November 30, 2003(1) (2)
10(b)	Land Earth Station Operator Agreement among Stratos Wireless, Inc., Inmarsat Ventures Ltd and Inmarsat Ltd, dated January 23, 2004(1) (2)
10(c)	Lease Services Provider Agreement by and between Stratos Wireless, Inc. and Inmarsat Ltd, dated March 3, 2004(1) (2)
10(d)	Second Amended and Restated Credit Agreement, dated as of February 13, 2006, by and among Stratos Global Corporation, Stratos Funding LP, the financial institutions named therein, Royal Bank of Canada, as Agent, RBC Capital Markets and Banc of America Securities LLC, as Lead Arrangers and Joint Bookrunners, and Bank of America, N.A., as Syndication Agent(1)
10(e)	Employment Agreement between Stratos Global Corporation and James J. Parm, dated as of September 11, 2003(1)
10(f)	Employment Agreement between Stratos Global Corporation and Alfred C. Giammarino, dated as of May 10, 2004(1)
10(g)	Employment Agreement between Stratos Global Corporation and David J. Oake, dated March 10, 2003(1)
10(h)	Employment Agreement between Stratos Global Corporation and John D. Prentice, dated as of July 15, 2004(1)
10(i)	Employment Agreement between Stratos Global Corporation and Richard Harris, dated as of August 9, 2004(1)
10(j)	Stratos Global Corporation Directors’ Deferred Share Unit Plan, effective as of March 3, 2004(1)
10(k)	Stratos Global Corporation Performance Share Unit Plan, effective as of February 17, 2005(1)
10(l)	Stratos Global Corporation Amended and Restated Stock Option Plan, effective as of May 13, 2004(1)
12	Computation of ratio of earnings to fixed charges (included in the prospectus)
21	List of subsidiaries of Stratos Global Corporation(1)
23(a)	Consent of Ernst & Young LLP(1)
23(b)	Consent of Ernst & Young Accountants(1)
23(c)	Consent of PricewaterhouseCoopers Accountants N.V.(1)
23(d)	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5(a))
23(e)	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5(b))
24	Powers of attorney for Stratos Global Corporation and the Guarantors (included on the signature pages of this registration statement)
25	Form T-1 of J.P. Morgan Trust Company, National Association, as trustee under the Indenture.(1)

(1)	Filed herewith.

(2)	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Commission.